UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Rule 14a-101)

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SYNTEL, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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525 East Big Beaver Road, Suite 300

Troy, Michigan 48083

August 28, 2018

Dear Shareholder,

It is our pleasure to invite you to attend a special meeting of the shareholders of Syntel, Inc., a Michigan corporation, which we refer to as the Company, we, us or our, to be held on October 1, 2018 at 10:00 a.m., Eastern Time, at the Company’s executive offices, located at 525 East Big Beaver Road, Suite 300, Troy, Michigan 48083, which we refer to as the special meeting.

On July 20, 2018, the Company entered into an Agreement and Plan of Merger, which we refer to as the merger agreement, by and among the Company, Atos S.E., a société européenne (European company) organized under the laws of France, which we refer to as Atos, and Green Merger Sub Inc., a Michigan corporation and an indirect wholly owned subsidiary of Atos, which we refer to as Merger Sub. Pursuant to the merger agreement, Merger Sub will be merged with and into the Company, which we refer to as the merger, with the Company continuing as the surviving corporation and an indirect wholly owned subsidiary of Atos. At the special meeting you will be asked, among other things, to consider and vote upon a proposal to approve the merger agreement.

If the merger is completed, you will be entitled to receive $41.00 in cash, without interest, less any required withholding taxes, for each share of our common stock owned by you. Our board of directors, which we refer to as the Board, has unanimously determined that the merger agreement, the merger and the other transactions contemplated by the merger agreement are fair to, and in the best interests of, the Company and its shareholders and has unanimously adopted, authorized, approved and declared advisable the merger agreement and the transactions contemplated by the merger agreement. The Board made its determination based in part on the recommendation of a special committee of the Board and after consultation with its legal and financial advisors and in part after consideration of a number of other factors as described in the accompanying proxy statement. Approval of the merger agreement requires the affirmative vote of holders of a majority of the shares of common stock outstanding at the close of business on the record date. Our Board recommends that you vote “FOR” the proposal to approve the merger agreement.

In connection with the merger agreement, on July 20, 2018, directors Bharat Desai and Neerja Sethi, as well as certain of their affiliates, who collectively own approximately 51% of the Company’s outstanding common stock, entered into a voting agreement with Atos, which we refer to as the voting agreement. The voting agreement requires Mr. Desai, Ms. Sethi and their affiliates that are parties to the voting agreement to, among other things, vote their shares of common stock in favor of the proposal to approve the merger agreement and certain related matters, as applicable, and against alternative transactions. However, if the Board changes its recommendation to approve the merger agreement or if the merger agreement is terminated, in each case in accordance with the terms set forth in the merger agreement, including in respect of the Company entering into a superior proposal, as described herein, all shareholders party to the voting agreement will immediately and automatically be relieved of their obligation to approve the merger agreement and all other voting obligations under the voting agreement. Accordingly, if the shareholders party to the voting agreement are not relieved of their voting obligations, no vote of any shareholder other than the parties to the voting agreement will be required to approve the merger agreement, and the merger agreement will be approved at the special meeting.

Your vote is very important. The merger cannot be completed unless the merger agreement is approved by the affirmative vote of holders of a majority of the shares of common stock outstanding at the close of business on the record date. Whether or not you plan to attend the special meeting, please complete, date, sign and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope, or submit your proxy by telephone or over the Internet. If you attend the special meeting and vote in person, your vote by ballot will revoke any proxy previously submitted. The failure to return your proxy or vote at the special meeting in person will have the same effect as a vote “AGAINST” the proposal to approve the merger agreement.

If your shares of common stock are held in “street name” by your bank, brokerage firm or other nominee, your bank, brokerage firm or other nominee will be unable to vote your shares of common stock without instructions from you. You should instruct your bank, brokerage firm or other nominee to vote your shares of common stock in accordance with the procedures provided by your bank, brokerage firm or other nominee. The failure to instruct your bank, brokerage firm or other nominee to vote your shares of common stock “FOR” the proposal to approve the merger agreement will have the same effect as voting “AGAINST” the proposal to approve the merger agreement.

The accompanying proxy statement provides you with detailed information about the special meeting and the merger agreement. A copy of the merger agreement is attached as Annex A to the proxy statement and a copy of the voting agreement is attached as Annex B to the proxy statement, and each is incorporated by reference therein. We encourage you to read the entire proxy statement and its annexes, including the merger agreement, carefully. You may also obtain additional information about the Company from documents we have filed with the Securities and Exchange Commission.

Thank you in advance for your cooperation and continued support.

Sincerely,

Bharat Desai Co-Chairman	Prashant Ranade Co-Chairman

This proxy statement and a proxy card are first being mailed on or about August 30, 2018 to shareholders who owned shares of the common stock as of the close of business on August 27, 2018.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE MERGER, PASSED UPON THE MERITS OR FAIRNESS OF THE MERGER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE INFORMATION CONTAINED IN THE ACCOMPANYING PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

525 East Big Beaver Road, Suite 300

Troy, Michigan 48083

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To Be Held on October 1, 2018

To the Shareholders of Syntel, Inc.:

Notice is hereby given that a special meeting of the shareholders of Syntel, Inc., a Michigan corporation, which we refer to as the Company, we, us or our, will be held at 10:00 a.m., Eastern Time, on October 1, 2018, at the Company’s executive offices, located at 525 East Big Beaver Road, Suite 300, Troy, Michigan 48083, which we refer to as the special meeting, for the following purposes:

1.

To consider and vote on a proposal to approve the Agreement and Plan of Merger, dated as of July 20, 2018, as it may be amended from time to time, which we refer to as the merger agreement, by and among the Company, Atos S.E., a société européenne (European company) organized under the laws of France, and Green Merger Sub Inc., a Michigan corporation and an indirect wholly owned subsidiary of Atos. The merger agreement provides for the acquisition by Atos of the Company through the merger of Green Merger Sub Inc. with and into the Company, which we refer to as the merger, with the Company continuing as the surviving corporation and an indirect wholly owned subsidiary of Atos. A copy of the merger agreement is attached as Annex A to the accompanying proxy statement.

2.

To consider and vote on a proposal to approve, by a non-binding advisory vote, certain compensation arrangements for the Company’s named executive officers in connection with the merger, which compensation arrangements we refer to as the merger-related compensation.

3.

To consider and vote on any proposal to adjourn the special meeting, if necessary or appropriate, including if there are not holders of a sufficient number of shares of our common stock, no par value per share, which we refer to as common stock, present or represented by proxy at the special meeting to constitute a quorum.

The merger agreement and the merger, along with the other transactions that would be effected in connection with the merger, are described more fully in the attached proxy statement, and we urge you to read it carefully and in its entirety.

Approval of the merger agreement requires the affirmative vote of holders of a majority of the shares of common stock outstanding at the close of business on the record date. Approval of (i) the merger-related compensation and (ii) any proposal to adjourn the special meeting, if necessary or appropriate, including if there are not holders of a sufficient number of shares of common stock present or represented by proxy at the special meeting to constitute a quorum, each requires the affirmative vote of holders of a majority of the votes cast by the holders entitled to vote thereon at the special meeting.

In connection with the merger agreement, on July 20, 2018, directors Bharat Desai and Neerja Sethi, as well as certain of their affiliates, who collectively own approximately 51% of the Company’s outstanding common stock, entered into a voting agreement with Atos, which we refer to as the voting agreement. The voting agreement requires Mr. Desai, Ms. Sethi and their affiliates that are parties to the voting agreement to, among other things, vote their shares of common stock in favor of the proposal to approve the merger agreement and certain related matters, as applicable, and against alternative transactions. However, if the Board changes its recommendation to approve the merger agreement or if the merger agreement is terminated, in each case in accordance with the terms set forth in the merger agreement, including in respect of the Company entering into a superior proposal, as described herein, all shareholders party to the voting agreement will immediately and automatically be relieved of their obligation to approve the merger agreement and all other voting obligations under the voting agreement. Accordingly, if the shareholders party to the voting agreement are not relieved of their voting obligations, no vote of any shareholder other than the parties to the voting agreement will be required to approve the merger agreement, and the merger agreement will be approved at the special meeting.

The Company’s board of directors, which we refer to as the Board, has unanimously determined that the merger agreement, the merger and the other transactions contemplated by the merger agreement are fair to, and in the best interests of, the Company and its shareholders and has unanimously adopted, authorized, approved and declared advisable the merger agreement, the merger and the other transactions contemplated by the merger agreement. The Board made its determination based in part on the recommendation of a special committee of the Board and after consultation with its legal and financial advisors and in part after consideration of a number of other factors as described in the accompanying proxy statement. The Board recommends that you vote “FOR” the proposal to approve the merger agreement, “FOR” the proposal to approve, by a non-binding advisory vote, the merger-related compensation and “FOR” any proposal to adjourn the special meeting, if necessary or appropriate, including if there are not holders of a sufficient number of shares of common stock present or represented by proxy at the special meeting to constitute a quorum at the special meeting.

Your vote is very important, regardless of the number of shares of common stock of the Company you own. The merger cannot be completed unless the merger agreement is approved by the affirmative vote of holders of a majority of the shares of common stock outstanding at the close of business on the record date. Even if you plan to attend the special meeting in person, we request that you complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or submit your proxy by telephone or over the Internet prior to the special meeting to ensure that your shares of common stock will be represented at the special meeting if you are unable to attend. If you fail to return your proxy card or fail to submit your proxy by phone or over the Internet, it will have the same effect as a vote “AGAINST” the proposal to approve the merger agreement. If you are a shareholder of record, voting in person at the special meeting will revoke any proxy previously submitted. If you hold your shares of common stock through a bank, brokerage firm or other nominee, you should follow the procedures provided by your banker, brokerage firm or other nominee in order to vote.

The Board has fixed the close of business on August 27, 2018, as the record date for determination of shareholders entitled to notice of, and to vote at, the special meeting and any adjournments or postponements thereof. Only shareholders of record at the close of business on the record date are entitled to notice of, and to vote (in person or by proxy) at, the special meeting and at any adjournment or postponement thereof. You will be entitled to one vote for each share of common stock that you owned on the record date. A complete list of our shareholders of record entitled to vote at the special meeting will be available at the special meeting for inspection by any shareholder present at the special meeting.

Shareholders whose shares are registered directly with Syntel’s transfer agent are considered, with respect to those shares, to be the shareholder of record. Syntel has engaged Broadridge Financial Solutions, Inc., which we refer to as Broadridge, to send this notice of special meeting, the proxy statement and the proxy card directly to shareholders of record. Shareholders of record have the right to vote online, vote by telephone, submit a proxy directly to Broadridge, or to vote in person at the special meeting. Shareholders whose shares are held in a brokerage account, or by another nominee, are considered the beneficial owners of shares held in “street name.” Materials for those shareholders are being forwarded to beneficial owners, together with a voting instruction card. Beneficial owners have the right to direct their bank, brokerage firm or other nominee as to how to vote and also are invited to attend the special meeting. Since a beneficial owner is not the shareholder of record, he or she may not vote those shares in person at the special meeting without a proxy from the bank, brokerage firm or other nominee that holds the shares, giving the beneficial owner the right to vote the shares at the meeting.

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN, AS PROMPTLY AS POSSIBLE, THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PREPAID REPLY ENVELOPE, OR SUBMIT YOUR PROXY BY TELEPHONE OR OVER THE INTERNET. IF YOU WILL ATTEND THE SPECIAL MEETING AND VOTE IN PERSON, YOUR VOTE BY BALLOT WILL REVOKE ANY PROXY PREVIOUSLY SUBMITTED. IF YOU HOLD YOUR SHARES OF COMMON STOCK THROUGH A BANK,

BROKERAGE FIRM OR OTHER NOMINEE, YOU SHOULD FOLLOW THE PROCEDURES PROVIDED BY YOUR BANK, BROKERAGE FIRM OR OTHER NOMINEE IN ORDER TO VOTE.

By Order of the Board of Directors
August 28, 2018	Daniel M. Moore
Chief Administrative Officer,
General Counsel, and Corporate Secretary

SUMMARY

The following summary highlights selected information in this proxy statement and may not contain all the information that may be important to you. Accordingly, we encourage you to read carefully this entire proxy statement, its annexes and the documents referred to in this proxy statement. Each item in this summary includes a page reference directing you to a more complete description of that topic. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under “Where You Can Find More Information” beginning on page 82.

Parties to the Merger (Page 21)

Syntel, Inc., which we refer to as the Company, we, us or our, is a Michigan corporation (NASDAQ: SYNT) and a global provider of digital transformation, information technology and knowledge process outsourcing services to Global 2000 companies. The Company’s reportable business segments are as follows: Banking and Financial Services; Healthcare and Life Sciences; Insurance; Manufacturing; Retail, Logistics and Telecom. In each of the Company’s business segments, the Company helps customers adapt to market change by providing a broad array of technology-based, industry-specific solutions. These solutions leverage the Company’s strong understanding of the underlying trends and market forces in our chosen industry segments. These solutions are complemented by strong capabilities in Digital Modernization, Social, Mobile, Analytics and Cloud technologies, Business Intelligence, Knowledge Process Outsourcing, application services, testing, Enterprise Resource Planning, IT Infrastructure Management Services, and business and technology consulting.

The Company’s common stock is listed on the NASDAQ Global Select Market, which we refer to as NASDAQ, under the symbol “SYNT.” The principal executive offices of the Company are located at 525 East Big Beaver Road, Suite 300, Troy, Michigan 48083 and its telephone number is (248) 619-2800.

Atos S.E., which we refer to as Atos, is a société européenne (European company) organized under the laws of France. The principal business of Atos is the provision of information technology and digital services, including high-tech transactional services, consulting, cybersecurity services, high performance computing, systems integration and managed services.

The principal executive offices of Atos are located at River Ouest, 80 quai Voltaire, 95877 Bezons cedex – France, and its telephone number is +33 1 73 26 00 00.

Green Merger Sub Inc., which we refer to as Merger Sub, is a Michigan corporation. Merger Sub is an indirect wholly owned subsidiary of Atos and was formed solely for the purpose of engaging in the merger with the Company, which we refer to as the merger, and other related transactions. Merger Sub has not engaged in any business other than in connection with the merger and other related transactions. Upon the completion of the merger, Merger Sub will cease to exist and the Company will continue as the surviving corporation.

The principal executive offices of Merger Sub are located at 4851 Regent Boulevard, Irving, Texas 75063, and its telephone number is +33 1 73 26 00 00.

The Special Meeting (Page 22)

Date, Time and Place of the Special Meeting (Page 22)

A special meeting of the Company’s shareholders will be held on October 1, 2018, at 10:00 a.m., Eastern Time, at the Company’s executive offices, located at 525 East Big Beaver Road, Suite 300, Troy, Michigan 48083, which we refer to as the special meeting.

At the special meeting, holders of our common stock, no par value, which we refer to as common stock, will be asked to vote on the proposal to approve the merger agreement and the proposal to approve, by a non-binding advisory vote, certain compensation arrangements for the Company’s named executive officers in connection with the merger, which compensation arrangements we refer to as the merger-related compensation. If there are not holders of a sufficient number of shares of common stock present or represented by proxy at the special meeting to constitute a quorum at the special meeting, the special meeting may be adjourned, if necessary or appropriate, by the affirmative vote of holders of a majority of the votes cast by the holders entitled to vote thereon at the special meeting.

Record Date and Quorum (Page 22)

You are entitled to receive notice of, and to vote at, the special meeting if you own shares of common stock at the close of business on August 27, 2018, which the Company has set as the record date for the special meeting and which we refer to as the record date. You will be entitled to one vote for each share of common stock that you owned on the record date. As of the close of business on the record date, there were 82,989,372 shares of common stock outstanding and entitled to vote at the special meeting, held by 110 holders of record.

The shareholders present at the special meeting in person or by proxy who, as of the record date for the special meeting, were holders of a majority of the outstanding shares of the Company’s common stock entitled to vote at the special meeting will constitute a quorum. Abstentions and broker non-votes (as described below) are counted as present for the purpose of determining whether a quorum is present.

Vote Required (Page 23)

Approval of the merger agreement requires the affirmative vote of holders of a majority of the shares of common stock outstanding at the close of business on the record date. Abstentions and broker non-votes will have the same effect as a vote “AGAINST” the proposal to approve the merger agreement.

The proposal to approve, by a non-binding advisory vote, the merger-related compensation requires the affirmative vote of the holders of a majority of the votes cast by the holders entitled to vote thereon at the special meeting. Abstentions and broker non-votes will have no effect on the outcome of the vote. The vote on this proposal is separate and apart from the vote to approve the merger agreement. Accordingly, you may vote not to approve this proposal and vote to approve the merger agreement. Because the vote on this proposal is advisory only, it will not be binding on either the Company or Atos. Accordingly, if the merger agreement is approved and the merger is completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the non-binding advisory vote of our shareholders.

Approval of any proposal to adjourn the special meeting, if necessary or appropriate, including if there are not holders of a sufficient number of shares of common stock present or represented by proxy at the special meeting to constitute a quorum, requires the affirmative vote of the holders of a majority of the votes cast by the holders entitled to vote thereon at the special meeting. Abstentions and broker non-votes will have no effect on the outcome of the vote.

As of the record date, the directors and executive officers of the Company beneficially owned and were entitled to vote, in the aggregate, 47,443,379 shares of common stock (not including any shares of common stock deliverable upon exercise of any Company restricted stock unit, which we refer to as a Company RSU), representing approximately 56.80 percent of the outstanding shares of common stock as of the record date.

In connection with the merger agreement, on July 20, 2018, directors Bharat Desai and Neerja Sethi, as well as certain of their affiliates, who collectively own approximately 51% of the Company’s outstanding common stock, entered into a voting agreement with Atos, which we refer to as the voting agreement. The voting agreement requires Mr. Desai, Ms. Sethi and their affiliates that are parties to the voting agreement to, among other things, vote their shares of common stock in favor of the proposal to approve the merger agreement and certain related matters, as applicable, and against alternative transactions. However, if the Board changes its recommendation to approve the merger agreement or if the merger agreement is terminated, in each case in accordance with the terms set forth in the merger agreement, including in respect of the Company entering into a superior proposal, as described herein, all shareholders party to the voting agreement will immediately and automatically be relieved of their obligation to approve the merger agreement and all other voting obligations under the voting agreement. Accordingly, if the shareholders party to the voting agreement are not relieved of their voting obligations, no vote of any shareholder other than the parties to the voting agreement will be required to approve the merger agreement, and the merger agreement will be approved at the special meeting.

Proxies and Revocation (Page 25)

Any shareholder of record entitled to vote at the special meeting may submit a proxy by telephone, over the Internet or by returning the enclosed proxy card in the accompanying prepaid reply envelope, or may vote in person by appearing at the special meeting. If your shares of common stock are held in “street name” through a bank, brokerage firm or other nominee, you should instruct your bank, brokerage firm or other nominee on how to vote your shares of common stock using the instructions provided by your bank, brokerage firm or other nominee. If you fail to submit a proxy or to vote in person at the special meeting, or do not provide your bank, brokerage firm or other nominee with instructions, as applicable, your shares of common stock will not be voted on the proposal to approve the merger agreement, which will have the same effect as a vote “AGAINST” the proposal to approve the merger agreement, and your shares of common stock will not be counted in respect of, and will not have an effect on, the proposal to approve, by a non-binding advisory vote, the merger-related compensation or any proposal to adjourn the special meeting, if necessary or appropriate, including if there are not holders of a sufficient number of shares of our common stock, present or represented by proxy at the special meeting to constitute a quorum.

A proxy may be revoked at any time before it is voted by (i) delivering a written notice of revocation to our Corporate Secretary c/o Syntel, Inc., 525 East Big Beaver Road, Suite 300, Troy, Michigan 48083, (ii) subsequently submitting a duly executed proxy bearing a later date than that of the previously submitted proxy (including by submission over the telephone or Internet) or (iii) attending the special meeting and voting in person. Attending the special meeting without voting will not revoke your previously submitted proxy.

The Merger (Page 27)

The merger agreement provides that Merger Sub will merge with and into the Company. The merger will be effective as of the time a certificate of merger has been duly filed with and accepted by the Michigan Department of Licensing and Regulatory Affairs or at such later date and time as may be agreed by the parties in writing and specified in the certificate of merger, which time we refer to as the effective time.

The Company will be the surviving corporation in the merger, which we refer to as the surviving corporation. As a result of the merger, the Company will cease to be a publicly traded company and will become an indirect wholly owned subsidiary of Atos. If the merger is completed, you will not own any shares of common stock of the surviving corporation.

Merger Consideration (Page 27)

In the merger, each share of common stock issued and outstanding immediately prior to the effective time (other than (i) shares owned by Atos, Merger Sub or the Company (and in each case not held on behalf of third parties) and (ii) shares held by any direct or indirect wholly owned subsidiary of the Company or Atos (other than Merger Sub)), will be converted into the right to receive cash in the amount of $41.00 per share, without interest, less any required withholding taxes. At the effective time, (i) each share owned by Atos, Merger Sub or the Company (in each case not held on behalf of third parties) will be canceled and will cease to exist, and no consideration will be payable for such shares and (ii) each share held by a direct or indirect wholly owned subsidiary of the Company or Atos (other than Merger Sub) will be converted into a number of shares of common stock of the surviving corporation so as to preserve such entity’s relative ownership percentage in the Company.

Reasons for the Merger; Recommendation of the Company’s Board of Directors (Page 34)

After careful consideration of various factors described in the section titled “The Merger—Reasons for the Merger; Recommendation of the Company’s Board of Directors” beginning on page 34, the Company’s board of directors, which we refer to as the Board, based in part on the recommendation of a special committee of the Board, which we refer to as the Special Committee, has unanimously determined that the merger agreement, the merger and the other transactions contemplated by the merger agreement are fair to, and in the best interests of, the Company and its shareholders and has unanimously adopted, authorized, approved and declared advisable the merger agreement, the merger and the other transactions contemplated by the merger agreement, resolved that the merger agreement be submitted for consideration by the shareholders of the Company at a special meeting of shareholders and recommended that the shareholders of the Company vote to approve the merger agreement.

In considering the recommendation of the Board with respect to the proposal to approve the merger agreement, you should be aware that our directors and executive officers have interests in the merger that are different from, or in addition to, yours. The Board was aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the transactions contemplated by the merger agreement, and in recommending that the merger agreement be approved by the shareholders of the Company. See the section titled “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 46.

The Board recommends that you vote “FOR” the proposal to approve the merger agreement, “FOR” the proposal to approve, by a non-binding advisory vote, the merger-related compensation and “FOR” any proposal to adjourn the special meeting, if necessary or appropriate, including if there are not holders of a sufficient number of shares of common stock present or represented by proxy at the special meeting to constitute a quorum at the special meeting.

Opinion of Goldman Sachs & Co. LLC (Page 39)

Goldman Sachs & Co. LLC, which we refer to as Goldman Sachs, delivered its opinion that, as of July 20, 2018 and based upon and subject to the factors and assumptions set forth therein, the per share merger consideration to be paid to the holders (other than Atos and its affiliates) of the outstanding shares of the Company’s common stock pursuant to the merger agreement was fair from a financial point of view to such holders.

The full text of the written opinion of Goldman Sachs, dated July 20, 2018, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex C. Goldman Sachs provided advisory services and its opinion for the information and assistance of the Special Committee in connection with the consideration of the merger. The Goldman Sachs opinion is not a recommendation as to how any holder of the Company’s common stock should vote with respect to the merger or any other matter. Pursuant to an engagement letter between the Special Committee and Goldman Sachs, the Company will pay Goldman Sachs a transaction fee that is estimated, based on the information available as of the date of announcement, at approximately $44.6 million, $1 million of which became payable upon signing of the merger agreement, and the remainder of which is contingent upon consummation of the merger.

Interests of the Company’s Directors and Executive Officers in the Merger (Page 46)

In considering the recommendations of the Board with respect to the proposals to approve the merger agreement, approve, by a non-binding advisory vote, the merger-related compensation and adjourn the special meeting, if necessary or appropriate, including if there are not holders of a sufficient number of shares of common stock present or represented by proxy at the special meeting to constitute a quorum at the special meeting, you should be aware that executive officers and directors of the Company may have certain interests in the merger that may be different from, or in addition to, the interests of the shareholders generally. The Board was aware of these interests and considered them at the time it evaluated and approved the merger agreement and the merger, and in recommending that the merger agreement be approved by the shareholders of the Company. Company shareholders should take these interests into account in deciding whether to approve the merger agreement. These interests include, but are not limited to, the following:

•

Any Company RSUs outstanding as of the date of the merger agreement that remain outstanding when the merger is completed will vest upon completion of the merger and be entitled to receive an amount in cash equal to the product of (i) the number of shares subject to such Company RSUs multiplied by (ii) the per share merger consideration, plus any accumulated and unpaid dividend equivalent amounts, less applicable withholding taxes;

•

Any Company RSUs granted after the date of the merger agreement that remain outstanding when the merger is completed will be converted into restricted stock units based on Atos common stock, which we refer to as Atos RSUs, that will continue to vest in accordance with the original vesting schedule of such Company RSUs, subject to acceleration in full on a qualifying termination of employment. The number of shares of Atos common stock subject to each such Atos RSU will equal the product (rounded to the nearest whole number) of (i) the number of shares of Company common stock subject to such Company RSUs multiplied by (ii) the Conversion Number. The “Conversion Number” means an amount equal to the quotient obtained by dividing (x) the average closing price per share of Company common stock on NASDAQ during the 20 consecutive trading days ending on July 20, 2018 by (y) the average closing price per share of Atos common stock on the Euronext Paris market during the 20 consecutive trading days ending on July 20, 2018. Effective as of August 15, 2018, the Company made ordinary course annual equity award grants of Company RSUs that vest ratably over three years; such Company RSUs will be converted into Atos RSUs as described herein on the completion of the merger; and

•

Retention letter agreements with certain executive officers that provide for (i) the payment of a change in control retention bonus on the closing of the merger equal to the sum of the recipient’s annual base salary and target annual bonus, subject to the recipient’s continuous employment through such date, and/or (ii) the payment of a six month retention bonus on the six month anniversary of the closing of the merger equal to the product of 0.5 times the sum of the recipient’s annual base salary and target annual bonus, subject to the recipient’s continuous employment through such date, provided that the recipient will be entitled to receive the six month retention bonus upon a qualifying termination of employment following the closing of the merger and prior to the six month anniversary of the closing of the merger. The Company’s directors and executive officers are entitled to continued indemnification and insurance coverage after the merger is completed.

For further information with respect to the arrangements between the Company and its directors and executive officers, see the section titled “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 46.

Material U.S. Federal Income Tax Consequences of the Merger (Page 51)

The exchange of shares of common stock for cash pursuant to the merger generally will be a taxable transaction to U.S. holders (as defined in “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” on page 51) for U.S. Federal income tax purposes. Shareholders who are U.S. holders and who exchange their shares of common stock in the merger for cash will generally recognize gain or loss in an amount equal to the difference, if any, between the amount of cash received with respect to such shares of common stock and their adjusted tax basis in their shares of common stock. Backup withholding may also apply to the cash payments paid to a non-corporate U.S. holder pursuant to the merger unless the U.S. holder or other payee provides a taxpayer identification number, certifies that such number is correct and otherwise complies with the backup withholding rules. You should read “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 51 for a more detailed discussion of the U.S. Federal income tax consequences of the merger. You should also consult your tax advisor for a complete analysis of the effect of the merger on your federal, state and local and/or foreign taxes.

Regulatory Approvals (Page 53)

The Company, Atos and Merger Sub have made certain filings and taken other actions, and will continue to make filings and take actions, necessary to obtain approvals from all appropriate governmental entities in connection with the merger pursuant to the terms of the merger agreement, including taking all actions required to obtain approvals under U.S. law pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, which we refer to as the HSR Act, and from (i) the Serbian Commission for the Protection of Competition pursuant to the Serbian Law on the Protection of Competition, (ii) the Austrian Federal Competition Authority pursuant to the Austrian Cartel Act 2005, (iii) the Competition Commission of India pursuant to the Indian Competition Act and (iv) the Committee on Foreign Investment in the United States, which we refer to as CFIUS. You should read “The Merger—Regulatory Approvals” beginning on page 53 for a more detailed discussion of the regulatory approvals required with respect to the merger.

Litigation Related to the Merger (Page 53)

On August 16, 2018, a putative shareholder class action lawsuit entitled Mahesh Veer Satya Tolapu v. Syntel, Inc., et al., No. 2:18-cv-12562-SJM-SDD, was filed in connection with the merger in the United States District Court for the Eastern District of Michigan. On August 17, 2018 and August 23, 2018, respectively, two putative shareholder class action lawsuits entitled Richard Scarantino v. Syntel, Inc., et al., No. 2018-167788-CZ and Shiva Stein v. Bharat Desai et al., No. 2018-167927-CB, were filed in connection with the merger in the Michigan Circuit Court for Oakland County.

For information regarding the pending litigation, please see the section entitled “The Merger—Litigation Related to the Merger” beginning on page 53.

The Merger Agreement (Page 55)

Treatment of Common Stock and Equity Awards (Page 56)

•

Common Stock. At the effective time, by virtue of the merger and without any action on the part of any holder of any capital stock of the Company, each share of common stock, other than (i) the shares owned by Atos, Merger Sub or the Company (and in each case not held on behalf of third parties) and (ii) shares held by any direct or indirect wholly owned subsidiary of the Company or Atos (other than Merger Sub), will be canceled and will cease to exist and will be converted into the right to receive cash in the amount of $41.00 per share, without interest. Each share of common stock owned by Atos, Merger Sub or the Company (in each case not held on behalf of third parties) will be canceled and will cease to exist, and no consideration will be payable for such shares. Each share held by a direct or indirect wholly owned subsidiary of the Company or Atos (other than Merger Sub) will be converted into a number of shares of common stock of the surviving corporation so as to preserve such entity’s relative ownership percentage in the Company.

•

Restricted Stock Units Outstanding as of the Date of the Merger Agreement. Company RSUs outstanding as of the date of the merger agreement that remain outstanding when the merger is completed will vest upon completion of the merger and be entitled to receive an amount in cash equal to the product of (i) the number of shares subject to such Company RSUs multiplied by (ii) the per share merger consideration, plus any accumulated and unpaid dividend equivalent amounts, less applicable withholding taxes.

•

Restricted Stock Units Granted After the Date of the Merger Agreement. Company RSUs granted after the date of the merger agreement that remain outstanding when the merger is completed will be converted into Atos RSUs that will continue to vest in accordance with the original vesting schedule of such Company RSUs, subject to acceleration in full on a qualifying termination of employment. The number of shares of Atos common stock subject to each such Atos RSU will equal the product (rounded to the nearest whole number) of (i) the number of shares of Company common stock subject to such Company RSUs multiplied by (ii) 0.2559. Effective as of August 15, 2018, the Company made ordinary course annual equity award grants of Company RSUs that vest ratably over three years; such Company RSUs will be converted into Atos RSUs as described herein on the completion of the merger.

Acquisition Proposals (Page 63)

Concurrently with the signing of the merger agreement, the Company was required to, and to cause its subsidiaries and its and their respective directors, officers and representatives to:

•

immediately cease any discussions or negotiations with any person conducted before the date of the merger agreement with respect to an acquisition proposal (as defined in “The Merger Agreement—Acquisition Proposals” beginning on page 63) or that would reasonably be expected to lead to an acquisition proposal;

•	immediately terminate access to, and request the return or destruction of any, confidential Company information provided to any third party in connection with an acquisition proposal; and

•

refrain from engaging in certain specified activities set forth under “The Merger Agreement—Acquisition Proposals” beginning on page 63 with respect to acquisition proposals or circumstances that may lead to acquisition proposals.

Notwithstanding these restrictions, prior to the time the merger agreement is approved by our shareholders, we may, in certain circumstances, respond to or engage in discussions or negotiations with a person making an unsolicited bona fide written acquisition proposal if the Company has notified Atos prior to such engagement or discussion, and the Board determines in good faith after consultation with outside legal counsel and its financial advisor that such acquisition proposal either constitutes a superior proposal or could reasonably be expected to result in a superior proposal (as defined in “The Merger Agreement—Acquisition Proposals” beginning on page 63) and that failure to take such action would be inconsistent with the Board’s fiduciary duties.

Change of Board Recommendation (Page 65)

The Board may not change its recommendation that shareholders approve the merger agreement, which recommendation we refer to as the Board recommendation, except that, notwithstanding the foregoing, at any time before the shareholders of the Company approve the merger agreement, the Board may change its recommendation, subject to the terms and conditions set forth in the merger agreement, in the event the Company receives an unsolicited written acquisition proposal that the Board determines in good faith after consultation with outside legal counsel and its financial advisor that such acquisition proposal constitutes a superior proposal

7

or an intervening event (as defined in “The Merger Agreement—Change of Board Recommendation” beginning on page 65) has occurred, the Company has given Atos notice of such superior proposal or intervening event and negotiated with Atos in good faith for certain specified time periods, and after such periods of negotiation, the Board determines in good faith, after consultation with outside legal counsel and its financial advisor, that failure to effect a change of Board recommendation would be inconsistent with the directors’ fiduciary duties under applicable law.

Conditions to the Merger (Page 68)

The respective obligations of the Company, Atos and Merger Sub to consummate the merger are subject to the satisfaction or waiver of certain customary conditions, including the approval of the merger agreement by our shareholders, receipt of certain regulatory approvals, the absence of any legal prohibitions and the accuracy of the representations and warranties of the parties set forth in the merger agreement, subject in most cases to “materiality” and “material adverse effect” qualifications. Additionally, each of the parties shall have performed in all material respects all material obligations required to be performed by such party. See “The Merger Agreement—Conditions to the Merger” beginning on page 68.

Termination (Page 70)

We and Atos may, by mutual written consent, terminate the merger agreement and abandon the merger at any time prior to the effective time, notwithstanding any approval of the merger agreement by our shareholders.

The merger agreement may also be terminated and the merger abandoned at any time prior to the effective time as follows:

•	by either Atos or the Company, if:

•

the merger has not been consummated by 5:00 p.m. (New York time) on January 20, 2019; provided, however, that if all conditions to the consummation of the merger, other than with respect to certain required regulatory approvals, have been satisfied or waived as of such date (except those conditions which by their nature are to be satisfied at the consummation of the merger), either party may extend the termination date to a date on or before April 20, 2019, which we refer as the outside date;

•	our shareholders do not approve the merger agreement as described in “The Merger Agreement—Termination” beginning on page 70; or

•	any order permanently restraining, enjoining or otherwise prohibiting consummation of the merger becomes final and non-appealable, subject to certain exceptions.

•	by Atos, if:

•

there has been a breach of any representation, warranty, covenant or agreement made by the Company in the merger agreement or if any representation or warranty of the Company becomes untrue after the date of the merger agreement, and such breach or failure to be true gives rise to the failure of the condition to the closing of the merger relating to the accuracy of the representations and warranties of the Company or compliance by the Company with its obligations under the merger agreement, and such breach or failure to be true cannot be cured or, if curable, is not cured prior to the earlier of (i) three business days prior to the outside date or (ii) 30 days after Atos provides notice of such breach or failure to be true; provided that Atos must not have breached in any material respect its obligations under the merger agreement in any manner that proximately contributed to the occurrence of the failure of a condition to the consummation of the merger;

•	prior to the approval by our shareholders of the merger agreement, the Board has made and not withdrawn a change of Board recommendation; or

•	prior to the approval by our shareholders of the merger agreement, the Board has authorized the Company to enter into an alternative acquisition agreement with respect to a superior proposal.

•	by the Company, if:

•

there has been a breach of any representation, warranty, covenant or agreement made by Atos or Merger Sub in the merger agreement or if any representation or warranty of Atos or Merger Sub becomes untrue after the date of the merger agreement, and such breach or failure to be true gives rise to the failure of the condition to the closing of the merger relating to the accuracy of the representations and warranties of Atos and Merger Sub or compliance by Atos and Merger Sub with their respective obligations under the merger agreement, and such breach or failure to be true cannot be cured or, if curable, is not cured prior to the earlier of (i) three business days prior to the outside date or (ii) 30 days after the Company provides notice of such breach or failure to be true; provided that the Company must not have breached in any material respect its obligations under the merger agreement in any manner that proximately contributed to the occurrence of the failure of a condition to the consummation of the merger; or

•

prior to the approval by our shareholders of the merger agreement, the Board authorizes the Company to enter into an alternative acquisition agreement in compliance with the terms of the merger agreement.

Termination Fees (Page 71)

A termination fee of $111.5 million would be payable to Atos by us in the event the merger agreement were terminated:

•

by either Atos or the Company if (i) the merger has not been consummated by the outside date, (ii) any person publicly announced (and did not publicly withdraw) an intention to make an acquisition proposal prior to such date, (iii) within 12 months following the date of such termination, the Company enters into an alternative acquisition agreement with respect to an acquisition proposal (in which the references to “20%” in the definition of “acquisition proposal” are deemed to be references to “50%”) and (iv) within 18 months following the date of such termination, the Company consummates an acquisition proposal, in which case, the termination fee would be payable upon such consummation;

•

by either Atos or the Company if (i) our shareholders do not approve the merger agreement at the special meeting or at any adjournment or postponement of the special meeting, (ii) any person publicly announced (and did not publicly withdraw) an intention to make an acquisition proposal prior to the date of the special meeting, (iii) within 12 months following the date of such termination, the Company enters into an alternative acquisition agreement with respect to an acquisition proposal (in which the references to “20%” in the definition of “acquisition proposal” are deemed to be references to “50%”) and (iv) within 18 months following the date of such termination, the Company consummates an acquisition proposal, in which case, the termination fee would be payable upon such consummation;

•

by Atos if, prior to the approval by our shareholders of the merger agreement, the Board has (i) made and not withdrawn a change of Board recommendation or (ii) authorized the Company to enter into an alternative acquisition agreement with respect to a superior proposal, in which case the termination fee would be payable within three business days of such termination; or

•

by the Company if, prior to the approval by our shareholders of the merger agreement, the Board authorizes the Company to enter into an alternative acquisition agreement in compliance with the terms of the merger agreement, including the requirements described under “The Merger Agreement—Acquisition Proposals” beginning on page 63, in which case the termination fee would be payable upon the earlier of (i) six months following such termination and (ii) the consummation of a superior proposal.

Fees and Expenses (Page 72)

All fees and expenses incurred in connection with the merger agreement and the transactions contemplated by the merger agreement will be paid by the party incurring such fees and expenses whether or not the merger is completed, subject to exceptions for expenses incurred by the Company as a result of cooperating with Atos’ efforts to finance the merger or incurred by Atos if Atos commences a suit that results in a judgment against the Company for the amount of any termination fee payable by the Company.

Remedies (Page 72)

In the event the termination fee becomes payable, and is paid, by the Company, such termination fee will be the sole and exclusive remedy for monetary damages to which Atos and Merger Sub will be entitled. Each of the parties is entitled to seek specific performance of the terms and provisions of the merger agreement and to obtain or to seek an injunction restraining any breach or violation or threatened breach or violation of the provisions of the merger agreement.

Voting Agreement (Page 73)

The voting agreement requires Mr. Desai, Ms. Sethi and their affiliates that are parties to the voting agreement, who collectively own approximately 51% of the Company’s outstanding common stock, to, among other things, vote their shares of common stock in favor of the proposal to approve the merger agreement and certain related matters, as applicable, and against alternative transactions. However, if the Board changes its recommendation to approve the merger agreement or if the merger agreement is terminated, in each case in accordance with the terms set forth in the merger agreement, including in respect of the Company entering into a superior proposal, as described herein, all shareholders party to the voting agreement will immediately and automatically be relieved of their obligation to approve the merger agreement and all other voting obligations under the voting agreement. Accordingly, if the shareholders party to the voting agreement are not relieved of their voting obligations, no vote of any shareholder other than the parties to the voting agreement will be required to approve the merger agreement, and the merger agreement will be approved at the special meeting. Subject to the terms therein, the voting agreement will terminate upon the earlier to occur of (i) the consummation of the merger, (ii) the termination of the merger agreement in accordance with its terms or (iii) any reduction in the amount of or any change in the form of the per share merger consideration.

Market Price of Common Stock (Page 76)

The closing price of our common stock on NASDAQ on July 20, 2018, the last trading day completed prior to the public announcement of the execution of the merger agreement, was $39.13 per share of common stock. On August 27, 2018, the most recent practicable date before this proxy statement was mailed to our shareholders, the closing price for common stock on NASDAQ was $40.60 per share of common stock. You are encouraged to obtain current market quotations for common stock in connection with voting your shares of common stock.

No Appraisal Rights (Page 79)

Under Sections 762(2) of the Michigan Business Corporation Act, which we refer to as the MBCA, as well as the governing documents of the Company, shareholders are not entitled to appraisal rights or dissenters’ rights in connection with the merger.

Delisting and Deregistration of Common Stock (Page 81)

If the merger is completed, our common stock will be delisted from NASDAQ and deregistered under the Securities Exchange Act of 1934, which we refer to as the Exchange Act, and we will no longer file periodic reports with the Securities and Exchange Commission, which we refer to as the SEC.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following questions and answers are intended to briefly address some commonly asked questions regarding the merger, the merger agreement and the special meeting. These questions and answers may not address all questions that may be important to you as a Company shareholder. Please refer to the “Summary” beginning on page 1 and the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to in this proxy statement, which you should read carefully and in their entirety. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under “Where You Can Find More Information” beginning on page 82.

Q.	Why am I receiving this proxy statement and proxy card or voting instruction form?

A.

You are receiving this proxy statement and proxy card or voting instruction form because you own shares of our common stock. This proxy statement describes matters on which we urge you to vote and is intended to assist you in deciding how to vote your shares of common stock with respect to such matters.

Q.	When and where is the special meeting?

A.

The special meeting of the shareholders will be held on October 1, 2018 at 10:00 a.m., Eastern Time, at the Company’s executive offices, located at 525 East Big Beaver Road, Suite 300, Troy, Michigan 48083.

Q.	What am I being asked to vote on at the special meeting?

A.	You are being asked to consider and vote on:

•	a proposal to approve the merger agreement that provides for the acquisition of the Company by Atos;

•	a proposal to approve, by a non-binding advisory vote, the merger-related compensation; and

•

a proposal to adjourn the special meeting, if necessary or appropriate, including if there are not holders of a sufficient number of shares of common stock present or represented by proxy at the special meeting to constitute a quorum.

Q.	What is the proposed merger and what effects will it have on the Company?

A.

The merger will result in the acquisition of the Company by Atos, pursuant to the terms and subject to the conditions of the merger agreement. If the proposal to approve the merger agreement is approved by our shareholders and the other closing conditions set forth in the merger agreement are satisfied or waived and the merger closes, Merger Sub will merge with and into the Company, with the Company being the surviving corporation. As a result of the merger, the Company will become an indirect wholly owned subsidiary of Atos and will no longer be a publicly held corporation, and you, as a holder of common stock, will no longer have any interest in our future earnings or growth. In addition, following the merger, our common stock will be delisted from NASDAQ and deregistered under the Exchange Act, and we will no longer file periodic reports with the SEC.

Q.	What will I receive if the merger is completed?

A.

In the merger, each share of common stock, other than (i) the shares owned by Atos, Merger Sub or the Company (and in each case not held on behalf of third parties) and (ii) shares held by any direct or indirect wholly owned subsidiary of the Company or Atos (other than Merger Sub), will be converted into the right to receive cash in the amount of $41.00 per share, without interest. At the effective time, (i) each share of common stock owned by Atos, Merger Sub or the Company (in each case not held on behalf of third parties)

will be canceled and will cease to exist, and no consideration will be payable for such shares and (ii) each share held by a direct or indirect wholly owned subsidiary of the Company or Atos (other than Merger Sub) will be converted into a number of shares of common stock of the surviving corporation so as to preserve such entity’s relative ownership percentage in the Company.

Q.	How does the Board recommend that I vote?

A.

The Board recommends that you vote “FOR” the proposal to approve the merger agreement, “FOR” the proposal to approve, by a non-binding advisory vote, the merger-related compensation and “FOR” any proposal to adjourn the special meeting, if necessary or appropriate, including if there are not holders of a sufficient number of shares of common stock present or represented by proxy at the special meeting to constitute a quorum.

Q.	How do the Company’s directors and officers intend to vote?

A.

We currently expect that the Company’s directors and executive officers will vote their shares in favor of the proposal to approve the merger agreement, the proposal to approve, by a non-binding advisory vote, the merger-related compensation and any proposal to adjourn the special meeting, if necessary or appropriate, including if there are not holders of a sufficient number of shares of common stock present or represented by proxy at the special meeting to constitute a quorum.

The voting agreement requires Mr. Desai and Ms. Sethi, as well as certain of their affiliates, who collectively own approximately 51% of the Company’s outstanding common stock, to, among other things, vote their shares of common stock in favor of the proposal to approve the merger agreement and certain related matters, as applicable, and against alternative transactions. However, if the Board changes its recommendation to approve the merger agreement or if the merger agreement is terminated, in each case in accordance with the terms set forth in the merger agreement, including in respect of the Company entering into a superior proposal, as described herein, all shareholders party to the voting agreement will immediately and automatically be relieved of their obligation to approve the merger agreement and all other voting obligations under the voting agreement. Accordingly, if the shareholders party to the voting agreement are not relieved of their voting obligations, no vote of any shareholder other than the parties to the voting agreement will be required to approve the merger agreement, and the merger agreement will be approved at the special meeting.

Q.	When do you expect the merger to be completed?

A.

We are working towards completing the merger as soon as possible. Assuming timely receipt of required regulatory approvals and the satisfaction or waiver of other closing conditions, including approval by our shareholders of the proposal to approve the merger agreement, we anticipate that the merger will be completed by the end of 2018.

Q.	What happens if the merger is not completed?

A.

If the merger agreement is not approved by the shareholders or if the merger is not completed for any other reason, the shareholders will not receive any payment for their shares of our common stock in connection with the merger. Instead, the Company will remain an independent public company and our common stock will continue to be listed and traded on NASDAQ.

Under certain circumstances, upon termination of the merger agreement, we may be obligated to pay to Atos a termination fee of $111.5 million. More information can be found in the section titled “The Merger Agreement—Termination Fees” beginning on page 71.

Q.	What conditions must be satisfied to complete the merger?

A.	There are several conditions which must be satisfied to complete the merger, including, among others, customary conditions relating to the approval of the merger agreement by the requisite vote of the

Company’s shareholders and the expiration or early termination of the applicable waiting period under the HSR Act, the receipt of certain foreign regulatory approvals, the approval of the merger by CFIUS and the accuracy of the representations and warranties of the parties set forth in the merger agreement, subject in most cases to “materiality” and “material adverse effect” qualifications. Additionally, each of the parties shall have performed in all material respects all material obligations required to be performed by such party.

Consummation of the merger is not subject to any financing condition.

Q.	Is the merger expected to be taxable to me?

A.

Yes. The exchange of shares of common stock for cash pursuant to the merger generally will be a taxable transaction to U.S. holders (as defined in “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” on page 51) for U.S. Federal income tax purposes. If you are a U.S. holder and you exchange your shares of our common stock in the merger for cash, you will generally recognize gain or loss in an amount equal to the difference, if any, between the amount of cash received with respect to such shares and your adjusted tax basis in such shares of our common stock. Backup withholding may also apply to the cash payments paid to a non-corporate U.S. holder pursuant to the merger unless the U.S. holder or other payee provides a taxpayer identification number, certifies that such number is correct and complies with the backup withholding rules or otherwise establishes a basis for exemption from backup withholding. You should read “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 51 for a more detailed discussion of the U.S. Federal income tax consequences of the merger. You should also consult your tax advisor for a complete analysis of the effect of the merger on your federal, state and local and/or foreign taxes.

Q.	Why am I being asked to consider and vote on a proposal to approve, by a non-binding advisory vote, the merger-related compensation?

A.

Under SEC rules, we are required to seek a non-binding advisory vote with respect to the compensation that may be paid or become payable to our named executive officers in connection with the merger, or “golden parachute” compensation.

Q.	What will happen if the Company’s shareholders do not approve the merger-related compensation?

A.

Approval of the merger-related compensation is not a condition to completion of the merger. The vote to approve the merger-related compensation is an advisory vote and will not be binding on the Company or the surviving corporation. Because the merger-related compensation is based on contractual arrangements with the named executive officers, such compensation may be payable, regardless of the outcome of this advisory vote, if the merger agreement is approved (subject only to the contractual obligations applicable thereto).

Q.	What vote is required for the Company’s shareholders to approve the merger agreement?

A.

Approval of the merger agreement requires the affirmative vote of holders of a majority of the shares of common stock outstanding at the close of business on the record date. A failure to vote your shares of common stock or an abstention from voting will have the same effect as a vote “AGAINST” the proposal to approve the merger agreement. If your shares are held in “street name” by your bank, brokerage firm or other nominee and you do not instruct the nominee how to vote your shares, the failure to instruct your nominee will have the same effect as a vote “AGAINST” the proposal to approve the merger agreement.

The voting agreement requires Mr. Desai, Ms. Sethi and their affiliates that are parties to the voting agreement, who collectively own approximately 51% of the Company’s outstanding common stock, to, among other things, vote their shares of common stock in favor of the proposal to approve the merger agreement and certain related matters, as applicable, and against alternative transactions. However, if the Board changes its recommendation to approve the merger agreement or if the merger agreement is terminated, in each case in accordance with the terms set forth in the merger agreement, including in respect of the Company entering into a superior proposal, as described herein, all shareholders party to the voting agreement will immediately and automatically be relieved of their obligation to approve the merger agreement and all other voting obligations under the voting agreement. Accordingly, if the shareholders party to the obligation to approve the merger agreement and all other voting agreement are not relieved of their voting obligations, no vote of any shareholder other than the parties to the voting agreement will be required to approve the merger agreement, and the merger agreement will be approved at the special meeting.

Q.	What vote of our shareholders is required to approve, by a non-binding advisory vote, the merger-related compensation?

A.	Approving merger-related compensation requires the affirmative vote of holders of a majority of the votes cast by the holders entitled to vote thereon at the special meeting.

Abstentions and broker non-votes will have no effect on the outcome of the vote.

Q.	What vote of our shareholders is required to approve any proposal to adjourn the special meeting, if necessary or appropriate?

A.

Approval of any proposal to adjourn the special meeting, if necessary or appropriate, including if there are not holders of a sufficient number of shares of our common stock, present or represented by proxy at the special meeting to constitute a quorum, requires the affirmative vote of holders of a majority of the votes cast by the holders entitled to vote thereon at the special meeting.

Q.	Do any of the Company’s directors or officers have interests in the merger that may differ from or be in addition to my interests as a shareholder?

A.

In considering the recommendation of the Board with respect to the proposal to approve the merger agreement, you should be aware that our directors and executive officers have certain interests in the merger that may be different from, or in addition to, the interests of our shareholders generally. The Board was aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger, and in recommending that the merger agreement be approved by the shareholders of the Company. See “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 46 and “Advisory Vote on Merger-Related Compensation” beginning on page 74.

Q.	What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A.

Shareholder of Record. If your shares are registered directly in your name with our transfer agent, you are considered the shareholder of record with respect to those shares. As the shareholder of record, you have the right to vote, grant your voting rights directly to the Company or to a third party or to vote in person at the special meeting.

Beneficial Owner of Shares Held in “Street Name.” If your shares of common stock are held by your bank, brokerage firm or other nominee, you are considered the beneficial owner of shares held in “street name,” and your bank, brokerage firm or other nominee, or their intermediary, is considered the shareholder of record with respect to those shares. Your bank, brokerage firm or other nominee should send you, as the beneficial owner, a package describing the procedure for voting your shares of common stock. You should follow the instructions provided by them to vote your shares of common stock. You may not vote these shares of common stock in person at the special meeting unless you obtain a “legal proxy” from your bank, brokerage firm or other nominee that holds your shares of common stock, giving you the right to vote the shares of common stock at the special meeting.

Q.	If my shares of common stock are held in “street name” by my bank, brokerage firm or other nominee, will my bank, brokerage firm or other nominee vote my shares of common stock for me?

A.

Your bank, brokerage firm or other nominee will only be permitted to vote your shares of common stock if you instruct your bank, brokerage firm or other nominee how to vote. You should follow the procedures provided by your bank, brokerage firm or other nominee regarding the voting of your shares of common stock. Banks, brokerage firms or other nominees who hold shares in “street name” for customers have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners. However, banks, brokerage firms and other nominees are precluded from exercising their voting discretion with respect to approving non-routine matters, such as the proposal to approve the merger agreement, and, as a result, absent specific instructions from the beneficial owner of such shares of common stock, banks, brokerage firms or other nominees are not empowered to vote those shares of common stock on non-routine matters. If you do not instruct your bank, brokerage firm or other nominee to vote your shares of common stock, your shares of common stock will not be voted, which we refer to as broker non-votes, and the effect will be the same as a vote “AGAINST” the proposal to approve the merger agreement, and your shares of common stock will not be voted and will not have an effect on the proposal to approve by a non-binding advisory vote, certain compensation arrangements for the Company’s named executive officers in connection with the merger or any proposal to adjourn the special meeting, if necessary or appropriate, including if there are not holders of a sufficient number of shares of common stock present or represented by proxy at the special meeting to constitute a quorum.

Q.	Who can vote at the special meeting?

A.	All of the shareholders as of the close of business on August 27, 2018, the record date for the special meeting, are entitled to receive notice of, and to vote at, the special meeting.

Q.	How many votes do I have?

A.

You are entitled to one vote for each share of common stock held of record by you as of the record date, August 27, 2018. As of the close of business on the record date, there were 82,989,372 outstanding shares of common stock.

Q.	What is a quorum?

A.

The shareholders present at the special meeting in person or by proxy who, as of the record date for the special meeting, were holders of a majority of the outstanding shares of the Company’s common stock entitled to vote at the special meeting will constitute a quorum. Abstentions and broker non-votes are counted as present for the purpose of determining whether a quorum is present.

Q.	How do I vote?

A.	Shareholder of Record. If you are a shareholder of record, you may have your shares of common stock voted on matters presented at the special meeting in any of the following ways:

•	In Person. You may attend the special meeting and cast your vote there.

•	Via Our Internet Voting Site. If you received printed proxy materials, follow the instructions for Internet voting printed on your proxy card.

•

By Telephone. Call the toll-free number specified on your proxy card. You can vote by telephone by following the instructions provided on the Internet voting site or, if you received printed proxy materials, by following the instructions provided on your proxy card.

•	In Writing. You can vote by completing, signing, dating and returning the proxy card in the enclosed prepaid reply envelope.

Beneficial Owner. If you are a beneficial owner, please refer to the instructions provided by your bank, brokerage firm or other nominee to see which of the above choices are available to you. Please note that if you are a beneficial owner and wish to vote in person at the special meeting, you must provide a legal proxy from your bank, brokerage firm or other nominee at the special meeting. To attend the special meeting in person (regardless of whether you intend to vote your shares in person at the special meeting), you must bring with you to the special meeting a valid photo identification and proof of your beneficial ownership. For more information, see the instructions under “The Special Meeting—Attendance” beginning on page 23 of this proxy statement.

IT IS IMPORTANT THAT YOU PROMPTLY VOTE YOUR SHARES OF COMMON STOCK. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN, AS PROMPTLY AS POSSIBLE, THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PREPAID REPLY ENVELOPE, OR SUBMIT YOUR PROXY BY TELEPHONE OR OVER THE INTERNET. SHAREHOLDERS WHO ATTEND THE SPECIAL MEETING MAY REVOKE THEIR PROXIES BY VOTING IN PERSON.

Q.	How can I change or revoke my vote?

A.	If you own shares in your own name, you may revoke any prior proxy or voting instructions, regardless of how your proxy or voting instructions were originally submitted, by:

•	sending a written statement to that effect to our Corporate Secretary, which must be received by us before the special meeting;

•	submitting a properly signed proxy card or voting instruction form dated a later date;

•	submitting a later-dated proxy or providing new voting instructions via the Internet or by telephone; or

•	attending the special meeting in person and voting your shares.

If you hold shares in “street name,” you should contact the intermediary for instructions on how to change your vote.

Q.	What is a proxy?

A.

A proxy is your legal designation of another person, referred to as a “proxy,” to vote your shares of common stock. The written document describing the matters to be considered and voted on at the special meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of common stock is called a “proxy card.”

Q.	If a shareholder gives a proxy, how are the shares of common stock voted?

A.

Regardless of the method you choose to vote, the individuals named on the enclosed proxy card will vote your shares of common stock in the way that you indicate. When completing the Internet or telephone processes or the proxy card, you may specify whether your shares of common stock should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the special meeting.

If you own shares that are registered in your own name and return a signed proxy card or grant a proxy via the Internet or by telephone, but do not indicate how you wish your shares to be voted, the shares represented by your properly signed proxy will be voted “FOR” the proposal to approve the merger agreement, “FOR” the proposal to approve, by a non-binding advisory vote, certain compensation arrangements for the Company’s named executive officers in connection with the merger and “FOR” any proposal to adjourn the special meeting, if necessary or appropriate, including if there are not holders of a sufficient number of shares of common stock present or represented by proxy at the special meeting to constitute a quorum.

Q.	How are votes counted?

A.

For the proposal to approve the merger agreement, each of the “FOR,” “AGAINST” or “ABSTAIN” categories will be tabulated separately. Abstentions and broker non-votes will have the same effect as votes “AGAINST” the proposal to approve the merger agreement.

For the proposals to approve certain compensation arrangements for the Company’s named executive officers in connection with the merger and to adjourn the meeting, if necessary or appropriate, each of the “FOR,” “AGAINST” or “ABSTAIN” categories will be tabulated separately. Abstentions and broker non-votes will have no effect on the outcome of the vote.

Q.	What do I do if I receive more than one proxy or set of voting instructions?

A.

If you received more than one proxy card, your shares are likely registered in different names or with different addresses or are in more than one account. You must separately vote the shares shown on each proxy card that you receive in order for all of your shares to be voted at the special meeting.

Q.	What happens if I sell my shares of common stock before the special meeting?

A.

The record date for shareholders entitled to vote at the special meeting is earlier than both the date of the special meeting and the consummation of the merger. If you transfer your shares of common stock after the record date but before the special meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you transfer your shares and each of you notifies the Company in writing of such special arrangements, you will retain your right to vote such shares at the special meeting but will transfer the right to receive the per share merger consideration to the person to whom you transfer your shares.

Q.	What happens if I sell my shares of common stock after the special meeting but before the effective time?

A.

If you transfer your shares after the special meeting but before the effective time, you will have transferred the right to receive the per share merger consideration to the person to whom you transfer your shares. In order to receive the per share merger consideration, you must hold your shares of common stock through completion of the merger.

Q.	What do I need to do now?

A.

Even if you plan to attend the special meeting, after carefully reading and considering the information contained in this proxy statement, please vote promptly to ensure that your shares are represented at the special meeting. If you hold your shares of common stock in your own name as the shareholder of record, you may submit a proxy to have your shares of common stock voted at the special meeting in one of three ways: (i) using the Internet in accordance with the instructions set forth on the enclosed proxy card; (ii) calling the toll-free number specified on your proxy card; or (iii) completing, signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope. If you decide to attend the special meeting and vote in person, your vote by ballot will revoke any proxy previously submitted. If you are a beneficial owner, please refer to the instructions provided by your bank, brokerage firm or other nominee to see which of the above choices are available to you.

Q.	Should I send in my stock certificates now?

A.

No. If the merger agreement is approved by shareholders, the other conditions to the merger are satisfied or waived and the merger closes, you will be sent a letter of transmittal promptly after the completion of the merger, describing how you may exchange your shares of common stock for the per share merger consideration. If your shares of common stock that are held in “street name” through a bank, brokerage firm or other nominee, you should contact your bank, brokerage firm or other nominee for instructions as to how to effect the surrender of your “street name” shares of common stock in exchange for the per share merger consideration. Please do NOT return your stock certificate(s) with your proxy.

Q.	Am I entitled to exercise appraisal rights under the MBCA, instead of receiving the per share merger consideration for my shares of common stock?

A.	No. Under Section 762(2) of the MBCA, as well as the Company’s governing documents, shareholders are not entitled to appraisal rights or dissenters’ rights in connection with the merger.

Q.	What is householding and how does it affect me?

A.

The SEC permits companies to send a single set of proxy materials to any household at which two or more shareholders reside, unless contrary instructions have been received, but only if the company provides advance notice and follows certain procedures. In such cases, each shareholder continues to receive a separate notice of the meeting and proxy card. Certain brokerage firms may have instituted householding for beneficial owners of common stock held through brokerage firms. If your family has multiple accounts holding common stock, you may have already received householding notification from your broker. Please contact your broker directly if you have any questions or require additional copies of this proxy statement. The broker will arrange for delivery of a separate copy of this proxy statement promptly upon your written or oral request. You may decide at any time to revoke your decision to household, and thereby receive multiple copies.

Q.	Where can I find more information about the Company?

A.	You can find more information about the Company from various sources described in the section titled “Where You Can Find More Information” beginning on page 82.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, as amended, and are subject to the safe harbor created thereby under the Private Securities Litigation Reform Act of 1995.

These statements are based on management’s current expectations or beliefs and on currently available competitive, financial and economic data and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the forward-looking statements herein due to changes in economic, business, competitive, technological and/or regulatory factors, and other risks and uncertainties affecting the operation of the business of the Company, including many factors beyond our control. These risks and uncertainties include, but are not limited to, those associated with:

•	the parties’ ability to meet expectations regarding the timing and completion of the merger,

•	the occurrence of any event, change or other circumstance that would give rise to the termination of the merger agreement,

•	the failure to satisfy each of the conditions to the consummation of the merger,

•	the disruption of management’s attention from ongoing business operations due to the merger,

•	the effect of the announcement of the merger on the Company’s relationships with its customers as well as its operating results and business generally,

•	the outcome of any legal proceedings related to the merger,

•	employee retention as a result of the merger,

•	our ability to maintain a competitive leadership position with respect to the services that we offer,

•	the conduct of our business and operations internationally, including the complexity of compliance with international laws and regulations and risks related to adverse regulatory actions,

•	our ability to deliver new services to the market on time and in a manner sufficient to meet demand,

•	our ability to protect our computer systems and networks from fraud, cyber-attacks or security breaches,

•	our assumptions, judgments and estimates regarding the impact on our business of political instability in markets where we conduct business,

•	uncertainty in the global economic environment and financial markets,

•	the status of our relationships with and condition of third parties, such as our key customers, upon whom we rely in the conduct of our business,

•	our ability to effectively hedge our exposure to interest rate and foreign currency exchange rate fluctuations,

•	our dependence on our key employees, and

•

other risks and uncertainties affecting the operations of our business, including those described in our filings with the SEC, including our annual report on Form 10-K and our quarterly reports on Form 10-Q.

The forward-looking statements speak only as of the date such statements are made. The Company is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise, except as required by applicable law.

For a discussion of the various factors that may cause actual plans implemented and actual results achieved to differ materially from those set forth in the forward-looking statements, please refer to the risk factors and other disclosures contained in the Company’s Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC, on February 26, 2018, Form 10-Q for the quarterly period ended June 30, 2018, filed with the SEC on August 1, 2018, and other filings made with the SEC after the date thereof. See the section titled “Where You Can Find More Information” for additional information.

The cautionary statements referred to above also should be considered in connection with any subsequent written or oral forward-looking statements that may be issued by the Company or persons acting on the Company’s behalf. The Company undertakes no obligation to publicly update or revise any forward-looking statements for any facts, events or circumstances after the date hereof that may bear upon forward-looking statements except as required by law. Furthermore, the Company cannot guarantee future results, events, levels of activity, performance or achievements.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this document or, in the case of documents referred to or incorporated by reference, the dates of those documents.

PARTIES TO THE MERGER

Syntel, Inc.

The Company is a Michigan corporation (NASDAQ: SYNT) and a leading global provider of integrated information technology and knowledge process services. Syntel helps global enterprises evolve the core by leveraging automation, scaled agile and cloud platforms to build efficient application development and management, testing and infrastructure solutions. The Company’s digital services enable companies to engage customers, discover new insights through analytics, and create a more connected enterprise through the internet of things. The Company’s “Customer for Life” philosophy builds collaborative partnerships and creates long-term client value by investing in intellectual property, solutions and industry-focused delivery teams with deep domain knowledge.

For more information about the Company and its subsidiaries, visit the Company’s website at https://www.syntelinc.com. Our website address is provided as an inactive textual reference only. The information contained on our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document on file with or furnished to the SEC. See also “Where You Can Find More Information” beginning on page 82.

The Company’s common stock is listed on NASDAQ under the symbol “SYNT.” The principal executive offices of the Company are located at 525 East Big Beaver Road, Suite 300, Troy, Michigan 48083 and its telephone number is (248) 619-2800.

Atos S.E.

Atos is a société européenne (European company) organized under the laws of France. The principal business of Atos is the provision of information technology and digital services, including high-tech transactional services, consulting, cybersecurity services, high performance computing, systems integration and managed services.

The principal executive offices of Atos are located at River Ouest, 80 quai Voltaire, 95877 Bezons cedex—France, and its telephone number is +33 1 73 26 00 00.

Green Merger Sub Inc.

Merger Sub is a Michigan corporation. Merger Sub is an indirect wholly owned subsidiary of Atos and was formed solely for the purpose of engaging in the merger and other related transactions. Merger Sub has not engaged in any business other than in connection with the merger and other related transactions. Upon the completion of the merger, Merger Sub will cease to exist and the Company will continue as the surviving corporation.

The principal executive offices of Merger Sub are located at 4851 Regent Boulevard, Irving, Texas 75063, and its telephone number is +33 1 73 26 00 00.

THE SPECIAL MEETING

Date, Time and Place of the Special Meeting

This proxy statement is being furnished to shareholders as part of the solicitation of proxies by the Board for use at the special meeting to be held on October 1, 2018 at 10:00 a.m., Eastern Time, at the Company’s executive offices, located at 525 East Big Beaver Road, Suite 300, Troy, Michigan 48083, or at any postponement or adjournment thereof.

Purpose of the Special Meeting

At the special meeting, shareholders will be asked to:

•	consider and vote on a proposal to approve the merger agreement (Proposal 1 on your proxy card);

•	consider and vote on a proposal to approve, by a non-binding advisory vote, the merger-related compensation (Proposal 2 on your proxy card); and

•

consider and vote on any proposal to adjourn the special meeting, if necessary or appropriate, including if there are not holders of a sufficient number of shares of common stock present or represented by proxy at the special meeting to constitute a quorum (Proposal 3 on your proxy card).

The Board recommends that you vote “FOR” each of the above proposals.

Our shareholders must approve the merger agreement in order for the merger to occur. If our shareholders fail to approve the merger agreement, the merger will not occur. The voting agreement requires Mr. Desai, Ms. Sethi and their affiliates that are parties to the voting agreement, who collectively own approximately 51% of the Company’s outstanding common stock, to, among other things, vote their shares of common stock in favor of the proposal to approve the merger agreement and certain related matters, as applicable, and against alternative transactions. However, if the Board changes its recommendation to approve the merger agreement or if the merger agreement is terminated, in each case in accordance with the terms set forth in the merger agreement, including in respect of the Company entering into a superior proposal, as described herein, all shareholders party to the voting agreement will immediately and automatically be relieved of their obligation to approve the merger agreement and all other voting obligations under the voting agreement. Accordingly, if the shareholders party to the voting agreement are not relieved of their voting obligations, no vote of any shareholder other than the parties to the voting agreement will be required to approve the merger agreement, and the merger agreement will be approved at the special meeting.

A copy of the merger agreement is attached as Annex A to this proxy statement and a copy of the voting agreement is attached as Annex B, and each is incorporated herein by reference, which we encourage you to read carefully and in its entirety.

Record Date and Quorum

You are entitled to receive notice of, and to vote at, the special meeting if you own shares of common stock at the close of business on August 27, 2018, the record date for the special meeting. You will be entitled to one vote for each share of common stock that you owned on the record date. As of the close of business on the record date, there were 82,989,372 shares of common stock outstanding and entitled to vote at the special meeting, held by 110 holders of record.

The shareholders present at the special meeting in person or by proxy who, as of the record date for the special meeting, were holders of a majority of the outstanding shares of the Company’s common stock entitled to vote at the special meeting will constitute a quorum. Abstentions and broker non-votes are counted as present for the purpose of determining whether a quorum is present.

Attendance

Only shareholders of record, their duly authorized proxy holders and beneficial shareholders with proof of ownership as of the record date may attend the special meeting. To attend the special meeting in person (regardless of whether you intend to vote your shares in person at the special meeting), you must bring with you to the special meeting a valid photo identification and, if you are a beneficial owner, proof of your beneficial ownership.

Attendees will not be permitted to bring food or beverages, cameras, camera phones, cell phones, recording equipment, electronic devices, computers, large bags, briefcases, weapons (including any item we may deem to be a weapon in our sole discretion) or packages into the meeting. If you bring any of these prohibited items to the meeting, you will be required to leave them outside the meeting room until the meeting has concluded. Furthermore, no weapons are permitted anywhere on our property, including in your vehicle if it is parked on our property.

Vote Required

Approval of the merger agreement requires the affirmative vote of holders of a majority of the shares of common stock outstanding at the close of business on the record date. For the proposal to approve the merger agreement, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions will not be counted as votes cast in favor of the proposal to approve the merger agreement, but will count for the purpose of determining whether a quorum is present. If you fail to submit a proxy or to vote in person at the special meeting, or abstain, it will have the same effect as a vote “AGAINST” the proposal to approve the merger agreement.

If your shares of common stock are registered directly in your name with our transfer agent, you are considered, with respect to those shares of common stock, the “shareholder of record.” This proxy statement and proxy card have been sent directly to you by the Company.

If your shares of common stock are held through a bank, brokerage firm or other nominee, you are considered the “beneficial owner” of shares of common stock held in “street name.” In that case, this proxy statement has been forwarded to you by your bank, brokerage firm or other nominee who is considered, with respect to those shares of common stock, the shareholder of record. As the beneficial owner, you have the right to direct your bank, brokerage firm or other nominee how to vote your shares by following their instructions for voting.

Banks, brokerage firms or other nominees who hold shares in “street name” for customers generally have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners. However, banks, brokerage firms and other nominees are precluded from exercising their voting discretion with respect to approving non-routine matters such as the proposal to approve the merger agreement and, as a result, absent specific instructions from the beneficial owner of such shares of common stock, banks, brokerage firms or other nominees are not empowered to vote those shares of common stock on non-routine matters. These broker non-votes will be counted for purposes of determining a quorum, and will have the same effect as a vote “AGAINST” the proposal to approve the merger agreement.

The proposal to approve, by a non-binding advisory vote, the merger-related compensation requires the affirmative vote of holders of a majority of the votes cast by the holders entitled to vote thereon at the special meeting. For this proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions and broker non-votes will have no effect on the outcome of the vote.

Any proposal to adjourn the special meeting, if necessary or appropriate, including if there are not holders of a sufficient number of shares of common stock present or represented by proxy at the special meeting to constitute a quorum, requires the affirmative vote of holders of a majority of the votes cast by the holders entitled to vote thereon at the special meeting. For this proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions and broker non-votes will have no effect on the outcome of the vote.

If you are a shareholder of record, you may have your shares of common stock voted on matters presented at the special meeting in any of the following ways:

•	by proxy—shareholders of record have a choice of voting by proxy:

•

by telephone or over the Internet, by accessing the telephone number or website specified on the enclosed proxy card. The control number provided on your proxy card is designed to verify your identity when voting by telephone or by Internet. Please be aware that if you vote over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible.

•	by signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope; or

•	in person—you may attend the special meeting and cast your vote there.

If you are a beneficial owner, you should receive instructions from your bank, brokerage firm or other nominee that you must follow in order to have your shares of common stock voted. Those instructions will identify which of the above choices are available to you in order to have your shares voted. Please note that if you are a beneficial owner and wish to vote in person at the special meeting, you must provide a legal proxy from your bank, brokerage firm or other nominee at the special meeting.

Please refer to the instructions on your proxy or voting instruction card to determine the deadlines for voting over the Internet or by telephone. If you choose to submit a proxy by mailing a proxy card, your proxy card should be mailed in the accompanying prepaid reply envelope, and your proxy card must be filed with our Corporate Secretary by the time the special meeting begins. Please do not send in your stock certificates with your proxy card. When the merger is completed, a separate letter of transmittal will be mailed to you that will enable you to receive the per share merger consideration in exchange for your stock certificates.

If you vote by proxy, regardless of the method you choose to vote, the individuals named on the enclosed proxy card, and each of them, with full power of substitution, will vote your shares of common stock in the way that you indicate. When completing the Internet or telephone processes or the proxy card, you may specify whether your shares of common stock should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the special meeting.

If you properly sign your proxy card but do not mark the boxes showing how your shares of common stock should be voted on a matter, the shares of common stock represented by your properly signed proxy will be voted “FOR” the proposal to approve the merger agreement, “FOR” the proposal to approve, by a non-binding advisory vote, the merger-related compensation and “FOR” any proposal to adjourn the special meeting, if necessary or appropriate, including if there are not holders of a sufficient number of shares of our common stock, present or represented by proxy at the special meeting to constitute a quorum.

IT IS IMPORTANT THAT YOU PROMPTLY VOTE YOUR SHARES OF COMMON STOCK. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN, AS PROMPTLY AS POSSIBLE, THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PREPAID REPLY ENVELOPE, OR SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET. SHAREHOLDERS WHO ATTEND THE SPECIAL MEETING MAY REVOKE THEIR PROXIES BY VOTING IN PERSON.

As of the record date, the directors and executive officers of the Company beneficially owned and were entitled to vote, in the aggregate, 47,443,379 shares of common stock (not including any shares of common stock deliverable upon exercise of any Company RSU), representing approximately 56.80 percent of the outstanding shares of common stock as of the record date.

The voting agreement requires Mr. Desai, Ms. Sethi and their affiliates that are parties to the voting agreement, who collectively own approximately 51% of the Company’s outstanding common stock, to, among other things, vote their shares of common stock in favor of the proposal to approve the merger agreement and certain related matters, as applicable, and against alternative transactions. However, if the Board changes its recommendation to approve the merger agreement or if the merger agreement is terminated, in each case in accordance with the terms set forth in the merger agreement, including in respect of the Company entering into a superior proposal, as described herein, all shareholders party to the voting agreement will immediately and automatically be relieved of their obligation to approve the merger agreement and all other voting obligations under the voting agreement. Accordingly, if the shareholders party to the voting agreement are not relieved of their voting obligations, no vote of any shareholder other than the parties to the voting agreement will be required to approve the merger agreement, and the merger agreement will be approved at the special meeting.

Proxies and Revocation

Any shareholder of record entitled to vote at the special meeting may submit a proxy by telephone, over the Internet or by returning the enclosed proxy card in the accompanying prepaid reply envelope, or may vote in person by appearing at the special meeting. If your shares of common stock are held in “street name” through a bank, brokerage firm or other nominee, you should instruct your bank, brokerage firm or other nominee on how to vote your shares of common stock using the instructions provided by your bank, brokerage firm or other nominee. If you fail to submit a proxy or to vote in person at the special meeting, or do not provide your bank, brokerage firm or other nominee with instructions, as applicable, your shares of common stock will not be voted on the proposal to approve the merger agreement, which will have the same effect as a vote “AGAINST” the proposal to approve the merger agreement, and your shares of common stock will not be counted in respect of, and will not have an effect on, the proposal to approve, by a non-binding advisory vote, certain compensation arrangements for the Company’s named executive officers in connection with the merger or any proposal to adjourn the special meeting, if necessary or appropriate, including if there are not holders of a sufficient number of shares of our common stock, present or represented by proxy at the special meeting to constitute a quorum.

A proxy may be revoked by a shareholder of record at any time prior to the vote at the special meeting by (i) delivering a written notice of revocation to our Corporate Secretary at c/o Syntel, Inc., 525 East Big Beaver Road, Suite 300, Troy, Michigan 48083, (ii) subsequently submitting a duly executed proxy bearing a later date than that of the previously submitted proxy (including by submission over the telephone or Internet) or (iii) attending the special meeting and voting in person. Attending the special meeting without voting will not revoke your previously submitted proxy. If your shares of common stock are held in “street name” through a bank, brokerage firm or other nominee, you should contact your bank, brokerage firm or other nominee with questions about how to change or revoke your voting instructions.

Adjournments

Under the merger agreement, we may not postpone or adjourn the special meeting except if (i) as of the time for which the special meeting is originally scheduled, there are insufficient shares of common stock represented, either in person or by proxy, in order to establish a quorum or to obtain shareholder approval of the merger agreement or (ii) the Board has determined in good faith (after consultation with outside legal counsel) that it is necessary under applicable law to file and/or mail any supplement or amendment to this proxy statement to be disseminated and reviewed by our shareholders prior to the special meeting. In each case of (i) and (ii), the Company may, or if Atos so requests, will, postpone, recess or adjourn or make one or more successive postponements, recesses or adjournments of, the special meeting as long as the date of the special meeting is not postponed, recessed or adjourned more than 10 days in connection with any one postponement, recess or adjournment or more than an aggregate of 20 days from the original date of the special meeting. Additionally, under the merger agreement, within five business days prior to the original date of the special meeting or any date that the special meeting is then scheduled to be held, if the Company delivers a notice of an intent to change the Board recommendation, Atos may direct the Company to postpone, recess or adjourn the special meeting for up to 10 business days and the Company will as promptly as practicable thereafter postpone, recess or adjourn the special meeting in accordance with Atos’ direction.

Anticipated Date of Completion of the Merger

We are working towards completing the merger as soon as possible. Assuming receipt of required regulatory approvals and timely satisfaction or waiver of other closing conditions, including the approval by our shareholders of the merger agreement, we anticipate that the merger will be completed by the end of 2018. If our shareholders vote to approve the merger agreement, the merger will become effective as promptly as practicable following the satisfaction or waiver of the other conditions to the merger, subject to the terms of the merger agreement. See “The Merger—Closing and Effective Time of the Merger” beginning on page 45.

No Appraisal Rights

Under Section 762(2) of the MBCA, as well as the governing documents of the Company, shareholders are not entitled to exercise dissenters’, appraisal or similar rights in connection with the merger.

Solicitation of Proxies; Payment of Solicitation Expenses

The Board is soliciting your proxy, and the Company will bear the cost of this solicitation of proxies. This includes the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of the outstanding common stock.

Questions and Additional Information

If you have more questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact the Corporate Secretary at Daniel_Moore@Syntelinc.com.

THE MERGER (PROPOSAL 1)

This discussion of the merger is qualified in its entirety by reference to the merger agreement, which is attached to this proxy statement as Annex A and incorporated herein by reference. You should read the entire merger agreement carefully as it is the legal document that governs the merger.

The merger agreement provides that Merger Sub will merge with and into the Company and the Company will be the surviving corporation. As a result of the merger, the Company will cease to be a publicly traded company and will become an indirect wholly owned subsidiary of Atos.

Merger Consideration

In the merger, each share, other than (i) the shares owned by Atos, Merger Sub or the Company (and in each case not held on behalf of third parties) and (ii) shares held by any direct or indirect wholly owned subsidiary of the Company or Atos (other than Merger Sub), will be converted into the right to receive cash in the amount of $41.00 per share, without interest, less any required withholding taxes. At the effective time, (i) each share owned by Atos, Merger Sub or the Company (in each case not held on behalf of third parties) will be canceled and will cease to exist, and no consideration will be payable for such shares and (ii) each share held by a direct or indirect wholly owned subsidiary of the Company or Atos (other than Merger Sub) will be converted into a number of shares of common stock of the surviving corporation so as to preserve such entity’s relative ownership percentage in the Company.

Background of the Merger

The Board and management regularly review the Company’s short- and long-term business prospects and evaluate ways to maximize both short and long-term shareholder value, as well as evaluating the risks associated with the Company’s business model.

On February 2, 2018, Mr. Bharat Desai, the co-founder and co-chairman of the Company, received an unsolicited e-mail from Mr. Charles Dehelly, the special advisor to the chairman and chief executive officer of Atos, inquiring as to whether the Company would be interested in engaging in potential strategic discussions with Atos. Following email exchanges through mid-February to schedule a call, Messrs. Dehelly, and Elie Girard, the chief financial officer of Atos, called Mr. Desai on February 16, 2018, during which call Messrs. Dehelly and Girard informed Mr. Desai of Atos’ potential interest in a strategic transaction with the Company, although no specific proposal was made on that call. Following the call with Atos, Mr. Desai called Paritosh Choksi, the Company’s lead director, to inform him of the substance of the call from Atos.

On February 26, 2018, at a regular meeting of the Board, the directors discussed the Company’s short and long-term business prospects, taking into account industry trends, and received a market update on the information technology industry and market trends across different geographies from an expert in the industry. Seeking to obtain an outside perspective on the Company’s strategic options and given the possibility of receiving a specific indication of interest in acquiring the Company, the Board tasked three independent directors, Paritosh Choksi, Rex Schlaybaugh and Rajesh Mashruwala, with gathering information from external experts and talking to investment bankers who would help the Company understand its strategic options.

On March 2, 2018, Messrs. Dehelly and Girard called Mr. Desai and expressed Atos’s interest in acquiring all of the outstanding common stock of the Company at a price of approximately $30.00 per share. This price represented an approximately 9.8% premium to the $27.31 per share closing price of the Company’s common stock on March 2, 2018. Also on March 2, 2018, Mr. Desai received a telephone call from an investment banker who informed Mr. Desai that another strategic party engaged in the information technology services industry, which we refer to as Party A, expressed interest in the Company and that the chief executive officer of Party A asked to meet Mr. Desai to discuss the possibility of a transaction between the two companies.

At a special meeting of the Board on March 3, 2018, Mr. Desai reported on the two separate indications of interest in acquiring the Company he had received. At that same special meeting of the Board, Mr. Choksi reported on preliminary discussions that he and Messrs. Mashruwala and Schlaybaugh had with two potential financial advisors regarding potential assistance to the Company in its review of possible strategic options. In light of the two separate indications of interest in pursuing a strategic transaction, the Board requested that Mr. Daniel Moore and Messrs. Choksi and Schlaybaugh take the lead in determining how to conduct a more in-depth review of the outlook for the Company’s business and evaluation of its strategic alternatives.

Thereafter, at a special meeting on March 8, 2018, the Board formed the special committee consisting of Messrs. Choksi, Mashruwala and Schlaybaugh, which we refer to as the Special Committee, to oversee the strategic review of the Company and authorized the Special Committee to (i) obtain such information, documents, plans and analyses the Special Committee considered necessary, advisable, desirable or appropriate to conduct the strategic review; (ii) engage financial and legal advisors to assist with the strategic review; (iii) determine whether a potential alternative was in the best interests of the Company and its shareholders and recommend to the Board what action, if any, should be taken by the Company with respect to any potential alternative; (iv) if the Board were to authorize the pursuit of an acquisition, a potential sale of all or any portion of the assets of the Company or its subsidiaries or a merger or other business combination involving the Company or its subsidiaries, initiate and participate in discussions with, or otherwise assist or facilitate proposals from, any parties regarding any such potential transaction and provide information regarding the Company and its subsidiaries to such parties; (v) review, evaluate, negotiate or reject any potential alternatives, including the negotiation of the terms and conditions of any related definitive agreement; (vi) following the adoption by the Board of one or more potential alternatives, if any, take any other actions contemplated or required by any such potential alternative to be taken by the Special Committee; and (vii) provide regular reports or recommendations to the Board in regard to the foregoing matters.

Between March 8, 2018 and March 15, 2018, the Special Committee appointed Mr. Choksi as chairman and communicated with four potential financial advisors. After evaluating the four potential financial advisors, including as to their independence with respect to acting for the Company, the Special Committee invited two potential financial advisors to make presentations to the Board with respect to the industry landscape and the strategic opportunities available to the Company and the associated implications for the Company at a Board meeting to be held on March 18, 2018.

On March 15, 2018, the Special Committee determined to engage Sullivan & Cromwell LLP, which we refer to as Sullivan & Cromwell, to serve as the outside legal advisor in connection with the strategic review undertaken by the Special Committee.

On March 18, 2018, the Board held a meeting at which representatives of Goldman Sachs & Co. LLC, which we refer to as Goldman Sachs, and another potential financial advisor each separately provided an overview of the industry and subindustries in which the Company operates and the various strategic options available to the Company, including staying the course, pursuing bolt-on transactions, mergers and acquisitions and a potential sale of the Company. The Board discussed the potential alternatives available to the Company and related challenges and potential opportunities. In discussion with Goldman Sachs, the Board and management discussed potential risks to the Company arising from a sale process, including potential leaks, the potential disclosure of competitively sensitive information to the Company’s competitors and the diversion of management resources. Following this meeting and after receiving input from the Board, the Special Committee determined to retain Goldman Sachs to serve as its financial advisor in connection with the Company’s review of strategic alternatives because Goldman Sachs is an internationally recognized investment banking firm that has substantial industry and transactional experience.

On April 2, 2018, the Special Committee entered into an engagement letter with Goldman Sachs to serve as its financial advisor in connection with the Company’s analysis and consideration of strategic alternatives.

Between March 29, 2018 and April 6, 2018, Goldman Sachs and Sullivan & Cromwell prepared for an organizational meeting with the Special Committee by outlining the timeline and work streams necessary in order for the Special Committee to properly evaluate whether existing circumstances provided a good time to consider strategic alternatives for the Company, including a potential sale of the Company, and, if so, to determine the appropriate parties to contact under the circumstances and the process for doing so, including Atos and Party A.

On April 6, 2018, representatives of Goldman Sachs discussed with the Special Committee the Company’s strategic alternatives, including with respect to continuing to operate as a standalone company, incurring indebtedness to return capital to shareholders, making a strategic acquisition, or entering into a significant transaction, such as a merger or sale of all or substantially all assets of the Company. At that meeting, representatives of Goldman Sachs also reviewed preliminary financial analyses of the Company based on preliminary financial information provided by senior management of the Company in advance of the meeting and approved for Goldman Sachs’ use by the Special Committee. In addition to discussing Atos and Party A, representatives of Goldman Sachs and the Special Committee discussed another party, which we refer to as Party B, as a potential bidder for a strategic transaction with the Company. The Special Committee additionally reviewed an illustrative timeline for pursuing a limited process to assist the Special Committee in determining whether to pursue a sale of the Company that was prepared by Sullivan & Cromwell and Goldman Sachs.

On April 7, 2018, the Special Committee, with certain members of management of the Company, representatives of Goldman Sachs and Sullivan & Cromwell, discussed the Company’s five-year plan prepared by management of the Company. The Special Committee discussed, among other things, the risks and uncertainties of the Company remaining a standalone entity, likely future headwinds for companies operating in the industries in which the Company operates, including the potential need for greater scale to be able to compete effectively, the changing competitive dynamics in the industries in which it operates, and the risks and uncertainties relating to anticipated structural changes in the Company’s industry due to technological changes and geopolitical uncertainties.

On April 10, 2018, Mr. Desai, at the direction of the Special Committee, responded to a request to the Company from Party A and met with a representative of Party A, who expressed an interest in facilitating a meeting with the Company’s management and indicated that following a meeting, Party A could be in a position to formally express its interest in a potential transaction with the Company. On April 11, 2018, Mr. Desai updated the Special Committee, representatives of Goldman Sachs and Sullivan & Cromwell on the general interest of Party A as expressed during the April 10, 2018 meeting.

On April 16, 2018, the Special Committee held a meeting during which the Special Committee, Mr. Desai and representatives of Goldman Sachs and Sullivan & Cromwell further discussed the outreach from a representative of Party A and determined to defer any substantive response to Party A until the Special Committee and the Board determined the appropriate process relating to any potential strategic alternatives.

On April 22, 2018, the Board had a regularly scheduled meeting at which the Special Committee updated the Board as to its activities with respect to exploring potential strategic alternatives, following which the Board discussed the timeline, process and communications relating to a potential strategic transaction with the Company.

On April 27, 2018, the Board had a special meeting. At that meeting, representatives of Goldman Sachs reviewed their updated financial analyses of the Company, which was based on updated financial information provided by senior management of the Company in advance of the meeting and approved by the Special Committee and the Board. At that meeting, Goldman Sachs also reviewed strategic alternatives available to the Company. Among other things, the Board discussed with representatives of Goldman Sachs the relative merits of reaching out to both potential strategic and financial bidders. Following discussion, the Board, with input from Goldman Sachs, concluded that a financial bidder would be less likely under the circumstances to provide a compelling offer because a transaction with a financial bidder would not generate synergies or the returns that a financial bidder would require given the price per share at which the Board would be willing to consider a sale of the Company. After discussing this further, as well as the risks described above concerning potential leaks and the diversion of management resources associated with the process, the Special Committee and the Board determined to pursue a limited sale process and to have Goldman Sachs contact Atos, Party A and Party B to inform them about the process and invite them to enter into nondisclosure agreements with the Company and receive presentations from management of the Company.

Between April 30, 2018 and May 16, 2018, at the direction of the Special Committee, representatives of Goldman Sachs contacted Atos, Party A and Party B regarding the process and to invite them to participate in a management presentation. Following these communications, the Company executed non-disclosure agreements with Atos on May 3, 2018, with Party A on May 14, 2018 and with Party B on May 16, 2018. The non-disclosure agreements with Party A and Party B each contained a standstill provision having a duration of eighteen months and twelve months, respectively, which prohibited the interested parties from acquiring the Company or seeking a waiver of such standstill obligations through means other than negotiation with the Board. The standstill agreed to by Party A provided that it would “fall-away” in the event that the Company entered into a definitive agreement with respect to its acquisition by a third party.

On May 3, 2018, Atos communicated that it would be interested only in exclusive negotiations with the Company, outside of a bank-led process, and reiterated its interest in acquiring the Company at approximately $30.00 per share, representing an approximately 3.1% premium to the closing price of the Company’s common stock on such date. The Special Committee determined not to engage with Atos on that basis and did not respond to Atos.

On May 9, 2018, at the direction of the Special Committee, representatives of Goldman Sachs contacted representatives of three companies engaged in the information technology services industry, Party C, Party D and Party E, to inquire if any of them would be interested in a potential strategic transaction with the Company. On May 14, 2018, at the direction of the Special Committee, representatives of Goldman Sachs had additional separate conversations with Party C and Party D to provide an overview of the Company and determine whether either party would be interested in participating in the process. Neither the Company nor Goldman Sachs received any further indication of interest from Party C or Party D.

The Company held management presentations with Party A and Party B on May 17, 2018 and May 21, 2018, respectively, and asked for indications of interest by June 25, 2018.

On May 29, 2018, Atos contacted the Company to express its desire to reengage with the Company and the Company scheduled a management presentation with Atos for June 18, 2018. During this time, Atos continued to indicate that it would not be willing to participate in a process and would require exclusivity. The Special Committee made clear that it would contemplate granting exclusivity only in the event of a compelling offer.

On June 6, 2018, Party A stated that it could not see a path to provide a meaningful premium to the Company’s share price at its then current level. The Company’s share price on such date was approximately $32.00 per share, and Party A had originally expressed interest when the Company’s share price was approximately $25.00 per share.

The Company held a follow-up discussion with Party B on June 7, 2018 and responded to a request by Atos for additional information on June 22, 2018 to allow Atos and Party B to assess potential synergies that could be achieved through a potential transaction with each company in order to maximize the indications of interest to be received from Party B and Atos.

On June 15, 2018, Goldman Sachs received an email from a private equity investor, which we refer to as Party F, requesting to be included if the Company was engaged in a sale process. On June 20, 2018,

representatives of Goldman Sachs held a client service meeting with Party E. During this meeting, representatives of Goldman Sachs provided an overview of the Company to determine whether Party E would be interested in participating in the sale process. Party E expressed at this meeting that it was not interested in participating in the process. On June 21, 2018, Party F called Goldman Sachs to inquire whether there was a process with respect to a potential transaction with the Company. On June 24, 2018, the Special Committee discussed with representatives of Goldman Sachs and Sullivan & Cromwell the expression of interest received from Party F, whether Party F would be likely to make a competitive offer and the risks associated with leaks if the process were opened up further. On June 25, 2018, at the direction of the Special Committee, representatives of Goldman Sachs communicated to Party F that they could not confirm whether a process with respect to the Company was underway, but that Party F should submit a written indication of interest if Party F wanted to explore a potential transaction. Neither the Company nor Goldman Sachs received from Party F any further indication of interest in a transaction involving the Company.

Also on June 25, 2018, Party B submitted an initial indication of interest with an offer price between $32.00 and $37.00 per share, payable partly in cash and partly in Party B stock, representing from no premium up to an approximately 15.4% premium to the $32.05 per share closing price of the Company’s common stock on such date.

On June 29, 2018, following discussions with Goldman Sachs and Atos in which representatives of Goldman Sachs, at the direction of the Special Committee, reiterated the need for Atos’s offer to be materially above the Company’s stock price, Atos submitted a written indication of $40.00 per share and included a “highly confident” letter from BNP Paribas to demonstrate its ability to finance a transaction. Atos’s offer represented an approximately 24.6% premium above the $32.09 closing price of the Company’s common stock on June 29, 2018. Atos indicated that it would require that each of the Company’s two largest shareholders agree to vote all of the shares of common stock over which they had voting power in favor of the proposed merger with Atos and the Company agree to a “force-the-vote” provision in any definitive agreement, pursuant to which the Board would be required to submit the proposed merger to a vote of its shareholders regardless of any change in recommendation by the Board. Atos also requested an exclusivity period of two weeks following the Company’s acceptance of the proposal.

On June 30, 2018, at a meeting of the Special Committee, after carefully analyzing Atos’s proposal, considering the range previously submitted by Party B and consulting with representatives of Sullivan & Cromwell and Goldman Sachs, the Special Committee determined to respond to Atos’s proposal by offering to agree to exclusivity at a price of $42.00 per share, while making clear that the Company would proceed on that basis only if the Company and the founders both had customary fiduciary outs to enable the Company to accept any superior proposal and for the Board to change its recommendation. Mr. Choksi communicated the Special Committee’s position to Atos during a call on July 2, 2018.

On July 3, 2018, Atos affirmed its indication at $40.00 per share in a telephone conversation with Mr. Choksi and indicated that it might be willing to raise its offer by up to $2.00 per share to $42.00 per share if its diligence provided evidence of sufficient incremental and structural value for Atos, but it would not proceed unless it obtained exclusivity. Atos indicated it required an exclusivity period of five days to review due diligence information provided by the Company, during which time Atos would work in good faith to attempt to increase its offer, and, if the parties reached an agreement on price and certain other terms by such date, the exclusivity period would be extended by seven days during which the parties would use good faith efforts to negotiate the terms of the definitive agreements. Atos also requested that the founding shareholders agree that only a portion of the shares subject to the voting agreement would be released from an obligation to vote for the merger if the Board changed its recommendation that the Company’s shareholders vote to approve the merger. On July 4, 2018, Mr. Desai, at the direction of the Special Committee, discussed Atos’ offer with Mr. Thierry Breton, the chairman and chief executive officer of Atos, who affirmed Atos’ offer and that Atos would work in good faith with the Company in evaluating incremental and structural value that would be realized by Atos upon consummation of a transaction between the two companies in order to potentially further increase its offer.

On July 5, 2018, Sullivan & Cromwell sent an initial draft of the exclusivity agreement to Atos’ legal counsel, Weil Gotshal & Manges LLP, which we refer to as Weil. Over the next three days, the parties negotiated the exclusivity agreement based on three key issues: (i) whether the merger agreement would not include any “force-the-vote” provision, (ii) whether the merger agreement would provide the directors of the Company with customary “fiduciary-out” provisions and (iii) whether each of the Company’s two founding shareholders would enter into a voting agreement to vote at least 50.1% of the outstanding shares of common stock in favor of the proposed merger with Atos, and whether such voting agreement would be subject to customary “fiduciary-out” provisions that would release the founders from their voting obligations in the event the Board changed its recommendation in favor of the merger agreement or the merger agreement was terminated in accordance with its terms. The Board, following the unanimous recommendation of the Special Committee, unanimously approved the Company’s entering into a five-day exclusivity period with Atos.

Prior to entering into exclusivity with Atos, representatives of Goldman Sachs, at the direction of the Special Committee, communicated to Party B that the Company was likely to enter into exclusivity with another party and encouraged Party B to increase its offer at that time. Party B requested further discussions with the Company but declined to increase its offer.

The Company then entered into the exclusivity agreement with Atos on July 8, 2018, which provided for a five-day period of exclusivity through July 12, 2018 and that if the parties mutually agreed to price and certain other deal protection terms, exclusivity would be extended until July 20, 2018. The exclusivity agreement prohibited Atos from discussing retention matters with any employee of the Company during the initial exclusivity period, provided that such discussions would be permitted upon extension of the exclusivity agreement so long as a person designated by the Special Committee participated in all such discussions.

On July 8, 2018, Mr. Girard communicated to Mr. Choksi that Atos would require a termination fee equal to 4% of the equity value of the Company be paid by the Company in certain circumstances in which the merger agreement is terminated, including in the event the Board changed its recommendation in favor of the merger or authorized the Company to enter into an alternative acquisition agreement with respect to a superior proposal. Mr. Choksi indicated that the Company would agree to a termination fee in the amount of 2% of the equity value of the Company, but was not prepared to agree to a 4% fee.

In connection with the execution of the exclusivity agreement with Atos, the Company granted Atos access to an online data room on July 8, 2018 so that Atos could conduct its diligence in order to be in a position to make its final offer by July 12, 2018 and execute a definitive agreement by July 20, 2018. On the same day, Sullivan & Cromwell sent Weil an initial draft of the merger agreement.

Additionally, on July 8, 2018, representatives of the Company, Sullivan & Cromwell, Goldman Sachs, Atos, Weil, Latham & Watkins LLP, Atos’s regulatory and CFIUS counsel, which we refer to as Latham, conducted due diligence calls. On July 9, 2018 and July 10, 2018, certain members of management of the Company and Atos, along with representatives of Goldman Sachs and Rothschild & Co., financial advisor to Atos, conducted in-person diligence meetings in London, England.

On July 12, 2018, Atos submitted a revised offer to acquire the Company for $41.00 per share, communicating that the offer constituted its best and final offer and would expire at 11:59 p.m. Eastern Time that same day. Atos formally requested an extension of exclusivity until July 20, 2018 to finalize negotiations of the draft merger agreement and complete its due diligence review and also stated that Atos would agree to a termination fee equal to 3.5% of the equity value of the Company in certain circumstances in which the merger agreement was terminated. Also on July 12, 2018, the Special Committee met to discuss the revised offer. Afterwards, Mr. Choksi sent an email to Mr. Girard expressing the Company’s disappointment that Atos’s revised offer was still less than $42.00 per share. However, Mr. Choksi informed Mr. Girard that the Board would be meeting on July 13, 2018 to discuss the latest proposal and that, in the meantime, the Company would respect the spirit of the exclusivity agreement until the end of business on July 13, 2018. Mr. Choksi also requested that Atos send a list of key issues outstanding in the draft merger agreement and a list of any other open transaction issues, which Atos provided on the morning of July 13, 2018.

On July 13, 2018, the Company agreed to extend the first period of exclusivity with Atos until 11:59 p.m. Eastern Time that same day and, in return, Atos extended the validity of its revised offer until such time. Later on July 13, 2018, Mr. Girard and Mr. Choksi discussed Atos’s most recent proposal, in which Mr. Girard further described the $41.00 per share offer price as Atos’s best and final price, and the list of open items for negotiation provided by Atos. Also on July 13, 2018, the Board held a meeting at which representatives of Goldman Sachs and Sullivan & Cromwell were present. At this meeting, after receiving input from Goldman Sachs, the Board discussed the merits of Atos’s revised offer and the results of the process, including the fact that Party A exited the process and that the Board did not believe Party B would be able to match Atos’s offer. On the basis of the foregoing discussion, the Board determined to extend the exclusivity period with Atos until July 20, 2018, during which period the parties would continue to negotiate the terms of the merger agreement, including the amount of the termination fee.

Also on July 13, 2018, Weil sent to Sullivan & Cromwell (which was subsequently provided to Jones Day, counsel to the founding shareholders) an initial draft of the voting agreement with respect to approximately 50.1% of the outstanding shares of the Company’s common stock to be entered into concurrently with the execution of the merger agreement by Atos and the Company’s founding shareholders and certain of their affiliated entities.

Representatives of the Company, Atos and their respective advisors extensively negotiated and exchanged drafts of the merger agreement from July 14, 2018 through July 20, 2018, including with respect to, among other things, the amount of the termination fee (ultimately agreeing to a termination fee of 3.25%), the circumstances under which it would become payable, the level of efforts the Company and Atos would be required to use to obtain regulatory approvals and other matters. Concurrently, Atos, the founding shareholders, and their respective counsel negotiated and exchanged drafts of the voting agreement, which were always provided to the Special Committee’s counsel. On July 20, 2018, the Special Committee, together with members of management, and representatives of Sullivan & Cromwell and Goldman Sachs, met to discuss and review the draft merger agreement, the voting agreement, and related ancillary documents and to consider the proposed transaction. Representatives of Sullivan & Cromwell reviewed the fiduciary duties of the directors and the terms of the transaction documents. Representatives of Goldman Sachs reviewed with the Special Committee Goldman Sachs’ financial analyses of the consideration proposed in the transaction. The Special Committee and its advisors then engaged in a discussion of the proposed transaction, including, among other things, the risks and uncertainties of the Company’s remaining a standalone entity. Following discussion, the Special Committee unanimously determined that the merger was fair to, advisable and in the best interests of, the Company and its shareholders, and unanimously resolved to recommend that the Board determine the same, adopt the merger agreement, the merger and the other transactions contemplated by the merger agreement, and resolve to recommend that the shareholders of the Company approve the merger agreement.

Later on the evening of July 20, 2018, the full Board, together with members of management, and representatives of Sullivan & Cromwell and Goldman Sachs, met to discuss and review the draft definitive agreement and the voting agreement and to consider the proposed transaction. Representatives of Sullivan & Cromwell reviewed the fiduciary duties of the directors and the terms of the transaction documents. Representatives of Goldman Sachs then reviewed its financial analyses with respect to the proposed merger consideration and rendered an oral opinion, which was confirmed by delivery of a written opinion, dated July 20, 2018, to the effect that, as of such date, and based upon and subject to the factors, procedures, assumptions, qualifications and limitations set forth in its opinion, the cash consideration of $41.00 per share of common stock to be paid to the holders of common stock (other than Atos and its affiliates) pursuant to the merger agreement was fair from a financial point of view to such holders, which opinion is summarized in “—Opinion of Goldman Sachs & Co. LLC” beginning on page 39. The Board also discussed the same types of risks and uncertainties facing the Company as a standalone entity as were addressed at the earlier meeting of the Special Committee. Following extensive discussion, the Board unanimously determined that the merger was fair to, advisable and in the best interests of, the Company and its shareholders, unanimously approved and adopted the definitive agreement, the merger and the other transactions contemplated by the definitive agreement and resolved to submit the definitive agreement to the Company’s shareholders to approve the definitive agreement and the transaction contemplated thereby.

Following the Board meeting, the parties executed the definitive merger agreement and Atos and the founders executed the voting agreement.

Reasons for the Merger; Recommendation of the Company’s Board of Directors

The Board has unanimously determined that the merger agreement, the merger and the other transactions contemplated by the merger agreement are fair to, and in the best interests of, the Company and its shareholders and adopted and declared advisable the merger agreement, the merger and the other transactions contemplated by the merger agreement, resolved that the merger agreement be submitted for consideration by the shareholders of the Company at a special meeting of shareholders and recommended that the shareholders of the Company vote to approve the merger agreement.

The Board unanimously recommends that you vote (1) “FOR” the proposal to approve the merger agreement; (2) “FOR” the non-binding, advisory proposal to approve compensation that will or may become payable to the Company’s named executive officers in connection with the merger; and (3) “FOR” approval of the proposal to adjourn the special meeting, if necessary or appropriate, including if there are not holders of a sufficient number of shares of common stock present or represented by proxy at the special meeting to constitute a quorum.

In the course of reaching its determination and recommendation, the Board consulted with and received the advice and assistance of its legal and financial advisors as well as the unanimous recommendation of the Special Committee. In recommending that shareholders vote in favor of approval of the merger agreement, the Board considered a number of factors, including the following (which factors are not necessarily presented in order of relative importance):

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Per Share Merger Consideration. The Board considered the $41.00 per share merger consideration relative to the current and historical trading prices and anticipated future trading prices of the common stock, including the fact that the per share merger consideration constituted a premium of approximately 5.1% to the closing price per share on July 19, 2018, 23.3% to the volume-weighted average price during the three months ended July 19, 2018, 38.6% to the volume-weighted average price during the six months ended July 19, 2018 and 44% compared to Wall Street analysts’ consensus target price for the Company’s stock of $28.50 per share as of July 19, 2018. The Board also considered that Atos substantially increased its offer to acquire the Company from $30.00 per share in its initial indication of interest to $41.00 per share.

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Business and Financial Condition of the Company. The Board considered, after discussions with its financial advisor and members of management, that the per share merger consideration was more favorable to the shareholders than the potential value that would reasonably be expected to result from other alternatives reasonably available to the Company, including the continued standalone operation of the Company as an independent public company and especially in light of the current environment in the industry as well as broader economic and commercial trends affecting the Company’s business and financial results, including:

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the Board’s assessment of the Company’s business, assets and prospects, its competitive position and historical and projected financial performance and the nature of the industry in which the Company operates, including anticipated industry consolidation trends and changing competitive dynamics;

•	the strategic alternatives reasonably available to the Company, on both a standalone basis and with a third party, and the risks and uncertainties associated with those alternatives;

•

the risks and uncertainties relating to possible future headwinds for companies operating in the industry in which the Company operates, including the potential need for greater scale to be able to compete effectively in the markets in which the Company operates or may operate in the future;

•	the risks and uncertainties stemming from the concentration of the Company’s business coming from a relatively small number of customers;

•	the Board’s assessment that to obtain the maximum leverage out of its operating strategy, the Company needs a more expansive platform than it currently has and that Atos can provide that platform; and

•	the risks and uncertainties relating to anticipated structural changes in the Company’s industry due to technological changes and geopolitical uncertainties.

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Certainty of Consideration. The Board considered that the all-cash merger consideration provides the shareholders with certainty of value and, upon closing, immediate liquidity for their shares, especially when viewed against the potential risks and uncertainties inherent in the Company’s business, including risks associated with remaining a standalone entity and changing competitive dynamics.

•	Special Committee Process and Recommendation. The Board considered the process undertaken by the Special Committee, including:

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the receipt of the advice of its outside advisors and Company management, consideration with the Board and such advisors of a wide range of options, and identification of the candidates viewed as most likely to be interested in acquiring the Company and capable of paying the highest price;

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the course and history of the negotiations between Atos and the Company, as described under “The Merger—Background of the Merger” and the Board’s belief that it had obtained Atos’ best and final offer and that it was unlikely that any other party would be willing to acquire the Company at a higher price;

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Receipt of Fairness Opinion from Goldman Sachs. The Board considered that in connection with the merger, Goldman Sachs rendered its oral opinion, subsequently confirmed in writing, to the effect that, as of July 20, 2018, and based upon and subject to the various factors, assumptions, qualifications, limitations and other matters set forth therein, the merger consideration of $41.00 per share in cash to be paid to the holders of shares of common stock (other than Atos or any affiliates of Atos), was fair, from a financial point of view, to such holders, as more fully described below in the section captioned “The Merger—Opinion of Goldman, Sachs & Co. LLC” and which written opinion is attached in its entirety as Annex B hereto. The summary of the opinion of Goldman Sachs herein is qualified in its entirety by reference to the full text of the opinion. We encourage you to read Goldman Sachs’ opinion and the summary of Goldman Sachs’ opinion below carefully and in their entirety.

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Likelihood of Completion; Certainty of Payment. The Board considered its belief that, absent a superior proposal, the merger represented a transaction that would likely be consummated based on, among other factors:

•	the absence of any financing condition to consummation of the merger;

•	Atos’ reputation and its credibility as an acquiror;

•	the fact that there are not expected to be significant antitrust or other regulatory impediments to completing the merger; and

•

the fact that the conditions to the closing of the merger are specific and limited in scope and which, in the case of the condition related to the accuracy of the Company’s representations and warranties, are generally subject to a “material adverse effect” qualification.

•	Other Terms of the Merger Agreement. The Board considered other terms and conditions of the merger agreement and related transaction documents, including:

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the provision of the merger agreement allowing the Board to change its recommendation prior to obtaining the company shareholder approval in specified circumstances relating to the receipt of a superior proposal or the occurrence of an intervening event, subject to (i) the Company’s notification and good faith negotiation obligations and (ii) Atos’ right to terminate the merger agreement and receive payment of the applicable termination fee;

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the provisions of the merger agreement requiring Atos to use its commercially reasonable efforts to obtain applicable regulatory approvals to consummate the merger and take all necessary or advisable steps to (i) avoid the entry of and resist, vacate, limit, reverse or suspend any actual, anticipated or threatened permanent, preliminary or temporary order from any governmental entity that could reasonably be expected to enjoin, prevent or otherwise prohibit, restrain, delay or impair or make unlawful the consummation of the merger and (ii) sell, lease, license or otherwise dispose of, or hold separate pending such disposition, the assets, operations, rights, product lines, licenses, businesses or interests therein of the Company, Atos or either of their respective controlled affiliates and/or limit or restrain the freedom of action with respect to the Company’s, Atos’ or any of their respective controlled affiliates’ ability to retain or make changes in any such assets, operations, rights, product lines, licenses, businesses or interests therein;

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the termination date of the merger agreement on which date either party, subject to certain exceptions, can terminate the merger agreement, and the Board’s view that the termination date, and the provisions of the merger agreement providing for extensions of the termination date under certain circumstances, allow for sufficient time to consummate the merger; and

•	the Board’s belief that the other terms of the merger agreement, taken as a whole, are reasonable.

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Support of the Company’s Largest Shareholders. The Board considered the fact that the Company’s founders and largest shareholders agreed to support the merger, subject to certain exceptions, including in the event of a superior proposal in respect of which the Board changes its recommendation to shareholders.

In the course of reaching its recommendation, the Board also considered a variety of risks and potentially negative factors concerning the merger and the merger agreement, including the following:

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that the shareholders will have no ongoing equity participation in the Company following the merger and the shareholders will cease to participate in the Company’s future earnings or growth, if any, and will not benefit from increases, if any, in the value of the Company following the merger;

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the risk that the merger will be delayed or will not be completed, including the failure to obtain required regulatory approvals to the completion of the merger or the failure to satisfy other conditions to the completion of the merger, as well as the potential loss of value to the shareholders and the potential negative impact on the operations and prospects of the Company if the merger agreement is terminated or the merger is not completed for any reason;

•

the significant effort and cost involved in connection with negotiating the merger agreement and completing the merger (including certain costs and expenses if the merger is not consummated), the substantial management time and effort required to effectuate the merger and the related disruption to the Company’s day-to-day operations during the pendency of the merger;

•	the possibility that the debt financing contemplated by Atos will not be obtained, resulting in Atos not having sufficient funds to complete the merger;

•

the risk, if the merger is not consummated, that the pendency of the merger could affect adversely the relationship of the Company and its subsidiaries with their respective employees (including making it more difficult to attract and retain key personnel and the possible loss of key management, technical, sales and other personnel), customers, distributors, suppliers, contractors, partners, agents and others with whom they have business dealings;

•

the requirement that the Company pay Atos a termination payment of $111.5 million under certain circumstances following termination of the merger agreement, including if Atos terminates the merger agreement as a result of the Board changing its recommendation or the Company terminates the merger agreement to accept a superior proposal;

•

the restrictions imposed by the terms of the merger agreement on the conduct of the Company’s business prior to completion of the merger, which may delay or prevent the Company from undertaking business opportunities that may arise pending completion of the merger, and the resultant risk if the merger is not consummated;

•

as the transaction has a potential outside date as late as April 20, 2019, that the shareholders could be asked to vote on approval of the merger agreement well in advance of completion of the transaction, depending on when the transaction actually closes;

•	the receipt of cash in exchange for the common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes for many of the shareholders;

•	the absence of any appraisal or dissenters’ rights under Michigan law; and

•

the Company’s officers and directors may have interests in the merger that are different from, or in addition to, the interests of the shareholders, including the acceleration of RSUs held by officers and directors, change of control and retention bonuses that will be payable to certain officers at or following the closing, the payment of severance to officers if a termination of employment were to occur in connection with the merger, and the interests of the Company’s directors and officers in being entitled to continued indemnification, advancement of expenses and insurance coverage from the surviving corporation under the merger agreement.

The above discussion of the information and factors considered by the Board is not intended to be exhaustive, but indicates the material matters considered. In reaching its determination and recommendation, the Board did not quantify, rank or assign any relative or specific weight to any of the foregoing factors, and individual members of the Board may have considered various factors differently. The Board did not undertake to make any specific determination as to whether any specific factor, or any particular aspect of any factor, supported or did not support its ultimate recommendation. Moreover, in considering the information and factors described above, individual members of the Board each applied his or her own personal business judgment to the process and may have given differing weights to differing factors. The Board based its unanimous recommendation on the totality of the information presented. The explanation of the factors and reasoning set forth above contain forward-looking statements that should be read in conjunction with the section of this proxy statement entitled “Cautionary Statements Regarding Forward-Looking Information.”

Certain Unaudited Company Forecasts

Although the Company historically has provided limited guidance in its earnings releases with respect to projected revenue and earnings per share for the completion of its then-current fiscal year, the Company does not, as a matter of course, publicly disclose long-term forecasts or projections as to future revenues, earnings or other results due to, among other reasons, the uncertainty, unpredictability and subjectivity of the underlying assumptions and estimates. However, the Company is including in this proxy statement certain unaudited prospective financial information that was provided to Goldman Sachs, a portion of which was provided to Atos in connection with the proposed merger. Specifically, Syntel provided Goldman Sachs with unaudited prospective financial information, including revenue, revenue growth rate, gross margin percentage, EBITDA and net income, for the years 2018 through 2023 that were prepared by management of Syntel and not for public disclosure. In June 2018, Syntel provided Atos with the projected revenue, revenue growth rate, gross margin percentage and EBITDA projections for 2018, 2019 and 2020 that were previously provided to Goldman Sachs.

Subsequently, management updated the unaudited prospective financial information to reflect the Company’s improved second quarter performance, which we refer to as the Management Projections and which are set forth in the table below and provided the Management Projections to Goldman Sachs. On July 9, 2018, Company management communicated to Atos the updated 2018 revenue projection included in the Management Projections and informed Atos that the revenue growth rates following 2018 included in the Management Projections remained unchanged and that the gross margin percentages included in the Management Projections remained substantially the same. The Management Projections were also part of and included in the unaudited prospective financial information that was made available to the Board for purposes of evaluating the merger and to representatives of Goldman Sachs for purposes of rendering its fairness opinion and performing its related financial analyses, as described in “The Merger—Opinion of Goldman Sachs & Co. LLC”. The Management Projections were prepared by management in good faith based on management’s best available estimates, judgments and assumptions with respect to the Company’s future financial performance at the time they were prepared and speak only as of that time.

The summaries of the Management Projections are not included in this proxy statement to induce any shareholder of the Company to vote in favor of the approval of the merger agreement or any other proposals to be voted on at the special meeting. The inclusion of the Management Projections should not be regarded as an indication that the Company, the Board or Goldman Sachs considered, or now considers, the Management Projections to be a reliable prediction of future results or to support or fail to support your decision whether to vote for or against the proposal to approve the merger agreement. No person has made or makes any representation or warranty to any person, including any shareholder of the Company, regarding the information included in the Management Projections.

The Management Projections were prepared by the Company’s management in July 2018 based on certain assumptions that management then believed to be potentially achievable. While the Management Projections were prepared in good faith by management, no assurance can be made regarding future events and actual results may be significantly higher or lower than forecasted by the Management Projections. The Management Projections also reflect assumptions as of their respective time of preparation as to certain business decisions that are subject to change. Although presented with numerical specificity, the Management Projections are based upon a variety of estimates and numerous assumptions made by management with respect to, among other matters, incremental sales growth, operational cost savings, industry performance, general domestic and international business, economic, tax, regulatory, geopolitical, market and financial conditions and other matters, including with respect to interest rates, exchange rates and the factors described in “Cautionary Statement Regarding Forward-Looking Statements,” many of which are difficult to predict, are subject to significant economic and competitive uncertainties, and are beyond the Company’s control. The Management Projections also assume that the Company would continue to operate as a standalone company and do not reflect any impact of the merger. Furthermore, the Management Projections do not take into account any failure of the merger to be completed and should not be viewed as reflective of management’s expectations under those circumstances. In addition, because the Management Projections cover multiple years, such information by its nature becomes less reliable with each successive year. As a result, there can be no assurance that the estimates and assumptions made in preparing the Management Projections will prove accurate, that the projected results will be realized or that actual results will not be significantly higher or lower than projected results. The Management Projections cannot, therefore, be considered a guaranty of future operating results, and this information should not be relied on as such.

Except to the extent required by law, the Company does not intend to update or otherwise revise the Management Projections to reflect circumstances existing after the date they were prepared or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying such prospective financial information are no longer appropriate.

The Management Projections were not prepared with a view toward public disclosure, soliciting proxies or complying with U.S. Generally Accepted Accounting Principles, which we refer to as GAAP, the published guidelines of the SEC regarding financial projections and forecasts or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial projections and forecasts. Neither the Company’s independent registered public accounting firm nor any other independent registered public accounting firm has examined, compiled or otherwise performed any procedures with respect to the prospective financial information contained in the Management Projections and, accordingly, neither the Company’s independent registered public accounting firm nor any other independent registered public accounting firm has expressed any opinion or given any other form of assurance on such information or its achievability, and assumes no responsibility for, and disclaims any association with, the prospective financial information.

The Management Projections include “non-GAAP financial measures,” which are financial measures that are not calculated in accordance with GAAP. These non-GAAP financial measures should not be viewed as a substitute for GAAP financial measures and may be different from non-GAAP financial measures used by other companies. Furthermore, there are limitations inherent in non-GAAP financial measures because they exclude items, including charges and credits, that are required to be included in a GAAP presentation.

The following table summarizes the Management Projections:

	2018E	2019E	2020E	2021E	2022E	2023E
	($ in millions)
Revenue	$980	$1,042	$1,107	$1,178	$1,254	$1,334
% Growth Y/Y	6.1%	6.3%	6.3%	6.4%	6.4%	6.4%
Gross Profit	$343	$372	$397	$424	$454	$484
% Growth Y/Y	35.0%	35.7%	35.9%	36.0%	36.2%	36.2%

EBITDA	$244	$268	$287	$306	$327	$347
Net Income	$166	$178	$186	$200	$218	$236

Opinion of Goldman Sachs & Co. LLC

Goldman Sachs rendered its opinion that, as of July 20, 2018 and based upon and subject to the factors and assumptions set forth therein, the per share merger consideration to be paid to the holders (other than Atos and its affiliates) of the outstanding shares of the Company’s common stock pursuant to the merger agreement was fair from a financial point of view to such holders.

The full text of the written opinion of Goldman Sachs, dated July 20, 2018, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex C. Goldman Sachs provided advisory services and its opinion for the information and assistance of the Special Committee in connection with the consideration of the merger. The Goldman Sachs opinion is not a recommendation as to how any holder of the Company’s common stock should vote with respect to the merger, or any other matter.

In connection with rendering the opinion described above and performing its related financial analyses, Goldman Sachs reviewed, among other things:

•	the merger agreement;

•	annual reports to shareholders and Annual Reports on Form 10-K of the Company for the five years ended December 31, 2017;

•	certain interim reports to shareholders and Quarterly Reports on Form 10-Q of the Company;

•	certain other communications from the Company to its shareholders;

•	certain publicly available research analyst reports for the Company; and

•

certain internal financial analyses and forecasts for the Company prepared by its management, as approved for Goldman Sachs’ use by the Special Committee, which we refer to as the Management Projections.

Goldman Sachs also held discussions with members of the senior management of the Company regarding their assessment of the past and current business operations, financial condition, and future prospects of the Company; reviewed the reported price and trading activity for the Company’s common stock; compared certain financial and stock market information for the Company with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the information technology services industry and in other industries; and performed such other studies and analyses, and considered such other factors, as it deemed appropriate.

For purposes of rendering its opinion, Goldman Sachs, with the consent of the Special Committee, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, it, without assuming any responsibility for independent verification thereof. In that regard, Goldman Sachs assumed with the consent of the Special Committee that the Management Projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the Special Committee. Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of the Company or any of its subsidiaries and it was not furnished with any such evaluation or appraisal. Goldman Sachs assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the merger will be obtained without any adverse effect on the expected benefits of the merger in any way meaningful to its analysis. Goldman Sachs has also assumed that the merger will be consummated on the terms set forth in the merger agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to its analysis.

Goldman Sachs’ opinion does not address the underlying business decision of the Company to engage in the merger or the relative merits of the merger as compared to any strategic alternatives that may be available to the Company; nor does it address any legal, regulatory, tax or accounting matters. Goldman Sachs’ opinion addresses only the fairness from a financial point of view to the holders (other than Atos and its affiliates) of the outstanding shares of the Company’s common stock, as of the date of the opinion, of the per share merger consideration to be paid to such holders pursuant to the merger agreement. Goldman Sachs’ opinion does not express any view on, and does not address, any other term or aspect of the merger agreement or the merger or any term or aspect of any other agreement or instrument contemplated by the merger agreement or entered into or amended in connection with the merger, including the fairness of the merger to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of the Company; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or class of such persons, in connection with the merger, whether relative to the per share merger consideration to be paid to the holders (other than Atos and its affiliates) of the outstanding shares of the Company’s common stock pursuant to the merger agreement or otherwise. Goldman Sachs does not express any opinion as to the impact of the merger on the solvency or viability of the Company or Atos or the ability of the Company or Atos to pay their respective obligations when they come due. Goldman Sachs’ opinion was necessarily based on economic, monetary, market and other conditions, as in effect on, and the information made available to it as of, the date of the opinion and Goldman Sachs assumed no responsibility for updating, revising or reaffirming its opinion based on circumstances, developments or events occurring after the date of its opinion. Goldman Sachs’ advisory services and opinion were provided for the information and assistance of the Special Committee in connection with the consideration of the merger and the opinion does not constitute a recommendation as to how any holder of the Company’s common stock should vote with respect to the merger or any other matter. Goldman Sachs’ opinion was approved by a fairness committee of Goldman Sachs.

The following is a summary of the material financial analyses delivered by Goldman Sachs in connection with rendering the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Goldman Sachs, nor does the order of analyses described represent relative importance or weight given to those analyses by Goldman Sachs. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Goldman Sachs’ financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before July 19, 2018 and is not necessarily indicative of current market conditions.

Historical Stock Trading Analysis. Goldman Sachs analyzed the consideration to be paid to holders of the Company’s common stock pursuant to the merger agreement in relation to the closing price per share as of July 19, 2018, the 52-week highest price per share (which occurred July 12, 2018) for the period ended July 19, 2018, and the volume-weighted average price, which we refer to as VWAP, per share for the one-month, three-month, six-month, and one-year periods, in each case ended July 19, 2018. This analysis indicated that the per share merger consideration to be paid to the Company’s shareholders pursuant to the merger agreement represented:

•	a premium of 5.1% based on the closing price per share as of July 19, 2018 of $39.02;

•	a premium of 3.7% based on the highest price per share (which occurred July 12, 2018) for the 52-week period ended July 19, 2018 of $39.53;

•	a premium of 14.3% based on the VWAP per share for the one-month period ended July 19, 2018 of $35.87;

•	a premium of 23.3% based on the VWAP per share for the three-month period ended July 19, 2018 of $33.25;

•	a premium of 38.6% based on the VWAP per share for the six-month period ended July 19, 2018 of $29.57; and

•	a premium of 46.3% based on the VWAP per share for the one-year period ended July 19, 2018 of $26.04.

Selected Companies Analysis. Goldman Sachs reviewed and compared certain financial information for the Company to corresponding financial information, ratios and public market multiples for the following publicly traded corporations in the technology services industry, which we refer to as the selected companies:

Global IT Services:

•	Accenture plc

•	Atos S.E.

•	Capgemini SE

•	CGI Group Inc.

•	Cognizant Technology Solutions Corporation

•	DXC Technology Company

•	Genpact Limited

•	International Business Machines Corporation

India-Based IT Services:

•	Infosys Limited

•	HCL Technologies Limited

•	Tata Consultancy Services Limited

•	Tech Mahindra Limited

•	Wipro Limited

Although none of the selected companies is directly comparable to the Company, the companies included were chosen because they are publicly traded companies with operations that for purposes of analysis may be considered similar to certain operations of the Company.

Goldman Sachs calculated and compared various financial multiples and ratios for the Company and the selected companies based on financial and trading data as of July 19, 2018, information it obtained from SEC filings, the Institutional Brokers’ Estimate System consensus estimates, and, for the Company, also the Management Projections. With respect to the Company and the selected companies, Goldman Sachs calculated multiples of next twelve months’ enterprise value, which we refer to as EV, to estimated earnings before interest, taxes, depreciation and amortization, which we refer to as EBITDA, over certain time periods during the three-year period ended July 19, 2018. The results of these analyses are summarized as follows:

Average NTM EV/ EBITDA Multiples	One Month	Three Months	Six Months	Nine Months	One Year	Two Years	Three Years
Syntel, Inc.	12.9x	11.9x	11.0x	10.7x	10.2x	9.1x	9.1x
Global IT Services	11.1x	11.0x	10.7x	10.5x	10.3x	10.0	9.8x
India-Based IT Services	10.4x	11.0x	10.9x	10.7x	10.6x	10.1x	10.4x

Goldman Sachs also calculated multiples of next twelve months’ price to estimated earnings per share over certain time periods during the three-year period ended July 19, 2018 for the Company and the selected companies. The results of these analyses are summarized as follows:

Average NTM P/E Multiples	One Month	Three Months	Six Months	Nine Months	One Year	Two Years	Three Years
Syntel, Inc.	18.0x	16.6x	15.1x	14.6x	13.6x	12.3x	13.3x
Global IT Services	16.3x	16.5x	16.6x	16.5x	16.3x	15.8x	15.9x
India-Based IT Services	14.7x	15.7x	15.6x	15.3x	15.0x	14.3x	14.3x

Illustrative Present Value of Future Share Price Analysis. Goldman Sachs performed an illustrative analysis of the implied present value of an illustrative future value per share of the Company’s common stock, which is designed to provide an indication of the present value of a theoretical future value of the Company’s equity as a function of its one-year forward EV/EBITDA multiples. For this analysis, Goldman Sachs first calculated the implied values per share as of the fiscal years ended December 31, 2019, 2020, and 2021, respectively, by applying an illustrative range of next twelve months’ EV/EBITDA multiples of 10.0x to 13.0x to EBITDA estimates for each of the fiscal years 2020, 2021, and 2022, respectively, contained in the Management Projections. These illustrative multiple estimates were derived by Goldman Sachs utilizing its professional judgment and experience, taking into account, among other things, historical average next twelve months’ EV/EBITDA multiples for the Company and the selected companies during the three-year period ended July 19, 2018. Goldman Sachs then subtracted estimated net debt as of the fiscal years ended December 31, 2019, 2020, and 2021, respectively, as contained in the Management Projections, to calculate a range of implied future equity values. Goldman Sachs divided the range of illustrative equity values it derived by the estimated future number of fully diluted outstanding shares of the Company, as provided by the Company’s management and approved for Goldman Sachs’ use by the Special Committee. Goldman Sachs then discounted the implied future value per share of the Company back to June 30, 2018, using an illustrative discount rate of 8.8%, reflecting an estimate of the Company’s cost of equity. Goldman Sachs derived such illustrative estimated cost of equity by application of the Capital Asset Pricing Model, which we refer to as CAPM, which requires certain company-specific inputs, including a beta for the company, as well as certain financial metrics for the United States financial markets generally. This analysis resulted in a range of implied present values per share of the Company’s common stock of $31.21 to $41.73.

Goldman Sachs also performed an illustrative analysis of the implied present value of an illustrative future value per share of the Company’s common stock as a function of its one-year forward price to equity multiples. For this analysis, Goldman Sachs first calculated the implied values per share as of the fiscal years ended December 31, 2019, 2020, and 2021, respectively, by applying an illustrative range of next twelve months’ price to forward earnings per share multiples of 15.0x to 18.0x to earnings per share estimates for each of the fiscal years 2020, 2021, and 2022, respectively, contained in the Management Projections. These illustrative multiple estimates were derived by Goldman Sachs utilizing its professional judgment and experience, taking into account, among other things, historical average next twelve months’ price to equity multiples for the Company and the selected companies during the three-year period ended July 19, 2018. Goldman Sachs divided the range of illustrative equity values it derived by the estimated future number of fully diluted outstanding shares of the Company, as provided by the Company’s management and approved for Goldman Sachs’ use by the Special Committee. Goldman Sachs then discounted the implied future value per share of the Company back to June 30, 2018, using an illustrative discount rate of 8.8%, reflecting an estimate of the Company’s cost of equity. Goldman Sachs derived such illustrative estimated cost of equity by application of CAPM, which requires certain company-specific inputs, including a beta for the company, as well as certain financial metrics for the United States financial markets generally. This analysis resulted in a range of implied present values per share of the Company’s common stock of $28.77 to $35.20.

Illustrative Discounted Cash Flow Analysis. Using the Management Projections, Goldman Sachs performed an illustrative discounted cash flow analysis on the Company. Using a mid-year convention and discount rates ranging from 8.0% to 9.5%, reflecting estimates of the Company’s weighted average cost of capital, Goldman Sachs discounted to present value as of June 30, 2018 (i) estimates of unlevered free cash flow for the Company for the second half of 2018 through fiscal year-end 2023, as reflected in the Management Projections, and (ii) a range of illustrative terminal values for the Company, which were calculated by applying perpetuity growth rates ranging from 2.0% to 3.0%, to a terminal year estimate of the free cash flow to be generated by the Company, as reflected in the Management Projections (which analysis implied exit terminal year EV/EBITDA multiples ranging from 8.5x to 12.7x). Goldman Sachs derived such discount rates by application of CAPM, which requires certain company-specific inputs, including the Company’s target capital structure weightings, the cost of long-term debt, after-tax yield on permanent excess cash, if any, future applicable marginal cash tax rate and a beta for the company, as well as certain financial metrics for the United States financial markets generally. The range of perpetuity growth rates was estimated by Goldman Sachs utilizing its professional judgment and experience, taking into account the Management Projections and market expectations regarding long-term real growth of gross domestic product and inflation. Goldman Sachs then derived ranges of illustrative enterprise values for the Company by adding the ranges of present values it derived above. Goldman Sachs subtracted the $140 million of net debt as of June 30, 2018, as provided by the Company’s management and approved for Goldman Sachs’ use by the Special Committee, from the range of illustrative enterprise values it derived for the Company, to derive a range of illustrative equity values for the Company. Goldman Sachs then divided the range of illustrative equity values it derived by the number of fully diluted outstanding shares of the Company, as provided by the Company’s management and approved for Goldman Sachs’ use by the Special Committee, to derive a range of illustrative present values per share of the Company’s common stock ranging from $30.11 to $44.17.

Transactions Premia Analysis. Using publicly available information, Goldman Sachs reviewed and analyzed the acquisition premia for all-cash acquisition transactions announced during the time period from the year 2012 through July 19, 2018, as reported by FactSet, involving a public company in the technology, media, and telecom sector based in the United States as the target where the disclosed enterprise value for the transaction was over $500 million. For the entire period, using publicly available information, Goldman Sachs calculated the 25th percentile and 75th percentile premia of the price paid in the 89 transactions relative to the target company’s stock price as of certain dates and certain time periods, as described below.

Goldman Sachs calculated the 25th and 75th percentile premia relative to the target company’s stock price one day prior to the announcement of the transaction as 12% and 32%, respectively. Goldman Sachs then applied an illustrative range of acquisition premia of 12% to 32% to the $39.02 price per share of the Company’s common stock as of July 19, 2018, which was one day prior to the announcement of the transaction, to derive a range of illustrative implied prices per share of the Company’s common stock of $43.70 to $51.51.

Goldman Sachs also calculated the 25th and 75th percentile premia relative to the target company’s stock price one day prior to the announcement of the transaction for target companies trading over 90% of their 52-week high stock price as 7% and 28%, respectively. Goldman Sachs then applied an illustrative range of acquisition premia of 7% to 28% to the $39.02 price per share of the Company’s common stock as of July 19, 2018 to derive a range of illustrative implied prices per share of the Company’s common stock of $41.75 to $49.95.

Goldman Sachs also calculated the 25th and 75th percentile premia relative to the target company’s stock price as of 30 trading days prior to the announcement of the transaction as 23% and 51%, respectively. Goldman Sachs then applied an illustrative range of acquisition premia of 23% to 51% to the $32.73 price per share of the Company’s common stock as of June 7, 2018, which was 30 trading days prior to the announcement of the transaction, to derive a range of illustrative implied prices per share of the Company’s common stock of $40.26 to $49.42.

Goldman Sachs also calculated the 25th and 75th percentile premia relative to the target company’s stock price as of 90 trading days prior to the announcement of the transaction as 23% and 62%, respectively. Goldman Sachs then applied an illustrative range of acquisition premia of 23% to 62% to the $27.33 price per share of the Company’s common stock as of March 13, 2018, which was 90 trading days prior to the announcement of the transaction, to derive a range of illustrative implied prices per share of the Company’s common stock of $33.62 to $44.27.

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs’ opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Goldman Sachs made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to the Company, to Atos or to the merger.

Goldman Sachs prepared these analyses for purposes of Goldman Sachs’ providing its opinion as to the fairness from a financial point of view to the holders (other than Atos and its affiliates) of the outstanding shares of the Company’s common stock, as of the date of the opinion, of the per share merger consideration to be paid to such holders pursuant to the merger agreement. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of the Company, Atos, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast.

The per share merger consideration was determined through arm’s-length negotiations between the Special Committee and Atos and was approved by the Board. Goldman Sachs provided advice to the Special Committee during these negotiations. Goldman Sachs did not, however, recommend any specific amount of consideration to the Special Committee or that any specific amount of consideration constituted the only appropriate consideration for the merger.

As described above, Goldman Sachs’ opinion was one of many factors taken into consideration by the Special Committee in making its determination with respect to the merger. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs in connection with the fairness opinion and is qualified in its entirety by reference to the written opinion of Goldman Sachs attached as Annex C.

Goldman Sachs and its affiliates are engaged in advisory, underwriting and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of the Company, Atos, any of their respective affiliates and third parties, including affiliates of the Company’s founders, each a significant shareholder of the Company, or any currency or commodity that may be involved in the transaction contemplated by the merger agreement. Goldman Sachs acted as financial advisor to the Special Committee in connection with, and participated in certain of the negotiations leading to, the transaction contemplated by the merger agreement. During the two-year period ended July 20, 2018, the Investment Banking Division of Goldman Sachs has not been engaged by the Company, Atos, or affiliates of the founders of the Company, or their respective affiliates to provide financial advisory or underwriting services for which Goldman Sachs has recognized compensation. Goldman Sachs may in the future provide financial advisory and/or underwriting services to the Company, Atos, and affiliates of the founders of the Company, and their respective affiliates for which the Investment Banking Division of Goldman Sachs may receive compensation.

The Special Committee selected Goldman Sachs as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the merger. Pursuant to a letter agreement dated April 2, 2018, the Special Committee engaged Goldman Sachs to act as its financial advisor in connection with the merger. The engagement letter between the Special Committee and Goldman Sachs provides for a transaction fee that is estimated, based on the information available as of the date of announcement, at approximately $44.6 million, $1 million of which became payable upon signing of the merger agreement, and the remainder of which is contingent upon consummation of the merger. In addition, the Company has agreed to indemnify Goldman Sachs and related persons against various liabilities, including certain liabilities under the federal securities laws.

Financing of the Merger

The obligations of Atos and Merger Sub to complete the merger are not contingent upon the receipt of any financing. Atos has obtained debt financing commitments for the transactions contemplated by the merger agreement.

Closing and Effective Time of the Merger

The closing of the merger is scheduled to occur at 9:00 a.m. (New York time) on the fifth business day following the satisfaction or waiver of the conditions set forth in the merger agreement (other than those conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or waiver of those conditions), or at such other date, time and place (or by means of remote communication) as the Company and Atos may agree; provided, that in no event will the closing of the merger occur prior to the 60th day following submission by the Company to the Directorate of Defense Trade Controls in the United States Department of State, which we refer to as the DDTC, of the notice of a change in ownership of the Company in accordance with Section 122.4(b) of the International Traffic in Arms Regulations, which we refer to as ITAR. We currently expect the closing to occur prior to the end of 2018.

On the closing date, the Company and Atos will cause a certificate of merger relating to the merger to be executed, acknowledged and filed with the Michigan Department of Licensing and Regulatory Affairs. The merger will become effective at the effective time.

Payment of Merger Consideration and Surrender of Stock Certificates

As promptly as practicable after the effective time (but in any event within three business days thereafter), each holder of record of a stock certificate representing shares of common stock that is entitled to receive the per share merger consideration will be sent a letter of transmittal and instructions describing how such record holder may surrender his, her or its shares of our common stock (or affidavits of loss in lieu thereof) in exchange for the per share merger consideration.

You should not return your stock certificates with the enclosed proxy card.

Any holder of book-entry shares will not be required to deliver a stock certificate or an executed letter of transmittal to the paying agent to receive the per share merger consideration that such holder is entitled to receive. In lieu thereof, each holder of record of one or more book-entry shares whose shares of common stock were converted into the right to receive the per share merger consideration will upon receipt by the paying agent of an “agent’s message” in customary form (or such other reasonable evidence, if any, as the paying agent may reasonably request), be entitled to receive the per share merger consideration in respect of each such share of common stock and the book-entry shares of such holder will forthwith be canceled.

No interest will be paid or accrued on the cash payable as the per share merger consideration upon your surrender of your book-entry shares or stock certificates.

Atos, the surviving corporation and the paying agent will be entitled to deduct and withhold any required taxes from the per share merger consideration, provided that, except as may be required by reason of a change in law following the date of the merger agreement, no such deduction or withholding on the payment of the per share merger consideration will be made under the Indian Income Tax Act, 1961. Any sum that is withheld will be deemed to have been paid to the holder of shares with regard to whom such sum is withheld.

If you have lost a stock certificate, or if it has been stolen or destroyed, then before you will be entitled to receive the per share merger consideration, you will have to make an affidavit of the loss, theft or destruction of such stock certificate, and post a bond in such customary amount and upon such terms as may be reasonably required by Atos as indemnity against any claim that may be made against it, Merger Sub or the surviving corporation with respect to such lost, stolen or destroyed stock certificate. These procedures will be described in the letter of transmittal and instructions that you will receive, which you should read carefully and in their entirety.

Interests of the Company’s Directors and Executive Officers in the Merger

In considering the recommendation of the Board with respect to the proposal to approve the merger agreement, you should be aware that executive officers and directors of the Company have certain interests in the merger that may be different from, or in addition to, the interests of the Company’s shareholders generally. The Board was aware of these interests and considered them at the time it evaluated and approved the merger agreement and the merger, and in recommending that the merger agreement be approved by the shareholders of the Company. Company shareholders should take these interests into account in deciding whether to approve the merger agreement. Nothing in this proxy statement should be interpreted as providing any executive officer or director of the Company with an entitlement to any payments or other benefits in excess of the payments or other benefits to which he or she would otherwise be entitled in connection with the merger pursuant to the terms of these arrangements.

Treatment of Company Equity Awards

•	Restricted Stock Units Outstanding as of the Date of the Merger Agreement. Company RSUs outstanding as of the date of the merger agreement that remain outstanding when the merger is completed will vest upon completion of the merger and be entitled to receive an amount in cash equal to the product of (i) the number of shares subject to such Company RSU multiplied by (ii) the per share merger consideration, plus any accumulated and unpaid dividend equivalent amounts, less applicable withholding taxes.

•

Restricted Stock Units Granted After the Date of the Merger Agreement. Company RSUs granted after the date of the merger agreement that remain outstanding when the merger is completed will be converted into Atos RSUs, that will continue to vest in accordance with the original vesting schedule of such Company RSUs, subject to acceleration in full on a qualifying termination of employment. The number of shares of Atos common stock subject to each such Atos RSU will equal the product (rounded to the nearest whole number) of (i) the number of shares of Company common stock subject to such Company RSU immediately prior to the closing multiplied by (ii) 0.2559. Effective as of August 15, 2018, the Company made ordinary course annual equity award grants of Company RSUs that vest ratably over three years; such Company RSUs will be converted into Atos RSUs as described herein on the completion of the merger.

For an estimate of the amounts that would become payable to each of the Company’s named executive officers in settlement of his or her unvested equity awards, see “—Golden Parachute Compensation.” If the effective time of the merger were November 15, 2018, based on the number of equity awards outstanding as of August 28, 2018 and a price per share of Company common stock of $41.00, the Company estimates the aggregate amount that would become payable to the Company’s 12 executive officers other than its named executive officers in settlement of their unvested equity awards to be $3,795,929, which includes accumulated and unpaid dividend equivalent amounts, and an additional $1,051,032 of Company RSUs will rollover into Atos RSUs based on a price per share of Atos common stock of $136 (the average closing price of Atos common stock during the first five business days after signing, converted to USD). If the effective time of the merger were November 15, 2018, based on the number of equity awards outstanding as of August 28, 2018 and a price per share of Company common stock of $41.00, the Company estimates the aggregate amount that would become payable to the Company’s six non-employee directors in settlement of their unvested equity awards to be $679,452. Company RSUs that would have vested per their terms from March 8, 2018 through the closing of the merger (assumed to be November 15, 2018 for purposes of this disclosure) have been suspended in a “black out” that will lift on the closing of the merger. Accordingly, the value of awards that would have vested by their terms during this “black out” has not been included in the disclosed amounts.(1)

Executive Officer Retention Letter Agreements

The Company has entered into retention letter agreements with four of its named executive officers and six of its other executive officers. The retention letter agreements awarded to the four named executive officers and two of the other executive officers provide for a change in control performance bonus, which we refer to as the CIC Performance Bonus, and a six month retention bonus, which we refer to as the Six Month Retention Bonus. The retention letter agreements awarded to the four other executive officers provide for a Six Month Retention Bonus only. The CIC Performance Bonus pays on the closing of the merger, subject to the recipient’s continued employment as of the closing, and is equal to the sum of the recipient’s annual base salary and target annual bonus as of the grant date of the award. The Six Month Retention Bonus pays on the six month anniversary of the closing of the merger, subject to the recipient’s continued employment through the six month anniversary of the closing, and is equal to the product of 0.5 times the sum of the recipient’s annual base salary and target annual bonus as of the grant date of the award. Notwithstanding the foregoing, the Six Month Retention Bonus will be paid in full upon a termination of employment after the closing of the merger in a manner constituting a Change in Control Termination (as defined in the Company’s 2016 Incentive Plan), provided that the determination as to

(1)

The Company estimates that the aggregate value of Company RSUs that would have vested by their terms during the “black out” period to be (i) $1,341,550 for the Company’s 12 executive officers other than its named executive officers, which includes accumulated and unpaid dividend equivalent amounts and (ii) $1,258,044 for the Company’s six non-employee directors.

whether the recipient has experienced a material reduction in the recipient’s position, duties, or responsibilities for purposes of determining whether the recipient has a “Good Reason” right to terminate his or her employment due to a Change in Control Termination will be made with respect to such holder’s assigned position, duties and responsibilities as in effect promptly following a Change in Control (as defined the Company’s 2016 Incentive Plan), taking into account any changes resulting from such Change in Control.

For an estimate of the amounts that would become payable to the Company’s named executive officers who received retention letter agreements upon a qualifying termination of employment immediately following consummation of the merger, see “—Golden Parachute Compensation.” The Company estimates that the aggregate value of the retention award bonus that would become payable to the six other executive officers, under their respective retention letter agreements if the effective time of the merger were November 15, 2018, and each incurred a qualifying termination of employment on that date, to be $906,685.

Prorated Annual Incentive for the Company’s 2018 Fiscal Year

Pursuant to the merger agreement, Atos will pay bonuses to continuing employees under the Company’s annual bonus plans in respect of the 2018 fiscal year at such time annual bonuses have historically been paid by the Company, subject to each such continuing employee’s ongoing employment through the payment date, provided that any such employee will be entitled to receive such bonus in the event that such employee experiences a qualifying termination of employment prior to the payment date, and provided further, that if such termination of employment is prior to December 31, 2018, the bonus will be prorated based upon the number of days worked from January 1, 2018 through the date of the termination of employment. For purposes of the 2018 bonus payment, a qualifying termination will occur if the employee’s employment is terminated in a manner constituting a Change in Control Termination (as such term is defined in the Company’s 2016 Incentive Plan), provided that the determination as to whether the recipient has experienced a material reduction in the recipient’s position, duties, or responsibilities for purposes of determining whether the recipient has Good Reason to terminate his employment will be made with respect to such holder’s assigned position, duties and responsibilities as in effect promptly following a Change in Control (as defined the Company’s 2016 Incentive Plan), but taking into account any changes resulting from such Change in Control. For an estimate of the prorated bonus amounts that would become payable to each of the Company’s named executive officers if a qualifying termination of employment were to occur immediately following consummation of the merger, see “—Golden Parachute Compensation.” The Company estimates that the aggregate value of the prorated 2018 bonus that would be payable to the Company’s twelve other executive officers if the effective time of the merger were November 15, 2018, and each incurred a qualifying termination of employment on that date, to be $886,387.

New Management Arrangements

After consummation of the merger, Atos will implement a retention program, subject to customary retention program terms and conditions. The final terms of the retention program remain subject to negotiation between the parties and approval by Atos. Under the go-forward retention program, the Company CEO will join the executive committee of the combined company. If the CEO remains employed for two years after the six month anniversary of the closing of the merger, he will receive a payment equal to the sum of one year of base salary plus target annual bonus. If the CEO remains employed for four years after the six month anniversary of the closing of the merger, he will receive another payment equal to the sum of one year of base salary plus target annual bonus. In addition, if the CEO meets certain additional operational goals two years and four years after the six month anniversary of the closing of the merger, he will be eligible to receive, in each case respectively, a bonus equal to 0.5 times base salary and target annual bonus.

The Atos retention program will also provide similar bonus incentives equal to one year of base salary plus target annual bonus or six months of base salary plus one-half target annual bonus for a small number of key employees, subject to continued employment of two years or four years after the six month anniversary of the closing date. For those key employees who do not benefit from the Company’s Six Month Retention Bonus

Program, such employees will be entitled to receive an amount equal to six months of base salary plus one-half target annual bonus if they remain employed through the six month anniversary of the closing.

Golden Parachute Compensation

This section sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation for each named executive officer of the Company that is based on or otherwise relates to the merger and that will or may become payable to each such named executive officer at the effective time or on a qualifying termination of employment in connection with the merger. The “named executive officers” are the individuals listed as such in the Company’s most recent annual proxy statement. The amounts any executive officers may be eligible to receive under the Atos go-forward retention program have been excluded from the golden parachute table as bona-fide post-closing arrangements.

The estimated potential payments in the table below are based on (i) per share merger consideration of $41.00, unless otherwise noted; (ii) base salary, target bonus levels and equity award holdings as of August 28, 2018; (iii) a merger closing on November 15, 2018 (the assumed date of the closing of the merger solely for purposes of this golden parachute compensation disclosure); and (iv) a termination of each named executive officer by the Company without “cause” or by the executive for “good reason” on the closing date. Depending on when the merger occurs, certain equity awards that are now unvested and included in the table below may vest pursuant to the terms of the equity awards based on the completion of continued service with the Company, independent of the merger. Company RSUs that would have vested per their terms from March 8, 2018 through the closing of the merger (assumed to be November 15, 2018 for purposes of this disclosure) have been suspended in a “black out” that will lift on the closing of the merger. Accordingly, the value of awards that would have vested by their terms during this “black out” has not been included in the disclosed amounts.(2) The amounts indicated below are estimates based on multiple assumptions that may or may not actually occur, including assumptions described in this proxy statement, and do not reflect certain compensation actions that may occur before completion of the merger. As a result, the actual amounts, if any, to be received by a named executive officer may materially differ from the amounts set forth below. All dollar amounts have been rounded to the nearest whole dollar.

Golden Parachute Compensation

Named Executive Officers	Cash ($)(1)	Equity ($)(2)	Total ($)
Bharat Desai	$0	$0	$0
Prashant Ranade	$2,514,649	$7,155,475	$9,670,124
Rakesh Khanna	$867,754	$2,575,383	$3,443,137
Daniel Moore	$896,065	$439,417	$1,335,482
Anil Agrawal	$250,377	$550,226	$800,603
Raja Ray	$245,800	$457,187	$702,987

(1)	The cash amounts payable to the named executive officers include the following components:
(a)

A cash payment equal to the named executive officer’s short-term annual incentive compensation for the 2018 fiscal year based on estimated actual performance, prorated assuming a termination date of November 15, 2018; and

(b)

Two cash retention award payments as follows: the CIC Performance Bonus, equal to the sum of the named executive officer’s annual base salary and target annual bonus as of the grant date of the award, and the Six Month Retention Bonus, equal to the product of 0.5 times the sum of the named executive officer’s annual base salary and target annual bonus as of the grant date of the award.

The 2018 bonus and the Six Month Retention Bonus are subject to double-trigger treatment (i.e., they will be payable upon a qualifying termination following the consummation of the merger). The CIC Performance Bonus is subject to single-trigger payment and payable upon the consummation of the merger. The estimated amount of each component of the cash payment is set forth in the table below.

	2018 STIP(i)	CIC Performance Bonus	Six Month Retention Bonus	Total ($)
Bharat Desai	$0	$0	$0	$0
Prashant Ranade	$651,379	$1,242,180	$621,090	$2,514,649
Rakesh Khanna	$218,774	$432,653	$216,327	$867,754
Daniel Moore	$186,137	$473,285	$236,643	$896,065
Anil Agrawal	$52,010	$132,245	$66,122	$250,377
Raja Ray	$245,800	$0	$0	$245,800

(i)	The amounts in the table are prorated assuming a termination date of November 15, 2018.

(2)

As described in more detail in “The Merger Agreement—Treatment of Common Stock and Equity Awards,” each Company RSU outstanding as of the date of the merger agreement that remains outstanding when the merger is completed will vest upon completion of the merger and be entitled to receive an amount in cash equal to the product of (i) the number of shares subject to such Company RSUs multiplied by (ii) the per share merger consideration, plus any accumulated and unpaid dividend equivalent amounts, less applicable withholding taxes. Each Company RSU granted after the date of the merger agreement that remains outstanding when the merger is completed will be converted into Atos RSUs that will continue to vest in accordance with the original vesting schedule of such Company RSUs, subject to acceleration in full on a qualifying termination of employment. The number of shares of Atos common stock subject to each such Atos RSU will equal the product (rounded to the nearest whole number) of (i) the number of shares of Company common stock subject to such Company RSUs multiplied by (ii) 0.2559.

	Company RSUs ($)	Special Dividend Equivalent(i)	August 2018 RSUs ($)(ii)	Total ($)
Bharat Desai	$0	$0	$0	$0
Prashant Ranade	$7,132,975	$22,500	$0	$7,155,475
Rakesh Khanna	$1,736,309	$17,250	$821,824	$2,575,383
Daniel Moore	$341,161	$11,250	$87,006	$439,417
Anil Agrawal	$388,516	$22,500	$139,210	$550,226
Raja Ray	$341,530	$11,250	$104,407	$457,187

(i)

During the third quarter of 2016, the board of directors of the Company declared a special cash dividend of $15.00 per share on outstanding common stock, which was payable on October 3, 2016, to shareholders of record at the close of business on September 22, 2016. In consideration of the impact of the special dividend of $15.00 per share declared by the Company, the compensation committee determined that all Company RSUs granted under the Company’s equity plans prior to the dividend record date that were outstanding on such record date would receive a cash amount equivalent to the special dividend when the applicable restrictions lapsed on those restricted stock units. This column represents the special dividend equivalent to which each executive officer would be entitled to upon the accelerated vesting of each RSU held as of the closing of the merger that was outstanding as of the September 22, 2016 record date.

(ii)

Effective as of August 15, 2018, the Company made ordinary course annual equity award grants of Company RSUs to certain of its named executive officers. The Company RSUs are subject to double-trigger payment after a termination of employment without “cause” within two years following the consummation of the merger. For purposes of this disclosure, the Company RSUs have been converted into Atos RSUs, obtained by multiplying the number of shares of Company common stock subject to the Company RSUs by 0.2559, the conversion number described elsewhere in this proxy statement. The aggregate value of the Atos RSUs is calculated by multiplying the number of Atos RSUs by $136, which represents the average closing price of Atos common stock during the first five business days following the announcement of the merger, converted to USD based on the daily closing Euro to USD exchange rate for each respective business day.

(2)

The Company estimates that the value of Company RSUs that would have vested by their terms during the “black out” period, including accumulated and unpaid dividend equivalent amounts, for each of the Company’s named executive officers to be: (i) $0 for Mr. Desai; (ii) $1,791,131 for Mr. Ranade; (iii) $750,950 for Mr. Khanna; (iv) $132,175 for Mr. Moore; (v) $155,100 for Mr. Agrawal; and (vi) $137,300 for Mr. Ray.

Material U.S. Federal Income Tax Consequences of the Merger

The following is a summary of the material U.S. Federal income tax consequences of the merger to U.S. holders (as defined below) whose shares of our common stock are converted into the right to receive cash in the merger. This summary does not purport to consider all aspects of U.S. Federal income taxation that might be relevant to our shareholders. For purposes of this discussion, we use the term “U.S. holder” to mean a beneficial owner of shares of our common stock that is, for U.S. Federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation for U.S. Federal income tax purposes) created or organized under the laws of the United States or any of its political subdivisions;

•

a trust that (i) is subject to the supervision of a court within the United States and the control of one or more U.S. persons or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; or

•	an estate that is subject to U.S. Federal income tax on its income regardless of its source.

If a partnership (including an entity or arrangement treated as a partnership for U.S. Federal income tax purposes) holds our common stock, the U.S. Federal income tax treatment of a partner generally will depend on the status of the partner and the activities of the partner and the tax treatment of the partnership. A partner of a partnership holding our common stock should consult the partner’s tax advisor regarding the U.S. Federal income tax consequences of the merger to such partner.

This discussion is based on the Internal Revenue Code of 1986, as amended, which we refer to as the Code, its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These laws are subject to change or differing interpretation, possibly on a retroactive basis. The discussion applies only to beneficial owners who hold shares of our common stock as capital assets, and does not apply to shares of our common stock received in connection with the exercise of employee stock options or otherwise as compensation, shareholders who hold an equity interest, actually or constructively, in Atos or the surviving corporation after the merger, or to certain types of beneficial owners who may be subject to special rules (such as insurance companies, banks, tax-exempt organizations, financial institutions, broker-dealers, partnerships, S corporations or other pass-through entities, mutual funds, traders in securities who elect the mark-to-market method of accounting, shareholders subject to the alternative minimum tax, shareholders that have a functional currency other than the U.S. dollar or shareholders who hold our common stock as part of a hedge, straddle, wash sale, constructive sale or conversion transaction). This discussion also does not address the U.S. tax consequences to any shareholder who, for U.S. Federal income tax purposes, is a non-resident alien individual, foreign corporation, foreign partnership or foreign estate or trust, and does not address the receipt of cash in connection with the treatment of restricted stock units, performance stock units, company awards or any other matters relating to equity compensation or benefit plans (including the stock plans). This discussion does not address any aspect of state, local or foreign tax laws. Holders of common stock should consult their own tax advisors to determine the particular tax consequences to them of the merger, including the applicability and effect of any state, local, foreign or other tax laws.

Exchange of Shares of Common Stock for Cash Pursuant to the Merger Agreement

The exchange of shares of our common stock for cash in the merger will generally be a taxable transaction for U.S. Federal income tax purposes. In general, a U.S. holder whose shares of our common stock are converted into the right to receive cash in the merger will recognize capital gain or loss for U.S. Federal income tax purposes equal to the difference, if any, between the amount of cash received with respect to such shares (determined before the deduction of any applicable withholding taxes, as described below in the section titled “Backup Withholding and Information Reporting”) and the U.S. holder’s adjusted tax basis in such shares. A U.S. holder’s adjusted tax basis will generally equal the price the U.S. holder paid for such shares. Gain or loss will be determined separately for each block of shares of our common stock (i.e., shares of common stock acquired at the same cost in a single transaction). Such capital gain or loss will be long-term capital gain or loss where the U.S. holder’s holding period for such shares of common stock is more than one (1) year at the effective time. Long-term capital gain of a non-corporate U.S. holder is generally taxed at preferential rates. There are limitations on the deductibility of capital losses. In addition, a 3.8% tax is imposed on all or a portion of the “net investment income” (within the meaning of the Code) of certain individuals and on the undistributed net investment income of certain estates and trusts. The 3.8% tax generally is imposed on the lesser of (1) the U.S. holder’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals is between $125,000 and $250,000, depending on the individual’s circumstances). For these purposes, “net investment income” generally will include any gain recognized on the receipt of cash for shares pursuant to the merger.

Backup Withholding and Information Reporting

A U.S. holder may be subject to information reporting. In addition, backup withholding of tax will apply at the statutory rate to cash payments to which a non-corporate U.S. holder is entitled under the merger agreement, unless the U.S. holder or other payee provides a taxpayer identification number, certifies that such number is correct, and otherwise complies with the backup withholding rules. Each of our U.S. holders should complete and sign, under penalty of perjury, an Internal Revenue Service Form W-9 (or appropriate successor form) to be included as part of the letter of transmittal and return it to the paying agent, in order to provide the information and certification necessary to avoid backup withholding, unless an exemption applies and is established in a manner satisfactory to the paying agent.

Backup withholding is not an additional tax. Any amounts withheld from cash payments to a U.S. holder pursuant to the merger under the backup withholding rules will generally be allowable as a refund or a credit against such U.S. holder’s U.S. Federal income tax liability provided the required information is timely furnished to the Internal Revenue Service. U.S. holders are urged to consult their independent tax advisors as to qualifications for exemption from backup withholding and the procedure for obtaining the exemption.

The U.S. Federal income tax consequences described above are not intended to constitute a complete description of all tax consequences relating to the merger. Because individual circumstances may differ, each shareholder should consult the shareholder’s tax advisor regarding the applicability of the rules discussed above to the shareholder and the particular tax effects to the shareholder of the merger in light of such shareholder’s particular circumstances, the application of state, local and foreign tax laws, and, if applicable, the treatment of restricted stock units, performance stock units, company awards or any other matters relating to equity compensation or benefit plans (including the stock plans).

Regulatory Approvals

HSR Clearance. Under the HSR Act and the rules promulgated thereunder, certain transactions, including the merger, may not be completed until notifications have been given and information furnished to the Antitrust Division of the Department of Justice, which we refer to as the Antitrust Division, and the Federal Trade Commission, which we refer to as the FTC, and all statutory waiting period requirements have been satisfied. Completion of the merger is subject to the expiration or earlier termination of the applicable waiting period under the HSR Act and the expiration or earlier termination of all agreements with governmental entities that govern the ability of the parties to close the merger. The merger may not be completed until the expiration of a 30 calendar day waiting period, which begins when the Company and Atos file Premerger Notification and Report Forms under the HSR Act with the Antitrust Division and the FTC, unless such waiting period is earlier terminated by the Antitrust Division and the FTC. The Company and Atos filed their Premerger Notification and Report Forms on July 23, 2018, in connection with the merger. Early termination of the waiting period under the HSR Act was granted on August 3, 2018.

Completion of the merger is further subject to notification or receipt of certain other regulatory approvals, including notification, clearance and/or approval from (i) the Serbian Commission for the Protection of Competition pursuant to the Serbian Law on the Protection of Competition, (ii) the Austrian Federal Competition Authority pursuant to the Austrian Cartel Act 2005, (iii) the Competition Commission of India pursuant to the Indian Competition Act and (iv) CFIUS. We have made filings with each of the foregoing governmental authorities. On August 24, 2018, we received clearance from the Serbian Commission for the Protection of Competition and on August 27, 2018, we received clearance from the Austrian Federal Competition Authority.

On August 6, 2018, Atos and the Company filed a joint voluntary notice in connection with obtaining CFIUS approval in accordance with Section 721 of the Defense Production Act of 1950, as amended, which we refer to as the DPA. The review period will conclude no later than September 7, 2018. CFIUS will advise the parties whether CFIUS decides to take additional action under the DPA, such as initiating an investigation following the review period. Pursuant to the merger agreement, CFIUS approval will be deemed to have been obtained if: (i) CFIUS has concluded that none of the transactions contemplated by the merger agreement is a “covered transaction” subject to review under the DPA; (ii) CFIUS has issued a written notice that it has completed a review or investigation of the notification voluntarily provided pursuant to the DPA with respect to the transactions contemplated by the merger agreement and has concluded all action under the DPA; or (iii) CFIUS has sent a report to the President of the United States requesting the President’s decision and (a) the President has announced a decision not to take any action to suspend or prohibit the transactions contemplated by the merger agreement or (b) the President has not taken any formal written action within 15 days after the date on which the President received such report from CFIUS.

There can be no assurance that all of the regulatory approvals described above, or any other regulatory approvals that might be required to consummate the merger, will be obtained and, if obtained, there can be no assurance as to the timing of any approvals, ability to obtain the approvals on satisfactory terms or the absence of any litigation challenging such approvals. There can also be no assurance that the Department of Justice, the FTC, CFIUS or any other governmental entity or any private party will not attempt to challenge the merger on regulatory grounds or refuse to grant required approvals, and, in each case, if any such challenge is made, there can be no assurance as to the result.

Litigation Related to the Merger

On August 16, 2018, a putative shareholder class action entitled Mahesh Veer Satya Tolapu v. Syntel, Inc., et al., No. 2:18-cv-12562-SJM-SDD, was filed in the United States District Court for the Eastern District of Michigan, which we refer to as the Tolapu Action. The Tolapu Action alleges claims for breach of fiduciary duty in connection with the merger against the Company’s co-founders and for aiding and abetting against the other members of the Company’s board of directors, the Company and Merger Sub. The Tolapu Action also alleges that the Company’s preliminary proxy statement concerning the merger was materially incomplete and/or misleading in violation of Sections 14(a) and 20(a) of the Exchange Act and Rule 14a-9 promulgated thereunder. The Tolapu Action seeks, among other things, to enjoin the stockholder vote concerning the merger, money damages, and an award of attorneys’ fees.

On August 17, 2018, a second putative shareholder class action entitled Richard Scarantino v. Syntel, Inc., et al., No. 2018-167788-CZ, was filed in the Michigan Circuit Court for Oakland County, which we refer to as the Scarantino Action. The Scarantino action alleges claims for breach of fiduciary duty in connection with the merger against the members of the Company’s board of directors and for aiding and abetting against the Company. The Scarantino Action seeks, among other things, to enjoin the stockholder vote concerning the merger, money damages, and an award of attorneys’ fees.

On August 23, 2018, a third putative shareholder class and derivative action entitled Shiva Stein v. Bharat Desai et al., No. 2018-167927-CB, was filed in the Michigan Circuit Court for Oakland County, which we refer to as the Stein Action. The Stein Action alleges class claims for breach of fiduciary duty in connection with the merger against the members of the Company’s board of directors and for aiding and abetting against Atos and Merger Sub. The Stein Action also alleges derivative claims on behalf of the Company for breach of fiduciary duty and unjust enrichment in connection with the merger against the members of the Company’s board of directors. The Stein Action seeks, among other things, to enjoin the stockholder vote concerning the merger, money damages, and an award of attorneys’ fees.

THE MERGER AGREEMENT

This section describes the material terms of the merger agreement. The description of the merger agreement in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the merger agreement, a copy of which is attached as Annex A and is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. We encourage you to read the merger agreement carefully and in its entirety.

Explanatory Note Regarding the Merger Agreement

The merger agreement and this summary are included to provide you with information regarding its material terms. Factual disclosures about the Company contained in this proxy statement or in the Company’s public reports filed with the SEC may supplement, update or modify the factual disclosures about the Company contained in the merger agreement. The representations, warranties and covenants contained in the merger agreement were made only for purposes of the merger agreement and as of specific dates, were solely for the benefit of the parties to the merger agreement, may be subject to limitations, qualifications or other particulars agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the merger agreement instead of establishing such matters as facts or made for other purposes), and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the merger agreement and may not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the merger agreement, which subsequent information will not necessarily be fully reflected in the Company’s public disclosures. For further information regarding the representations and warranties contained in the merger agreement, please refer to “The Merger Agreement—Representations and Warranties” beginning on page 57.

Effects of the Merger; Directors and Officers; Articles of Incorporation; Bylaws

The merger agreement provides that Merger Sub will merge with and into the Company with the Company continuing as the surviving corporation. Following the merger, the Company will cease to be a publicly traded company and, as a result of the merger, will become an indirect wholly owned subsidiary of Atos. The merger will have the effects specified in the MBCA.

The members of the board of directors of Merger Sub immediately prior to the effective time will, from and after the effective time, be the members of the board of directors of the surviving corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with applicable law, the articles of incorporation and bylaws of the surviving corporation. The officers of the Company immediately prior to the effective time will, from and after the effective time, be the officers of the surviving corporation until their successors have been duly appointed or until their earlier death, resignation or removal in accordance with applicable law, the articles of incorporation and bylaws of the surviving corporation.

At the effective time, the articles of incorporation of the surviving corporation will be amended in its entirety as set forth in Exhibit A of the merger agreement, and will be the articles of incorporation of the surviving corporation. The bylaws of Merger Sub in effect immediately prior to the effective time will be the bylaws of the surviving corporation, until changed or amended as provided therein or by applicable law.

Following the completion of the merger, our common stock will be delisted from NASDAQ, deregistered under the Exchange Act and cease to be publicly traded.

Treatment of Common Stock and Equity Awards

Common Stock

At the effective time, by virtue of the merger and without any action on the part of any holder of any capital stock of the Company, each share of common stock, other than (i) the shares owned by Atos, Merger Sub or the Company (and in each case not held on behalf of third parties) and (ii) shares held by any direct or indirect wholly owned subsidiary of the Company or Atos (other than Merger Sub), will be converted into the right to receive cash in the amount of $41.00 per share, without interest. At the effective time, each share that will be converted into the right to receive cash will be canceled and will cease to exist. Each share owned by Atos, Merger Sub or the Company (in each case not held on behalf of third parties) will be canceled and will cease to exist, and no consideration will be payable for such shares. Each share held by a direct or indirect wholly owned subsidiary of the Company or Atos (other than Merger Sub) will be converted into a number of shares of common stock of the surviving corporation so as to preserve such entity’s relative ownership percentage in the Company.

Company Restricted Stock Units

Company RSUs outstanding as of the date of the merger agreement that remain outstanding when the merger is completed will vest upon completion of the merger and be entitled to receive an amount in cash equal to the product of (i) the number of shares subject to such Company RSUs multiplied by (ii) the per share merger consideration, plus any accumulated and unpaid dividend equivalent amounts, less applicable withholding taxes.

Company RSUs granted after the date of the merger agreement that remain outstanding when the merger is completed will be converted into Atos RSUs that will continue to vest in accordance with the original vesting schedule of such Company RSUs, subject to acceleration in full on a qualifying termination of employment. The number of shares of Atos common stock subject to each such Atos RSU will equal the product (rounded to the nearest whole number) of (i) the number of shares of Company common stock subject to such Company RSUs multiplied by (ii) 0.2559. Effective as of August 15, 2018, the Company made ordinary course annual equity award grants of Company RSUs that vest ratably over three years; such Company RSUs will be converted into Atos RSUs as described herein on the completion of the merger.

Exchange and Payment Procedures

At or prior to the effective time, Atos will deposit, or cause to be deposited, with the paying agent cash in immediately available funds in an amount sufficient to pay the aggregate merger consideration payable to holders of common stock and Company RSUs to be paid by the paying agent.

As promptly as practicable after the effective time, and in any event within three business days after the effective time, each record holder of common stock entitled to receive the per share merger consideration will be sent a notice advising such holders of the effectiveness of the merger and appropriate transmittal materials and instructions describing how such record holder may surrender his, her or its shares of common stock (or affidavits of loss in lieu thereof) in exchange for the aggregate per share merger consideration payable with respect to such shares.

You should not return your stock certificates with the enclosed proxy card.

Any holder of book-entry shares will not be required to deliver a stock certificate or an executed letter of transmittal to the paying agent to receive the per share merger consideration that such holder is entitled to receive. In lieu thereof, each holder of record of one or more book-entry shares whose shares of common stock were converted into the right to receive the per share merger consideration will upon receipt by the paying agent of an “agent’s message” in customary form (or such other reasonable evidence, if any, as the paying agent may reasonably request), be entitled to receive the per share merger consideration in respect of each such share of common stock and the book-entry shares of such holder will forthwith be canceled.

Atos, the surviving corporation and the paying agent will be entitled to deduct and withhold any required taxes from the per share merger consideration, provided that, except as may be required by reason of a change in law following the date of the merger agreement, no such deduction or withholding on the payment of the per share merger consideration shall be made under the Indian Income Tax Act, 1961. Any sum that is withheld will be deemed to have been paid to the holder of shares with regard to whom such sum is withheld.

If you have lost a certificate, or if it has been stolen or destroyed, then before you will be entitled to receive the per share merger consideration, you will have to make an affidavit of the loss, theft or destruction and, if required by Atos, post a bond in such customary amount and upon such terms as may be required as indemnity against any claim that may be made with respect to such lost, stolen or destroyed stock certificate. These procedures will be described in the letter of transmittal and instructions that you will receive, which you should read carefully and in their entirety.

No interest will be paid or accrued on the cash payable as the per share merger consideration upon your surrender of your book-entry shares or stock certificates.

From and after the effective time, there will be no transfers on the stock transfer books of the Company of the shares of common stock that were outstanding immediately prior to the effective time. If, after the effective time, any stock certificate formerly representing any common stock that entitled to its holder to receive the per share merger consideration is presented to the surviving corporation, Atos or the paying agent for transfer, it will be canceled and exchanged for the cash amount in immediately available funds to which the holder of such stock certificate is entitled pursuant to the merger agreement.

Any portion of the per share merger consideration deposited with the paying agent that remains unclaimed by shareholders one year after the effective time will be delivered to Atos. Holders of shares of common stock entitled to receive the per share merger consideration who have not complied with the above-described exchange and payment procedures may thereafter only look to Atos for payment of the per share merger consideration upon due surrender of stock certificates representing certificated shares of common stock (or affidavits of loss in lieu thereof) or book-entry shares, without any interest thereon.

None of Atos, the surviving corporation, the paying agent or any other person will be liable to any former holder of common stock for any amount properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

Representations and Warranties

The merger agreement contains representations and warranties made, on the one hand, by the Company to Atos and Merger Sub and, on the other hand, by Atos and Merger Sub to the Company. Certain of the representations and warranties in the merger agreement are subject to materiality or material adverse effect qualifications (that is, they will not be deemed to be untrue, inaccurate or incorrect unless their failure to be true or correct is material or would result in a material adverse effect, as defined below).

In addition, certain of the representations and warranties in the merger agreement are subject to knowledge qualifications, which means that those representations and warranties would not be deemed untrue, inaccurate or incorrect as a result of matters of which certain officers of the party making the representation did not and do not have knowledge following a reasonable inquiry, as described in the merger agreement.

Further, the representations and warranties made by the Company in the merger agreement are subject to specified exceptions and qualifications in the Company’s public filings with the SEC. The representations and warranties made by the parties in the merger agreement may be further subject to specified exceptions and qualifications contained in the confidential disclosure letters that the parties exchanged in connection with signing the merger agreement, which disclosure letters are not reflected in the merger agreement and will not otherwise be publicly disclosed, and that were included for the purpose of, among other things, allocating contractual risk between Atos and Merger Sub, on the one hand, and the Company, on the other hand, rather than establishing matters as facts, and may be subject to standards of materiality that differ from the standards relevant to investors. You should not rely on the representations, warranties, covenants or any description thereof as actual characterizations of the actual state of facts or condition of Atos, the Company, or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in public disclosures by Atos and the Company. The representations and warranties and other provisions of the merger agreement should not be read alone but, instead, should be read only in conjunction with the information provided elsewhere in this proxy statement and in the documents incorporated by reference into this proxy statement. See “Where You Can Find More Information” beginning on page 82.

Representations and Warranties of the Company

The Company made customary representations and warranties to Atos and Merger Sub in the merger agreement relating to a number of matters, including, among other things:

•	our organization, valid existence, good standing and authority to carry on our business and that of our subsidiaries;

•	our capital structure;

•

our corporate power and authority to execute, deliver and perform our obligations, and consummate the transactions, under the merger agreement, and the enforceability of the merger agreement against us;

•	the approval and declaration of advisability of the merger agreement and the merger by the Board;

•	the receipt of a fairness opinion from Goldman Sachs & Co. LLC;

•	the governmental filings, notices and approvals required in connection with the transactions contemplated by the merger agreement;

•

the absence of conflicts, breaches or violations of organizational documents, contracts or applicable law as a result of the Company entering into and consummating the transactions contemplated by the merger agreement;

•	our compliance with applicable laws and NASDAQ listing regulations;

•	our possession of and compliance with certain permits, licenses and other governmental authorizations;

•	our public filings with the SEC;

•	our disclosure controls and procedures, internal controls over financial reporting and compliance with the certification requirements of the Sarbanes-Oxley Act of 2002;

•	our compliance with GAAP in our financial statements and the absence of undisclosed liabilities;

•	the absence of litigation, governmental inquiries, investigations and other proceedings against the Company;

•	the absence of any governmental orders;

•	the absence of changes in our business since December 31, 2017;

•	certain of our material contracts;

•	employee benefit plans and other agreements, plans and policies with or concerning employees;

•	labor matters and compliance with labor and employment laws;

•	environmental matters;

•	tax matters;

•	owned and leased real property;

•	intellectual property matters;

•	insurance policies;

•	the inapplicability of anti-takeover laws or appraisal rights to the transactions contemplated by the merger agreement;

•	fees payable to brokers and financial advisors in connection with the merger;

•	arrangements with related parties; and

•	our relationships with certain of our customers.

Material Adverse Effect

Many of our representations and warranties are qualified by exceptions relating to the absence of a “material adverse effect,” which means any event, change, development, circumstance, fact or effect that, individually or taken together with any other events, changes, developments, circumstances, facts or effects, (i) is, or would reasonably be expected to be, materially adverse to the financial condition, properties, assets, liabilities (contingent or otherwise), business operations or results of operations of the Company and its subsidiaries (taken as a whole) or (ii) would or would reasonably be expected to prevent, materially delay or materially impair the ability of the Company to consummate the merger or to perform any of its material obligations under the merger agreement without material delay.

However, with respect to clause (i) above (and, in the case of (8) below, with respect to clause (ii) above), none of the following will be taken into account in determining whether a material adverse effect has occurred or would be reasonably expected to occur:

(1)

any event, change, development, circumstance, fact or effect in or with respect to the economy, credit, capital, securities or financial markets or political, regulatory or business conditions (including interest rates or exchange rates for currencies) in the geographic markets in which the Company or any of its subsidiaries operates or its services are sold;

(2)

any event, change, development, circumstance, fact or effect that is the result of factors generally affecting the industries in which the Company and its subsidiaries operate in the geographic markets in which they operate or where their services are sold;

(3)

any event, change, development, circumstance, fact or effect to the extent attributable to the entry into, announcement, pendency or performance of the merger agreement and the transactions contemplated by the merger agreement or arising from the identity of Atos;

(4)	any event, change, modification, development or proposed change or modification in GAAP or in any law, including the repeal thereof, after the date of the merger agreement;

(5)

any failure by the Company to meet any internal or public projections or forecasts or estimates of revenues or earnings for any period ending on or after the date of the merger agreement and prior to the Closing; provided, that any event, change, development, circumstance, fact or effect (not otherwise excluded under this definition) underlying such failure may be taken into account in determining whether a material adverse effect has occurred or would reasonably be expected to occur;

(6)

any event, change, development, circumstance, fact or effect resulting from acts of war (whether or not declared), civil disobedience, sabotage, terrorism, military actions or the escalation of any of the foregoing, whether perpetrated or encouraged by a state or non-state actor or actors, including cyberattacks, any natural disaster, any unusual outbreak of illness or other public health event, whether or not caused by any person;

(7)	any event, change, development, circumstance or fact in or with respect to the ownership of customers of the Company or its Subsidiaries or any direct or indirect result therefrom;

(8)	any shareholder litigation related to the merger agreement or the merger (but not any finally adjudicated breach of fiduciary duty or violation of law itself);

(9)

any actions required to be taken by the Company or any of its subsidiaries pursuant to the merger agreement or, with Atos’ prior written consent or at Atos’ written request, any actions permitted to be taken by the Company or any of its subsidiaries pursuant to the merger agreement;

(10)	any action not taken at Atos’ written request;

(11)

any action required under the merger agreement or applicable law to obtain any approval or authorization under any antitrust law for the consummation of the transactions contemplated by the merger agreement; or

(12)

a decline in the market price of our common stock on NASDAQ, provided that any event, change, development or effect underlying such decline in market price (and not otherwise excluded by clauses (1) through (11) above) may be taken into account in determining whether a material adverse effect has occurred or would reasonably be expected to occur.

Notwithstanding the foregoing, any events, changes, developments, circumstances, facts or effects described in clauses (1), (2), (4) and (6) above will be taken into account in determining whether a material adverse effect has occurred or would reasonably be expected to occur to the extent they disproportionately affect the Company and its subsidiaries (taken as a whole) relative to other companies operating in the geographic markets in which the Company or any of its subsidiaries operates or its services are sold.

Representations and Warranties of Atos and Merger Sub

Atos and Merger Sub made customary representations and warranties to the Company in the merger agreement relating to a number of matters, including, among other things:

•	their organization, valid existence, good standing and authority to carry on their businesses;

•	the capitalization of Merger Sub;

•

their corporate power and authority to execute, deliver and perform their obligations, and consummate the transactions under the merger agreement, and the enforceability of the merger agreement against them;

•	the governmental filings, notices and approvals required in connection with the transactions contemplated by the merger agreement;

•

the absence of conflicts, breaches or violations of organizational documents, contracts or applicable law as a result of their entry into and consummation of the transactions contemplated by the merger agreement;

•	the absence of legal proceedings, investigations and governmental orders;

•	the absence of any Company common stock owned by them;

•	their ability to make payments required by them under the merger agreement; and

•	fees payable to brokers and financial advisors in connection with the merger.

Conduct of Our Business Pending the Merger

Under the merger agreement, we have agreed, subject to certain exceptions contemplated by the merger agreement, included in the Company’s disclosure letter that we delivered in connection with the merger agreement or as otherwise required by a governmental entity or applicable law, between the date of the merger agreement and the effective time, unless Atos gives its prior written approval (which may not be unreasonably conditioned, withheld or delayed), to comply in all material respects with applicable law and the requirements of our material contracts, conduct our business and the business of our subsidiaries in all material respects in the ordinary course, use commercially reasonable efforts to preserve our business organizations substantially intact, maintain existing relations and goodwill with governmental entities, customers, consultants, licensors, licensees, creditors, lessors, employees and business associates having significant business dealings with us, keep available the services of our key present employees and agents, preserve and maintain the assets utilized in connection with our business, maintain in effect all governmental authorizations and keep in full force and effect all of our material insurance policies.

Except as required by a governmental entity or applicable law, or pursuant to certain exceptions set forth in the merger agreement and the disclosure letter that we delivered in connection with the merger agreement, we agreed not to, and not permit our subsidiaries to, take any of the following actions without Atos’ written approval (which may not be unreasonably withheld, conditioned or delayed):

•	make or propose any change to organizational documents;

•

merge or consolidate the Company or its subsidiaries with any third party, or restructure, reorganize or completely or partially liquidate or otherwise enter into any agreements or arrangements imposing material changes or restrictions on the assets, operations or businesses of, or file (or permit the filing of) a petition in bankruptcy under any provisions of federal or state bankruptcy law on behalf of, the Company or its subsidiaries;

•

acquire any third party or any assets constituting a business unit or division, whether directly or indirectly and by any manner, from any third party, or otherwise make any capital expenditure or expenditures (other than capital expenditures contemplated by the Company’s most recent annual budget provided to Atos), in each case with a fair market value (reasonably determined by the Company) or purchase price in excess of $7.5 million in any individual transaction or series of related transactions or $15 million in the aggregate, and except as covered by the foregoing, acquire any other assets outside the ordinary course of business;

•

issue, sell, pledge, dispose of, grant, transfer, lease, license, guarantee, encumber, or otherwise enter into any contract or understanding with respect to the voting of, any shares of capital stock, Company RSUs or other equity interests of the Company or its subsidiaries, or securities convertible or exchangeable into or exercisable for any shares of capital stock, other than with respect to the voting agreement, issuances among wholly owned subsidiaries of the Company, pursuant to Company RSUs outstanding as of the date of the merger agreement and Company RSUs granted after July 20, 2018, as described under “The Merger Agreement—Treatment of Common Stock and Equity Awards”;

•	create or incur any encumbrance (other than a permitted encumbrance) material to the Company and its subsidiaries (taken as a whole) or any of their assets;

•

make any loans, advances, guarantees or capital contributions to, or investments in, any third party, except for loans or advances made to directors, officers and other employees of the Company and its subsidiaries for purposes other than business-related travel and other business-related expenses in excess of $2 million in the aggregate in the ordinary course of business;

•	declare, set aside, establish a record date for, accrue, make or pay any dividend or other distribution, with respect to any of its capital stock;

•

reclassify, split, combine, subdivide or redeem, purchase or otherwise acquire any of its capital stock or securities convertible or exchangeable into or exercisable for shares of such capital stock or otherwise change its capital structure, other than withholding tax obligations upon the exercise, vesting or settlement of Company RSUs outstanding as of the date of the merger agreement in accordance with their terms and the equity award plans in effect as of the date of the merger agreement;

•

incur or assume any indebtedness for borrowed money or otherwise, guarantee any indebtedness or enter into a “keep well” or similar agreement, other than (i) indebtedness for borrowed money incurred in the ordinary course of business up to $7.5 million individually or $15 million in the aggregate, (ii) indebtedness of up to $1 million incurred under the Company’s existing revolving credit facility, (iii) indebtedness in replacement of existing indebtedness for borrowed money on terms substantially consistent with or more favorable to the Company than the indebtedness being replaced and (iv) indebtedness extinguished in full prior to the effective time;

•	enter into certain material contracts, other than contracts with customers or suppliers entered into in the ordinary course of business;

•

terminate or materially amend, modify, supplement or waive in a manner that is materially adverse to the Company and its subsidiaries (taken as a whole) certain material contracts, other than expirations in the ordinary course of business or in accordance with the terms of such contract, and except for any ministerial actions, releases or waivers granted in the ordinary course of business;

•

pay, discharge, satisfy, settle or compromise any proceeding (other than shareholder litigation related to the merger agreement or the merger) for an amount in excess of $5 million individually or $10 million in the aggregate, other than any payments made in accordance with the terms of any liabilities, claims or obligations reflected or reserved against in the most recent consolidated financial statements of the Company publicly filed with the SEC (without any material obligation, other than the payment of money or confidentiality obligations, required to be performed by the Company or any of its subsidiaries);

•	make any material changes with respect to accounting policies or procedures, except as required by changes in law or GAAP;

•

make, change or revoke any material tax election, change an annual tax accounting period, adopt or change any material tax accounting method, surrender any right to claim a refund of a material amount of taxes, agree to an extension or waiver of the statute of limitations with respect to the assessment or determination of any material taxes or settle any material tax claim;

•

transfer, sell, lease, sublease, license, pledge, mortgage, assign, divest, cancel or otherwise dispose of, or permit or suffer to exist the creation of any encumbrance (other than a permitted encumbrance) upon any tangible properties or tangible assets (not including any intellectual property rights), including capital stock of any of its subsidiaries, except in connection with services provided in the ordinary course of business;

•

sell, transfer, cancel, abandon, allow to lapse or otherwise dispose of any intellectual property rights owned by the Company that are material to the respective businesses of the Company and its subsidiaries as currently conducted, except (i) in the ordinary course of business, (ii) the lapse of intellectual property rights that have reached their natural expiration time and can no longer be extended or renewed or (iii) transfers of intellectual property rights developed by the Company or any of its subsidiaries after the date of the merger agreement (that are not material for the Company or such subsidiary to retain) as part of their respective businesses on behalf of any customer;

•

except as required by the terms of any benefit plan in effect on the date of the merger agreement or as required by applicable law: with respect to any director, officer, employee or independent contractor of the Company, grant or increase severance, retention or change in control payments, increase compensation (except for certain ordinary course increases) and benefits, pay bonuses or make new equity or equity-based awards (other than Company RSUs that were granted in August 2018 as permitted by the merger agreement); with respect to Company benefit plans, establish, terminate or amend such plans (other than amendments in the ordinary course that would not increase benefits or costs by more than a de minimis amount), accelerate the vesting or payment of compensation and benefits, materially change actuarial or other assumptions to calculate funding obligations, change the manner in which contributions are made or the basis on which such contributions are determined, forgive any loans to directors, officers or employees of the Company, and pay or vest any performance based amount or award at a level above actual performance;

•

become a party to, establish, adopt, amend, commence participation in or terminate any collective bargaining agreement or other agreement with a labor union, labor organization, works council or similar organization;

•	form any subsidiary;

•

take any action to exempt any person or any acquisition of securities of the Company from any state takeover statute or similar statute or regulation, except for Atos, Merger Sub or any of their respective subsidiaries or affiliates, and except for the transactions contemplated by the merger agreement;

•	amend the term of any security of the Company or any of its subsidiaries, including by merger or consolidation;

•	enter into a new line of business or abandon or discontinue any existing line of business;

•	enter into any material transaction or contract required to be disclosed by the Company under Item 404 of Regulation S-K under the Securities Act of 1933, as amended;

•

except in the ordinary course, enter into or extend the term or scope of any contract that purports to restrict or limit the Company or any existing or future subsidiary or affiliate of the Company from engaging in any line of business or in any geographic area;

•	amend or modify the engagement letter between the Company and Goldman Sachs and Co. LLC;

•	take any action to increase the vote required for shareholders to approve the merger agreement;

•

receive, collect, compile, use, store, process, share, safeguard, secure, dispose of, destroy, disclose or transfer personal information (or fail to do any of the foregoing) in violation of any (i) applicable privacy laws, (ii) internal privacy policies or notices or (iii) contractual obligations;

•

take any action or fail to take any action that is reasonably expected to result in any of the conditions to the merger described in “The Merger Agreement—Conditions to the Merger” not being satisfied; or

•	agree, authorize or commit to do any of the foregoing.

The merger agreement is not intended to give Atos or Merger Sub, directly or indirectly, the right to control or direct our or our subsidiaries’ operations prior to the effective time. Prior to the effective time, each of Atos and the Company will exercise, consistent with the terms and conditions of the merger agreement, control and supervision over their respective businesses.

Acquisition Proposals

Restrictions

The Company agreed to, and to cause its subsidiaries and its and their respective directors, officers and representatives to, immediately cease any discussions or negotiations with any person conducted before the date of the merger agreement with respect to an acquisition proposal or that would reasonably be expected to lead to an acquisition proposal and to terminate access to, and request the return or destruction of any, confidential Company information provided in connection with an acquisition proposal.

Further, the Company agreed not to, and to cause its subsidiaries and its and their respective directors, officers and representatives not to, directly or indirectly:

•

initiate, solicit, induce, cause, propose or purposefully encourage any inquiry with respect to, or the making, submission or announcement of any acquisition proposal or any inquiry, proposal or request for information that would reasonably be expected to lead to, or result in, an acquisition proposal;

•

engage in, continue or otherwise participate in any discussions (other than (i) to request clarification of an acquisition proposal to assess whether such proposal is or would reasonably be expected to lead to a superior proposal or (ii) to make known the existence of the Company’s restrictions regarding solicitation and negotiation) or negotiations with respect to any acquisition proposal or any inquiry, proposal or request for information that would reasonably be expected to lead to, or result in, an acquisition proposal;

•

disclose any non-public information or data concerning the Company or its subsidiaries to any person in connection with any acquisition proposal or any inquiry, proposal or request for information that would reasonably be expected to lead to, or result in, an acquisition proposal;

•

afford access to the business, properties, assets, books or records of the Company or any of its subsidiaries to any person in connection with any acquisition proposal or any inquiry, proposal or request for information that could reasonably be expected to lead to, or result in, an acquisition proposal;

•

recommend, authorize, approve or enter into any merger or other agreement, agreement in principle, letter of intent, term sheet, joint venture agreement, partnership agreement or other similar instrument, in each case, providing for or contemplating an acquisition proposal (other than certain permitted confidentiality agreements);

•	otherwise purposefully facilitate any effort or attempt to make an acquisition proposal; or

•	agree, authorize or commit to do any of the foregoing.

Exceptions

Notwithstanding the prohibition on solicitation and negotiation described above, and subject to the notice provisions described below, prior to obtaining shareholder approval of the merger agreement, in response to an unsolicited, bona fide written acquisition proposal received after the date of the merger agreement and which the Board determines in good faith, after consulting with outside legal counsel and its financial advisor (i) constitutes a superior proposal or could reasonably be expected to result in a superior proposal and (ii) that the failure to take action would be inconsistent with the Board’s fiduciary duties under applicable law, the Board may:

•

provide information regarding the Company and its subsidiaries to the person who made such acquisition proposal; provided that, within 24 hours, any such information that was not previously provided to Atos is made available to Atos and provided that, prior to furnishing such information, the Company receives from the person making such acquisition proposal an executed confidentiality agreement with terms no less restrictive to the other party than those applicable to Atos under the confidentiality agreement between the Company and Atos; and

•	participate in discussions or negotiations with any such person regarding such acquisition proposal.

Notice

The Company must, as promptly as practicable (and, in any event, within 24 hours), notify Atos of any inquiries, proposals or offers with respect to an acquisition proposal or which could reasonably be expected to lead to an acquisition proposal, any requests for non-public information or data concerning the Company or its subsidiaries in connection with an acquisition proposal and any discussions or negotiations relating to an acquisition proposal that the Company, its subsidiaries or their respective representatives seek to engage in or continue. Such notice must include a summary of the material terms and conditions of any such proposal or offer and a summary of the material content of any such inquiry, as applicable. Additionally, the Company must keep Atos reasonably informed, on a prompt basis, of the status and material terms and conditions of any such acquisition proposals or requests (including any amendments, modifications or supplements thereto, within 24 hours following their receipt) and the status of any such discussions or negotiations.

An “acquisition proposal” means any (i) proposal, offer, inquiry or indication of interest relating to a merger, joint venture, partnership, consolidation, dissolution, liquidation, tender offer, recapitalization, reorganization, spin-off, share exchange, asset purchase, extraordinary dividend, business combination or similar transaction involving the Company or any of its subsidiaries or (ii) direct or indirect acquisition (whether by tender offer, share purchase, share exchange or other manner) by any person or group, or any proposal, offer, inquiry or indication of interest with respect to any such direct or indirect acquisition, which, in either case, if consummated would result in any person or group becoming the beneficial owner of, directly or indirectly, in one or a series of related transactions, 20% or more of (A) the voting power or value of the equity securities of the Company or any of its subsidiaries (or any class of such equity securities) or (B) of the consolidated total assets of the Company and its subsidiaries (taken as a whole), in each case, other than the transactions contemplated by the merger agreement.

A “superior proposal” means an unsolicited, bona fide written acquisition proposal that would result in a person or group, other than Atos or any of its subsidiaries or controlled affiliates, becoming the beneficial owner of, directly or indirectly, 50% or more of the total voting power or value of the equity securities of the Company and its subsidiaries (or of the surviving entity in a merger involving the Company or the resulting direct or indirect parent of the Company or such surviving entity) or 50% or more of the consolidated total assets of the Company and its subsidiaries (taken as a whole) that the Board has determined in good faith, after consultation with its financial advisors and outside legal counsel, taking into account all financial, legal, regulatory and other aspects of such acquisition proposal and other aspects of such acquisition proposal that the Board considers in good faith to be appropriate (including the conditionality and likelihood of consummation of such proposal), (i) to be reasonably likely to be consummated in accordance with its terms and (ii) would result in a transaction more favorable to the Company’s shareholders (solely in their capacities as such) from a financial point of view than the transactions contemplated by the merger agreement (after taking into account any revisions to the terms of the merger agreement proposed by Atos in accordance with the terms of the merger agreement); provided, that such acquisition proposal did not result from a breach of the Company’s obligations described above under “—Restrictions.”

Change of Board Recommendation

Except as permitted by the terms of the merger agreement as described below, neither the Board nor any committee of the Board may:

•	withhold, withdraw, qualify, amend or modify (or publicly propose or resolve to take such actions) the Board recommendation in a manner adverse to Atos or Merger Sub;

•	fail to include the Board recommendation in the proxy statement;

•

approve or recommend (or publicly propose to approve or recommend) any acquisition proposal or proposal reasonably expected to lead to an acquisition proposal or approve or recommend, or publicly declare advisable or publicly propose to enter into, or enter into, any alternative acquisition agreement;

•	cause or permit the Company to enter into an alternative acquisition agreement other than as permitted by the merger agreement; or

•	agree, authorize or commit to do any of the foregoing.

Notwithstanding the foregoing, prior to obtaining shareholder approval of the merger agreement and subject to the notice, good faith negotiation and determination requirements described below, the Board may:

•

make a change of the Board recommendation if the Board determines in good faith, after consulting with outside legal counsel and its financial advisor, that the failure to make such a change in Board recommendation would be inconsistent with the Board’s fiduciary duties under applicable law and either:

•	an unsolicited written acquisition proposal that the Board determines in good faith is bona fide and, after consulting with outside legal counsel and its financial advisor, constitutes a superior proposal and that did not arise from or in connection with a breach of the obligations described in “—Acquisition Proposals” and this section “—Change of Board Recommendation” is received by the Company and is not withdrawn; or

•	an intervening event (as defined below) has occurred; and

•

take action to terminate the merger agreement to enter into an alternative acquisition agreement if the Board determines in good faith, after consultation with outside legal counsel and its financial advisor, that (i) the acquisition proposal constitutes a superior proposal and (ii) the failure to take such action would be inconsistent with the Board’s fiduciary duties under applicable law.

However, a change of Board recommendation in response to a superior proposal or intervening event or action to terminate the merger agreement may not be made unless and until the Company has complied in all material respects with the restrictions applicable to the change of Board recommendation and has given Atos written notice of such action, which we refer to as the initial notice, four business days in advance, setting forth in writing that the Board intends to consider whether to take such action, the reasons for such action and, as applicable, the material terms and conditions of such superior proposal or a reasonable description of such intervening event. During such four business day period, the Company and its legal and financial advisors must negotiate in good faith with Atos and its representatives (to the extent Atos wishes to negotiate) to make any revisions to the terms of the merger agreement as would permit the Board to not effect a change of Board recommendation or take such action to terminate the merger agreement. Any material amendment to any acquisition proposal will be deemed to be a new acquisition proposal for purposes of such notice requirements, except that the obligation to give advance written notice with respect to such an amendment will be reduced to three business days. At the end of the four business day period, prior to effecting a change of Board recommendation or taking action to terminate the merger agreement, the Board must take into account any changes to the terms of the merger agreement proposed by Atos in writing and any other information offered by Atos in response to the initial notice, and must have determined in good faith that (i) in the case of a superior proposal, the superior proposal would continue to constitute a superior proposal, and (ii) in the case of an intervening event, the failure to effect a change of Board recommendation in response to such intervening event would be inconsistent with the Board’s fiduciary duties under applicable law, in each case, if such changes offered in writing were to be given effect.

An “intervening event” means an event, change, development, circumstance, fact or effect that (i) occurs or arises after the date of the merger agreement, (ii) was neither known by nor reasonably foreseeable to the Board as of the date of the merger agreement and (iii) becomes known to or reasonably foreseeable by the Board after the execution of the merger agreement and prior to the time at which shareholder approval of the merger agreement is obtained. Notwithstanding the foregoing, the following will not constitute or be deemed to be an intervening event:

•	the receipt, existence, or terms of an acquisition proposal (or any related matter or consequence);

•

changes in the market price or trading volume of our common stock, except that any event, change, development, circumstance, fact or effect (not otherwise excluded from the definition of an intervening event) underlying such changes may be taken into account in determining whether an intervening event has occurred;

•

the Company meeting, failing to meet or exceeding published or unpublished revenue or earnings projections, except that any event, change, development, circumstance, fact or effect (not otherwise excluded from the definition of an intervening event) underlying such occurrence may be taken into account in determining whether an intervening event has occurred; or

•	any event, change, development, circumstance, fact or effect relating to Atos, Merger Sub or any of their respective affiliates.

Shareholder Meeting

Subject to the Board’s fiduciary obligations under applicable law, we are required to use our reasonable best efforts to obtain the approval of the merger agreement by our shareholders. We have agreed, in accordance with applicable law and our organizational documents, to call, give notice of, convene and hold, as promptly as practicable after the filing of this definitive proxy statement, a special meeting for the purpose of securing the approval of the merger agreement by our shareholders. Unless the voting agreement is terminated as a result of the termination of the merger agreement or the shareholders are otherwise released from their voting obligations pursuant to the terms of the voting agreement, no vote of any shareholder other than the parties to the voting agreement will be required to approve the merger agreement, and the merger agreement will be approved at the special meeting.

The merger agreement provides that we may not postpone or adjourn the special meeting except if (i) as of the time for which the special meeting is originally scheduled, there are insufficient shares of common stock represented, either in person or by proxy, in order to establish a quorum or to obtain shareholder approval of the merger agreement or (ii) the Board has determined in good faith (after consultation with outside legal counsel) that it is necessary under applicable law to file and/or mail any supplement or amendment to this proxy statement to be disseminated and reviewed by our shareholders prior to the special meeting. In each case of (i) and (ii), the Company may, or if Atos so requests, will, postpone, recess or adjourn or make one or more successive postponements, recesses or adjournments of, the special meeting as long as the date of the special meeting is not postponed, recessed or adjourned more than 10 days in connection with any one postponement, recess or adjournment or more than an aggregate of 20 days from the original date of the special meeting. Additionally, under the merger agreement, within five business days prior to the original date of the special meeting or any date that the special meeting is then scheduled to be held, if the Company delivers a notice of an intent to change the Board recommendation, Atos may direct the Company to postpone, recess or adjourn the special meeting for up to 10 business days and the Company will as promptly as practicable thereafter postpone, recess or adjourn the special meeting in accordance with Atos’ direction.

Financing Cooperation

The Company has agreed to, and to use its commercially reasonable efforts to cause its representatives to, provide all customary cooperation reasonably requested by Atos in connection with any debt financing obtained by Atos or its subsidiaries for the purpose of financing Atos’ obligations under the merger agreement. The parties agreed that the Company will not be required to so cooperate to the extent it would, among other things, unreasonably disrupt the business of the Company or its subsidiaries, and any breach by the Company of its obligations to so cooperate will not constitute a breach of the merger agreement for purposes of the conditions to closing of the merger or Atos’ termination rights under the merger agreement.

Employee Benefits Matters

The merger agreement provides that Atos will provide or cause to be provided to each continuing Company employee compensation and benefits following the effective time on the following terms:

•

Compensation. For a period commencing at the consummation of the merger and ending on the one-year anniversary of the consummation of the merger, Atos will provide continuing employees (i) base salary or wage rate that is no less favorable than those provided by the Company immediately prior to the consummation of the merger and (ii) target annual cash bonus opportunities that are no less favorable than those provided by the Company immediately prior to the consummation of the merger.

•	Annual Incentives.

•

Atos will pay bonuses to continuing employees under the Company’s annual bonus plans in respect of the 2018 fiscal year at such time that annual bonuses have historically been paid by the Company, subject to each such continuing employee’s ongoing employment through the payment date, provided that the employee will be entitled to receive the 2018 bonus payment in the event that such employee experiences a qualifying termination of employment prior to the payment date, and provided further, that if such termination is prior to December 31, 2018, the bonus will be prorated based upon the number of days worked from January 1, 2018 through the date of the termination of employment.

•

For purposes of the 2018 bonus payment, a qualifying termination will occur if the employee’s employment is terminated in a manner constituting a Change in Control Termination (as such term is defined in the Company’s 2016 Incentive Plan), provided that the determination as to whether the recipient has experienced a material reduction in the recipient’s position, duties, or responsibilities for purposes of determining whether the recipient has Good Reason to terminate his employment will be made with respect to such holder’s assigned position, duties and responsibilities as in effect promptly following a Change in Control (as defined in the Company’s 2016 Incentive Plan), but taking into account any changes resulting from such Change in Control.

•

Other Compensation and Benefits. For a period commencing at the consummation of the merger and ending on the one-year anniversary of the consummation of the merger, Atos will provide continuing employees pension and welfare benefits that are no less favorable in the aggregate than those provided by the Company immediately prior to the consummation of the merger.

•

Severance. For a period commencing at the consummation of the merger and ending on the one-year anniversary of the consummation of the merger, Atos will provide severance benefits that are no less favorable than the severance benefits that are provided to similarly situated employees of Atos and its affiliates.

Atos will undertake commercially reasonable efforts to (i) cause any pre-existing conditions or limitations and eligibility waiting periods under any group health plans of Atos or its affiliates to be waived with respect to the continuing employees and their eligible dependents, (ii) give each continuing employee credit for the plan year in which the effective time occurs towards applicable deductibles and annual out-of-pocket limits for medical expenses incurred prior to the effective time for which payment has been made and (iii) give each continuing employee service credit for such continuing employee’s years of service with the Company and its subsidiaries for purposes of vesting, level of benefits and eligibility to participate under each applicable Atos benefit plan, to the same extent as such continuing employee was entitled immediately prior to the effective time to credit for such service under any similar Company benefit plan in which such continuing employee participated immediately prior to the effective time, except for benefit accrual under defined benefit pension plans, for purposes of qualifying for subsidized early retirement benefits or to the extent it would result in a duplication of benefits.

Delisting and Deregistration

The Company will cooperate with Atos and use reasonable best efforts to take, or cause to be taken, all actions and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable laws and rules and policies of NASDAQ to enable the termination by the surviving corporation of the listing of common stock on NASDAQ and the deregistration of the common stock under the Exchange Act as promptly as practicable after the effective time.

Conditions to the Merger

The respective obligations of the Company, Atos and Merger Sub to consummate the merger are subject to the satisfaction or waiver at or prior to the effective time of the following conditions:

•	the merger agreement must have been duly approved by the affirmative vote of holders of a majority of the shares of common stock outstanding at the close of business on the record date;

•

the waiting period applicable to the consummation of the transactions contemplated by the merger agreement under the HSR Act and all other agreements with governmental entities that govern the consummation of the transactions must have expired or been terminated, and the requisite regulatory approvals must have been obtained and be in full force and effect; and

•

no governmental entity may have enacted, issued, promulgated, enforced or entered any law that is in effect and enjoins, prevents or otherwise prohibits, materially restrains, materially delays or materially impairs or makes unlawful the consummation of the transactions contemplated by the merger agreement.

The obligations of Atos and Merger Sub to consummate the merger are also subject to the satisfaction or waiver at or prior to the effective time of the following conditions:

•

our representations and warranties regarding our organization, good standing and qualification; capital structure (except for any inaccuracies that would not reasonably be expected to result in additional cost, expense or liability to the Company, Atos and their respective affiliates, individually or in the aggregate, that is more than $8.5 million); corporate authority, approval and fairness; and absence of certain changes must have been true and correct as of the date of the merger agreement and must be true and correct as of the date of closing (except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case such representation and warranty shall be so true and correct as of such particular date or period of time);

•

our representations and warranties regarding governmental filings, absence of violations and certain contracts; our public reports; our disclosure controls and procedures and internal control over financial reporting; the inapplicability of takeover statutes and appraisal rights and absence of rights plans; and disclosure of broker’s and finder’s fees must have been true and correct in all material respects as of the date of the merger agreement and must be true and correct in all material respects as of the date of closing (except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case such representation and warranty must be true and correct in all material respects as of such particular date or period of time);

•

our representations and warranties set forth in the merger agreement (other than those described in the two bullets above) must have been true and correct as of the date of the merger agreement and must be true and correct as of the date of closing (except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case such representation and warranty must be true and correct as of such particular date or period of time) (without giving effect to any qualification relating to materiality or material adverse effect or any similar qualification), except for any failure of any such representation and warranty to be true and correct that would not, individually or in the aggregate, result in a material adverse effect;

•	we must have performed in all material respects all material obligations to be performed by us under the merger agreement at or prior to the date of closing; and

•	Atos and Merger Sub must have received a certificate signed by an executive officer of the Company certifying that all of the above conditions have been satisfied.

Our obligation to consummate the merger is subject to the satisfaction or waiver at or prior to the effective time of the following conditions:

•

the representations and warranties of Atos and Merger Sub set forth in the merger agreement must have been true and correct as of the date of the merger agreement and must be true and correct as of the date of closing (except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case such representation and warranty must be true and correct as of such particular date or period of time), except for any failure of any such representation and warranty to be so true and correct that would not prevent, materially impede or materially delay the consummation of the transactions contemplated by the merger agreement;

•	Atos and Merger Sub must have performed in all material respects all material obligations to be performed by them under the merger agreement at or prior to the date of closing; and

•	we must have received a certificate signed by an executive officer of Atos certifying that all of the above conditions have been satisfied.

Indemnification; Directors’ and Officers’ Insurance

From and after the effective time, the surviving corporation will indemnify and hold harmless, to the fullest extent permitted by law and the Company’s organizational documents in effect on the date of the merger agreement, each of the present (as of the effective time) and former directors and officers of the Company and its subsidiaries against any liabilities (including reasonable attorneys’ fees) incurred in connection with any legal proceeding or investigation in connection with, arising out of or otherwise related to matters existing or occurring prior to the effective time based on or arising out of, in whole or in part, such director’s or officer’s position as a director or officer of the Company or any of its subsidiaries (including in connection with the transactions contemplated by the merger agreement and actions to enforce such indemnification or advancement rights).

Prior to the effective time, the Company will (or if the Company is unable to, Atos will cause the surviving corporation, following the effective time, to) obtain and fully pay the premium for “tail” insurance policies for the extension of (i) the directors’ and officers’ liability coverage of the Company’s existing directors’ and officers’ insurance policies and (ii) the Company’s existing fiduciary liability insurance policies, subject to certain limitations of coverage. Any such policies must have terms, conditions, retentions and limits of liability that are at least as favorable to the insureds as provided in the Company’s existing policies as of the date of the merger agreement. The annual premium of the policies is subject to a cap of 300% of the last annual premium paid by the Company. The present and former directors and officers of the Company will have the right to enforce the provisions of the merger agreement relating to their indemnification.

Termination

We and Atos may, by mutual written consent, terminate the merger agreement and abandon the merger at any time prior to the effective time, notwithstanding any approval of the merger agreement by our shareholders.

The merger agreement may also be terminated and the merger abandoned at any time prior to the effective time as follows:

•	by either Atos or the Company, if:

•

the merger has not been consummated by the outside date; provided that such party has not breached in any material respect its obligations set forth in the merger agreement in any manner that proximately contributed to the failure of a condition to the consummation of the merger;

•	our shareholders do not approve the merger agreement at the special meeting or at any adjournment or postponement of the special meeting; or

•

any order permanently restraining, enjoining or otherwise prohibiting consummation of the merger becomes final and non-appealable, provided that the terminating party must not have breached in any material respect its obligations under the merger agreement in any manner that proximately contributed to the occurrence of the failure of a condition to the consummation of the merger.

•	by Atos, if:

•

there has been a breach of any representation, warranty, covenant or agreement made by the Company in the merger agreement or if any representation or warranty of the Company becomes untrue after the date of the merger agreement, and such breach or failure to be true gives rise to the failure of the condition to the closing of the merger relating to the accuracy of the representations and warranties of the Company or compliance by the Company with its obligations under the merger agreement, and such breach or failure to be true cannot be cured or, if curable, is not cured prior to the earlier of (i) three business days prior to the outside date or (ii) 30 days after Atos provides notice of such breach or failure to be true; provided that Atos must not have breached in any material respect its obligations under the merger agreement in any manner that proximately contributed to the occurrence of the failure of a condition to the consummation of the merger;

•	prior to the approval by our shareholders of the merger agreement, the Board has made and not withdrawn a change of Board recommendation; or

•	prior to the approval by our shareholders of the merger agreement, the Board has authorized the Company to enter into an alternative acquisition agreement with respect to a superior proposal.

•	by the Company, if:

•

there has been a breach of any representation, warranty, covenant or agreement made by Atos or Merger Sub in the merger agreement or if any representation or warranty of Atos and Merger Sub becomes untrue after the date of the merger agreement, and such breach or failure to be true gives rise to the failure of the condition to the closing of the merger relating to the accuracy of the representations and warranties of Atos and Merger Sub or compliance by Atos and Merger Sub with their respective obligations under the merger agreement, and such breach or failure to be true cannot be cured or, if curable, is not cured prior to the earlier of (i) three business days prior to the outside date or (ii) 30 days after the Company provides notice of such breach or failure to be true; provided that the Company must not have breached in any material respect its obligations under the merger agreement in any manner that proximately contributed to the occurrence of the failure of a condition to the consummation of the merger; or

•

prior to the approval by our shareholders of the merger agreement, the Board authorizes the Company to enter into an alternative acquisition agreement in compliance with the terms of the merger agreement, including the requirements described under “The Merger Agreement—Acquisition Proposals.”

Termination Fees

A termination fee of $111.5 million would be payable by us to Atos in the event the merger agreement is terminated:

•

by either Atos or the Company if (i) the merger has not been consummated by the outside date, (ii) any person publicly announced (and did not publicly withdraw) an intention to make an acquisition proposal prior to such date, (iii) within 12 months following the date of such termination, the Company enters into an alternative acquisition agreement with respect to an acquisition proposal (in which the references to “20%” in the definition of “acquisition proposal” are deemed to be references to “50%”) and (iv) within 18 months following the date of such termination, the Company consummates an acquisition proposal;

•

by either Atos or the Company if (i) our shareholders do not approve the merger agreement at the special meeting or at any adjournment or postponement of the special meeting, (ii) any person publicly announced (and did not publicly withdraw) an intention to make an acquisition proposal prior to the date of the special meeting, (iii) within 12 months following the date of such termination, the Company enters into an alternative acquisition agreement with respect to an acquisition proposal (in which the references to “20%” in the definition of “acquisition proposal” are deemed to be references to “50%”) and (iv) within 18 months following the date of such termination, the Company consummates an acquisition proposal;

•

by Atos if, prior to the approval by our shareholders of the merger agreement, the Board has (i) made and not withdrawn a change of Board recommendation or (ii) authorized the Company to enter into an alternative acquisition agreement with respect to a superior proposal; or

•

by the Company if, prior to the approval by our shareholders of the merger agreement, the Board authorizes the Company to enter into an alternative acquisition agreement in compliance with the terms of the merger agreement, including the requirements described under “The Merger Agreement—Acquisition Proposals.”

Fees and Expenses

All fees and expenses incurred in connection with the merger agreement and the transactions contemplated by the merger agreement will be paid by the party incurring such fees and expenses whether or not the merger is completed, except that (i) Atos agreed to reimburse the Company for all fees and expenses incurred in connection with the Company’s cooperation with Atos’ efforts to finance the transaction and (ii) if Atos commences a suit that results in a judgment against the Company for the amount of the termination fee or any portion of such fee, the Company must pay the costs and expenses (including attorneys’ fees) of Atos incurred in connection with such proceeding, together with interest on such amount accrued at a prime rate of interest.

Remedies

In the event the termination fee becomes payable, and is paid, by the Company, such termination fee will be the sole and exclusive remedy for monetary damages to which Atos and Merger Sub will be entitled.

The parties agreed in the merger agreement that immediate and irreparable harm or damage would occur in the event that any of the provisions of the merger agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the parties is entitled to seek to enforce specifically the terms and provisions of the merger agreement and to obtain or to seek an injunction restraining any breach or violation or threatened breach or violation of the provisions of the merger agreement, and each party waived (i) any defense in any action for specific performance that a remedy at law would be adequate and (ii) any requirement to post a bond or other form of security as a prerequisite to obtaining equitable relief.

Modification or Amendment; Waiver

Subject to applicable law and the terms of the merger agreement, the parties to the merger agreement may amend or modify any provision of the merger agreement by a writing executed by such parties, except that any amendment or modification of certain provisions that is adverse to the rights of the lenders and commitment parties under the debt financing obtained by Atos for the purpose of financing the merger will also require the consent of such lenders and commitment parties. The conditions to the obligations of Atos, Merger Sub and the Company to consummate the merger may be waived in whole or in part by a writing executed by the party against whom the waiver is to be effective.

Governing Law

The merger agreement and its enforcement will be governed by the laws of the state of Delaware without regard to conflicts of law provisions, except as otherwise required under the laws of the state of Michigan, and except that any dispute, claim or controversy relating to the merger agreement against any lender or commitment party under the debt financing obtained by Atos for the purpose of financing the merger consideration will be governed by the laws of the state of New York without regard to conflicts of law provisions.

THE VOTING AGREEMENT

This section describes the material terms of the voting agreement. The description of the voting agreement in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the voting agreement, a copy of which is attached as Annex B and is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the voting agreement that is important to you. We encourage you to read the voting agreement carefully and in its entirety.

Concurrently with and as a condition to Atos’ execution of the merger agreement, on July 20, 2018, directors Mr. Desai and Ms. Sethi, as well as certain of their affiliates, entered into the voting agreement. Mr. Desai, Ms. Sethi and their affiliates that are parties to the voting agreement collectively own approximately 51.07% of the total shares of outstanding common stock.

The voting agreement requires Mr. Desai, Ms. Sethi and their affiliates that are parties to the voting agreement to, among other things, vote their shares of common stock (i) in favor of the proposal to approve the merger agreement and the approval of the transactions contemplated thereby, including the merger, (ii) against any acquisition proposal and (iii) against any amendment of the articles of incorporation or bylaws of the Company or other action or agreement of the Company, in each case for which the vote of the shareholders is required to authorize such action or agreement, that would reasonably be expected to (i) result in any of the conditions to the consummation of the merger under the merger agreement not being fulfilled or (ii) prevent, materially delay or materially impair the consummation of the merger and the other transactions contemplated by the merger agreement.

However, if the Board changes its recommendation to approve the merger agreement or if the merger agreement is terminated, in each case in accordance with the terms of the merger agreement, including in respect of the Company entering into a superior proposal, as described herein, all shareholders party to the voting agreement will immediately and automatically be relieved of their obligation to approve the merger agreement and all other voting obligations under the voting agreement. Accordingly, if the shareholders party to the voting agreement are not relieved of their voting obligations, no vote of any shareholder other than the parties to the voting agreement will be required to approve the merger agreement, and the merger agreement will be approved at the special meeting. Subject to the terms therein, the voting agreement will terminate upon the earlier to occur of (i) the consummation of the merger, (ii) the termination of the merger agreement in accordance with its terms or (iii) any reduction in the amount of or any change in the form of the per share merger consideration.

The voting agreement also provides that, if the merger is completed, Mr. Desai and Ms. Sethi will not, for a five year period immediately following the closing date of the merger, directly or indirectly, either as principal, manager, agent, consultant, officer, member, stockholder, partner, investor, sponsor, lender or employee, or in any other capacity carry on, be commercially engaged in or employed by or be a consultant to or have any financial interest in, any business that is directly or indirectly engaged in the same or substantially similar business as, or competes in any material respect with, the business of the Company and its subsidiaries as conducted as of July 20, 2018; provided, however, that the ownership of not more than five percent (5%) of the stock of any publicly traded person or twenty percent (20%) of any privately held person will not be deemed a violation of the voting agreement.

ADVISORY VOTE ON MERGER-RELATED COMPENSATION (PROPOSAL 2)

As required by Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, the Company is required to submit a proposal to the Company’s shareholders for a non-binding advisory vote to approve the merger-related compensation.

The compensation that the Company’s named executive officers may be entitled to receive from the Company in connection with the merger is summarized and included under the heading “The Merger—Interests of Company’s Directors and Executive Officers in the Merger—Golden Parachute Compensation” beginning on page 49 of this proxy statement. That summary includes all compensation and benefits that may be paid or become payable to the Company’s named executive officers by the Company in connection with the merger.

The Board encourages you to review carefully the compensation arrangements for the Company’s named executive officers in connection with the merger disclosed in this proxy statement.

The Board unanimously recommends that our shareholders approve the following resolution, on a non-binding, advisory basis:

“RESOLVED, that the compensation that may be paid or become payable to the Company’s named executive officers, in connection with the merger, and the agreements or understandings pursuant to which such compensation may be paid or become payable, in each case as disclosed pursuant to Item 402(t) of Regulation S-K in “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger—Golden Parachute Compensation,” including the footnotes to the table and the related narrative discussion, is hereby APPROVED.”

The proposal to approve, by a non-binding advisory vote, the merger-related compensation requires the affirmative vote of holders of a majority of the votes cast by the holders entitled to vote thereon at the special meeting. This proposal is a vote separate and apart from the vote to approve the merger agreement. Accordingly, you may vote not to approve this proposal and vote to approve the merger agreement. Because the vote on this proposal is advisory only, it will not be binding on either the Company or Atos. Accordingly, if the merger agreement is approved and the merger is completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the non-binding advisory vote of our shareholders.

Recommendation of Our Board

The Board unanimously recommends that the shareholders vote “FOR” the proposal to approve, by a non-binding advisory vote, the merger-related compensation.

VOTE ON ADJOURNMENT (PROPOSAL 3)

We are asking the shareholders to approve a proposal that will give the Board the authority to adjourn the special meeting if (i) as of the time for which the special meeting is originally scheduled, there are insufficient shares of common stock represented, either in person or by proxy, in order to establish a quorum at the special meeting or to obtain shareholder approval of the merger agreement or (ii) the Board has determined in good faith (after consultation with outside legal counsel) that it is necessary under applicable law to file and/or mail any supplement or amendment to this proxy statement to be disseminated and reviewed by our shareholders prior to the special meeting. In each case of (i) and (ii), the Company may, or if Atos so requests, will, postpone, recess or adjourn or make one or more successive postponements, recesses or adjournments of, the special meeting as long as the date of the special meeting is not postponed, recessed or adjourned more than 10 days in connection with any one postponement, recess or adjournment or more than an aggregate of 20 days from the original date of the special meeting. Additionally, under the merger agreement, within five business days prior to the original date of the special meeting or any date that the special meeting is then scheduled to be held, if the Company delivers a notice of an intent to change the Board recommendation, Atos may direct the Company to postpone, recess or adjourn the special meeting for up to 10 business days and the Company will as promptly as practicable thereafter postpone, recess or adjourn the special meeting in accordance with Atos’ direction.

The Company does not anticipate calling a vote on this proposal if Proposal 1 is approved by the requisite number of shares of common stock at the special meeting.

The vote on the adjournment proposal is a vote separate and apart from the vote on the proposal to approve the merger agreement. Accordingly, you may vote to approve the merger agreement and vote not to approve the adjournment proposal or vice versa.

Approval of the adjournment proposal requires the affirmative vote of holders of a majority of the votes cast with respect to this proposal.

Recommendation of Our Board

The Board unanimously recommends that the shareholders of the Company vote “FOR” the adjournment proposal, if a vote on the adjournment proposal is called.

MARKET PRICE OF COMMON STOCK

Our common stock is listed for trading on NASDAQ under the symbol “SYNT.” The table below shows the high and low sales price of common stock, for the periods indicated, as reported on NASDAQ.

	Common Stock Price		Dividend Per Share
	High	Low
FY 2016
First quarter	$50.87	$42.40	—
Second quarter	$50.92	$41.17	—
Third quarter	$48.41	$40.68	$15.00	(1)
Fourth quarter	$43.19	$18.00	—

FY 2017
First quarter	$23.54	$16.22	—
Second quarter	$18.96	$15.82	—
Third quarter	$20.37	$15.88	—
Fourth quarter	$26.33	$18.82	—

FY 2018
First quarter	$27.72	$20.67	—
Second quarter	$34.19	$24.88	—
Third quarter through August 27, 2018	$40.89	$32.22	—

(1)

During the third quarter of 2016, the Board declared a special cash dividend of $15.00 per share on outstanding common stock, which was payable on October 3, 2016, to shareholders of record at the close of business on September 22, 2016.

The closing price of our common stock on NASDAQ on July 20, 2018, the last trading day immediately prior to the announcement of the merger, was $39.13 per share. On August 27, 2018, the most recent practicable trading day before this proxy statement was mailed to our shareholders, the closing price for our common stock on NASDAQ was $40.60 per share. You are encouraged to obtain current market quotations for our common stock in connection with voting your shares of common stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below presents certain information regarding the beneficial ownership of shares of common stock as of August 2, 2018, by (i) each entity we know to own 5% or more of shares of common stock; (ii) each of our directors and named executive officers; and (iii) all of our directors and executive officers as a group.

Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power over securities. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each shareholder identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by the shareholder. For the purpose of the table below, a person is deemed to have “beneficial ownership” of any shares as of a given date over which such person has voting power, investment power, or has the right to acquire such power within 60 days after such date. Percentage of beneficial ownership is based on 82,989,372 shares of common stock outstanding as of August 27, 2018. For purposes of computing the percentage of outstanding shares held by each person or group of persons, any security which such person or group of persons has the right to acquire within 60 days after such date is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage of ownership of any other person. Unless indicated below, the address of each individual listed below is c/o Syntel, Inc., 525 East Big Beaver Road, Suite 300, Troy, Michigan 48083.

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Number	Percent of Class
Bharat Desai (1)	31,586,919	38.06%
Neerja Sethi (2) (5)	21,409,945	25.80%
Rakesh Vij (3)	19,237,384	23.18%
NS Trust dated February 28, 1997 I (4)	9,318,692	11.23%
NS Trust dated February 28, 1997 II (4)	9,318,692	11.23%
Prashant Ranade (5)	257,933	*
Rakesh Khanna (5)	140,072	*
Paritosh K. Choksi (5)	99,910	*
Raja Ray (5)	30,522	*
Thomas Doeke (5)	30,463	*
Rajesh Mashruwala (5)	26,119	*
Anil Agrawal (5)	25,446	*
Daniel M. Moore (5)	23,463	*
Vinod K. Sahney (6)	15,799	*
Rex E. Schlaybaugh, Jr. (5)	13,990	*
All current directors and executive officers as a group (24 persons)**	47,973,885	57.44%

*	Less than 1%.
**	Total includes shares beneficially owned by our current executive officers.
(1)

The address of Mr. Desai is 1001 Brickell Bay Drive, Suite 3102, Miami, Florida 33131. Mr. Desai has sole voting and sole dispositive power over 6,697,182 shares of common stock of which he disclaimed beneficial ownership with respect to 8,050 shares of common stock held by various educational trusts for which he is the sole trustee. Mr. Desai has shared voting power and shared dispositive power with respect to 24,889,737 shares of common stock which includes (i) 9,318,692 shares of common stock held by the NS Trust dated February 28, 1997 I, which we refer to as Trust I, (ii) 9,318,692 shares of common stock held by the NS Trust dated February 28, 1997 II, which we refer to as Trust II, (iii) 150,000 shares of common stock held by the NS Trust dated May 17, 1997 V, which we refer to as Trust V, (iv) 150,000 shares of common stock held by the NS Trust dated May 17, 1997 VI, which we refer to as Trust VI, (v) 1,897,825 shares of common stock held by a family private charitable foundation, which we refer to as Foundation I, and (vi) 4,054,528 shares of common stock held by a second family private charitable foundation, which we refer to as Foundation II. Mr. Desai is a co-trustee of each of the trusts and a director of each of the charitable foundations and he disclaims beneficial ownership of the 24,889,737 shares of common stock held by Trust I, Trust II, Trust V, Trust VI, Foundation I, and Foundation II. This information is based solely upon a Schedule 13D/A filed by Mr. Desai on July 24, 2018.
(2)

The address of Ms. Sethi is 1001 Brickell Bay Drive, Suite 3102/8, Miami, Florida 33131. Ms. Sethi has sole voting and dispositive power with respect to 15,149,716 shares of common stock of which she disclaims beneficial ownership with respect to 4,100 shares of common stock held by various education trusts for which she is the sole trustee. Ms. Sethi has shared voting and dispositive power with respect to 6,252,353 shares of common stock which includes (i) 150,000 shares of common stock held by the BD Trust dated May 17, 1997 III, which we refer to as Trust III, (ii) 150,000 shares of common stock held by the BD Trust dated May 17, 1997 IV, which we refer to as Trust IV, (iii) 1,897,825 shares of common stock held by Foundation I, and (iv) 4,054,528 shares of common stock held by Foundation II. Ms. Sethi is a co-trustee of each of the trusts and a director of each of the charitable foundations and she disclaims beneficial ownership of the 6,252,353 shares of common stock held by Trust III, Trust IV, Foundation I, and Foundation II. This information is based solely upon a Schedule 13D/A filed by Ms. Sethi on July 24, 2018.

(3)

The address of Mr. Vij is 5607 Hartsdale Drive, Houston, Texas 77036. Mr. Vij shares voting and dispositive power over all 19,237,384 shares of common stock which includes (i) 9,318,692 shares of common stock held by Trust I, (ii) 9,318,692 shares of common stock held by Trust II, (iii) 150,000 shares of common stock held by Trust III, (iv) 150,000 shares of common stock held by Trust IV, (v) 150,000 shares of common stock held by Trust V, and (vi) 150,000 shares of common stock held by Trust VI, over each of which Mr. Vij acts as co-trustee. Mr. Vij disclaims beneficial ownership of the 19,237,384 shares of common stock held by such trusts. This information is based solely upon a Schedule 13D/A filed by Mr. Vij on July 24, 2018.

(4)

These shares are reflected in the beneficial ownership of each of Mr. Desai and Mr. Vij as they serve as co-trustees for these trusts and share voting and dispositive power for these shares of common stock.

(5)

Beneficial ownership information includes the following numbers of shares of common stock which are represented by restricted stock units: Anil Agrawal, 17,076; Paritosh K. Choksi, 7,876; Thomas Doeke, 7,876; Raja Ray, 14,130 Rakesh Khanna, 81,663; Rajesh Mashruwala, 7,876; Daniel M. Moore, 13,496; Prashant Ranade, 207,966; Vinod K. Sahney 7,876; Rex E. Schlaybaugh, Jr., 7,876; Neerja Sethi, 7,876 and all directors and executive officers as a group, 530,506. The directors and executive officers have no voting or investment power over these restricted stock units.

NO APPRAISAL RIGHTS

Under Section 762(2) of the MBCA, as well as the governing documents of the Company, shareholders are not entitled to exercise dissenters’, appraisal or similar rights in connection with the merger because cash is the sole consideration to be received by shareholders.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This practice, known as “householding,” is designed to reduce the volume of duplicate information and reduce printing and postage costs.

If you and others who share your mailing address own common stock in “street name,” meaning through bank or brokerage accounts, you may have received a notice that your household will receive only one annual report and proxy statement from each company whose stock is held in such accounts. Unless you responded that you did not want to participate in householding, you were deemed to have consented to it and a single copy of our proxy statement and annual report has been sent to your address.

We will promptly deliver separate copies of our proxy statement and annual report at the request of any shareholder who is in a household that participates in the householding of our proxy materials. You may send your request by mail to our Investor Relations department at Syntel, Inc., 525 East Big Beaver Road, Suite 300, Troy, Michigan 48083, or by telephone at (248) 619-2800. If you currently receive multiple copies of the Company’s proxy materials and would like to participate in householding, please contact our Investor Relations department at the address or phone number set forth above.

DELISTING AND DEREGISTRATION OF COMMON STOCK

If the merger is completed, our common stock will be delisted from NASDAQ and deregistered under the Exchange Act and we will no longer file periodic reports with the SEC.

SUBMISSION OF SHAREHOLDER PROPOSALS

If the merger is consummated, we will not have public shareholders and there will be no public participation in any future meeting of shareholders. However, if the merger is not completed, we expect to hold an annual meeting of shareholders next year, in which case we will provide notice of or otherwise publicly disclose the date on which such 2019 annual meeting will be held. If the 2019 annual meeting is held, shareholder proposals will be eligible for consideration for inclusion in the proxy statement and form of proxy for our 2019 Annual Meeting of Shareholders in accordance with Rule 14a-8 under the Exchange Act and our bylaws, as described below.

Our shareholders may submit proposals that they believe should be voted upon at our 2019 Annual Meeting of Shareholders.

Shareholder proposals to be presented at the 2019 Annual Meeting of Shareholders, including proposals to submit director nominees, must be received by Syntel, Inc. not later than December 28, 2018 if they are to be included in the Company’s proxy statement for the 2019 Annual Meeting of Shareholders. Such proposals should be addressed to the Corporate Secretary at Syntel, Inc., 525 East Big Beaver Road, Suite 300, Troy, Michigan 48083 and should also be sent by email to the Corporate Secretary at Daniel_Moore@Syntelinc.com.

Shareholder proposals to be presented at the 2019 Annual Meeting of Shareholders which are not to be included in Syntel, Inc.’s proxy statement for that meeting must be received by the Company not earlier than March 8, 2019 and not later than April 7, 2019; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made in accordance with the procedures contained in the Company’s bylaws. Such proposals should be addressed to the Corporate Secretary at Syntel, Inc., 525 East Big Beaver Road, Suite 300, Troy, Michigan 48083 and should also be sent by email to the Corporate Secretary at Daniel_Moore@Syntelinc.com.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that the Company files at the SEC’s public reference room at 100 F Street, NE, Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The Company’s public filings are also available in electronic format to the public from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov. Information contained on the SEC’s website is expressly not incorporated by reference into this proxy statement. You can also review the Company’s SEC filings on its website at https://investor.syntelinc.com/financial-information/sec-filings. Information included on, or otherwise accessible through, the Company’s website is not incorporated into, and does not form a part of, this proxy statement.

Shareholders may also obtain copies of any of the documents we file with the SEC, without charge, by requesting them in writing or by telephone from the Company at the following address:

Investor Relations Department

Syntel, Inc.

525 East Big Beaver Road, Suite 300

Troy, Michigan 48083

Telephone: (248) 619-2800

If you would like to request documents, please do so at least five business days prior to the special meeting in order to receive them before the special meeting.

The SEC allows us to “incorporate by reference” into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC will update and supersede that information. Information in documents that is deemed, in accordance with SEC rules, to be furnished and not filed will not be deemed to be incorporated by reference into this proxy statement. We incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement, and before the date of the special meeting:

•	the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017;

•	the Company’s Quarterly Reports on Form 10-Q for the fiscal periods ended March 31, 2018 and June 30, 2018;

•	the Company’s Definitive Proxy Statement for the 2018 annual meeting; and

•	the Company’s Current Reports on Form 8-K, in each case to the extent filed and not furnished with the SEC on June 7, 2018, June 12, 2018, July 23, 2018 and July 26, 2018.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING OF SHAREHOLDERS. THE COMPANY HAS NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT DIFFERS FROM THAT CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED AUGUST 28, 2018. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO SHAREHOLDERS SHOULD NOT CREATE ANY IMPLICATION TO THE CONTRARY.

Annex A	Agreement and Plan of Merger, dated as of July 20, 2018.

Annex B	Voting Agreement, dated as of July 20, 2018.

Annex C	Opinion of Goldman Sachs & Co. LLC, dated as of July 20, 2018.

Annex A

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

by and among

SYNTEL, INC.,

ATOS S.E.

and

GREEN MERGER SUB INC.

Dated as of July 20, 2018

A-i

A-ii

EXHIBIT A    Form of Articles of Incorporation of the Surviving Corporation

A-iii

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of July 20, 2018, is entered into by and among Syntel, Inc., a Michigan corporation (the “Company”), Atos S.E., a société européenne (European company) organized under the laws of France (“Parent”), and Green Merger Sub Inc., a Michigan corporation and a Wholly Owned Subsidiary of Parent (“Merger Sub” and, together with the Company and Parent, the “Parties” and each, a “Party”).

RECITALS

WHEREAS, the Parties intend that, subject to the terms and conditions of this Agreement, Merger Sub shall merge with and into the Company (the “Merger”), with the Company surviving the Merger, pursuant to the provisions of the MBCA;

WHEREAS, the Company Board has unanimously (a) approved and adopted this Agreement and the transactions contemplated by this Agreement, (b) determined that this Agreement and the transactions contemplated by this Agreement are fair to, advisable and in the best interests of, the Company and the holders of Shares, other than Excluded Shares, and (c) resolved to submit this Agreement to the holders of Shares and to recommend that the holders of Shares approve this Agreement and the transactions contemplated by this Agreement;

WHEREAS, the Parent Board has unanimously (a) approved this Agreement and the transactions contemplated by this Agreement and (b) determined that this Agreement and the transactions contemplated by this Agreement are in the best interests of Parent and its stakeholders, and are consistent with and will further the business strategy of Parent;

WHEREAS, the board of directors of Merger Sub has unanimously (a) approved and adopted this Agreement and the transactions contemplated by this Agreement, (b) determined that this Agreement and the transactions contemplated by this Agreement are fair to, advisable and in the best interests of, Merger Sub and Parent (as Merger Sub’s sole shareholder), and (c) resolved to recommend that Parent (as Merger Sub’s sole shareholder) approve this Agreement;

WHEREAS, concurrently with the execution and delivery of this Agreement, as a condition and inducement to Parent’s and Merger Sub’s willingness to enter into this Agreement, certain shareholders of the Company are entering into a voting agreement with Parent (the “Voting Agreement”), pursuant to which, among other things, such Persons have agreed to vote the Shares beneficially owned by each of them in favor of the approval of this Agreement; and

WHEREAS, the Parties desire to make certain representations, warranties, covenants and agreements in connection with this Agreement and the transactions contemplated by this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth in this Agreement, the Parties, intending to be legally bound, agree as follows:

ARTICLE I

Definitions; Interpretation and Construction

1.1. Definitions. For the purposes of this Agreement, except as otherwise specifically provided herein, the following terms have meanings set forth in this Section 1.1:

“Acquisition Proposal” means any (a) proposal, offer, inquiry or indication of interest (whether in writing or otherwise) relating to a merger, joint venture, partnership, consolidation, dissolution, liquidation, tender offer, recapitalization, reorganization, spin-off, share exchange, asset purchase, extraordinary dividend, business combination or similar transaction involving the Company or any of its Subsidiaries or (b) direct or indirect acquisition (whether by tender offer, share purchase, share exchange or other manner) by any Person or group (as defined under Section 13 of the Exchange Act), or any proposal, offer, inquiry or indication of interest with respect to any such direct or indirect acquisition, which, in each case of (a) or (b), if consummated would result in any Person or group (as defined under Section 13 of the Exchange Act) becoming the beneficial owner of, directly or indirectly, in one or a series of related transactions, twenty percent (20%) or more (i) measured by either voting power or value, of the equity securities of the Company or any of its Subsidiaries (or any class thereof) or (ii) of the consolidated total assets (including equity securities of its Subsidiaries) of the Company and its Subsidiaries (taken as a whole), in each case, other than the transactions contemplated by this Agreement.

“Affiliate” means, with respect to any Person, any other Person, directly or indirectly, controlling, controlled by, or under common control with such Person as of the date on which, or at any time during the period for which, the determination of affiliation is being made (for purposes of this definition, the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by Contract or otherwise).

“Agreement” has the meaning set forth in the Preamble.

“Alternative Acquisition Agreement” means any letter of intent, memorandum of understanding, agreement in principle, term sheet, acquisition agreement, merger agreement, arrangement agreement, option agreement, joint venture agreement, partnership agreement, share purchase agreement, asset purchase agreement, share exchange agreement or other similar agreement (other than a Permitted Confidentiality Agreement) providing for any Acquisition Proposal.

“Antitrust Law” means the Sherman Antitrust Act of 1890, the Clayton Act of 1914, the HSR Act and all other U.S. or non-U.S. antitrust, competition or other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

“Applicable Date” means December 31, 2015.

“Audit Committee” means the audit committee of the Company Board.

“Bankruptcy and Equity Exception” means bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

“Book-Entry Share” means each book-entry account formerly representing any non-certificated Eligible Shares.

“Business Day” means any day ending at 11:59 p.m. (New York time) other than a Saturday or Sunday or a day on which (a) banks in New York, New York, Troy, Michigan or Paris, France are required or authorized by Law to close or (b) solely for purposes of determining the Closing Date, the Michigan LARA is required or authorized by Law to close.

“Bylaws” has the meaning set forth in Section 3.2.

“Certificate” means each certificate formerly representing any of the Eligible Shares.

“Certificate of Merger” means a certificate of merger relating to the Merger.

“CFIUS” means the Committee on Foreign Investment in the United States or any successor entity.

“CFIUS Approval” will be deemed to have been obtained if: (a) CFIUS has concluded that none of the transactions contemplated by this Agreement is a “covered transaction” subject to review under the DPA; (b) CFIUS has issued a written notice that it has completed a review or investigation of the notification voluntarily provided pursuant to the DPA with respect to the transactions contemplated by this Agreement and has concluded all action under the DPA; or (c) CFIUS has sent a report to the President of the United States requesting the President’s decision and (i) the President has announced a decision not to take any action to suspend or prohibit the transactions contemplated by this Agreement or (ii) the President has not taken any formal written action within 15 days after the date on which the President received such report from CFIUS.

“Change of Recommendation” means any of the actions set forth in clauses (A) through (C) of Section 7.2(d)(i).

“Charter” has the meaning set forth in Section 3.1.

“Chosen Courts” means the Court of Chancery of the State of Delaware or, if such court finds it lacks subject matter jurisdiction, the Superior Court of the State of Delaware (Complex Commercial Division); provided, that if subject matter jurisdiction over the matter that is the subject of the Proceeding is vested exclusively in the U.S. federal courts, such Proceeding shall be heard in the U.S. District Court for the District of Delaware.

“Closing” means the closing of the transactions contemplated by this Agreement.

“Closing Date” means such date on which the Closing actually occurs.

“Code” means the Internal Revenue Code of 1986.

“Company” has the meaning set forth in the Preamble.

“Company Approvals” has the meaning set forth in Section 5.4(b).

“Company Benefit Plan” means any benefit or compensation plan, program, policy, practice, Contract or other obligation, whether or not in writing and whether or not funded, in each case, which is sponsored or maintained by, or required to be contributed to, or with respect to which the Company or any of its Subsidiaries has any direct or indirect present or future liability, including ERISA Plans, employment, consulting, retirement, severance, termination or “change of control” agreements, deferred compensation, equity-based, incentive, bonus, supplemental retirement, profit sharing, insurance, medical, welfare, fringe or other benefits or remuneration of any kind.

“Company Board” means the board of directors of the Company.

“Company Compensation Committee” means the compensation committee of the Company Board.

“Company Disclosure Letter” has the meaning set forth in ARTICLE V.

“Company Employee” means any current or former employee (whether full- or part-time), including any officer, director or independent contractor (who is a natural person) of the Company or any of its Subsidiaries.

“Company Equity Payments” has the meaning set forth in Section 4.3(b).

“Company ERISA Affiliate” means any trade or business (whether or not incorporated) that would be treated together with the Company or any of its Subsidiaries as a “single employer” within the meaning of Section 414 of the Code.

“Company Material Contract” means any Filed Company Contract or Disclosed Contract.

“Company Open Source Code” means each item of Open Source Code that is incorporated, embodied, included or embedded in, or linked with, any product or service of the Company or any of its Subsidiaries or that is distributed or made available by the Company or any of its Subsidiaries.

“Company Owned Intellectual Property Rights” has the meaning set forth in Section 5.17(a).

“Company Owned Software” means Software owned or Purported to be Owned by the Company or any of its Subsidiaries.

“Company Preferred Stock” means the shares of preferred stock of the Company.

“Company Recommendation” has the meaning set forth in Section 5.3(b).

“Company Registered Intellectual Property Rights” has the meaning set forth in Section 5.17(b).

“Company Reports” means the reports, forms, statements, certifications and documents required to be filed with or furnished by the Company to the SEC pursuant to the Exchange Act or the Securities Act since the Applicable Date, and publicly filed or furnished, including publicly filed or furnished notes, exhibits and schedules thereto and all other information incorporated by reference and any amendments and supplements thereto and those forms, statements, certifications, reports and documents publicly filed with or furnished to the SEC by the Company subsequent to the date of this Agreement, including publicly filed or furnished notes, exhibits and schedules thereto and all other information incorporated by reference and any amendments and supplements thereto.

“Company RSU” means any outstanding restricted stock unit granted under the Stock Plans.

“Company Shareholders Meeting” means the meeting of shareholders of the Company to be held in connection with the Merger, including any postponement or adjournment thereof.

“Company Termination Fee” has the meaning set forth in Section 9.5(b).

“Confidentiality Agreement” means that certain letter agreement, dated as of May 3, 2018, by and between the Company and Atos International SAS (together with any amendments, modifications or addendums thereto).

“Continuing Employees” means the employees of the Company and its Subsidiaries at the Effective Time who continue to remain employed with the Company or its Subsidiaries.

“Contract” means any legally binding contract, agreement, lease, license, note, bond, mortgage, indenture, arrangement or other obligation (whether written or oral), other than a Company Benefit Plan.

“Credit Agreement” means the Credit Agreement, dated September 12, 2016, between the Company and Bank of America, N.A., as administrative agent, L/C issuer and swingline lender, the lenders party thereto and Merrill, Lynch, Pierce Fenner & Smith Incorporated, as sole lead arrange and sole bookrunner, as amended.

“Credit Agreement Payoff Amount” has the meaning set forth in Section 7.12.

“D&O Insurance” has the meaning set forth in Section 7.10(b).

“DDTC” means the Directorate of Defense Trade Controls in the United States Department of State.

“DDTC Notice” has the meaning set forth in Section 7.5(b)(ii)(C).

“Disclosed Contract” has the meaning set forth in Section 5.11(b).

“DPA” means Section 721 of the Defense Production Act of 1950.

“Effective Time” means the date and time when the Certificate of Merger has been duly filed with and accepted by the Michigan LARA or at such later date and time as may be agreed by the Parties in writing and specified in the Certificate of Merger.

“Eligible Shares” means each Share issued and outstanding immediately prior to the Effective Time other than the Excluded Shares.

“Encumber” has the meaning set forth in the definition of “Encumbrance.”

“Encumbrance” means any pledge, lien, charge, option, hypothecation, mortgage, security interest, adverse right, ownership interest of other Persons, claim, prior assignment, other rights and interests of record or otherwise, or any other encumbrance of any kind or nature whatsoever (including any restriction on the right to vote or transfer the same), excluding, in all cases, transfer or assignment restrictions of general applicability, including as may be provided under the Securities Act and the “blue sky” laws of the various states of the United States (and any action of correlative meaning, to “Encumber”).

“Environmental Law” means any Law, enacted and in effect on or prior to the Effective Time, concerning: (a) the protection of the environment, natural resources or human health and safety as it relates to any Hazardous Substance; or (b) the handling, use, storage, treatment, transportation, disposal, release or threatened release of or exposure to any Hazardous Substance, but excluding, for the avoidance of doubt, any Law specifically concerning products liability.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Plans” means “employee benefit plans” within the meaning of Section 3(3) of ERISA.

“Exchange Act” means the Securities Exchange Act of 1934.

“Exchange Fund” has the meaning set forth in Section 4.2(a)(i).

“Excluded Shares” means, collectively, the Shares owned by Parent, Merger Sub or the Company, and in each case not held on behalf of third parties.

“Export and Sanctions Regulations” means all applicable sanctions and export control Laws in jurisdictions in which the Company or any of its Subsidiaries do business or are otherwise subject to jurisdiction, including the U.S. International Traffic in Arms Regulations, the Export Administration Regulations, U.S. sanctions Laws and regulations administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), including OFAC’s Specially Designated Nationals List, and economic or financial sanctions or trade embargoes imposed, administered, or enforced from time to time by the United Nations Security Council, the European Union, or her Majesty’s Treasury of the United Kingdom.

“Facilities Agreement” means the facilities agreement, dated on or about the date hereof, among Parent, BNP Paribas, as agent, and the arrangers and Lenders party thereto.

“FCPA” means the U.S. Foreign Corrupt Practices Act of 1977.

“Filed Company Contract” has the meaning set forth in Section 5.11(a).

“Financing” has the meaning set forth in Section 7.17.

“GAAP” means the generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession in the United States, in each case, as applicable, as of the time of the relevant financial statements referred to herein, consistently applied.

“Governmental Authorization” shall mean any permit, license, certification, franchise, approval, consent, permission, variance, clearance, registration, qualification, exemption or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Entity pursuant to any Law.

“Governmental Entity” means any U.S., non-U.S., or supranational governmental (including public international organizations), quasi-governmental, regulatory or “self-regulatory organization” (as defined in Section 3(a)(26) of the Exchange Act), agency, commission, body, department or instrumentality or any court, tribunal or arbitrator or other entity or subdivision thereof or other legislative, executive or judicial entity or subdivision thereof, in each case of competent jurisdiction.

“Hazardous Substance” means any substance, material or waste that is listed, designated, classified or otherwise regulated as hazardous, radioactive or toxic or a pollutant or a contaminant or words of similar meaning or regulatory effect under any applicable Environmental Law.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvement Act of 1976.

“Indebtedness” means, with respect to any Person, without duplication, all obligations or undertakings by such Person (a) for borrowed money, whether current or funded, fixed or contingent, secured or unsecured (including deposits or advances of any kind to such Person), (b) evidenced by bonds, debentures, notes, mortgages or similar instruments or debt securities, (c) for capitalized leases (as determined in accordance with GAAP) with respect to which such Person is the lessee or to pay the deferred and unpaid purchase price of property, equipment, goods or services (excluding trade payables or accruals incurred in the Ordinary Course of Business), (d) pursuant to securitization or factoring programs or arrangements, (e) net cash payment obligations of such Person under swaps, options, forward sales contracts, derivatives and other hedging, cap, collar or futures Contracts, financial instruments or arrangements that will be payable upon termination thereof (assuming termination on the date of determination), (f) letters of credit, bank guarantees, and other similar Contracts or arrangements entered into by or on behalf of such Person or (g) pursuant to direct or indirect guarantees and arrangements having the economic effect of a guarantee (other than a clearing house guarantee) of any obligation or undertaking of any other Person contemplated by the foregoing clauses (a) through (f) of this definition (other than solely between or among any of Parent and its Wholly Owned Subsidiaries or solely between or among the Company and its Wholly Owned Subsidiaries), in each case including all principal, interest, penalties, fees, “make-whole” amounts, damages, reimbursements, costs of unwinding and other payments or liabilities due with respect thereto; provided, however, that “Indebtedness” shall not include: (i) obligations under letters of credit used as security for leases; (ii) extensions of credit, in an amount not in excess of $3 million in the aggregate at any given time, required by Governmental Entities from time to time in order for the Company and its Subsidiaries to participate in governmental programs in the Ordinary Course of Business; (iii) liabilities under performance bonds other than amounts then due and owing and not being contested in good faith by appropriate proceedings; (iv) any redemption premium, prepayment penalty or similar payment with respect to capitalized leases included in clause (c) of this definition to the extent the execution and delivery of this Agreement or the Closing will not trigger a default under such leases and such leases either are not required by their terms to be repaid (in full or in part) at the Closing or do not require the lessor to offer to make a repayment as a result of the Closing; or (v) intercompany indebtedness, obligations or liabilities solely between or among the Company and any of its Wholly Owned Subsidiaries.

“Indemnified Parties” means, collectively, each present and former (determined as of the Effective Time) director or officer of the Company or any of its Subsidiaries, in each case, when acting in such capacity or in serving as a director, officer, member, trustee or fiduciary of another entity or enterprise, including a Company Benefit Plan, at the request or benefit of the Company or any of its Subsidiaries, together with such individual’s respective heirs, executors or administrators.

“Initial Notice” has the meaning set forth in Section 7.2(d)(ii).

“Insurance Policies” means any fire and casualty, general liability, business interruption, product liability, sprinkler and water damage, workers’ compensation and employer liability, directors, officers and fiduciaries policies and other liability insurance policies, including any reinsurance policies and self-insurance programs and arrangements as well as any fidelity bonds covering the assets, business, equipment, properties, operations, directors, officers and employees of the Company and its Subsidiaries.

“Intellectual Property Rights” means each of the following items and all corresponding rights, anywhere in the world, in or to such items: (a) Trademarks; (b) patents, patent applications, rights of priority, issuances, registrations and invention disclosures, including divisionals, revisions, supplementary protection certificates, continuations, continuations-in-part, renewals, extensions, substitutes, re-issues and re-examinations; (c) inventions (whether patentable or not and whether reduced to practice or not); (d) Trade Secrets and proprietary know-how; (e) works of authorship (including Software), copyrights, exclusive exploitation rights, and moral rights therein and thereto, and registrations and applications therefor, and all renewals, extensions, restorations and reversions thereof; (f) Internet domain names, URLs, and websites; (g) proprietary rights in or to data and databases; and (h) all other rights identified in applicable jurisdictions as intellectual property or proprietary rights.

“Intervening Event” means an event, change, development, circumstance, fact or effect that (a) occurs or arises after the date of this Agreement, (b) was not known by nor reasonably foreseeable to the Company Board as of the date of this Agreement and (c) becomes known to or reasonably foreseeable by the Company Board after the execution of this Agreement and prior to the time of the Requisite Company Vote is obtained; provided, that in no event shall (i) the receipt, existence, or terms of an Acquisition Proposal or any matter relating thereto or consequence thereof, (ii) changes in the market price or trading volume of the Shares, except that any event, change, development, circumstance, fact or effect (not otherwise excluded under this definition) underlying such changes may be taken into account in determining whether an Intervening Event has occurred, (iii) the Company meeting, failing to meet or exceeding published or unpublished revenue or earnings projections, except that any event, change, development, circumstance, fact or effect (not otherwise excluded under this definition) underlying such occurrence may be taken into account in determining whether an Intervening Event has occurred or (iv) any event, change, development, circumstance, fact or effect relating to Parent, Merger Sub or any of their respective Affiliates, in each case, constitute or be deemed to be an Intervening Event.

“IRS” means the U.S. Internal Revenue Service.

“IT Assets” means technology devices, computers, Software, servers, networks, workstations, routers, hubs, circuits, switches, data communications lines, and all other information technology equipment and systems, and all associated documentation, in each case, that are owned or controlled by the Company or its respective Subsidiaries and used in their respective businesses.

“ITAR” means 22 C.F.R. parts 120 to 130.

“Knowledge” or any similar phrase means (a) with respect to the Company, the knowledge of the individuals set forth in Section 1.1 of the Company Disclosure Letter, in each case, following reasonable inquiry, provided that such “reasonable inquiry” as used in this definition shall not require such individuals to conduct (or have conducted) any Intellectual Property Rights searches or analyses (including clearance or prior art searches) or legal opinions (including freedom-to-operate opinions) and (b) with respect to Parent and Merger Sub, the knowledge of the individuals set forth in Section 1.1 of the Parent Disclosure Letter, in each case, following reasonable inquiry.

“Law” means any U.S. or non-U.S. federal, state, provincial, local, municipal or other law, statute, constitution, principle of common law, ordinance, code, standard, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity or any Order.

“Leased Real Property” means all leasehold or subleasehold estates and other rights to use and occupy any land, buildings, structures, improvements, fixtures or other interest in real property held by the Company or any of its Subsidiaries.

“Leases” has the meaning set forth in Section 5.16(b).

“Lender Related Party” means the Lenders and the commitment parties (without limitation, each agent and arranger) that are parties to the Financing, together with their respective former and current Affiliates and the respective former, current and future directors, officers, employees, members, managers, controlling persons, agents, advisors, other Representatives and successors and assigns of each of the foregoing.

“Lenders” means each lender from time to time party to the Facilities Agreement.

“Material Adverse Effect” means any event, change, development, circumstance, fact or effect that, individually or taken together with any other events, changes, developments, circumstances, facts or effects, (i) is, or would reasonably be expected to be, materially adverse to the financial condition, properties, assets, liabilities (contingent or otherwise), business operations or results of operations of the Company and its Subsidiaries (taken as a whole) or (ii) would or would reasonably be expected to prevent, materially delay or materially impair the ability of the Company to consummate the Merger or to perform any of its material obligations under this Agreement without material delay; provided, however, that, in the case of clause (i) (and, solely with respect to subsection (h) below, in the cases of clauses (i) and (ii)), none of the following, either alone or in combination, shall be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur:

(a) any event, change, development, circumstance, fact or effect in or with respect to the economy, credit, capital, securities or financial markets or political, regulatory or business conditions in the geographic markets in which the Company or any of its Subsidiaries operates or its services are sold, including any event, change, development, circumstance or fact in or with respect to interest rates or exchange rates for currencies;

(b) any event, change, development, circumstance, fact or effect that is the result of factors generally affecting the industries in which the Company and its Subsidiaries operate in the geographic markets in which they operate or where their services are sold;

(c) any event, change, development, circumstance, fact or effect to the extent attributable to the entry into, announcement, pendency or performance of this Agreement and the transactions contemplated by this Agreement or arising from the identity of Parent;

(d) any event, change, modification, development or proposed change or modification in GAAP or in any Law, including the repeal thereof, after the date of this Agreement;

(e) any failure by the Company to meet any internal or public projections or forecasts or estimates of revenues or earnings for any period ending on or after the date of this Agreement and prior to the Closing; provided, that any event, change, development, circumstance, fact or effect (not otherwise excluded under this definition) underlying such failure may be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur;

(f) any event, change, development, circumstance, fact or effect resulting from acts of war (whether or not declared), civil disobedience, sabotage, terrorism, military actions or the escalation of any of the foregoing, whether perpetrated or encouraged by a state or non-state actor or actors, including cyberattacks, any natural disaster, any unusual outbreak of illness or other public health event, whether or not caused by any Person;

(g) any event, change, development, circumstance or fact in or with respect to the ownership of customers of the Company or its Subsidiaries or any direct or indirect result therefrom;

(h) any Transaction Litigation (but not any finally adjudicated breach of fiduciary duty or violation of Law itself);

(i) any actions required to be taken by the Company or any of its Subsidiaries pursuant to this Agreement or, with Parent’s prior written consent or at Parent’s written request, any actions permitted to be taken by the Company or any of its Subsidiaries pursuant to this Agreement;

(j) any action not taken at Parent’s written request;

(k) any action required under this Agreement or applicable Law to obtain any approval or authorization under Antitrust Law for the consummation of the transactions contemplated by this Agreement; or

(l) a decline in the market price of the Shares on the NASDAQ; provided, that any event, change, development or effect (not otherwise excluded under this definition) underlying such decline in market price may be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur; provided, further, that with respect to clauses (a), (b), (d) and (f) of this definition, such events, changes, developments, circumstances, facts or effects (as the case may be) shall be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur to the extent they disproportionately affect the Company and its Subsidiaries (taken as a whole) relative to other companies operating in the geographic markets in which the Company or any of its Subsidiaries operates or its services are sold.

“Material Customer” has the meaning set forth in Section 5.11(b)(xi).

“MBCA” means the Michigan Business Corporation Act.

“Merger” has the meaning set forth in the Recitals.

“Merger Sub” has the meaning set forth in the Preamble.

“Michigan LARA” means the Department of Licensing and Regulatory Affairs of the State of Michigan.

“Multiemployer Plans” means “multiemployer plans” as defined by Section 3(37) of ERISA.

“NASDAQ” means the Nasdaq Global Select Market.

“Non-U.S. Company Benefit Plan” means a Company Benefit Plan that is maintained primarily for the benefit of Company Employees outside of the United States.

“OFAC” has the meaning set forth in the definition of “Export and Sanctions Regulations.”

“Open Source Code” means any Software that is distributed or made available under “open source” or “free software” or “copyleft” terms, including any Software distributed or made available under the AGPL, GPL, LGPL, Mozilla Public License, Apache License, Common Public License, BSD license, Sleepycat License, or any license licensed at www.opensource.org.

“Order” means any order, award, judgment, injunction, writ, decree (including any consent decree or similar agreed order or judgment), directive, stipulation, ruling, determination, decision or verdict, whether civil, criminal or administrative, in each case, that is entered, issued, made or rendered by any Governmental Entity. For the avoidance of doubt, an Order shall include a decision to suspend or prohibit the transactions contemplated by this Agreement by the President of the United States pursuant to the DPA.

“Ordinary Course of Business” means, with respect to any Person, the conduct by a Person of the relevant business in accordance with such Person’s normal day-to-day customs, practices and procedures consistent with past practice.

“Organizational Documents” means (a) with respect to any Person that is a corporation, its articles or certificate of incorporation, memorandum and articles of association, as the case may be, and bylaws or comparable documents, (b) with respect to any Person that is a partnership, its certificate of partnership and partnership agreement or comparable documents, (c) with respect to any Person that is a limited liability company, its certificate of formation and limited liability company or operating agreement, or comparable documents, (d) with respect to any Person that is a trust or other entity, its declaration or agreement of trust or other constituent document or comparable documents and (e) with respect to any other Person that is not an individual, its comparable organizational documents.

“Original Date” has the meaning set forth in Section 7.3(a).

“Other Anti-Bribery Laws” means, other than the FCPA, all anti-bribery, anti-corruption, anti-money-laundering and similar applicable Laws of each jurisdiction in which the Company and its Subsidiaries operate or have operated and in which any authorized agent thereof is conducting or has conducted business involving the Company or any of its Subsidiaries.

“Outside Date” has the meaning set forth in Section 9.2(a).

“Owned Real Property” means all land, together with all buildings, structures, improvements and fixtures located thereon, and all easements and other rights and interests appurtenant thereto, owned by the Company or any of its Subsidiaries.

“Parent” has the meaning set forth in the Preamble.

“Parent Approvals” has the meaning set forth in Section 6.4(a).

“Parent Benefit Plan” means “employee benefit plans” within the meaning of Section 3(3) of ERISA which are sponsored or maintained by, or required to be contributed to by Parent.

“Parent Board” means the board of directors of Parent.

“Parent Disclosure Letter” has the meaning set forth in ARTICLE VI.

“Parties” and “Party” have the meanings set forth in the Preamble.

“Paying Agent” has the meaning set forth in Section 4.2(a)(i).

“Paying Agent Agreement” has the meaning set forth in Section 4.2(a)(ii).

“Per Share Merger Consideration” means $41.00 in cash, without interest.

“Permitted Confidentiality Agreement” has the meaning set forth in Section 7.2(b)(i).

“Permitted Encumbrances” means: (a) Encumbrances for current Taxes or other governmental charges not yet due and payable, or Encumbrances for Taxes that the taxpayer is contesting in good faith by appropriate proceedings; (b) mechanics’, carriers’, workmen’s, repairmen’s or other like common law or statutory Encumbrances arising or incurred in the Ordinary Course of Business relating to obligations as to which there is no default on the part of Company or any of its Subsidiaries, or the validity or amount of which is being contested in good faith by appropriate proceedings; (c) licenses, covenants not to sue and similar rights to use Intellectual Property Rights; (d) zoning, entitlement, building and other land use regulations imposed by any Governmental Entity having jurisdiction over the Owned Real Property or the Leased Real Property which are not violated by the current use and operation of the Owned Real Property and the Leased Real Property; (e) other Encumbrances that do not, and would not reasonably be likely to, individually or in the aggregate, materially impair the continued use, operation, marketability or value of the specific parcel of Real Property to which they relate or the conduct of the business of the Company and its Subsidiaries as currently conducted; and (f) any Permitted Lien as such term is defined in the Credit Agreement.

“Person” means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature.

“Personal Information” means, in addition to any definition for any similar term (e.g., “personally identifiable information” or “PII”) provided by applicable Law, or by the Company or its Subsidiaries in any of their privacy policies or privacy notices, any information that identifies or could reasonably be used to identify an individual person as well as any information maintained in association with such information where such information would be considered personal information under applicable Law. Personal Information may relate to any individual, including a current, prospective, or former customer, end-user or employee of any Person, and may include information in any form or media, whether paper, electronic, or otherwise.

“Privacy Laws” means any and all applicable Laws, legal requirements and self-regulatory guidelines (including of any applicable foreign jurisdiction) governing the receipt, collection, compilation, use, storage, processing, sharing, safeguarding, security (both technical and physical), disposal, destruction, disclosure or transfer (including cross-border) of Personal Information, including, as applicable, the Federal Trade Commission Act, Payment Card Industry Data Security Standard (PCI-DSS), Health Insurance Portability and Accountability Act (HIPAA), Health Information Technology for Economic and Clinical Health Act (HITECH), Genetic Information Nondiscrimination Act (GINA), Controlling the Assault of Non-Solicited Pornography and Marketing (CAN-SPAM) Act, EU-U.S. Privacy Shield, Swiss-U.S. Privacy Shield, General Data Protection Regulation, Regulation 2016/679/EU on the protection of natural persons with regard to the processing of personal data and on the free movement of such data (GDPR), California’s Shine the Light Law and similar Laws in other jurisdictions, state Laws concerning privacy policies and any and all applicable Laws requiring notification in connection with loss, theft, misuse or unauthorized access, use, modification or disclosure of Personal Information.

“Proceeding” means any action, cause of action, claim, demand, litigation, suit, investigation, review, grievance, citation, summons, subpoena, inquiry, audit, hearing, originating application to a tribunal, arbitration or other similar proceeding of any nature, civil, criminal, regulatory, administrative or otherwise, whether in equity or at law, in contract, in tort or otherwise.

“Proxy Statement” has the meaning set forth in Section 7.5(a)(i).

An asset is “Purported to be Owned” by the Company or its Subsidiary if the Company or the Subsidiary, as applicable, has made any claim of an ownership interest that is reflected in the books and records of the Company or any of its Subsidiaries as an acquisition cost from payment to a third party, as a cost from payment to an employee of the Company or any of its Subsidiaries, or as an asset on the balance sheet of the Company or any of its Subsidiaries.

“Real Property” means, collectively, the Owned Real Property and the Leased Real Property.

“Registered” means issued by, registered with, renewed by or the subject of a pending application before any Governmental Entity.

“Representative” means, with respect to any Person, any director, principal, partner, manager, member (if such Person is a member-managed limited liability company or similar entity), employee (including any officer), consultant, investment banker, financial advisor, legal counsel, attorneys-in-fact, accountant or other authorized advisor or agent of such person, in each case acting in their capacity as such.

“Required Payment” has the meaning set forth in Section 6.7.

“Requisite Company Vote” means the approval of this Agreement by the holders of a majority of the outstanding Shares entitled to vote on such matter at the Company Shareholders Meeting.

“Requisite Regulatory Approvals” has the meaning set forth in Section 8.1(b).

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“SEC” means the U.S. Securities and Exchange Commission.

“Section 782 Exemption Resolution” has the meaning set forth in Section 5.19(a).

“Securities Act” means the Securities Act of 1933.

“Share” means any share of the Company’s common stock, no par value per share.

“Software” means any computer program, application, middleware, firmware, microcode and other software, including operating systems, software implementations of algorithms, models and methodologies, in each case, whether in source code, object code or other form or format, including libraries, subroutines and other components thereof, and all documentation relating thereto.

“Stock Plans” means, collectively, the Company Amended and Restated Stock Option and Incentive Plan and the Company 2016 Incentive Plan.

“Subsidiary” means, with respect to any Person, any other Person of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other individuals performing similar functions is directly or indirectly owned or controlled by such Person and/or by one or more of its Subsidiaries.

“Superior Proposal” means an unsolicited, bona fide written Acquisition Proposal that would result in a Person or group (as defined under Section 13 of the Exchange Act), other than Parent or any of its Subsidiaries or controlled Affiliates, becoming the beneficial owner of, directly or indirectly, fifty percent (50%) or more (a) measured by either total voting power or value, of the equity securities of the Company and its Subsidiaries (or of the surviving entity in a merger involving the Company or the resulting direct or indirect parent of the Company or such surviving entity) or (b) of the consolidated total assets (including equity securities of its Subsidiaries) of the Company and its Subsidiaries (taken as a whole), in each case of (a) and (b), that the Company Board has determined in good faith (after consultation with its financial advisors and outside legal counsel), taking into account all financial, legal, regulatory and other aspects of such Acquisition Proposal and other aspects of such Acquisition Proposal that the Company Board considers in good faith to be appropriate (including the conditionality and likelihood of consummation of such proposal), (i) to be reasonably likely to be consummated in accordance with its terms and (ii) would result in a transaction more favorable to the Company’s shareholders (solely in their capacities as such) from a financial point of view than the transactions contemplated by this Agreement (after taking into account any revisions to the terms of this Agreement proposed by Parent pursuant to Section 7.2(d)(ii)); provided, that such Acquisition Proposal did not result from a breach of Section 7.2.

“Surviving Corporation” has the meaning set forth in Section 2.1.

“Tail Period” means the six (6) years from and after the Effective Time.

“Takeover Statute” means any “fair price,” “moratorium,” “control share acquisition” or other similar anti-takeover statute or regulation.

“Tax Returns” means all returns and reports (including elections, declarations, disclosures, schedules, estimates, information returns and other documents and attachments thereto) relating to Taxes or the administration of any Laws relating to Taxes, including any amendment thereof, filed or supplied or required to be filed or supplied to any Taxing Authority.

“Taxes” means (a) federal, state, local or foreign taxes, charges, fees, imposts, levies or other assessments, including all income, profits, inventory, franchise, transfer, net income, gross receipts, capital, environmental, customs duty, capital stock, severances, stamp, payroll, sales, employment, social security, unemployment, disability, use, property, withholding, excise, estimated taxes, production, value added, ad valorem, occupancy and other taxes, duties or assessments of any nature whatsoever, (b) all interest, penalties, additions to tax or additional amounts imposed by any Taxing Authority in connection with any item described in clause (a), and (c) all liabilities in respect of any items described in clauses (a) or (b) payable by reason of Contract, assumption, transferee or successor liability, operation of Law, Treasury Regulation Section 1.1502-6(a) (or any similar provision of Law) or otherwise.

“Taxing Authority” means any Governmental Entity having competent jurisdiction over the assessment, determination, collection or imposition of any Tax.

“Trade Secrets” means a “Trade Secret” as such term is defined in the Uniform Trade Secrets Act.

“Trademarks” means, collectively, trademarks, service marks, brand names, certification marks, collective marks, d/b/a’s, logos, symbols, trade dress, trade names, and other indicia of origin, all applications and registrations for the foregoing, and all goodwill associated therewith and symbolized thereby, including all renewals of the same.

“Transaction Litigation” has the meaning set forth in Section 7.15.

“Transfer Taxes” means all transfer, documentary, sales, use, stamp, recording, value added, registration and other similar Taxes and all conveyance fees, recording fees and other similar charges.

“U.S. Company Benefit Plan” means each Company Benefit Plan (including any related trusts), other than Multiemployer Plans and Non-U.S. Company Benefit Plan.

“Voting Agreement” has the meaning set forth in the Recitals.

“Wholly Owned Subsidiary” means, with respect to any Person, any other Person of which all of the equity or ownership interests of such other Person are directly or indirectly owned or controlled by such first Person.

1.2. Interpretation and Construction.

(a) The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions of this Agreement.

(b) All Preamble, Recital, Article, Section, Subsection, Company Disclosure Letter, Parent Disclosure Letter and Exhibit references used in this Agreement are to the preamble, recitals, articles, sections, subsections, schedules and exhibits to this Agreement unless otherwise specified herein.

(c) Unless the context expressly otherwise requires, for purposes of this Agreement:

(i) if a term is defined as one part of speech (such as a noun), it shall have a corresponding meaning when used as another part of speech (such as a verb);

(ii) the terms defined in the singular have a comparable meaning when used in the plural and vice versa;

(iii) words importing the masculine gender shall include the feminine and neutral genders and vice versa;

(iv) whenever the words “includes” or “including” are used, they shall be deemed to be followed by the words “without limitation”;

(v) the words “hereto,” “hereof,” “hereby,” “herein,” “hereunder” and similar terms in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement;

(vi) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends and such phrase shall not mean simply “if”;

(vii) all accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP; and

(viii) references in this Agreement to the “United States” or abbreviations thereof mean the United States of America and its territories and possessions.

(d) Except as otherwise specifically provided herein or the context expressly otherwise requires, the term “dollars” and the symbol “$” mean United States Dollars and all amounts in this Agreement shall be paid in United States Dollars, and in the event any amounts, costs, fees or expenses incurred by any Party pursuant to this Agreement are denominated in a currency other than United States Dollars, the United States Dollar equivalent for such costs, fees and expenses shall be determined by converting such other currency to United States Dollars at the foreign exchange rates published in the Wall Street Journal or, if not reported thereby, another authoritative source reasonably determined by the Company, in effect at the time such amount, cost, fee or expense is incurred, and in the event the resulting conversion yields a number that extends beyond two (2) decimal points, rounded to the nearest penny.

(e) Except as otherwise specifically provided herein, to the extent this Agreement refers to information or documents having been “made available” (or words of similar import) by or on behalf of one or more Parties to another Party or Parties, such obligation shall be deemed satisfied if (i) such one or more Parties or Representatives thereof made such information or document available (or delivered or provided such information or document) at or prior to 3:00 p.m. (New York time) in any virtual datarooms established by or on behalf of the Company in connection with the transactions contemplated by this Agreement or otherwise to such other Party or Parties or its or their Representatives or (ii) such information or document is publicly available at least one (1) Business Day prior to the date of this Agreement in the Electronic Data Gathering, Analysis and Retrieval (EDGAR) database of the SEC and not subject to any redactions or omissions.

(f) Except as otherwise specifically provided herein, when calculating the period of time within which, or following which, any action is to be taken pursuant to this Agreement, the date that is the reference day in calculating such period shall be excluded and if the last day of the period is a non-Business Day, the period in question shall end on the next Business Day or if any action must be taken hereunder on or by a day that is not a Business Day, then such action may be validly taken on or by the next day that is a Business Day. References to a number of days shall refer to calendar days unless Business Days are specified.

(g) Except as otherwise specifically provided herein, (i) all references to any statute in this Agreement include the rules and regulations promulgated thereunder, and unless the context otherwise requires, all applicable guidelines, bulletins or policies made in connection therewith and (ii) all references to any Law in this Agreement shall be a reference to such Law as amended, re-enacted, consolidated or replaced as of the date of this Agreement.

(h) Except as otherwise specifically provided herein, (i) all references in this Agreement to any Contract, other agreement, document or instrument (excluding this Agreement) mean such Contract, other agreement, document or instrument as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and, unless otherwise specified therein, include all schedules, annexes, addendums, exhibits and any other documents attached or incorporated thereto and (ii) all references to this Agreement mean this Agreement (taking into account the provisions of Section 10.11(a)) as amended, supplemented or otherwise modified from time to time in accordance with Section 10.5.

(i) Inclusion of any matter or information in a Company Disclosure Letter or a Parent Disclosure Letter shall not be deemed to be an acknowledgement or agreement that any such item or information (or any non-disclosed item or information of comparable or greater significance) is required to be disclosed under this Agreement, is “material” or that, individually or in the aggregate, has had or would reasonably be expected to result in a Material Adverse Effect.

(j) The Parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

ARTICLE II

The Merger; Closing; Effective Time

2.1. The Merger. Subject to the terms and conditions of this Agreement and the applicable provisions of the MBCA, (a) at the Effective Time, Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease as provided in the MBCA, (b) the Company shall be the surviving corporation in the Merger (sometimes referred to as the “Surviving Corporation”) and, from and after the Effective Time, shall be a Wholly Owned Subsidiary of Parent and the separate corporate existence of the Company with all of its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger as provided in the MBCA and (c) the Merger shall have such other effects as provided in the MBCA, in each case, except as expressly set forth in this Agreement.

2.2. Closing. The Closing shall take place at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153, at 9:00 a.m. (New York time) on the fifth (5th) Business Day following the satisfaction or waiver of the conditions set forth in ARTICLE VIII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions) or at such other date, time and place (or by means of remote communication) as the Company and Parent may agree in writing; provided, that in no event shall the Closing occur prior to the sixtieth (60th) day following submission by the Company of the DDTC Notice.

2.3. Effective Time. As promptly as practicable following the Closing, but on the Closing Date, the Parties shall cause the certificate of Merger to be executed and filed with the Michigan LARA as provided in Section 707 of the MBCA and the Parties shall make all other filings or recordings required under the MBCA in connection with the Merger. The Merger shall become effective at the Effective Time.

ARTICLE III

Articles of Incorporation and Bylaws; Directors and Officers of the Surviving Corporation

3.1. The Articles of Incorporation of the Surviving Corporation. At the Effective Time the articles of incorporation of the Surviving Corporation (the “Charter”) shall be amended and restated in its entirety to read substantially in the form as set forth in Exhibit A until thereafter duly amended, restated or amended and restated as provided therein or by applicable Law, in each case consistent with the obligations set forth in Section 7.10.

3.2. The Bylaws of the Surviving Corporation. The Parties shall take all actions necessary so that the bylaws of Merger Sub in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation (the “Bylaws”) until thereafter amended, restated or amended and restated as provided therein, the Charter or by applicable Law, in each case consistent with the obligations set forth in Section  7.10.

3.3. Directors of the Surviving Corporation. The Parties shall take all actions necessary so that the board of directors of Merger Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation, each to hold office until his or her successor has been duly elected or appointed and qualified or until his or her earlier death, resignation or removal pursuant to the Charter, the Bylaws and applicable Law.

3.4. Officers of the Surviving Corporation. The officers of the Company at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation, each to hold office until his or her successor has been duly elected or appointed and qualified or until his or her earlier death, resignation or removal pursuant to the Charter, the Bylaws and applicable Law.

ARTICLE IV

Effect of the Merger on Capital Stock; Exchange of Certificates

4.1. Effect of the Merger on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any capital stock of the Company or on the part of the sole shareholder of Merger Sub:

(a) Merger Consideration. Except as provided in Section 4.1(c), each Eligible Share shall be converted into the right to receive the Per Share Merger Consideration, and shall cease to be outstanding, shall be cancelled and shall cease to exist, and each Certificate and each Book-Entry Share shall thereafter only represent the right to receive the Per Share Merger Consideration, payable pursuant to Section 4.2.

(b) Treatment of Excluded Shares. Each Excluded Share shall cease to be outstanding, shall be cancelled without payment of any consideration therefor and shall cease to exist.

(c) Each Share held by any direct or indirect Wholly Owned Subsidiary of Parent (other than Merger Sub) or Wholly Owned Subsidiary of the Company immediately prior to the Effective Time shall be converted into such number of shares of common stock of the Surviving Corporation so as to preserve its relative ownership percentage in the Company.

(d) Merger Sub. Each share of common stock, no par value per share, of Merger Sub, issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock, no par value per share, of the Surviving Corporation.

4.2. Exchange of Certificates and Delivery of Merger Consideration.

(a) Deposit of Merger Consideration and Paying Agent.

(i) At or prior to the Effective Time, Parent shall deposit, or cause to be deposited, with a paying agent selected by Parent prior to the Effective Time after reasonable consultation with the Company (the “Paying Agent”), an amount in cash in immediately available funds sufficient in the aggregate to provide all funds necessary for the Paying Agent to make payments in respect of the Eligible Shares pursuant to Section 4.2(b) and the Company Equity Payments to be paid by the Paying Agent pursuant to Section 4.3(b) (such cash, the “Exchange Fund”).

(ii) The agreement pursuant to which Parent appoints the Paying Agent (the “Paying Agent Agreement”), shall be in form and substance reasonably acceptable to the Company (such acceptance not to be unreasonably conditioned, withheld or delayed). Pursuant to the Paying Agent Agreement, among other things, the Paying Agent shall (A) act as the paying agent for the payment and delivery of the aggregate Per Share Merger Consideration pursuant to the terms of this Agreement and (B) invest the Exchange Fund, if and as directed by Parent (it being understood that the Paying Agent shall not obtain any rights or interests in the Shares received or held by the Paying Agent for purposes of acting under the Paying Agent Agreement); provided, however, that any investment shall be in obligations of or guaranteed as to principal and interest by the U.S. government in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Financial Services, LLC, respectively, in certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $10 billion (based on the most recent financial statements of such bank that are then publicly available), or in money market funds having a rating in the highest investment category granted by a recognized credit rating agency at the time of acquisition or a combination of the foregoing and, in any such case, no such instrument shall have a maturity exceeding three (3) months. To the extent that there are losses with respect to such investments, or the Exchange Fund diminishes for other reasons below the level required to make prompt payment and delivery of the aggregate Per Share Merger Consideration as contemplated by Section 4.1(a) and the Company Equity Payments to be paid by the Paying Agent pursuant to Section 4.3(b), Parent shall promptly replace or restore or cause the replacement or restoration of the cash in the Exchange Fund lost through such investments or other events so as to ensure that the Exchange Fund is at all times maintained at a level sufficient to make such cash payments. Any interest and other income resulting from such investment (if any) shall become a part of the Exchange Fund, and any amounts (if any) in excess of the amounts payable pursuant to Section 4.2(b) and Section 4.3(b) shall be promptly returned to Parent or the Surviving Corporation, as determined by Parent in accordance with the terms and conditions of the Paying Agent Agreement.

(b) Procedures for Surrender.

(i) As promptly as practicable after the Effective Time (but in any event within three (3) Business Days thereafter), Parent shall cause the Paying Agent to mail or otherwise provide each holder of record of Eligible Shares that are (A) Certificates or (B) Book-Entry Shares notice advising such holders of the effectiveness of the Merger, which notice shall include (1) appropriate transmittal materials (including a customary letter of transmittal) specifying that delivery shall be effected, and risk of loss and title to the Certificates or such Book-Entry Shares shall pass only upon delivery of the Certificates (or affidavits of loss in lieu of the Certificates, as provided in Section 4.2(e)) or the surrender of such Book-Entry Shares to the Paying Agent (which shall be deemed to have been effected upon the delivery of a customary “agent’s message” with respect to such Book-Entry Shares or such other reasonable evidence, if any, of such surrender as the Paying Agent may reasonably request pursuant to the terms and conditions of the Paying

Agent Agreement), as applicable, such materials to be in such form and have such other provisions as Parent and the Company may reasonably agree and (2) instructions for effecting the surrender of the Certificates (or affidavits of loss in lieu of the Certificates, as provided in Section 4.2(e)) or such Book-Entry Shares to the Paying Agent in exchange for the portion of the aggregate Per Share Merger Consideration that such holder is entitled to receive as a result of the Merger pursuant to Section 4.1(a).

(ii) Upon surrender to the Paying Agent of Eligible Shares that (A) are Certificates, by physical surrender of such Certificates (or affidavits of loss in lieu of the Certificates, as provided in Section 4.2(e)), together with the letter of transmittal, duly completed and validly executed, and such other documents as may be reasonably required by the Paying Agent in accordance with the terms of the materials and instructions provided by the Paying Agent and (B) are Book-Entry Shares, by book-receipt of an “agent’s message” by the Paying Agent in connection with the surrender of Book-Entry Shares (or such other reasonable evidence, if any, of surrender with respect to such Book-Entry Shares, as the Paying Agent may reasonably request pursuant to the terms and conditions of the Paying Agent Agreement), in each case of the foregoing clauses (A) and (B) of this Section 4.2(b)(ii), pursuant to such materials and instructions as contemplated by Section 4.2(b)(i), the holder of such Certificate or Book-Entry Share shall be entitled to receive in exchange therefor, and Parent shall cause the Paying Agent to pay and deliver, out of the Exchange Fund, as promptly as practicable to such holders, an amount in cash in immediately available funds (after giving effect to any required Tax withholdings as provided in Section 4.2(f)) equal to the product obtained by multiplying (1) the number of Eligible Shares represented by such Certificates (or affidavits of loss in lieu of the Certificates, as provided in Section 4.2(e)) or such Book-Entry Shares by (2) the Per Share Merger Consideration.

(iii) For the avoidance of doubt, no interest will be paid or accrued for the benefit of any holder of Eligible Shares on any amount payable upon the surrender of any Eligible Shares.

(iv) In the event of a transfer of ownership of any Certificate that is not registered in the stock transfer books or ledger of the Company or if the consideration payable is to be paid in a name other than that in which the Certificate or Certificates surrendered or transferred in exchange therefor are registered in the stock transfer books or ledger of the Company, a check for any cash to be exchanged upon due surrender of any such Certificate or Certificates may be issued to such a transferee if the Certificate or Certificates is or are properly endorsed and otherwise in proper form for surrender and presented to the Paying Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable Transfer Taxes have been paid or are not applicable, in each case, in form and substance, reasonably satisfactory to Parent and the Paying Agent. Payment of the applicable portion of the aggregate Per Share Merger Consideration with respect to Book-Entry Shares shall only be made to the Person in whose name such Book-Entry Shares are registered in the stock transfer books or ledger of the Company.

(c) Transfers. From and after the Effective Time, there shall be no transfers on the stock transfer books or ledger of the Company of the Eligible Shares. If, after the Effective Time, any Certificate or acceptable evidence of a Book-Entry Share formerly representing any Eligible Shares is presented to the Surviving Corporation, Parent or the Paying Agent for transfer, it shall be cancelled and exchanged for the cash amount in immediately available funds to which the holder thereof is entitled pursuant to this ARTICLE IV.

(d) Termination of Exchange Fund.

(i) Any portion of the Exchange Fund (including the proceeds of any investments thereof (if any)) that remains unclaimed by the holders of Eligible Shares for one year from and after the Closing Date shall be delivered to Parent or the Surviving Corporation, as determined by Parent. Any holder of Eligible Shares who has not theretofore complied with the procedures, materials and instructions contemplated by this Section 4.2 and any holder of Company RSUs who has not received the applicable Company Equity Payment to be paid by the Paying Agent pursuant to Section 4.3(b) shall thereafter look only to the Surviving Corporation as a general creditor thereof for such payments (after giving effect to any required Tax withholdings as provided in Section 4.2(f) and Section 4.3(a), as applicable) in respect thereof.

(ii) Notwithstanding anything to the contrary set forth in this ARTICLE IV, none of the Surviving Corporation, Parent, the Paying Agent or any other Person shall be liable to any former holder of Shares or Company RSUs for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws.

(e) Lost, Stolen or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond in customary amount and upon such terms as may be required by Parent as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such Certificate, the Paying Agent shall, in exchange for such Certificate, issue a check in the amount (after giving effect to any required Tax withholdings as provided in Section 4.2(f)) equal to the product obtained by multiplying (i) the number of Eligible Shares represented by such lost, stolen or destroyed Certificate by (ii) the Per Share Merger Consideration.

(f) Withholding Rights. Each of Parent, the Surviving Corporation and the Paying Agent (and any of their Affiliates) shall be entitled to (i) deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Shares or Company RSUs such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any other applicable Tax Law, provided that, except as may be required by reason of a change in Law following the date of this Agreement, no such deduction or withholding on the payment of the Per Share Merger Consideration shall be made under the Indian Income Tax Act, 1961, and (ii) request any necessary Tax forms, including Form W-9 or the appropriate series of Form W-8, as applicable, or any similar information, from any Person to whom a payment is required to be made pursuant to this Agreement. To the extent that amounts are so withheld, such withheld amounts (x) shall be timely remitted to the applicable Governmental Entity and (y) shall be treated for all purposes of this Agreement as having been paid to the holder of Shares or Company RSUs in respect of which such deduction and withholding was made. The Parties hereby agree to cooperate to eliminate or reduce any such deduction or withholding.

4.3. Treatment of Equity Awards.

(a) Company RSUs. Except as set forth on Section 4.3(a) of the Company Disclosure Letter, at the Effective Time, (i) any vesting conditions applicable to each Company RSU shall, automatically and without any required action on the part of the holder thereof, accelerate in full and (ii) each Company RSU shall, automatically and without any required action on the part of the holder thereof, be cancelled and shall only entitle the holder of such Company RSU to receive, without interest, as promptly as practicable after the Effective Time (but in any event no later than five (5) Business Days after the Effective Time) an amount in cash equal to the product obtained by multiplying (A) the number of Shares subject to such Company RSU immediately prior to the Effective Time by (B) Per Share Merger Consideration, plus any accumulated and unpaid dividend equivalent amounts, less applicable Taxes required to be withheld with respect to such payment; provided, that with respect to any Company RSUs that constitute nonqualified deferred compensation subject to Section 409A of the Code and that are not permitted to be paid at the Effective Time without triggering a Tax or penalty under Section 409A of the Code, such payment shall be made at the earliest time permitted under the applicable Stock Plan and award agreement that will not trigger a Tax or penalty under Section 409A of the Code.

(b) Company Equity Payments. Parent shall pay or cause to be paid to the holders of the Company RSUs the amounts contemplated by Section 4.3(a) (the “Company Equity Payments”) through the payroll system of the Surviving Corporation; provided, however, that to the extent the holder of a Company RSU is not and was not at any time during the applicable vesting period a Company Employee, such amounts shall not be paid through the payroll system, but shall be paid by the Paying Agent pursuant to Section 4.2. Parent shall ensure that the Surviving Corporation shall have an amount in cash sufficient to pay all amounts required by the foregoing sentence.

(c) Company Actions. At or prior to the Effective Time, the Company, the Company Board and the Company Compensation Committee, as applicable, shall adopt any resolutions and take any actions that are necessary to effectuate the treatment of Company RSUs set forth in Section 4.3(a). Without limiting the foregoing, the Company shall take all actions necessary to ensure that the Company will not at the Effective Time be bound by any Company RSUs or any warrants or other rights or agreements (other than this Agreement) which would entitle any Person, other than Parent and its Subsidiaries, to own any capital stock of the Surviving Corporation. Prior to the Effective Time, the Company shall take all actions necessary to terminate the Stock Plans, such termination to be effective at or before the Effective Time.

4.4. Adjustments to Prevent Dilution. Notwithstanding anything to the contrary set forth in this Agreement, if, from the date of this Agreement to the earlier of the Effective Time and the termination of this Agreement pursuant to ARTICLE IX, the issued and outstanding Shares or securities convertible or exchangeable into or exercisable for Shares shall have been changed into a different number of Shares or securities or a different class by reason of any reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, merger, issuer tender or exchange offer or other similar transaction, or a stock dividend with a record date within such period shall have been declared, then the Per Share Merger Consideration shall be equitably adjusted to provide the holders of Shares the same economic effect as contemplated by this Agreement prior to such event, and such items, so adjusted shall, from and after the date of such event, be the Per Share Merger Consideration; provided, however, that nothing in this Section 4.4 shall be construed to permit the Company or any other Person to take any action except to the extent consistent with, and not otherwise prohibited by, this terms of this Agreement.

ARTICLE V

Representations and Warranties of the Company

Except as set forth in the Company Reports filed with or furnished to the SEC on or after January 1, 2017 and publicly available at least two (2) Business Days prior to the date of this Agreement and made available to Parent (to the extent that the relevance of any such disclosure with respect to any section of this Agreement is reasonably apparent on its face), but excluding, in each case, any disclosures set forth or referenced in any risk factor, forward-looking statement or market risk section, or in any other section to the extent that such disclosure is forward-looking, cautionary, or predictive in nature, or in the corresponding sections of the confidential disclosure letter delivered to Parent by the Company prior to or concurrently with the execution and delivery of this Agreement (the “Company Disclosure Letter”) (it being agreed that disclosure of any item in any section or subsection of the Company Disclosure Letter shall be deemed disclosure with respect to any other section or subsection to which the relevance of such item is reasonably apparent on its face), the Company hereby represents and warrants to Parent and Merger Sub that:

5.1. Organization, Good Standing and Qualification.

(a) Each of the Company and its Subsidiaries is a legal entity duly organized, validly existing and, to the extent such concept is applicable, in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power to carry on its business as currently conducted. Each of the Company and its Subsidiaries is duly licensed or qualified to do business and, to the extent such concept is applicable, is in good standing as a foreign corporation or other legal entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Each of the Company and its Subsidiaries has the full power and authority required to own, lease and operate the properties and assets it purports to own, lease and operate, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Company has made available to Parent copies of the Company’s Organizational Documents, each as amended, restated or amended and restated prior to the date of this Agreement, and copies of its Subsidiaries’ Organizational Documents, each as amended, restated or amended and restated to the date of this Agreement, and each as made available to Parent is in full force and effect, and neither the Company nor any of its Subsidiaries is in violation of any material provision of such Organizational Documents.

(b) Section 5.1(b) of the Company Disclosure Letter lists all Subsidiaries of the Company together with (i) the jurisdiction of organization of each such Subsidiary, (ii) for each such Subsidiary that is not wholly owned (directly or indirectly) by the Company, the number of issued and outstanding shares of capital stock or share capital, the record owner(s) thereof and the number of issued and outstanding shares of capital stock or share capital beneficially owned by the Company and (iii) the Company’s or its Subsidiaries’ capital stock, equity interest or other direct or indirect ownership interest in any other Person other than the Company or any Subsidiary. No Subsidiary of the Company owns any Shares.

5.2. Capital Structure.

(a) The authorized capital stock of the Company consists of 200,000,000 Shares, of which 82,968,320 Shares were outstanding as of the close of business on July 18, 2018, and 5,000,000 shares of Company Preferred Stock, none of which were outstanding as of the date of this Agreement. All of the outstanding Shares have been duly authorized and are validly issued, fully paid and non-assessable. The Company has no Shares reserved for issuance, except that, as of July 18, 2018, there were 688,623 Shares reserved for issuance pursuant to the Company’s Stock Plans. Each of the outstanding shares of capital stock or other securities of each of the Company’s Subsidiaries is duly authorized, validly issued, fully paid and non-assessable and owned by the Company or by a direct or indirect Wholly Owned Subsidiary of the Company, free and clear of any Encumbrance. The Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the shareholders of the Company on any matter. Since January 1, 2018, the Company has not issued any shares of its capital stock, voting securities or equity interests other than pursuant to the outstanding Company RSUs.

(b) Section 5.2(b) of the Company Disclosure Letter sets forth a list of all outstanding Company RSUs as of the close of business on July 18, 2018, setting forth the number of Shares subject to each Company RSU and the holder, grant date, vesting schedule and exercise price with respect to each Company RSU, as applicable. Except as set forth in Section 5.2(a) or this Section 5.2(b), there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind that obligate the Company or any of its Subsidiaries to issue or to sell any shares of capital stock or other securities of the Company or any of its Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, valued by reference to, or giving any Person a right to subscribe for, purchase or acquire any securities of the Company or any of its Subsidiaries, and no securities or obligations evidencing such rights are authorized, issued or outstanding. Upon any issuance of any Shares in accordance with the terms of the Stock Plans, such Shares will be duly authorized, validly issued, fully paid and non-assessable.

(c) Neither the Company nor any of its Subsidiaries has outstanding bonds, debentures, notes or other obligations, the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the holders of Shares on any matter.

(d) There are no voting agreements, voting trusts, stockholders agreements, proxies or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting of the capital stock or other equity interest of, restricting the transfer of, or providing for registration rights with respect to, the Company or any of its Subsidiaries.

5.3. Corporate Authority; Approval and Fairness.

(a) The Company has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement, subject only to obtaining the Requisite Company Vote. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(b) The Company Board, at a meeting duly called and held at which all of the directors of the Company Board were present in person or by telephone in compliance with the applicable provisions of the MBCA, duly adopted resolutions in which the Company Board: (i) unanimously (A) approved and adopted this Agreement (including the execution, delivery and performance thereof) and the transactions contemplated by this Agreement, (B) determined that this Agreement and the transactions contemplated by this Agreement are fair to, advisable and in the best interests of, the Company and the holders of Shares, other than Excluded Shares, and (C) resolved to recommend that the holders of Shares approve this Agreement (the “Company Recommendation”); (ii) directed that this Agreement be submitted to the holders of Shares for their approval; and (iii) received the opinion of its financial advisor, Goldman Sachs & Co. LLC, to the effect that the Per Share Merger Consideration is fair from a financial point of view, as of the date of such opinion and subject to the factors, assumptions and limitations set forth therein, to the holders of Shares, other than Excluded Shares and any Shares held by an Affiliate of Parent, a copy of which opinion has been delivered to Parent solely for informational purposes (it being agreed that such opinion is for the benefit of the Company Board and may not be relied upon by Parent or Merger Sub). The Requisite Company Vote is the only approval of the Shares or any class or series of other securities of the Company necessary to approve or adopt this Agreement and the transactions contemplated hereby, including the Merger. No further corporate action is required by the Company Board in order for the Company to approve this Agreement or the transactions contemplated hereby, including the Merger.

5.4. Governmental Filings; No Violations; Certain Contracts.

(a) Other than the expirations of waiting periods and the filings, notices, reports, consents, registrations, approvals, permits and authorizations (i) under the HSR Act and other applicable Antitrust Laws, (ii) pursuant to the MBCA, (iii) with the SEC of a proxy statement relating to the Company Shareholders Meeting and other filings required in connection with the Merger under the Exchange Act, (iv) required to be made with the NASDAQ, (v) under the Takeover Statutes and state securities and “blue sky” Laws and (vi) set forth in Section 5.4(a)(vi) of the Company Disclosure Letter (collectively, the “Company Approvals”), as applicable, no expirations of waiting periods are required and no material filings, notices, reports, consents, registrations, approvals, permits or authorizations are required to be made by the Company with, nor are any required to be made or obtained by the Company with or from, any Governmental Entity, in connection with the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated by this Agreement, or in connection with the continuing operation of the business of the Company and its Subsidiaries following the Effective Time.

(b) The execution, delivery and performance of this Agreement by the Company do not, and the consummation of the transactions contemplated by this Agreement will not, constitute or result in (i) a conflict, breach or violation of, or a default under, the Organizational Documents of the Company or any of its Subsidiaries, (ii) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) of or default under, the loss of any benefit under, the creation or acceleration of any obligations under or the creation of an Encumbrance (other than a Permitted Encumbrance) on any of the rights or assets of the Company or any of its Subsidiaries pursuant to, or require that any consent be obtained with respect to, any Company Material Contract, (iii) assuming (solely with respect to performance of this Agreement and the consummation of the transactions contemplated by this Agreement) compliance with the matters referred to in Section 5.4(a), violate any Law to which the Company or any of its Subsidiaries is subject or (iv) any change in the rights or obligations of any party under any Company Material Contract, except, in the case of clauses (ii), (iii) or (iv) of this Section 5.4(b), as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

5.5. Compliance with Laws; Licenses.

(a) Compliance with Laws.

(i) The Company and its Subsidiaries are and, since the Applicable Date, have been, in compliance with all Laws applicable to the Company or any of its Subsidiaries, any of their properties or assets or any of their businesses or operations, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Company and each of its Subsidiaries have all Governmental Authorizations necessary to conduct their respective businesses as presently conducted, except where the failure to have any such Governmental Authorizations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Since the Applicable Date, the Company has not received any written notice from any Governmental Entity regarding (A) any actual or possible violation of any Governmental Authorization, or any failure to comply in any respect with any term or requirement of any Governmental Authorization or (B) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization, in each case other than as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ii) The Company is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of the NASDAQ. Except as permitted by the Exchange Act, including Sections 13(k)(2) and 13(k)(3) or rules of the SEC, since the enactment of the Sarbanes-Oxley Act, neither the Company nor any of its controlled Affiliates has made, arranged or modified (in any material way) any extensions of credit in the form of a personal loan to any executive officer or director of the Company.

(b) FCPA and Other Anti-Bribery Laws.

(i) The Company, its Subsidiaries, their respective directors and employees (including officers) and, to the Knowledge of the Company, agents and other Persons acting for or on behalf of the Company or its Subsidiaries are in compliance with and, for the past five (5) years, have complied with the FCPA and the Other Anti-Bribery Laws in all material respects.

(ii) For the past five (5) years, none of the Company, any of its Subsidiaries, any of their respective directors or employees (including officers) or, to the Knowledge of the Company, agents or other Persons acting for or on behalf of the Company or its Subsidiaries have paid, offered or promised to pay, or authorized or ratified the payment, directly or indirectly, of any monies or anything of value to any official or Representative of, or any Person acting in an official capacity for or on behalf of, any Governmental Entity (including any official or employee of any entity directly or indirectly owned or controlled, in whole or in part, by any Governmental Entity or sovereign wealth fund) or any political party or candidate for political office for the purpose of influencing any act or decision of such official or of any Governmental Entity to obtain or retain business, or direct business to any person or to secure any other improper benefit or advantage or otherwise violated the FCPA or any of the Other Anti-Bribery Laws in any material respect.

(iii) The Company and its Subsidiaries have instituted policies and procedures reasonably designed to ensure compliance with the FCPA and the Other Anti-Bribery Laws and have maintained such policies and procedures in full force and effect.

(c) Export and Sanctions Regulations.

(i) The Company and each of its Subsidiaries are in compliance and, for the past five (5) years, have been in compliance with the Export and Sanctions Regulations except as would not, individually or in the aggregate, reasonably be expected to result in a material liability to the Company and its Subsidiaries (taken as a whole). For the past five (5) years, neither the Company nor any of its Subsidiaries has engaged in, and are not now engaging in, directly or indirectly, any dealings or transactions in any country or territory that (or, to the Knowledge of the Company, with any Person who) is or was the subject of sanctions at the time of the dealing or transaction.

(ii) Neither the Company nor any of its Subsidiaries is involved in any Proceeding relating to, or since the Applicable Date has received a written request for information from any Governmental Entity regarding, any Export and Sanctions Regulations, except in each case as would not, individually or in the aggregate, reasonably be expected to result in a material liability to the Company and its Subsidiaries (taken as a whole). The Company and its Subsidiaries have instituted policies and procedures reasonably designed to ensure compliance with the Export and Sanctions Regulations and, since the Applicable Date, have maintained, and currently maintain, such policies and procedures in full force and effect.

(iii) Neither the Company nor any of its Subsidiaries nor any of their respective directors, officers or employees, nor, to the Knowledge of the Company, any agents, representatives or other such Persons authorized to act for or on behalf of the Company or any of its Subsidiaries, is, or is owned, 50% or more, directly or indirectly, by one or more Persons that are (1) the subject of any sanctions or (2) located, organized, or resident in a country or territory that is the subject of sanctions.

(d) Governmental Authorizations. (i) The Company and each of its Subsidiaries has obtained, holds and is in compliance with all Governmental Authorizations necessary to lawfully own, lease or otherwise hold and operate its properties and assets and to conduct their respective businesses and operations as currently conducted; (ii) to the Company’s Knowledge, no event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in any right of termination, amendment, cancellation, revocation, suspension or limitation of any Governmental Authorization; and (iii) since the Applicable Date, there have occurred no defaults (with or without notice or lapse of time or both) under, or violations of, Governmental Authorizations, except, in each of clauses (i), (ii) and (iii), as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

5.6. Company Reports.

(a) The Company has filed with or furnished to the SEC, as applicable, on a timely basis, all Company Reports since the Applicable Date.

(b) Each of the Company Reports, at the time of its filing with or being furnished to the SEC, complied, or if not yet filed or furnished, will comply in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, including the rules and regulations promulgated thereunder. As of their respective dates (or, if amended or supplemented, as of the date of such amendment or supplement), the Company Reports did not, and any Company Reports filed with or furnished to the SEC subsequent to the date of this Agreement will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.

(c) The Company has made available to Parent true and complete copies of all comment letters from the staff of the SEC relating to the Company Reports and all written responses of the Company thereto issued or filed since the Applicable Date through the date of this Agreement.

(d) None of the Subsidiaries of the Company is subject to the reporting requirements of Section 13a or 15d of the Exchange Act.

5.7. Disclosure Controls and Procedures and Internal Control over Financial Reporting.

(a) The Company (with respect to itself and its consolidated Subsidiaries) has established and maintains disclosure controls and procedures required and as defined by Rule 13a-15 or 15d-15, as applicable, under the Exchange Act. The Company maintains internal control over financial reporting required and as defined by Rule 13a-15 or 15d-15 under the Exchange Act. The Company’s disclosure controls and procedures are reasonably designed to ensure that material information relating to the Company, including its consolidated

Subsidiaries, required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s principal executive officer, its principal financial officer or those individuals responsible for the preparation of the consolidated financial statements of the Company included in the Company Reports to allow timely decisions regarding required disclosure, and such disclosure controls and procedures are reasonably designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in SEC rules and forms.

(b) The Company’s management has completed an assessment of the effectiveness of the Company’s internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the fiscal year ended December 31, 2017, and such assessment concluded that such system was effective. The Company’s independent registered public accountant has issued (and not subsequently withdrawn or qualified) an attestation report concluding that the Company maintained effective internal control over financial reporting as of December 31, 2017.

(c) The Company has disclosed, based on the most recent evaluation of its disclosure controls and procedures and internal control over financial reporting by its executive officer and its chief financial officer prior to the date of this Agreement, to the Company’s auditors and the Audit Committee, (i) any significant deficiencies in the design or operation of its internal controls over financial reporting that are reasonably expected to adversely affect the Company’s ability to record, process, summarize and report financial information and has identified for the Company’s auditors and Audit Committee any material weaknesses in internal control over financial reporting and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(d) From the Applicable Date until the date of this Agreement, no material complaints or notifications from any source regarding accounting, internal accounting controls or auditing matters, and no concerns from Company employees regarding questionable accounting or auditing matters, have been received by the Company.

(e) As of the date of this Agreement, to the Company’s Knowledge, none of the Company Reports is the subject of ongoing SEC review or outstanding SEC comment.

(f) As of the date of this Agreement, to the Knowledge of the Company, there are no pending SEC inquiries or investigations, other governmental inquiries or investigations or internal investigations pending or threatened, in each case regarding any accounting practices of the Company. To the Knowledge of the Company, at no time since the Applicable Date through the date of this Agreement has there been any internal investigation of the Company or any of its Subsidiaries regarding revenue recognition or other accounting or auditing issues discussed with, reviewed by or initiated at the direction of the chief executive officer, chief financial officer, general counsel or similar legal officer, the Company Board or any committee thereof.

5.8. Financial Statements; No Undisclosed Liabilities.

(a) Financial Statements. Each of the consolidated balance sheets included in or incorporated by reference into the Company Reports was prepared and fairly presents, or, in the case of Company Reports filed after the date of this Agreement, will be prepared and will fairly present the consolidated financial position of the Company and its consolidated Subsidiaries as of its date and each of the consolidated statements of comprehensive income, changes in shareholders’ equity (deficit) and cash flows included in, or incorporated by reference into, the Company Reports was prepared and fairly presents, or in the case of Company Reports filed after the date of this Agreement, will be prepared and will fairly present the consolidated results of operations, retained earnings (loss) and changes in financial position, as the case may be, of such companies for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein or in the notes thereto.

(b) No Undisclosed Liabilities.

(i) Except for obligations and liabilities (i) reflected or reserved against in the Company’s most recent consolidated balance sheets included in or incorporated by reference into the Company Reports filed at least two (2) Business Days prior to the date of this Agreement, (ii) incurred in the Ordinary Course of Business since the date of such consolidated balance sheet, (iii) permitted or contemplated in connection with this Agreement or (iv) incurred in the Ordinary Course of Business pursuant to Contracts or Licenses binding on the Company or any of its Subsidiaries or pursuant to which their respective assets are bound (other than those resulting from a breach of such Contract or License), there are no obligations or liabilities of the Company or any of its Subsidiaries, whether or not accrued, contingent or otherwise and whether or not required to be disclosed or any other facts or circumstances that would reasonably be expected to result in any claims against, or obligations or liabilities of, the Company or any of its Subsidiaries, except as have not had, and would not, individually or in the aggregate, reasonably be expected to result in, a Material Adverse Effect.

(ii) Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among the Company and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Securities Act)), where the result, purpose or effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its Subsidiaries in the Company’s or such Subsidiary’s published financial statements or any Company Reports.

5.9. Litigation.

(a) Section 5.9(a) of the Company Disclosure Letter sets forth, as of the date of this Agreement, a true and complete list of each lawsuit that is pending (and for which the Company or its Subsidiaries has received service of process) or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries. As of the date of this Agreement, there are no Proceedings material to the Company and its Subsidiaries (taken as a whole) pending (and for which the Company or its Subsidiaries has received service of process) or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries.

(b) As of the date of this Agreement, neither the Company nor any of its Subsidiaries is a party to or subject to the provisions of any Order, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

5.10. Absence of Certain Changes.

(a) Since December 31, 2017 and through the date of this Agreement, except in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement, the Company and its Subsidiaries have conducted their respective businesses in all material respects in the Ordinary Course of Business.

(b) Since December 31, 2017, there has not been any event, change, development, circumstance, fact or effect materially adverse to the financial condition, assets, liabilities (contingent or otherwise), business operations or results of operations of the Company and its Subsidiaries (taken as a whole) that, individually or in the aggregate, has resulted in, or would reasonably be expected to have, a Material Adverse Effect.

5.11. Company Material Contracts.

(a) As of the date of this Agreement, neither the Company nor any of its Subsidiaries is a party to any Contract required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act (a “Filed Company Contract”) that has not been so filed.

(b) Section 5.11(b) of the Company Disclosure Letter sets forth, as of the date of this Agreement, a true and complete list of each of the following Contracts in effect as of the date hereof and to which the Company or any of its Subsidiaries is a party or is otherwise bound (any Contract so disclosed or required to be so disclosed, a “Disclosed Contract”):

(i) any Contract (other than solely among Wholly Owned Subsidiaries of the Company) relating to Indebtedness for borrowed money or the deferred purchase price of property or to secure or guarantee any other obligation (in either case, whether incurred, assumed, guaranteed or secured by any asset) in excess of $20 million;

(ii) any Contract evidencing financial or commodity hedging or similar trading activities, including any interest rate or currency swaps or similar Contract to which the Company or any of its Subsidiaries is a party;

(iii) any Contract pursuant to which (A) the Company or any of its Subsidiaries grants or receives a license, covenant not to assert or similar right with respect to Intellectual Property Rights (other than commercially available licenses with respect to off-the-shelf software granted to the Company or its Subsidiaries) that are material to the operation of their respective businesses in exchange for payments to or from any third party in excess of $1 million during any twelve (12) month period or (B) any material Intellectual Property Rights are developed for or on behalf of the Company or any of its Subsidiaries that are incorporated into any material products or services of their respective businesses;

(iv) any partnership, joint venture or other similar agreement or arrangement relating to the formation, creation, operation, management or control of any partnership or joint venture material to the Company or any of its Subsidiaries or in which the Company or any of its Subsidiaries owns more than a fifteen percent (15%) voting or economic interest, or any interest valued at more than $20 million without regard to percentage voting or economic interest, except for any such Contract solely between the Company and its Wholly Owned Subsidiaries or solely among the Company’s Wholly Owned Subsidiaries;

(v) any Contract relating to the acquisition or disposition of any business or any assets that constitute a business or business unit or division of any Person (whether by merger, sale of stock, sale of assets or otherwise) (A) that was entered into after the Applicable Date or which otherwise contain outstanding obligations on the part of the Company or any of its Subsidiaries with respect to indemnification (other than for customary fundamental matters) or restrictions on the Company’s or a Subsidiary’s business activities or (B) pursuant to which the Company or any of its Subsidiaries reasonably expects to be required to pay any earn-out, deferred or other contingent payments;

(vi) any Contract that contains a put, call, right of first refusal, right of first offer or similar right or obligation pursuant to which the Company or any of its Subsidiaries would be required to purchase or sell, as applicable, any assets constituting a business or equity interests of any Person reasonably expected to result in payments with a value in excess of $20 million in any twelve (12) month period;

(vii) any Contract that (A) purports to materially restrict the ability of the Company or any of its controlled Affiliates or, at or after the Effective Time, Parent or any of its controlled Affiliates from (1) engaging in any business or competing in any business with any Person or (2) operating its business in any manner or location, in each case, other than with respect to soliciting or hiring employees, (B) provides for the grant of “most favored nation” customer pricing or exclusive rights to any Material Customer or (C) would require the disposition of any material assets or line of business of the Company or its controlled Affiliates or acquisition of any material assets or line of business of any Person or, at or after the Effective Time, Parent or any of its controlled Affiliates;

(viii) any voting agreement, voting trust, stockholder agreement or registration rights agreement;

(ix) any collective bargaining agreement or Contract with any labor organization or works council;

(x) any Contract containing a mortgage, pledge, security agreement, deed of trust or similar Encumbrance (other than any Permitted Encumbrance) on any property or assets material to the Company and its Subsidiaries (taken as a whole);

(xi) any Contract providing for the Company’s or any of its Subsidiaries’ services to the Company’s twenty-five (25) largest customers as determined by revenues received from such Persons in the twelve (12) month period ended December 31, 2017 (each, a “Material Customer”);

(xii) any Contract that contains any provisions with respect to minimum purchase commitments of the Company or any of its Subsidiaries in excess of $3 million per year or in the next twelve (12) months, other than any Contract relating to facilities management, transportation, housekeeping and other similar services entered into in the Ordinary Course of Business;

(xiii) any Contract requiring any capital commitment or capital expenditures (including any series of related expenditures) or pursuant to which the Company or any of its Subsidiaries, individually or collectively, have any obligations (including with respect to the purchase or sale of materials, supplies, goods, equipment or other assets), in each case, in excess of $10 million per year or in the next twelve (12) months;

(xiv) any lease of personal property involving annual payments in excess of $1 million other than any lease entered into in the Ordinary Course of Business;

(xv) (A) any Contract with a Governmental Entity in the United States, and (B) any Contract with any prime contractor or subcontractor to a Governmental Entity in the United States that, to the Company’s Knowledge, (I) assumes, undertakes, or promises performance of any portion of such prime contractor’s or subcontractor’s obligations under one or more Contracts with a Governmental Entity in the United States, or (II) is necessary to the performance of any one or more such Contracts with a Governmental Entity in the United States;

(xvi) any Contract providing for any settlement of any Proceeding that (A) imposes material future limitations on the operation of the Company and its Subsidiaries or (B) involves (x) payments after December 31, 2017 in excess of $200,000 or (y) monitoring or reporting obligations to any other Person; and

(xvii) any Contract entered into with any director, officer or other Affiliate of the Company or any of its Subsidiaries, or any entity in which any such Person has a direct or indirect material interest, other than a Company Benefit Plan, required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

(c) A true, complete and unredacted copy of each Company Material Contract has been made available to Parent or its Representatives. Except for expirations in the Ordinary Course of Business and in accordance with the terms of such Company Material Contract, each Company Material Contract is valid and binding on the Company or its Subsidiaries, as the case may be, and, to the Knowledge of the Company, each other party thereto, and is in full force and effect, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. There is no breach or event of default under any such Contracts by the Company or its Subsidiaries or, as of the date hereof to the Knowledge of the Company, any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by the Company or its Subsidiaries, or, to the Knowledge of the Company, any other party thereto, in each case, except as would not, individually or in the aggregate, result in a Material Adverse Effect. The Company’s facilities are, in all material respects, adequate to meet the service levels requirements of each of the Company Material Contracts as currently in effect. As of the date of this Agreement, neither the Company nor any of its Subsidiaries has received any written indication or notice from, the counterparty to any Company Material Contract (or, to the Knowledge of the Company, any of such counterparty’s Affiliates) regarding an intent to terminate or cancel (or exercise any call or put option with respect to) any Company Material Contract (whether as a result of a change of control or otherwise).

5.12. Employee Benefits.

(a) Section 5.12(a) of the Company Disclosure Letter sets forth a correct and complete list of each material Company Benefit Plan. The Company has made available to Parent a correct and complete copy of the following items with respect to material Company Benefit Plans: (i) the plan document or other governing Contract, including all related trust documents, insurance contracts or other funding arrangements, and all amendments thereto, (ii) for the most recent plan year, the IRS Form 5500 and all schedules thereto, (iii) the most recently distributed summary plan description and any summary of material modifications thereto, (iv) written summaries of all non-written Company Benefit Plans, (v) the most recently received IRS determination letter or opinion letter, as applicable and (vi) the most recently prepared financial statements, if applicable.

(b) (i) Each U.S. Company Benefit Plan has been established, operated and administered in material compliance with its terms and applicable Laws, including ERISA and the Code, and (ii) all contributions or other amounts payable by the Company or any of its Subsidiaries with respect to each U.S. Company Benefit Plan in respect of current or prior plan years have been paid or accrued in accordance with GAAP in all material respects.

(c) Each ERISA Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the IRS to be qualified under Section 401(a) of the Code and, to the Knowledge of the Company, nothing has occurred that would adversely affect the qualification or tax exemption of any such Company Benefit Plan. With respect to any ERISA Plan, neither the Company nor any of its Subsidiaries has engaged in a transaction in connection with which the Company or any of its Subsidiaries reasonably would be subject to either a material civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a material tax imposed pursuant to Section 4975 or 4976 of the Code.

(d) Neither the Company nor any Company ERISA Affiliate has in the last six years maintained, sponsored or contributed (or had any obligation of any sort) to a plan that is subject to Section 412 of the Code or Section 302 or Title IV of ERISA. No event has occurred, and to the Knowledge of the Company, no condition exists that would, by reason of the Company’s affiliation with any of its ERISA Affiliates, subject the Company to any material tax, fine, lien, penalty or other liability imposed by ERISA, the Code or other Laws.

(e) Neither the Company nor any Company ERISA Affiliate has maintained, established, participated in or contributed to, or is or has been obligated to contribute to, or has otherwise incurred any obligation or liability (including any contingent liability) under, any Multiemployer Plan in the last six years.

(f) No Company Benefit Plan is a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA) or a “multiple employer plan” as defined in Section 413(c) of the Code.

(g) Except as required by applicable Law, no Company Benefit Plan provides retiree or post-employment medical, disability, life insurance or other welfare benefits to any Person, and none of the Company or any of its Subsidiaries has any obligation to provide such benefits.

(h) With respect to any Company Benefit Plan, (i) no material Proceedings (other than routine claims for benefits), are pending, or, to the Knowledge of the Company, threatened against such Company Benefit Plan, the assets of any of the trusts under such plans or the plan sponsor or administrator, or against any fiduciary of any Company Benefit Plan with respect to the operation thereof, and (ii) to the Knowledge of the Company, no facts or circumstances exist that could reasonably be expected to give rise to any such material Proceeding.

(i) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement would, either alone or in combination with another event, (i) entitle any Company Employee to severance pay or any material increase in severance pay, (ii) result in any payment or benefit becoming due to any Company Employee or under any Company Benefit Plan or accelerate the time of vesting or funding, (iii) increase any amount of compensation or benefits payable to any Company Employee or under any Company Benefit Plan, or (iv) result in any “excess parachute payment” as defined in Section 280G(b)(1) of the Code, any excise tax owing under Section 4999 of the Code or any other amount that would not be deductible under Section 280G of the Code.

(j) (i) All Non-U.S. Company Benefit Plans comply in all material respects with applicable Law, (ii) all material liabilities of the Company and its Subsidiaries with respect to any such Non-U.S. Company Benefit Plan are funded to the extent required by applicable Law or the plan terms or have been accrued to the extent required by U.S. GAAP or other applicable accounting rules, and (iii) there is no pending or, to the Knowledge of the Company, threatened material litigation relating to Non-U.S. Company Benefit Plans.

(k) No person is entitled to receive any additional payment (including any tax gross up payment) from the Company or any of its Subsidiaries as a result of the imposition of additional taxes under Section 4999 or Section 409A of the Code.

(l) Each Company Benefit Plan that is a “nonqualified deferred compensation plan” (as defined in Section 409A(d)(1) of the Code) that is subject to Section 409A of the Code is in compliance in all material respects with Section  409A of the Code.

5.13. Labor Matters.

(a) As of the date of this Agreement, neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or other agreement with a labor union, labor organization, works council or similar organization.

(b) As of the date of this Agreement there is no strike, lockout, slowdown, work stoppage, unfair labor practice or other material labor dispute, or material arbitration or grievance pending or, to the Knowledge of the Company, threatened, that may interfere in any material respect with the respective business activities of the Company or any of its Subsidiaries except as would not, individually or in the aggregate, result in a Material Adverse Effect. Except as would not, individually or in the aggregate, result in a Material Adverse Effect, each of the Company and its Subsidiaries is in compliance with all applicable Laws respecting labor, employment and employment practices, terms and conditions of employment, wages and hours (including classification of employees and equitable pay practices), and occupational safety and health.

(c) Except as would not, individually or in the aggregate, result in a Material Adverse Effect, there are no complaints, charges or claims against the Company or any of its Subsidiaries pending or, to the Knowledge of the Company, threatened with any Governmental Entity based on, arising out of, in connection with or otherwise relating to the employment or termination of employment of or failure to employ, any Person.

(d) Except as would not, individually or in the aggregate, result in a Material Adverse Effect, the Company and its Subsidiaries are in compliance with all Laws relating to the employment of labor, including all such Laws relating to wages, hours, WARN and any similar state or local “mass layoff” or “plant closing” Law, collective bargaining, discrimination, civil rights, safety and health, workers’ compensation and the collection and payment of withholding and/or social security Taxes and any similar Tax except for immaterial non-compliance. There has been no “mass layoff” or “plant closing” (as defined by WARN) with respect to the Company or any of its Subsidiaries within the six (6) months prior to the Closing.

5.14. Environmental Matters.

(a) Except as would not, individually or in the aggregate, result in a Material Adverse Effect: (i) the Company and its Subsidiaries are and have at all times since the Applicable Date been in compliance with all applicable Environmental Laws, which compliance includes maintaining and complying with all Governmental Authorizations required by Environmental Laws; (ii) no property currently owned or, to the Knowledge of the Company, formerly owned or currently or formerly operated by the Company or any of its Subsidiaries (including soils, groundwater, surface water, buildings and surface and subsurface structures) is contaminated with any Hazardous Substance which would reasonably be expected to require remediation or other action by the Company or any of its Subsidiaries pursuant to any Environmental Law; (iii) neither the Company nor any of its

Subsidiaries is subject to liability for any Hazardous Substance disposal, release or contamination on any third-party property; (iv) neither the Company nor any of its Subsidiaries has received any notice, demand, letter, claim or request for information alleging that the Company or any of its Subsidiaries is in violation of or subject to liability under any Environmental Law which has not been resolved; and (v) neither the Company nor any of its Subsidiaries is subject to any Order or other agreement with any Governmental Entity relating to liabilities or obligations under any Environmental Law.

(b) The Company has provided Parent with copies of any material environmental, health and/or safety assessments, investigations or reports related to the Company or any of its Subsidiaries or any real property currently or formerly owned, operated or leased by the Company or any of its Subsidiaries, in each case in the possession of the Company or any of its Subsidiaries.

5.15. Tax Matters.

(a) Except as would not, individually or in the aggregate, result in a Material Adverse Effect, the Company and each of its Subsidiaries (i) have prepared in good faith and duly and timely filed (taking into account any extension of time within which to file) all Tax Returns required to be filed by any of them with the appropriate Taxing Authority and all such filed Tax Returns are correct and complete, (ii) have paid all Taxes that are due, (iii) have withheld, collected and paid all Taxes required to have been withheld, collected and paid in connection with amounts paid or owing to or from any employee, shareholder, creditor, independent contractor or third party (each as determined for Tax purposes), (iv) have complied in all material respects with all information reporting (and related withholding) and record retention requirements and (v) have not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

(b) Except as would not, individually or in the aggregate, result in a Material Adverse Effect, the income Tax Returns of the Company and each of its Subsidiaries for all years up to and including 2017 have been examined by the IRS or other Tax authorities of relevant jurisdiction or are Tax Returns with respect to which the applicable period for assessment under applicable Law, after giving effect to extensions or waivers, has expired.

(c) Except as would not, individually or in the aggregate, result in a Material Adverse Effect, no deficiency with respect to Taxes has been proposed, asserted or assessed against the Company or any of its Subsidiaries and there are no pending or, to the Knowledge of the Company, threatened Proceedings regarding any material Taxes of the Company and its Subsidiaries or the assets of the Company and its Subsidiaries.

(d) Except as would not, individually or in the aggregate, result in a Material Adverse Effect, there are no Encumbrances for Taxes (except Taxes not yet due and payable) on any of the assets of the Company or any of its Subsidiaries.

(e) Except as would not, individually or in the aggregate, result in a Material Adverse Effect, neither the Company nor any of its Subsidiaries is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement (other than such an agreement or arrangement solely between or among the Company and its Subsidiaries).

(f) Neither the Company nor any of its Subsidiaries (i) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) or (ii) has any liability for the Taxes of any person (other than the Company or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of Law), as a transferee or successor, by Contract or otherwise.

(g) Neither the Company nor any of its Subsidiaries has been, within the past two (2) years or otherwise as part of a “plan (or series of related transactions)” within the meaning of Section 355(e) of the Code of which the Merger is also a part, a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code.

(h) Neither the Company nor any of its Subsidiaries will be required to include any material item of income in, or to exclude any material item of deduction from, taxable income in any taxable period (or portion thereof) ending after the Closing Date as a result of any closing agreement, installment sale or open transaction outside of the Ordinary Course of Business on or prior to the Closing Date, any accounting method change or agreement with any Tax authority, any prepaid amount received outside of the Ordinary Course of Business on or prior to the Closing Date, any intercompany transaction or excess loss account described in Section 1502 of the Code (or any corresponding provision of Tax Law), or any election pursuant to Section 108(i) or Section 965(h) of the Code (or any similar provision of Law) made with respect to any taxable period ending on or prior to the Closing Date.

(i) Notwithstanding any other representations and warranties made by the Company in this Agreement, the representations and warranties in Section 5.12 and this Section 5.15 are the only representations and warranties made by the Company in this Agreement with respect to Tax Matters.

5.16. Real Property.

(a) Section 5.16(a) of the Company Disclosure Letter sets forth a true and correct list of all Real Property. The Company or one of its Subsidiaries, as applicable, has good and marketable fee simple title to all Owned Real Property, free and clear of any Encumbrance except for Permitted Encumbrances.

(b) With respect to the material Leased Real Property, (i) the lease, sublease or other use or occupancy agreement for such property is valid, legally binding, enforceable and in full force and effect in accordance with its terms, subject to the Bankruptcy and Equity Exception, (ii) none of the Company or any of its Subsidiaries nor, to the Knowledge of the Company, any other counterparty to such agreement is in breach of or default under such lease, sublease, or use or occupancy agreement in any material respect and, to the Knowledge of the Company, no event has occurred, which, with notice, lapse of time or both, would constitute a breach or event of default by any of the Company or its Subsidiaries or any other party thereto in any material respect, nor permit termination, modification or acceleration by any party thereunder, or prevent, materially delay or materially impair the consummation of the transactions contemplated by this Agreement, nor has the Company or any of its Subsidiaries received any written notice to such effect since the Applicable Date with respect to any such matter that would reasonably be expected to be material to the Company and its Subsidiaries (taken as a whole), and (iii) true and correct copies of all leases and amendments related thereto applicable to each such material Leased Real Property (the “Leases”) have been made available to Parent.

(c) The Real Property (i) constitutes all the real property used or occupied in connection with the operation of the business and (ii) is sufficient to conduct the business as currently conducted. Other than the Company and its Subsidiaries (to the extent expressly provided under the Leases), no party has any rights of use, occupancy or similar rights with respect to the Real Property, other than pursuant to any Permitted Encumbrances. There are no rights of first offer, rights of first refusal, options to purchase or lease, or other options to acquire all or any part of or interests in the Real Property.

(d) As of the date of this Agreement, there are no expropriation or condemnation or casualty proceedings pending or, to the Knowledge of the Company, threatened against any Real Property material to the business of the Company and its Subsidiaries (taken as a whole).

5.17. Intellectual Property.

(a) To the Knowledge of the Company, the Company and its Subsidiaries own or have sufficient rights to use all Intellectual Property Rights material to the conduct of their respective businesses as currently conducted. The foregoing sentence is not, and shall not be construed as, a representation or warranty regarding non-infringement, misappropriation or other violation by the Company or any of its Subsidiaries of the Intellectual Property Rights of other Persons. The Company and its Subsidiaries have good and marketable title to all material Intellectual Property Rights owned or Purported to be Owned by the Company or any of its Subsidiaries (“Company Owned Intellectual Property Rights”), free and clear of any Encumbrance except for Permitted Encumbrances.

(b) All Registered Intellectual Property Rights that are owned or Purported to be Owned in whole or in part by the Company or any of its Subsidiaries and material to their respective businesses (“Company Registered Intellectual Property Rights”) are subsisting and, other than with respect to applications, to the Knowledge of the Company, are valid and enforceable. No Company Owned Intellectual Property Right is subject to any outstanding Order adversely affecting the validity or enforceability of, or the Company’s or its Subsidiaries’ ownership or use of any such Company Owned Intellectual Property Right. Section 5.17(b) of the Company Disclosure Letter sets forth a list of all patents, trademarks and copyrights (and any applications therefore) that constitute Company Registered Intellectual Property Rights and all domain names owned or Purported to be Owned in whole or in part by the Company or any of its Subsidiaries and material to their respective businesses, which list is true, correct and complete in all material respects and includes, as applicable: (A) the jurisdiction in which each Company Registered Intellectual Property Right has been registered, issued or filed, (B) the owner of such item, (C) the issuance, registration or application date, as applicable, for such item and (D) the issuance, registration or application number, as applicable, for such item.

(c) Neither the Company nor any of its Subsidiaries has received any material written claim within the past year which has not since been resolved, (i) contesting or challenging the validity, enforceability or ownership of any Company Owned Intellectual Property Rights or (ii) alleging that the Company or any of its Subsidiaries or any of their respective products or services infringes, misappropriates or otherwise violates the Intellectual Property Rights of any Person.

(d) To the Knowledge of the Company, except as would not, individually or in the aggregate, reasonably be expected to result in material liability to, or material disruption of the business operations of, the Company or any of its Subsidiaries, each of the Company and its Subsidiaries, the conduct of each of the respective businesses of the Company and its Subsidiaries and each of the respective products and services of the Company and its Subsidiaries as provided by the Company or any applicable Subsidiary (i) does not infringe, misappropriate or otherwise violate any Intellectual Property Rights of any Person and (ii) has not, since the Applicable Date, infringed, misappropriated or otherwise violated any Intellectual Property Rights of any Person. Neither the Company nor any of its Subsidiaries is in default under, or in breach of, any material Contract to which the Company or any of its Subsidiaries is a party or is otherwise bound, pursuant to which the Company or any of its Subsidiaries receives a license to third-party Software, where such default or breach would reasonably be expected to result in material liability or material disruption to the businesses of the Company and its Subsidiaries.

(e) To the Knowledge of the Company, since the Applicable Date, no Person has infringed, misappropriated or otherwise violated any Company Owned Intellectual Property Rights, whether directly or indirectly, except as would not reasonably be expected to be material to the businesses of the Company and its Subsidiaries.

(f) The Company and its Subsidiaries take, and have taken, since the Applicable Date, commercially reasonable actions (including the implementation, use, and maintenance of commercially reasonable technical, physical and administrative safeguards) to protect, preserve, maintain, and secure the performance, security, operation, and integrity of the IT Assets (and all Software, information and data stored or contained thereon), and have implemented commercially reasonable disaster recovery and business continuity plans. The IT Assets operate and perform in a manner that is adequate and sufficient in all material respects for the Company and its Subsidiaries to conduct their respective businesses as currently conducted. Except as would not reasonably be expected to be materially adverse to the respective businesses of the Company and its Subsidiaries, there has been no breach, outage, violation, data loss or unauthorized access to or of any such IT Assets since the Applicable Date.

(g) The Company and its Subsidiaries take commercially reasonable actions to protect and secure the Trade Secrets (including source code) owned or Purported to be Owned by and material to the Company and its respective Subsidiaries, and any other material Trade Secrets (including source code) that the Company or its respective Subsidiaries are required to protect and secure pursuant to written contract, and no Person has gained unauthorized access to any such Trade Secrets (including source code) in the Company’s or its Subsidiary’s possession or control, in each case, in a manner that would reasonably be expected to be material to the Company and its Subsidiaries.

(h) To the Knowledge of the Company, the Software owned or Purported to be Owned or used by the Company or any of its Subsidiaries is free of any material defects that would prevent such Software from performing in accordance with their respective specifications in a manner that would materially and adversely affect the use, functionality, or performance of such Software.

(i) No source code for any material Company Owned Software (excluding any Open Source Code) has been accessed by (or delivered, licensed or made available by the Company or any of its Subsidiaries to) any escrow agent or other Person, other than current or past employees, contractors or consultants of the Company or any of its Subsidiaries subject to a binding, written agreement imposing on such Person reasonable confidentiality obligations in favor of the Company or applicable Subsidiary with respect to such source code. Neither the Company nor any of its Subsidiaries has any duty or obligation (whether present, contingent or otherwise) to deliver, license or make available the source code for any Company Owned Software (excluding any Open Source Code) to any escrow agent or other Person. No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or would reasonably be expected to, require the delivery, license or disclosure of the source code for any material Company Owned Software (excluding any third-party Open Source Code) to any other Person other than an employee, contractor or consultant of the Company or any of its Subsidiaries, in connection with such employee’s, contractor’s or consultant’s engagement by the Company or its applicable Subsidiary and subject to a binding, written agreement imposing on such Person reasonable confidentiality obligations in favor of the Company or its applicable Subsidiary with respect to such source code.

(j) (i) The use, marketing, distribution, licensing, making available, and sale of Company Open Source Code by the Company or any of its Subsidiaries does not violate any license terms applicable to any item of Open Source Code, which violation would have a material impact on the use of the Company Open Source Code and (ii) to the Knowledge of the Company, no product or service of the Company or any of its Subsidiaries or other Software distributed or made available by the Company or any of its Subsidiaries (A) contains, is distributed or made available with, is being or was developed using, or is derived from Open Source Code that is licensed under any terms that impose or purport to impose a requirement or condition that the Company or any of its Subsidiaries grant a license under or refrain from asserting or enforcing any of its material patent rights, or that any material Company Owned Software or part thereof be (1) disclosed, distributed, or made available in source code form, (2) licensed for making modifications or derivative works or (3) redistributable at no or nominal charge, and (B) is used or distributed by the Company or any of its Subsidiaries in any manner that actually triggers such a requirement or obligation.

(k) Each Person who is or was involved in the creation or development of any material Company Owned Intellectual Property Right has signed a written agreement containing (i) an irrevocable assignment of all Intellectual Property Rights that were created or developed by such Person on behalf of the Company or any of its Subsidiaries and (ii) confidentiality provisions protecting such Intellectual Property Rights.

(l) (i) No funding, facilities or resources of any Governmental Entity or any university, college or other educational institution or government research center were used in the development of any Company Owned Intellectual Property Rights, and (ii) no Governmental Entity, university, college, or other educational institution or government research center has any ownership interests in any Company Owned Intellectual Property Rights.

(m) The Company and its Subsidiaries have (i) established, implemented and maintained, since the Applicable Date, safeguards regarding privacy, cyber security and data security that are commercially reasonable and (ii) used commercially reasonable efforts to ensure that all third-party service providers, outsourcers, processors or other third parties who process, store or otherwise handle Personal Information for or on behalf of the Company or its Subsidiaries have agreed to comply with applicable Privacy Laws and take reasonable steps to protect and secure Personal Information from loss, theft, misuse or unauthorized access, use, modification or disclosure. To the Knowledge of the Company, except as would not reasonably be expected to result in material liability, any third party who has provided Personal Information to the Company or its Subsidiaries has done so in compliance with applicable Privacy Laws, including providing any notice and obtaining any consent required.

(n) Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Company and each of its Subsidiaries and any Person acting for or on their behalf have, since the Applicable Date, complied with all applicable Privacy Laws, all of the Company’s and its Subsidiaries’ applicable policies and notices and all of the Company’s and its Subsidiaries’ contractual obligations regarding the protection, collection, transfer (including cross-border) and handling of Personal Information. Neither the Company nor any of its Subsidiaries has, since the Applicable Date, received any notice of any material claims (including notice from third parties acting on their behalf) of, or been subject to any Proceedings concerning, the violation of any Privacy Laws, applicable privacy policies, or contractual commitments with respect to Personal Information. To the Knowledge of the Company, there are no facts or circumstances that could form the basis of any such notice or claim. None of the Company’s or any of its Subsidiaries’ publicly-facing statements or notices regarding its collection and treatment of Personal Information are materially misleading or materially deceptive.

(o) To the Knowledge of the Company, since the Applicable Date, there have been no breaches, security incidents, misuse of or unauthorized access to or disclosure of any Personal Information in the possession or control of the Company or its Subsidiaries or collected, used or processed by or on behalf of the Company or its Subsidiaries and the Company and its Subsidiaries have not provided or been required to provide any notices to any Person in connection with a disclosure of Personal Information, in each case, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Company and its Subsidiaries have taken commercially reasonable actions to safeguard the data and Personal Information in their possession or control. The Company and its Subsidiaries have conducted commercially reasonable privacy and data security testing or audits at reasonable and appropriate intervals and have resolved or remediated any material privacy or data security issues or vulnerabilities identified. Neither the Company nor its Subsidiaries nor any third party acting at the direction or authorization of the Company or its Subsidiaries has paid (i) any perpetrator of any data breach incident or cyber-attack related to such data breach incident or cyber-attack or (ii) any third party with actual or alleged information about a data breach incident or cyber-attack related to such data breach incident or cyber-attack, pursuant to a request for payment from or on behalf of such perpetrator or third party.

5.18. Insurance.

(a) Section 5.18(a) of the Company Disclosure Letter sets forth a correct and complete list of all material Insurance Policies maintained by the Company or any of its Subsidiaries. All Insurance Policies maintained by the Company or any of its Subsidiaries are, to the extent applicable, with reputable insurance carriers, provide adequate coverage for all normal risks incident to the business of the Company and its Subsidiaries and their respective properties and assets, and are in character and amount customary for Persons engaged in similar businesses and subject to the same or similar risks, except as would not, individually or in the aggregate, result in a Material Adverse Effect. Except as would not, individually or in the aggregate, result in a Material Adverse Effect, each Insurance Policy is in full force and effect and, to the extent applicable, all premiums due with respect to all Insurance Policies have been paid, and, to the extent applicable, neither the Company nor any of its Subsidiaries has taken any action or failed to take any action that, with notice or lapse of time or both, would constitute a breach or event of default, or permit a termination of any of the Insurance Policies.

(b) With respect to each of the Proceedings set forth in the Company Reports, no such insurer has informed the Company or any of its Subsidiaries of any denial of coverage, except for such denials that would not reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries have not received any written notice of cancellation of any Insurance Policies currently in effect, except for such cancellations as would not reasonably be expected to have a Material Adverse Effect.

5.19. Takeover Statutes; Appraisal Rights; No Rights Plan.

(a) Assuming the accuracy of the representations and warranties of Parent and Merger Sub set forth herein, no state takeover statute or similar statute, including any “moratorium”, “control share”, “fair price”, “affiliate transaction”, “business combination” or other antitakeover Laws (including Section 780 of the MBCA) and regulations of any state or comparable antitakeover provision of the restated articles of incorporation or Bylaws of the Company applies or purports to apply to this Agreement, the Merger or the transactions contemplated by this Agreement. The Company Board has adopted and approved a resolution (which shall remain in effect until the Effective Time) pursuant to Section 782(1) of the MBCA to exempt Parent, Merger Sub and their existing or future affiliates from the requirements of Section 780 of the MBCA assuming none of such Persons was, at the time of adoption of such resolution, an “interested shareholder” (as defined in Section 778 of the MBCA) with respect to the Company (the “Section 782 Exemption Resolution”).

(b) The Company Board has not adopted any resolution that would have the effect of granting the holders of Shares dissenter’s or appraisal (or similar) rights in connection with the transactions contemplated by this Agreement. No holder of Shares will be entitled to any such rights pursuant to the MBCA in connection with the transactions contemplated by this Agreement.

(c) There is no shareholder rights plan, “poison pill”, antitakeover plan or other similar agreement or plan in effect to which the Company is a party or is otherwise bound.

5.20. Brokers and Finders. Neither the Company nor any of its directors or employees (including any officers) has employed any broker, finder or investment bank, or incurred any liability for any brokerage fees, reimbursement of expenses, commissions or finders’ fees in connection with the transactions contemplated by this Agreement, except that the Company has employed Goldman Sachs & Co. LLC as its financial advisor. The Company has heretofore delivered to Parent a copy of the Company’s engagement letter with Goldman Sachs & Co. LLC and a description of all fees payable to Goldman Sachs & Co. LLC in connection with the transactions contemplated by this Agreement, all agreements under which any such fees or any expenses are payable and all indemnification and other agreements related to the engagement of Goldman Sachs & Co. LLC.

5.21. Related Party Transactions. Since the Applicable Date, there have been no transactions, agreements, arrangements or understandings between the Company or its Subsidiaries, on the one hand, and any director, officer or other Person, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act (except for amounts due as normal salaries and bonuses and in reimbursement of expenses in the ordinary course of business) and has not been disclosed in the Company Reports.

5.22. Material Customers. As of the date of this Agreement, neither the Company nor any of its Subsidiaries has received any written notice from any Material Customer with respect to a proposed material reduction in services to be provided by the Company or such Subsidiary or termination or cancellation of its business relationship with the Company or such Subsidiary.

5.23. No Other Representations or Warranties; Non-Reliance. Except for the express written representations and warranties made by the Company in this Agreement and in any instrument or other document delivered pursuant to this Agreement, neither the Company nor any other Person makes any express or implied representation or warranty with respect to the Company or any of its Affiliates.

ARTICLE VI

Representations and Warranties of Parent and Merger Sub

Except as set forth in the corresponding sections of the confidential disclosure letter delivered to the Company by Parent prior to or concurrently with the execution and delivery of this Agreement (the “Parent Disclosure Letter”) (it being agreed that disclosure of any item in any section or subsection of the Parent Disclosure Letter shall be deemed disclosure with respect to any other section or subsection to which the relevance of such item is reasonably apparent on its face), Parent and Merger Sub each hereby represent and warrant to the Company that:

6.1. Organization, Good Standing and Qualification. Each of Parent and its Subsidiaries is a legal entity duly organized, validly existing and, to the extent such concept is applicable, in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as currently conducted and is qualified to do business and, to the extent such concept is applicable, is in good standing as a foreign corporation or other legal entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except, solely with respect to Parent’s Subsidiaries, as would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of Parent or Merger Sub to consummate the transactions contemplated by this Agreement. Parent has made available to the Company copies of Parent’s and Merger Sub’s Organizational Documents, each as amended, restated or amended and restated to the date of this Agreement, and each as made available to the Company is in full force and effect as of the date of this Agreement.

6.2. Capitalization of Merger Sub. The authorized capital stock of Merger Sub consists of one-hundred (100) shares of common stock, no par value per share, all of which were outstanding as of the date of this Agreement. All of the outstanding shares of capital stock of Merger Sub have been duly authorized and are validly issued, fully paid and non-assessable and owned by Parent or a Wholly Owned Subsidiary of Parent. Merger Sub has not conducted any business and has no assets, liabilities or obligations of any nature, in each case other than those incident to its formation and pursuant to this Agreement and the transactions contemplated by this Agreement.

6.3. Corporate Authority. No vote of holders of equity securities of Parent is necessary to approve this Agreement and the transactions contemplated by this Agreement. Each of Parent and Merger Sub has all requisite corporate or similar power and authority and has taken all corporate or similar action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement, subject only to adoption of this Agreement by Parent (as the sole shareholder of Merger Sub). This Agreement has been duly executed and delivered by each of Parent and Merger Sub and constitutes a valid and binding agreement of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception.

6.4. Governmental Filings; No Violations.

(a) Other than the expirations of waiting periods and the filings, notices, reports, consents, registrations, approvals, permits and authorizations (i) under the HSR Act, (ii) pursuant to the MBCA, (iii) under the Exchange Act, (iv) required to be made with the NASDAQ, (v) under the Takeover Statutes and state securities and “blue sky” Laws and (vi) set forth in Section 6.4(a)(vi) of the Parent Disclosure Letter (collectively, the “Parent Approvals”), as applicable, no expirations of waiting periods are required and no filings, notices, reports, consents, registrations, approvals, permits or authorizations are required to be made by Parent or Merger Sub with, nor are any required to be obtained by Parent or Merger Sub from, any Governmental Entity, in connection with the execution, delivery and performance of this Agreement by Parent and Merger Sub and the consummation of the transactions contemplated by this Agreement, or in connection with the continuing operation of the business of Parent and its Subsidiaries following the Effective Time, except as would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of Parent or Merger Sub to consummate the transactions contemplated by this Agreement.

(b) The execution, delivery and performance of this Agreement by Parent and Merger Sub do not, and the consummation of the transactions contemplated by this Agreement will not, constitute or result in (i) a conflict, breach or violation of, or a default under, the Organizational Documents of Parent or any of its Subsidiaries, (ii) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) of or default under, the loss of any benefit under, the creation or acceleration of any obligations under or the creation of an Encumbrance (other than a Permitted Encumbrance) on any of the rights or assets of Parent or any of its Subsidiaries pursuant to, or require that any consent be obtained with respect to, any Contract not otherwise terminable by the other party thereto on one-hundred eighty (180) days’ or less notice (without penalty) binding upon Parent or any of its Subsidiaries, or, assuming (solely with respect to performance of this Agreement and the consummation of the transactions contemplated by this Agreement) compliance with the matters referred to in Section 6.4(a), violate any Law to which Parent or any of its Subsidiaries is subject or (iii) any change in the rights or obligations of any party under any Contract not otherwise terminable by the other party thereto on one-hundred eighty (180) days’ or less notice (without penalty) binding upon Parent or any of its Subsidiaries, except, in the case of clauses (ii) or (iii) of this Section 6.4(b), as would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of Parent or Merger Sub to consummate the transactions contemplated by this Agreement.

6.5. Litigation.

(a) As of the date of this Agreement, there were no Proceedings pending or, to the Knowledge of Parent, threatened against the Parent or any of its Subsidiaries, except as would not, individually or in the aggregate, prevent, materially delay or materially impair the ability of Parent or Merger Sub to consummate the transactions contemplated by this Agreement.

(b) As of the date of this Agreement, neither Parent nor any of its Subsidiaries is a party to or subject to the provisions of any Order, except as would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement.

6.6. Beneficial Ownership of Shares. None of Parent, Merger Sub or their respective “affiliates” or “associates” or, to the Knowledge of Parent, any of its shareholders, is or was an “interested shareholder” (as defined in Section 778 of the MBCA) with respect to the Company prior to the adoption of the Section 782 Exemption Resolution.

6.7. Available Funds. Parent and Merger Sub’s obligations hereunder are not subject to any conditions regarding its or any other Person’s ability to obtain financing for the transactions contemplated by this Agreement, the payment of all amounts required to be paid in connection therewith, including the aggregate Per Share Merger Consideration, Company Equity Payments, the Credit Agreement Payoff Amount or the payment of any related fees and expenses (the “Required Payments”). Parent and Merger Sub will have, prior to the Closing, all funds necessary to enable Parent or Merger Sub, as the case may be, to consummate the transactions contemplated by this Agreement, including payment of the Required Payments. As of the date of this Agreement, assuming the satisfaction of the conditions precedent to Merger Sub’s obligations to effect the Closing hereunder, Parent has cash available together with commitments for financing that will be sufficient for Parent and Merger Sub to pay in full the Required Payments.

6.8. Brokers and Finders. Neither Parent nor any of its directors or employees (including any officers) has employed any broker, finder or investment bank or incurred any liability for any brokerage fees, commissions or finders’ fees in connection with the transactions contemplated by this Agreement, except that Parent has employed Rothschild & Cie, J.P. Morgan Securities PLC and BNP Paribas Corporate Finance as its financial advisors and there are no arrangements made by and on behalf of Parent or any of its Subsidiaries with any broker, finder or investment bank in connection with this Agreement and the transactions contemplated by this Agreement for which the Company or any of its Subsidiaries could have any liability in a circumstance where the transactions contemplated by this Agreement are not consummated.

6.9. No Other Representations or Warranties; Non-Reliance. Except for the express written representations and warranties made by Parent and Merger Sub in this Agreement and in any instrument or other document delivered pursuant to this Agreement, none of Parent, Merger Sub or any other Person makes any express or implied representation or warranty with respect to Parent, Merger Sub or any of their respective Affiliates.

ARTICLE VII

Covenants

7.1. Interim Operations.

(a) The Company shall, and shall cause each of its Subsidiaries to, from and after the execution and delivery of this Agreement and prior to the Effective Time (unless Parent shall otherwise approve in writing (such approval not to be unreasonably conditioned, withheld or delayed)), and except as otherwise contemplated by this Agreement or as is required by a Governmental Entity or applicable Law, comply in all material respects with all applicable Laws and the requirements of all Material Contracts, conduct its business in all material respects in the Ordinary Course of Business and, in connection therewith, shall use and cause each of its Subsidiaries to use their respective commercially reasonable efforts to preserve its and its Subsidiaries’ business organizations substantially intact, maintain its and its Subsidiaries’ existing relations and goodwill with Governmental Entities, customers, consultants, licensors, licensees, creditors, lessors, employees and business associates having significant business dealings with them, keep available the services of its and its Subsidiaries’ key present employees and agents, preserve and maintain the assets utilized in connection with the business of the Company and its Subsidiaries, maintain in effect all Governmental Authorizations and keep in full force and effect all material Insurance Policies maintained by the Company and its Subsidiaries; provided, however, that no action taken or failed to be taken by the Company or any of its Subsidiaries with respect to the matters specifically addressed by clauses (i) through (xxix) of this Section 7.1(a) shall be deemed a breach of this Section 7.1(a) unless such action would constitute a breach of such clauses (i) through (xxix). Without limiting the generality of and in furtherance of the foregoing sentence, from the execution and delivery of this Agreement until the Effective Time, except as otherwise contemplated by this Agreement, required by a Governmental Entity or applicable Law, approved in writing by Parent (such approval not to be unreasonably conditioned, withheld or delayed) or set forth in Section 7.1(a) of the Company Disclosure Letter, the Company shall not and shall not permit any of its Subsidiaries to:

(i) adopt or propose any change in its Organizational Documents;

(ii) merge or consolidate the Company or any of its Subsidiaries with any other Person, except for any such transactions solely among Wholly Owned Subsidiaries of the Company, or restructure, reorganize or completely or partially liquidate or otherwise enter into any agreements or arrangements imposing material changes or restrictions on its assets, operations or businesses or file a petition in bankruptcy under any provisions of federal or state bankruptcy Law on behalf of the Company or any of its Subsidiaries (or consent to any such filing);

(iii) acquire any Person or any assets constituting a business unit or division, whether directly or indirectly and by any manner, from any other Person, or otherwise make any capital expenditure or expenditures (other than capital expenditures contemplated by the most recent annual budget of the Company and its Subsidiaries, a copy of which has been made available as of the date hereof), in each case with a fair market value (reasonably determined by the Company) or purchase price in excess of $7.5 million in any individual transaction or series of related transactions or $15 million in the aggregate, and except as covered by the foregoing acquire any other assets outside the Ordinary Course of Business;

(iv) issue, sell, pledge, dispose of, grant, transfer, lease, license, guarantee, Encumber, or otherwise enter into any Contract or understanding with respect to the voting of, any shares of capital stock, Company RSUs or other equity interests of the Company (including, for the avoidance of doubt, Shares) or of any of its Subsidiaries (other than (A) the Voting Agreement or (B) the issuance of such shares of capital stock (1) by a Wholly Owned Subsidiary of the Company to the Company or another Wholly Owned Subsidiary of the Company, (2) in respect of Company RSUs outstanding as of the date of this Agreement in accordance with their terms and, as applicable, the terms of the Stock Plans in effect on the date of this Agreement or (3) in respect of Company RSUs granted in August 2018 on terms and conditions as set forth on Section 7.1(a)(iv)) of the Company Disclosure Letter, securities convertible or exchangeable into or exercisable for any such shares of capital stock, or any options, warrants or other rights of any kind to acquire any such shares of capital stock or such convertible or exchangeable securities;

(v) create or incur any Encumbrance (other than Permitted Encumbrances) material to the Company and its Subsidiaries (taken as a whole) on any of the assets of the Company or any of its Subsidiaries;

(vi) make any loans, advances, guarantees or capital contributions to, or investments in, any Person, except (i) to or from the Company and any of its Wholly Owned Subsidiaries and (ii) for loans or advances made to directors, officers and other employees of the Company and its Subsidiaries for purposes other than business-related travel and other business-related expenses in excess of $2 million in the aggregate, in each case, in the Ordinary Course of Business; and provided that in no event shall the payment terms of any Contract involving a customer of the Company or its Subsidiaries constitute a loan or advance for purposes of this Section 7.1(a)(vi);

(vii) declare, set aside, establish a record date for, accrue, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock (including with respect to the Company, for the avoidance of doubt, Shares), except for dividends paid by any Wholly Owned Subsidiary to the Company or to any other Wholly Owned Subsidiary of the Company;

(viii) reclassify, split, combine, subdivide or redeem, purchase or otherwise acquire (or offer to do any of the foregoing), directly or indirectly, any of its capital stock or securities convertible or exchangeable into or exercisable for any shares of its capital stock (including with respect to the Company, for the avoidance of doubt, Shares) or otherwise change the capital structure of the Company or any of its Subsidiaries, other than withholding Tax obligations upon the exercise, vesting or settlement of Company RSUs outstanding as of the date of this Agreement in accordance with their terms and, as applicable, the Stock Plans as in effect on the date of this Agreement;

(ix) incur or assume any Indebtedness for borrowed money or otherwise, guarantee any Indebtedness or enter into a “keep well” or similar agreement (including the issuance of any debt securities, warrants or other rights to acquire any debt security), except for (A) Indebtedness for borrowed money incurred in the Ordinary Course of Business not to exceed $7.5 million individually or $15 million in the aggregate or expressly permitted by Section 7.1(a)(v) or to fund expenditures expressly permitted by Section 7.1(a)(iii), or (B) Indebtedness of up to $1 million incurred under the Company’s current revolving credit facility or (C) Indebtedness in replacement of existing Indebtedness for borrowed money on terms substantially consistent with or more favorable to the Company than the Indebtedness being replaced; provided, that any Indebtedness that is extinguished in full prior to the Closing (for the avoidance of doubt, not including the Credit Agreement Payoff Amount) shall not be deemed to be a breach of this provision;

(x) enter into any Contract that would have been a Company Material Contract had it been entered into prior to this Agreement, other than Contracts with customers or suppliers entered into in the Ordinary Course of Business and, for the avoidance of doubt, any Contracts entered into in connection with an action expressly permitted by any of the Subsections of this Section 7.1(a), including any amendment, modification or supplement to an existing Contract, which are governed by Section 7.1(a)(xi);

(xi) other than with respect to Company Material Contracts related to Indebtedness, which shall be governed by Section 7.1(a)(ix) and Section 7.12, terminate or materially amend, modify, supplement or waive in a manner that is materially adverse to the Company and its Subsidiaries (taken as a whole), any Company Material Contract, other than expirations of any such Contract in the Ordinary Course of Business or in accordance with the terms of such Contract, except for any ministerial actions, releases or waivers, in each case, granted in the Ordinary Course of Business;

(xii) other than with respect to Transaction Litigation, which shall be governed by Section 7.15, pay, discharge, satisfy, settle or compromise any Proceeding (or agree to do any of the foregoing) for an amount in excess of $5 million individually or $10 million in the aggregate other than any payments in accordance with the terms of any liabilities, claims or obligations reflected or reserved against in the most recent consolidated financial statements of the Company included in the Company Reports; provided, that any such payment, discharge, satisfaction, settlement or compromise of any such Proceeding does not include any material obligation (other than the payment of money or confidentiality obligations) to be performed by the Company or any of its Subsidiaries;

(xiii) make any material changes with respect to accounting policies or procedures, except as required by changes in Law or GAAP;

(xiv) make, change or revoke any material Tax election, change an annual Tax accounting period, adopt or change any material Tax accounting method, surrender any right to claim a refund of a material amount of Taxes, agree to an extension or waiver of the statute of limitations with respect to the assessment or determination of any material Taxes or settle any material Tax claim;

(xv) transfer, sell, lease, sublease, license, pledge, mortgage, assign, divest, cancel or otherwise dispose of, or permit or suffer to exist the creation of any Encumbrance (other than Permitted Encumbrances) upon, including pursuant to a sale-leaseback transaction or an asset securitization transaction, any tangible properties or tangible assets (not including any Intellectual Property Rights), including capital stock of any of its Subsidiaries, except in connection with services provided in the Ordinary Course of Business;

(xvi) sell, transfer, cancel, abandon, allow to lapse or otherwise dispose of any Company Owned Intellectual Property Rights that are material to the respective businesses of the Company and its Subsidiaries as currently conducted, except (A) in the Ordinary Course of Business, (B) lapse of Intellectual Property Rights that have reached their natural expiration time and can no longer be extended or renewed, or (C) transfers of Intellectual Property Rights developed after the date of this Agreement by the Company or any of its Subsidiaries (that are not material for the Company or such Subsidiary to retain) as part of their respective businesses on behalf of any customer;

(xvii) except as required pursuant to a Company Benefit Plan or as otherwise required by applicable Law (A) grant, increase or provide any severance, retention, change in control or termination payments or benefits to any director, officer, employee or independent contractors of the Company or any of its Subsidiaries, (B) increase the compensation or benefits of, pay any bonus to, or, except as permitted under Section 7.1(a)(iv), make any new equity or equity-based awards to, any director, officer, employee or independent contractor of the Company or any of its Subsidiaries, other than annual salary or base pay increases for employees below the level of Director in the Ordinary Course of Business, of not more than three percent (3%) of such salary or base pay (and corresponding increases in bonus or incentive payments to the extent determined by reference to salary or base pay), (C) establish, adopt, amend or terminate any Company Benefit Plan or any arrangement that would be a Company Benefit Plan if in effect as of the date hereof or amend the terms of any outstanding equity or equity-based awards, except in the Ordinary Course of Business, consistent with past practice and as would not increase benefits or costs with respect to such Company Benefit Plans or arrangements by more than a de minimis amount, (D) take any action to accelerate the vesting or payment, or fund or in any other way secure the payment, of compensation or benefits under any Company Benefit Plan, to the extent not already provided in any such Company Benefit Plan, (E) materially change any actuarial or other assumptions used to calculate funding obligations with respect to any Company Benefit Plan or to change the manner in which contributions to such plans are made or the basis on which such contributions are determined, except as may be required by GAAP, (F) forgive any loans to directors, officers or employees of the Company or any of its Subsidiaries or (G) pay or vest any performance based amount or award in excess of the level earned based on actual performance;

(xviii) become a party to, establish, adopt, amend, commence participation in or terminate any collective bargaining agreement or other agreement with a labor union, labor organization, works council or similar organization;

(xix) form any Subsidiary of the Company or any of its Subsidiaries;

(xx) take any action to exempt any Person from, or make any acquisition of securities of the Company by any Person not subject to, any state takeover statute or similar statute or regulation that applies to the company with respect to an Acquisition Proposal or otherwise, except for Parent, Merger Sub or any of their respective Subsidiaries or Affiliates, and except for the transactions contemplated by this Agreement;

(xxi) amend the term of any security of the Company or any of its Subsidiaries (including, for the avoidance of doubt, the Shares), in each case, whether by merger, consolidation or otherwise;

(xxii) enter into a new line of business or abandon or discontinue any existing line of business;

(xxiii) enter into any material transaction or Contract with any Person that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K under the Securities Act;

(xxiv) except in the Ordinary Course of Business, enter into or extend the term or scope of any Contract that purports to restrict or limit the Company or any existing or future Subsidiary or Affiliate of the Company from engaging in any line of business or in any geographic area;

(xxv) amend or modify the engagement letter in effect as of the date of this Agreement with Goldman Sachs & Co. LLC;

(xxvi) take any action to increase the vote required for the Requisite Company Vote;

(xxvii) receive, collect, compile, use, store, process, share, safeguard, secure (technical, physical and administrative), dispose of, destroy, disclose, or transfer (including cross-border) Personal Information (or fail to do any of the foregoing, as applicable) in violation of any (i) applicable Privacy Laws, (ii) privacy policies or notices of the Company or its Subsidiaries, or (iii) the Company’s or its Subsidiaries’ contractual obligations with respect to Personal Information;

(xxviii) take any action or fail to take any action that is reasonably expected to result in any of the conditions to the Merger set forth in ARTICLE VIII not being satisfied; or

(xxix) agree, authorize or commit to do any of the foregoing.

(b) Parent and the Company shall not knowingly take or permit any of their respective Subsidiaries to take any action that would, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the consummation of the transactions contemplated by this Agreement.

(c) Nothing set forth in this Agreement shall give Parent, directly or indirectly, the right to control or direct the Company’s or its Subsidiaries’ operations prior to the Effective Time or give the Company, directly or indirectly, the right to control or direct the Parent’s or its Subsidiaries’ operations prior to the Effective Time.

7.2. Acquisition Proposals; Change of Recommendation.

(a) No Solicitation. At all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to ARTICLE IX and the Effective Time, except as expressly permitted by this Section 7.2, the Company shall, and shall cause its Subsidiaries and its and their respective directors, officers and Representatives (who are not directors or officers) to, immediately cease any discussions or negotiations with any Person conducted heretofore with respect to an Acquisition Proposal or proposal that would reasonably be expected to lead to an Acquisition Proposal, terminate access to any physical or electronic dataroom relating to the Company for any such Acquisition Proposal and request the prompt return or destruction of any confidential information provided to any third party in connection with an Acquisition Proposal. At all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to ARTICLE IX and the Effective Time, except as expressly permitted by this Section 7.2, the Company shall not, and shall cause its Subsidiaries and its and their respective directors, officers and Representatives (who are not directors or officers) not to, directly or indirectly:

(i) initiate, solicit, induce, cause, propose or purposefully encourage any inquiry with respect to, or the making, submission or announcement of any Acquisition Proposal or any inquiry, proposal or request for information that would reasonably be expected to lead to, or result in, an Acquisition Proposal;

(ii) engage in, continue or otherwise participate in any discussions (in each case, other than to request clarification of an Acquisition Proposal that has already been made for the purposes of assessing whether such Acquisition Proposal is or would reasonably be expected to lead to a Superior Proposal or to notify the applicable Person of the existence of the provisions of this Section 7.2) or negotiations with respect to any Acquisition Proposal or any inquiry, proposal or request for information that would reasonably be expected to lead to, or result in, an Acquisition Proposal;

(iii) disclose any non-public information or data concerning the Company or its Subsidiaries to any Person in connection with any Acquisition Proposal or any inquiry, proposal or request for information that would reasonably be expected to lead to, or result in, an Acquisition Proposal;

(iv) afford access to the business, properties, assets, books or records of the Company or any of its Subsidiaries to any Person in connection with any Acquisition Proposal or any inquiry, proposal or request for information that could reasonably be expected to lead to, or result in, an Acquisition Proposal;

(v) recommend, authorize, approve or enter into any merger or other agreement, agreement in principle, letter of intent, term sheet, joint venture agreement, partnership agreement or other similar instrument, in each case, providing for or contemplating an Acquisition Proposal (other than a Permitted Confidentiality Agreement);

(vi) otherwise purposefully facilitate any effort or attempt to make an Acquisition Proposal; or

(vii) agree, authorize or commit to do any of the foregoing.

(b) Exceptions. Notwithstanding anything to the contrary set forth in this Agreement, but, for the avoidance of doubt, subject to the provisions of Section 7.2(c), prior to the time, but not after, the Requisite Company Vote is obtained, in response to an unsolicited, bona fide written Acquisition Proposal that is made after the date of this Agreement (and in any event only if the Company did not violate Section 7.2 in any material respect with respect to such Person), the Company may, subject to compliance with this Section 7.2(b):

(i) provide information and data concerning the Company and its Subsidiaries and access to the Company and its Subsidiaries’ properties, books and records in response to a request to the Person who made such Acquisition Proposal; provided, that as promptly as practicable (but in any event within twenty-four (24) hours after the provision of such information or data), the Company shall make available to Parent any such information or data concerning the Company or its Subsidiaries that the Company provides to any such Person that was not previously made available to Parent and that, prior to furnishing any such information, the Company receives from the Person making such Acquisition Proposal an executed confidentiality agreement with terms that are at least as restrictive to the other party as the terms in the Confidentiality Agreement are on Parent (it being understood that such confidentiality agreement need not contain a standstill provision or otherwise prohibit the making or amending of an Acquisition Proposal to the extent such Acquisition Proposal is made directly to the Company, but shall not include any restrictions that would reasonably be expected to restrain the Company from satisfying its obligations contemplated by Section 7.2(c) or that would otherwise call for an exclusive right to negotiate with the Company prior to the termination of this Agreement) (any confidentiality agreement satisfying such criteria, a “Permitted Confidentiality Agreement”); and

(ii) engage or otherwise participate in any discussions or negotiations with any such Person regarding such unsolicited, bona fide written Acquisition Proposal, in each case of clause (i) and this clause (ii) of this Section 7.2(b), if, and only if, prior to taking any action described in clause (i) or this clause (ii) of this Section 7.2(b), the Company Board determines in good faith that (A) based on the information then available and after consultation with its financial advisor and outside legal counsel that such Acquisition Proposal either constitutes a Superior Proposal or could reasonably be expected to result in a Superior Proposal and (B) based on the information then available, including the terms and conditions of such Acquisition Proposal and those of this Agreement, failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable Law; provided, that prior to engaging or otherwise participating in any such discussions or negotiations with or furnishing any information to such Person, the Company gives Parent written notice in accordance with Section 7.2(c). The Company acknowledges and agrees that any action that if taken by the Company would be a breach of this Section 7.2 is taken by (x) a director or officer of the Company or (y) investment bankers or financial advisors retained by the Company, such action shall be deemed to constitute a breach of this Section 7.2 by the Company.

(c) Notice of Acquisition Proposals. The Company shall promptly (but, in any event, within twenty-four (24) hours) give notice to Parent if (i) any inquiries, proposals or offers with respect to an Acquisition Proposal or which could reasonably be expected to lead to an Acquisition Proposal are received by, (ii) any non-public information or data concerning the Company or its Subsidiaries is requested in connection with any Acquisition Proposal from, or (iii) any discussions or negotiations relating to an Acquisition Proposal are sought to be engaged in or continued with, it, its Subsidiaries or any of its or any of their respective Representatives, setting forth in such notice a summary of the material terms and conditions with respect to any such proposal or offer and a summary of the material content of any such inquiry, as applicable, and thereafter shall keep Parent reasonably informed, on a prompt basis of the status and material terms and conditions of any such Acquisition Proposals or requests (including any amendments, modifications or supplements thereto, within twenty-four (24) hours following receipt thereof) and the status of any such discussions or negotiations. The Company agrees that it shall not, and shall cause its Subsidiaries not to, enter into any confidentiality agreement subsequent to the date hereof that prohibits the Company from providing to Parent such material terms and conditions and other information.

(d) No Change of Recommendation.

(i) Except as permitted by Section 7.2(d)(ii) and Section 7.2(e), the Company Board, including any committee thereof, shall not:

(A) withhold, withdraw, qualify, amend or modify (or publicly propose or resolve to withhold, withdraw, qualify, amend or modify) the Company Recommendation with respect to the Merger in a manner adverse to Parent or Merger Sub;

(B) fail to include the Company Recommendation in the Proxy Statement;

(C) approve or recommend, or propose publicly to approve or recommend any Acquisition Proposal or proposal reasonably expected to lead to an Acquisition Proposal or approve or recommend, or publicly declare advisable or publicly propose to enter into, or enter into, any Alternative Acquisition Agreement;

(D) except as expressly permitted by, and after compliance with, Section 7.2(d)(ii) and Section 9.3(b), cause or permit the Company to enter into an Alternative Acquisition Agreement; or

(E) agree, authorize or commit to do any of the foregoing.

(ii) Notwithstanding anything to the contrary set forth in this Agreement, prior to the time the Requisite Company Vote is obtained, the Company Board may (A) effect a Change of Recommendation if (x)(1) an unsolicited written Acquisition Proposal that the Company Board determines in good faith is bona fide and that did not arise from or in connection with a breach of the obligations set forth in this Section 7.2 is received by the Company and is not withdrawn, and the Company determines in good faith, after consultation with outside legal counsel and its financial advisor, that such Acquisition Proposal constitutes a Superior Proposal or (2) an Intervening Event has occurred, and (y) the Company Board determines in good faith, after consultation with outside legal counsel and its financial advisor, that failure to effect a Change of Recommendation would be inconsistent with the directors’ fiduciary duties under applicable Law or (B) take action to terminate this Agreement pursuant to, and in accordance with, Section 9.3(b) to enter into an Alternative Acquisition Agreement with respect to an unsolicited written Acquisition Proposal that the Company Board determines in good faith is bona fide and that did not arise from or in connection with a breach of the obligations set forth in this Section 7.2 and that the Company Board determines in good faith, after consultation with outside legal counsel and its financial advisor, that (1) such Acquisition Proposal constitutes a Superior Proposal and (2) failure to effect a Change of Recommendation would be inconsistent with the directors’ fiduciary duties under applicable Law; provided, however, that a Change of Recommendation or action to terminate this Agreement pursuant to Section 9.3(b) may not be made (i) unless the Company shall have complied in all material respects with its obligations under this Section 7.2(d) and (ii) unless and until the Company has given Parent written notice of such action four (4) Business Days in advance (an “Initial Notice”), setting forth in writing that the Company Board intends to consider whether to take such action, the reasons with respect thereto and (I) in the case of a Superior Proposal, the material terms and conditions of such Superior Proposal and (II) in the case of an Intervening Event, a reasonable description of such Intervening Event (it being agreed that, in each case, the delivery of such notice by the Company shall not constitute a Change of Recommendation). After giving such Initial Notice and prior to effecting such Change of Recommendation or taking such action to terminate the Agreement pursuant to Section 9.3(b), the Company shall, and shall instruct its legal and financial advisors to, negotiate in good faith with Parent and its Representatives throughout such four (4) Business Day period (to the extent Parent wishes to negotiate) to make such revisions to the terms of this Agreement such that the failure of the Company Board to effect a Change of Recommendation or to take such action to terminate this Agreement pursuant to Section 9.3(b) would no longer be inconsistent with its fiduciary duties. At the end of the four (4) Business Day period, prior to taking action to effect a Change of Recommendation or taking action to terminate the Agreement pursuant to Section 9.3(b), the Company Board shall take into account any changes to the terms of this Agreement proposed by Parent in writing and any other information offered by Parent in response to the Initial Notice, and shall have determined in good faith that (A) in the case of a Superior Proposal, the Superior Proposal would continue to constitute a Superior Proposal, and (B) in the case of an Intervening Event, the failure to effect a Change of Recommendation in response to such Intervening Event would be inconsistent with the directors’ fiduciary duties under applicable Law, in each case, if such changes offered in writing were to be given effect. Any material amendment to any Acquisition Proposal will be deemed to be a new Acquisition Proposal for purposes of this Section 7.2(d) except that the obligation to give advance written notice with respect thereto as set forth in this Section 7.2(d) shall be reduced to three (3) Business Days.

(e) Certain Permitted Disclosure. Nothing set forth in this Agreement shall prohibit the Company from (i) complying with its disclosure obligations under U.S. federal or state Law with regard to an Acquisition Proposal or (ii) making any “stop, look and listen” or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act, and such disclosure and communication shall not constitute a Change of Recommendation; provided, however, that if any such disclosure or communication has the substantive effect of withdrawing, qualifying or modifying the Company Recommendation in a manner adverse to Parent, such disclosure or communication shall constitute a Change of Recommendation unless the Company expressly reaffirms the Company Recommendation in such disclosure or communication.

(f) Standstill Provisions. Notwithstanding anything to the contrary set forth in this Agreement, the Company shall be permitted to terminate, amend or otherwise modify, waive or fail to enforce any provision of any such confidentiality, “standstill” or similar agreement if the Company Board determines in good faith, after consultation with its outside legal counsel, that failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable Law.

7.3. Company Shareholders Meeting.

(a) The Company shall, in accordance with applicable Law and its Organizational Documents, duly call, give notice of, convene and hold the Company Shareholders Meeting as promptly as practicable after the filing of the definitive Proxy Statement (the “Original Date”) to secure the Requisite Company Vote in respect of the approval of the Merger and this Agreement and to cause such vote to be taken, and shall not postpone, recess or adjourn such meeting except if (i) as of the time for which the Company Shareholders Meeting is originally scheduled (as set forth in the definitive Proxy Statement), there are insufficient Shares represented (either in person or by proxy) in order to establish a quorum or to obtain the Requisite Company Vote, (ii) the Company Board has determined in good faith (after consultation with outside legal counsel) that it is necessary under applicable Law to file and/or mail any supplement or amendment to the Proxy Statement to be disseminated and reviewed by the holders of Shares prior to the Company Shareholders Meeting, in each case of (i) and (ii) the Company may, or if Parent so requests, shall, postpone, recess or adjourn or make one or more successive postponements, recesses or adjournments of, the Company Shareholders Meeting as long as the date of the Company Shareholders Meeting is not postponed, recessed or adjourned more than ten (10) days in connection with any one postponement, recess or adjournment or more than an aggregate of twenty (20) days from the Original Date, or (iii) within the five (5) Business Days prior to the Original Date or any date that the Company Shareholders Meeting is then scheduled to be held, the Company delivers a notice of an intent to make a Change of Recommendation, Parent may direct the Company to postpone, recess or adjourn the Company Shareholders Meeting for up to ten (10) Business Days and the Company shall as promptly as practicable thereafter postpone, recess or adjourn the Company Shareholders Meeting in accordance with Parent’s direction.

(b) Subject to the Company Board’s fiduciary obligations under applicable Law, the Company shall use its reasonable best efforts to obtain the Requisite Company Vote, including the solicitation of proxies therefor.

7.4. Approval of Sole Shareholder of Merger Sub. Immediately following the execution and delivery of this Agreement, the sole shareholder of Merger Sub shall execute and deliver, in accordance with applicable Law and Merger Sub’s Organizational Documents, a written consent approving this Agreement and the transactions contemplated by this Agreement.

7.5. Proxy Statement; Other Regulatory Matters.

(a) Proxy Statement.

(i) The Company, with the assistance of Parent, shall prepare and file with the SEC, as promptly as practicable after the date of this Agreement, but in any event within twenty (20) Business Days after the date of this Agreement, a proxy statement in preliminary form relating to the Company Shareholders Meeting (such proxy statement, including any amendments or supplements thereto, the “Proxy Statement”). Except under the circumstances expressly otherwise permitted by Section 7.2, the Proxy Statement shall include the Company Recommendation.

(ii) The Company shall ensure that (A) the Proxy Statement will comply in all material respects with the provisions of the Exchange Act and (B) none of the information supplied by it, any of its controlled Affiliates or their respective Representatives for inclusion or incorporation by reference in the Proxy Statement will, at the date of mailing to shareholders of the Company, at the time of the Company Shareholders Meeting or of filing with the SEC (as applicable), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that (1) the Company assumes no responsibility with respect to information supplied by or on behalf of Parent, its controlled Affiliates or their respective Representatives for inclusion or incorporation by reference in the Proxy Statement and (2) Parent and Merger Sub assume no responsibility with respect to information supplied by or on behalf of the Company, its controlled Affiliates or their respective Representatives for inclusion or incorporation by reference in the Proxy Statement.

(iii) If at any time prior to the Company Shareholders Meeting, any information relating to the Company or Parent, any of their respective Affiliates or their respective Representatives, should be discovered by a Party, which information should be set forth in an amendment or supplement to the Proxy Statement, so that either the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, the Party that discovers such information shall as promptly as practicable following such discovery notify the other Party or Parties (as the case may be) and after such notification the Company shall (A) prepare (with the assistance of Parent) an amendment or supplement to the Proxy Statement and (B) cause the Proxy Statement as so amended or supplemented reasonably practicably thereafter to be filed with the SEC and to be disseminated to its shareholders, in each case, as and to the extent required by applicable Law.

(iv) The Company shall (A) provide Parent and its outside legal counsel with a reasonable opportunity to review and comment on drafts of the Proxy Statement and other documents and communications related to the Company Shareholders Meeting prior to filing, furnishing or delivering such documents with the applicable Governmental Entity and dissemination of such documents to the Company’s shareholders and (B) consider in good faith for inclusion in the Proxy Statement and such other documents and communications related to the Company Shareholders Meeting (including with respect to any comment letters from the SEC) all comments reasonably proposed by Parent and its outside legal counsel and the Company agrees that all information relating to Parent, its Affiliates and their respective Representatives included in the Proxy Statement shall be in form and content satisfactory to Parent, acting reasonably; provided, that the Company shall not have such obligations with respect to any Proxy Statement and other documents and communications relating to a Change of Recommendation made in accordance with Section 7.2. The Company shall promptly notify Parent of the receipt of all comments from the SEC with respect to the Proxy Statement and of any request by the SEC for any amendment or supplement thereto or for additional material information and shall promptly provide to Parent copies of all written correspondence between the Company and/or any of its Representatives and the SEC with respect to the Proxy Statement. The Company and Parent shall each use its reasonable best efforts to promptly provide responses to the SEC with respect to all comments received on the Proxy Statement from the SEC. The Company shall cause the definitive Proxy Statement to be mailed to the holders of Shares as promptly as practicable after the date the SEC staff advises that it has no further comments thereon or that the Company may commence mailing the Proxy Statement.

(b) Other Regulatory Matters.

(i) In addition to and without limiting the rights and obligations set forth in Section 7.5(a) and Section 7.1, subject to the terms and conditions of this Agreement, including for the avoidance of doubt, Section 7.5(b)(ii), the Company and Parent shall cooperate with each other and use (and shall cause their respective controlled Affiliates to use) their respective commercially reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary or advisable on its part under this Agreement and applicable Laws to consummate the transactions contemplated by this Agreement as promptly as practicable after the date of this Agreement, including preparing and filing as promptly as practicable after the date of this Agreement documentation to effect all necessary notices, reports, consents, registrations, approvals, permits, authorizations, expirations of waiting periods and other filings, and to obtain as promptly as practicable after the date of this Agreement all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any Governmental Entity, including the Company Approvals and the Parent Approvals, in order to consummate the transactions contemplated by this Agreement.

(ii) Without limiting the generality of, and in furtherance of the provisions of Section 7.5(b)(i):

(A) Each of the Company and Parent, as applicable, shall (and shall cause their respective controlled Affiliates to) prepare and file, with respect to the transactions contemplated by this Agreement, an appropriate (1) filing of a Notification and Report Form pursuant to the HSR Act within five (5) Business Days after the date of this Agreement, and in connection therewith, request early termination of the waiting period under the HSR Act, (2) merger control filing with the Austrian Federal Competition Authority pursuant to the Austrian Cartel Act 2005 within five (5) Business Days after the date of this Agreement, (3) merger control filing with the Serbian Commission for the Protection of Competition pursuant to the Serbian Law on the Protection of Competition within five (5) Business Days after the date of this Agreement and (4) merger control filing with the Competition Commission of India pursuant to the Indian Competition Act within ten (10) Business Days after the date of this Agreement;

(B) Each of the Company and Parent, as applicable, shall (and shall cause their respective controlled Affiliates to) prepare and file, with respect to the transactions contemplated by this Agreement, a draft filing in connection with obtaining CFIUS Approval in accordance with the DPA within fifteen (15) Business Days after the date of this Agreement, and prepare and make a formal filing in connection with obtaining CFIUS Approval in accordance with the DPA promptly after receipt of confirmation that CFIUS has no further comments with respect to the draft filing. Each of the Company and Parent shall provide CFIUS with any additional or supplemental information requested by CFIUS or its member agencies during the CFIUS review process as promptly as practicable, and in all cases within the amount of time allowed by CFIUS. Each of the Company and Parent, in cooperation with each other, shall use their respective commercially reasonable efforts to finally and successfully obtain the CFIUS Approval as promptly as practicable, including through acceptance of mitigation conditions that are commercially reasonable and could not reasonably be expected to, individually or in the aggregate, materially burden Parent’s ability to retain or operate the Parent’s or the Company’s businesses, operations, product lines, or assets from and after the Closing;

(C) Within ten (10) Business Days of the date of this Agreement, the Company shall provide to DDTC the required notice of a change in ownership of the Company in accordance with Section 122.4(b) of the ITAR and DDTC’s 60-Day Notice Guidance (the “DDTC Notice”). Parent shall promptly, and in any event no later than eight (8) Business Days following the date of this Agreement, provide all information necessary or advisable with respect to Parent, Merger Sub and their respective Affiliates as reasonably requested by the Company in connection with the Company’s preparation of the DDTC Notice. Each of the Company and Parent shall provide, as promptly as practicable, any further information or assurances requested by DDTC; and

(D) Each of the Company and Parent, as applicable, shall (and shall cause their respective controlled Affiliates to) take all necessary or advisable steps to (1) avoid the entry of, and (2) resist, vacate, limit, reverse, suspend or prevent any actual, anticipated or threatened permanent, preliminary or temporary Order, in each case, as applicable, that becomes reasonably foreseeable to be entered, issued, made or rendered or is entered, issued, made or rendered by any Governmental Entity in any Proceeding, in the case of each of the foregoing clauses (1) and (2) of this Section 7.5(b)(ii)(D), that could reasonably be expected to enjoin, prevent or otherwise prohibit, restrain, delay or impair or make unlawful the consummation of the transactions contemplated by this Agreement. Other than in connection with efforts to secure the CFIUS Approval, such steps shall include (y) the defense through litigation on the merits of any Proceeding seeking to enjoin, prevent or otherwise prohibit, restrain, delay or impair or make unlawful the consummation of the transactions contemplated by this Agreement (and if applicable, the appeal thereof and the posting of a bond in connection therewith) and (z) the proffer and agreement by Parent of its willingness to (I) sell, lease, license or otherwise dispose of, or hold separate pending such disposition, and promptly to effect the sale, lease, license, disposal and holding separate of, assets, operations, rights, product lines, licenses, businesses or interests therein of the Company, Parent or either of their respective controlled Affiliates and/or (II) limit or restrain the freedom of action with respect to the Company’s, Parent’s or any of their respective controlled Affiliates’ ability to retain or make changes in any such assets, operations, rights, product lines, licenses, businesses or interests therein, and in each case, the entry into agreements with, and submission to Orders of, the relevant Governmental Entity giving effect thereto as promptly as practicable; provided, however, that no such actions shall be required unless the effectiveness of such action is contingent upon the occurrence of the Effective Time and none of the Company or any of the Company’s controlled Affiliates shall take any of such actions without Parent’s prior written consent (which consent shall not be unreasonably conditioned, withheld or delayed).

(iii) Cooperation. Separate and apart from and without limiting the rights and obligations set forth in Section 7.5(a), Parent shall have the right to direct all matters with any Governmental Entity consistent with its obligations hereunder; provided, that Parent and the Company shall have the right to review in advance and, to the extent practicable, each will consult with the other on and consider in good faith the views of the other in connection with, all of the information relating to Parent or the Company, as the case may be, any of their respective controlled Affiliates and any of their respective Representatives, that appears in any filing made with, or written materials submitted to, any Governmental Entity in connection with the transactions contemplated by this Agreement. Neither the Company nor Parent shall permit any of its or its Subsidiaries’ Representatives to participate in any discussions or meetings with any Governmental Entity in respect of any documentation to effect all necessary notices, reports, consents, registrations, approvals, permits, authorizations, expirations of waiting periods and other filings or any investigation or other inquiry relating thereto or to the transactions contemplated by this Agreement unless it consults with the other in advance and, to the extent permitted by such Governmental Entity, gives the other the opportunity to attend and participate thereat.

7.6. Information and Access; Consents.

(a) Subject to applicable Laws, the Company and Parent each shall, upon request by the other, furnish the other with all information concerning itself, its Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement, or any other statement, filing, notice or application required or advisable to be made by or on behalf of Parent, the Company or any of their respective Subsidiaries to any third party and/or any Governmental Entity in connection with the transactions contemplated by this Agreement. In addition, the Company shall (and shall cause its Subsidiaries to), upon reasonable prior notice and subject to applicable Law, afford Parent and its Representatives reasonable access, during normal business hours throughout the period prior to the Effective Time, to its employees, agents, properties, offices and other facilities, Contracts, books and records and (promptly following the execution of a consent in form and substance reasonably acceptable to such auditors or independent accountants) accounts and work papers of the Company’s and its Subsidiaries’ independent accountants and auditors, and during such period, the Company shall (and shall cause its Subsidiaries to) furnish promptly to Parent all other information and documents concerning or regarding its businesses, properties and assets (including Intellectual Property Rights) and personnel as may reasonably be requested by Parent; provided, however, that, subject to compliance with the obligations set forth in Section 7.6(b): neither the Company nor any of its Subsidiaries shall be required to provide such access or furnish such information and documents to the extent doing so would, in the Company’s reasonable opinion, result in (A) a violation of applicable Law, (B) the disclosure of any material Trade Secrets of any third party in a manner that would result in any such Trade Secrets no longer being protected as such under applicable Law following such disclosure, (C) waiver of the protection of any attorney-client privilege or protection (including attorney-client privilege, attorney work-product protections and confidentiality protections) or (D) the disclosure of any sensitive or Personal Information that would expose the Company or any of its Subsidiaries to the risk of liability. All requests for such access or information made pursuant to this Section 7.6(a) shall be initially directed to the Person set forth in Section 7.6(a) of the Company Disclosure Letter, which Person may be replaced by the Company at any time by providing written notice to

Parent, and any access granted in connection with a request made pursuant to this Section 7.6(a) shall be supervised by such Persons as may be designated by the Company from time to time and be conducted in such a manner so as not to unreasonably interfere with any of the businesses, properties or assets of the Company or any of its Subsidiaries.

(b) To the extent that any of the information or documents furnished or otherwise made available pursuant to this Section 7.6 or otherwise in accordance with the terms of this Agreement or the Confidentiality Agreement constitutes information or documents that may be subject to an attorney-client privilege or protection (including attorney-client privilege, attorney work-product protections and confidentiality protections) or any other applicable privilege or protection concerning pending or threatened Proceedings, the Parties understand and agree that they have a commonality of interest with respect to such matters and it is their desire, intention and mutual understanding that the sharing of such material and information is not intended to, and shall not, waive or diminish in any way the confidentiality of such material or information or its continued protection under such privileges and protections.

(c) No access or information provided to Parent or any of its Representatives or to the Company or any of its Representatives following the date of this Agreement, whether pursuant to this Section 7.6 or otherwise, shall affect or be deemed to affect, modify or waive the representations and warranties of the Parties set forth in this Agreement and, for the avoidance of doubt, all information and documents disclosed or otherwise made available in connection with this Agreement and the transactions contemplated by this Agreement shall be governed by the terms and conditions of the Confidentiality Agreement and subject to applicable Laws relating to the exchange or sharing of information and any restrictions or requirements imposed by any Governmental Entity.

(d) Prior to the Closing Date, the Company shall, and shall cause its controlled Affiliates and Subsidiaries to (i) use their respective reasonable best efforts (which efforts shall not require the Company or any of its Subsidiaries to pay any consideration, fees or expenses) to obtain any consents or waivers from any third parties in respect of any Material Contracts which are subject to termination or penalties as a result of the transactions contemplated by this Agreement, each of which is listed on Section 7.6(d) of the Company Disclosure Letter and (ii) reasonably cooperate with Parent and its Representatives, to pursue such consents, including by facilitating access to and communications with such third parties (including each Material Customer).

7.7. Delisting and Deregistration. Prior to the Closing Date, the Company shall cooperate with Parent and use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, necessary or advisable on its part under applicable Laws and rules and policies of the NASDAQ to enable the delisting by the Surviving Corporation of Shares from the NASDAQ and the deregistration of the Shares under the Exchange Act as promptly as practicable after the Effective Time.

7.8. Publicity. The initial press release with respect to the transactions contemplated by this Agreement shall be a joint press release. Thereafter, neither the Company nor Parent shall, without the consent of the other Party (which consent shall not be unreasonably withheld, conditioned or delayed) issue or cause the publication of any press release or otherwise make any public statements, disclosures or communications with respect to the transactions contemplated by this Agreement (to the extent not previously issued or made in accordance with this Agreement) except (a) as may be required or rendered impractical by applicable Law or by obligations pursuant to any listing agreement with or rules of any national securities exchange, interdealer quotation service or NASDAQ (in which case such Party shall not issue or cause the publication of such press release or other public announcement without prior consultation with the other Party), (b) with respect to any Change of Recommendation made in accordance with this Agreement or Parent’s response thereto or (c) with respect to the Parties’ disclosures or communications with any Governmental Entity regarding the Proxy Statement or any Company Approvals or Parent Approvals contemplated by Section 7.5, which shall be governed by the provisions of Section 7.5. In addition to the exceptions set forth in foregoing clauses (a) through (c) of the first sentence of this Section 7.8, each of the Company and Parent (and Representatives thereof) may make any public statements, disclosures or communications in response to inquiries from the press, analysts, investors, customers or suppliers or via industry conferences or analyst or investor conference calls, so long as such statements, disclosures or communications are consistent in tone and substance with previous public statements, disclosures or communications jointly made by the Company and Parent or to the extent that they have been reviewed and previously approved by both the Company and Parent.

7.9. Employee Benefits.

(a) Parent agrees that the Continuing Employees shall, during the twelve (12) month period following the Effective Time, be provided with (i) base salary or base wage that is no less favorable than the base salary or base wage provided by the Company and its Subsidiaries to each such Continuing Employee immediately prior to the Effective Time, (ii) target annual cash bonus opportunities that are no less favorable than the target annual cash bonus opportunities provided by the Company and its Subsidiaries to each such Continuing Employee immediately prior to the Effective Time, (iii) pension and welfare benefits that are no less favorable in the aggregate than those provided by the Company and its Subsidiaries to such Continuing Employees immediately prior to the Effective Time, and (iv) severance benefits that are no less favorable than the severance benefits that are provided to similarly situated employees of Parent and its Affiliates; provided, however, that the requirements of this sentence shall not apply to Continuing Employees who are covered by a collective bargaining agreement.

(b) Parent shall undertake commercially reasonably efforts to (i) cause any pre-existing conditions or limitations and eligibility waiting periods under any group health plans of Parent or its Affiliates to be waived with respect to the Continuing Employees and their eligible dependents, (ii) give each Continuing Employee credit for the plan year in which the Effective Time occurs towards applicable deductibles and annual out-of-pocket limits for medical expenses incurred prior to the Effective Time for which payment has been made and (iii) give each Continuing Employee service credit for such Continuing Employee’s years of service with the Company and its Subsidiaries for purposes of vesting, level of benefits and eligibility to participate under each applicable Parent Benefit Plan, to the same extent as such Continuing Employee was entitled immediately prior to the Effective Time to credit for such service under any similar Company Benefit Plan in which such Continuing Employee participated immediately prior to the Effective Time, except for benefit accrual under defined benefit pension plans, for purposes of qualifying for subsidized early retirement benefits or to the extent it would result in a duplication of benefits.

(c) Parent hereby acknowledges that the transactions contemplated by this Agreement shall constitute a “change of control” or term or concept of similar import of the Company and its Subsidiaries under the terms of the Company Benefit Plans. From and after the Effective Time, Parent shall, and shall cause its Affiliates to, honor all obligations and rights under the Company Benefit Plans in accordance with their terms. Notwithstanding the foregoing, nothing will prohibit the Surviving Corporation from amending or terminating any such Company Benefit Plans or compensation or benefits arrangements in accordance with their terms or if otherwise required pursuant to applicable Law.

(d) Nothing set forth in this Agreement is intended to (i) be treated as an amendment of any particular Company Benefit Plan, (ii) prevent Parent, the Surviving Corporation or any of their Affiliates from amending or terminating any of their benefit plans or, after the Effective Time, any Company Benefit Plan in accordance with their terms, (iii) prevent Parent, the Surviving Corporation or any of their Affiliates, after the Effective Time, from terminating the employment of any Continuing Employee, or (iv) without limiting the generality of Section 10.8, create any third-party beneficiary rights in any employee of the Company or any of its Subsidiaries, any beneficiary or dependent thereof, or any collective bargaining representative thereof, with respect to the compensation, terms and conditions of employment and/or benefits that may be provided to any Continuing Employee by Parent, the Surviving Corporation or any of their Affiliates or under any benefit plan which Parent, the Surviving Corporation or any of their Affiliates may maintain.

7.10. Indemnification; Directors’ and Officers’ Insurance.

(a) From and after the Effective Time, to the fullest extent that the Company would have been permitted under applicable Law and the Company’s Organizational Documents in effect as of the date of this Agreement, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, indemnify and hold harmless the Indemnified Parties against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with, arising out of or otherwise related to any actual or alleged Proceeding in connection with, arising out of or otherwise related to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, based in whole or in part, or arising in whole or in part out of the fact that he or she is or was a director or officer of the Company or any of its Subsidiaries, including in connection with (i) the transactions contemplated by this Agreement and (ii) actions to enforce this provision or any other indemnification or advancement right of any Indemnified Party. Parent or the Surviving Corporation shall advance all reasonable, documented out-of-pocket expenses as incurred in connection therewith (upon receipt from such Indemnified Party of a request therefor, accompanied by invoices or other relevant documentation) to the fullest extent that the Company would have been permitted to advance such expenses as of the date of this Agreement under applicable Law and the Company’s Organizational Documents; provided, that any Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined by final adjudication that such person is not entitled to indemnification; and provided, further, that any determination required to be made with respect to whether an Indemnified Party’s conduct complies with the standards set forth under applicable Law and the Company’s Organizational Documents in effect as of the date of this Agreement shall be made by independent legal counsel selected by the Surviving Corporation and acceptable to the Indemnified Party (such acceptance not to be unreasonably conditioned, withheld or delayed).

(b) Prior to the Effective Time, the Company shall and, if the Company is unable to, Parent shall cause the Surviving Corporation as of the Effective Time to, obtain and fully pay the premium for “tail” insurance policies for the extension of (i) the directors’ and officers’ liability coverage of the Company’s existing directors’ and officers’ insurance policies, and (ii) the Company’s existing fiduciary liability insurance policies, in each case providing only for Side A coverage for Indemnified Parties where the existing policies also include Side B coverage for the Company for a claims reporting or discovery period of the Tail Period from one or more insurance carriers with the same or better credit rating as the Company’s insurance carrier as of the date of this Agreement with respect to directors’ and officers’ liability insurance and fiduciary liability insurance (collectively, “D&O Insurance”) with terms, conditions, retentions and limits of liability that are at least as favorable to the insureds as the Company’s existing policies with respect to matters existing or occurring at or prior to the Effective Time (including in connection with this Agreement or the transactions or actions contemplated by this Agreement); provided, that the Company shall give Parent a reasonable opportunity to participate in the selection of such “tail” insurance policy and the Company shall give reasonable and good faith consideration to any comments made by Parent with respect thereto. If the Company and the Surviving Corporation for any reason fail to obtain such “tail” insurance policies as of the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, continue to maintain in effect for the Tail Period the D&O Insurance in place as of the date of this Agreement with terms, conditions, retentions and limits of liability that are at least as favorable to the insureds as provided in the Company’s existing policies as of the date of this Agreement, or the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, purchase comparable D&O Insurance for the Tail Period with terms, conditions, retentions and limits of liability that are at least as favorable as provided in the Company’s existing policies as of the date of this Agreement; provided, however, that in no event shall the annual premium of the D&O Insurance exceed during the Tail Period three-hundred percent (300%) of the last annual premium paid by the Company for such purpose; and provided further, that if the cost of such insurance coverage exceeds such amount, the Surviving Corporation shall obtain a policy with the greatest coverage available for a cost not exceeding such amount.

(c) During the Tail Period, all rights to indemnification and exculpation from liabilities for acts or omissions occurring prior to the Effective Time and rights to advancement of expenses relating thereto now existing in favor of any Indemnified Party as provided in the Organizational Documents of the Company and its Subsidiaries or any indemnification agreement between such Indemnified Party and the Company or any of its Subsidiaries, in each case, as in effect on the date of this Agreement, shall not be amended, restated, amended and restated, repealed or otherwise modified in any manner that would adversely affect any right thereunder of any such Indemnified Party.

(d) If Parent or the Surviving Corporation or any of their respective legal successors or permitted assigns (i) shall consolidate with or merge into any other Person and shall not be the continuing or surviving Person of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any Person, then, and in each such case, proper provisions shall be made so that the legal successors and permitted assigns of Parent or the Surviving Corporation shall assume all of the obligations set forth in this Section 7.10.

(e) The provisions of this Section 7.10 are intended to be for the benefit of, and from and after the Effective Time shall be enforceable by, each of the Indemnified Parties, who shall be third-party beneficiaries of this Section 7.10.

(f) The rights of the Indemnified Parties under this Section 7.10 are in addition to any rights such Indemnified Parties may have under the Organizational Documents of the Company or any of its Subsidiaries, or under any applicable Contracts or Laws and nothing in this Agreement is intended to, shall be construed or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company or any of its Subsidiaries for any of their respective directors, officers or other employees (it being understood and agreed that the indemnification provided for in this Section 7.10 is not prior to or in substitution of any such claims under such policies).

7.11. Resignations. The Company shall obtain and deliver to Parent at or prior to the Closing the resignation of all members of the Company Board, in form and substance reasonably acceptable to Parent and effective as of the Effective Time; provided, however, such resignations shall include a release of claims, other than with respect to (a) accrued compensation or other benefits due such Person as an employee of the Company, (b) rights under this Agreement or any other transaction documents contemplated by this Agreement to which such Person is a party or third party beneficiary, (c) rights to any indemnification, reimbursement, contribution, payment or advancement of expense against claims arising out of actions taken by such Person in his or her capacity as a director (and, to the extent applicable, officer, of the Company), including pursuant to statutory indemnification rights, the Company’s Organizational Documents, this Agreement or otherwise, (d) rights to any and all defenses, counter claims, causes of action and other rights of such Person associated with any claim or demand against such Person and (e) rights under any insurance policy for the benefit of such Person.

7.12. Treatment of Certain Existing Indebtedness. Prior to the Closing Date, the Company shall use its commercially reasonable efforts to, as reasonably requested by Parent, (i) deliver (or cause to be delivered) notices of the payoff, discharge and termination of any outstanding Indebtedness or obligations of the Company under the Credit Agreement and obligations or agreements that are secured pursuant thereto (including interest rate swaps) (the “Credit Agreement Payoff Amount”), (ii) take all other actions required to facilitate the repayment of the Credit Agreement Payoff Amount with respect to the termination of the commitments under the Credit Agreement and the release of any Encumbrances and termination of all guarantees granted under the Credit Agreement and (iii) obtain customary payoff letters or other similar evidence with respect to the Credit Agreement at least two (2) Business Days prior to Closing (but shall be subject to customary conditions). Parent shall (A) irrevocably pay off or cause to be paid off at or prior to the Effective Time the Credit Agreement Payoff Amount and (B) use its commercially reasonable efforts to provide all customary cooperation as may be reasonably requested by the Company to assist the Company in connection with its obligation under this Section 7.12.

7.13. Takeover Statutes. If any Takeover Statute is or may become applicable to the transactions contemplated by this Agreement, each of Parent and the Company and the Parent Board and the Company Board,

respectively, shall grant such approvals and take such actions as are reasonably necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement, as the case may be, and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions.

7.14. Section 16 Matters. The Company and Parent, and the Company Board and the Parent Board (or duly formed committees thereof consisting of non-employee directors (as such term is defined for the purposes of Rule 16b-3 promulgated under the Exchange Act)), shall, prior to the Effective Time, take all such actions as may be necessary or appropriate to cause the transactions contemplated by this Agreement and any other dispositions of equity securities of the Company (including deemed dispositions or cancellations and any derivative securities with respect to any equity securities of the Company) in connection with the transactions contemplated by this Agreement by any individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act, to the extent permitted by applicable Law.

7.15. Transaction Litigation. In the event that any shareholder litigation related to this Agreement or the transactions contemplated by this Agreement is brought, or, to the Knowledge of the Company, threatened, against the Company or any members of the Company Board from and following the date of this Agreement and prior to the Effective Time (such litigation, “Transaction Litigation”), the Company shall promptly notify Parent of such Transaction Litigation and shall keep Parent reasonably informed with respect to the status thereof. Each of the Company and Parent shall consult and cooperate with the other in connection with the defense and/or settlement of any Transaction Litigation. The Company shall not agree to settle any Transaction Litigation without the prior written consent of Parent (such consent not to be unreasonably conditioned, withheld or delayed), other than settlements involving supplemental disclosure and/or payments covered by or within the underlying self-insured retention of applicable insurance, which settlements shall not require such consent.

7.16. Notification of Certain Matters. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (a) any notice or other communication received by such Party from any Governmental Entity in connection with the transactions contemplated by this Agreement or from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement, (b) any Proceeding commenced or, to the Knowledge of the Company or the Knowledge of Parent, as the case may be, threatened against, relating to or involving or otherwise affecting such Party or any of its Subsidiaries that relate to the transactions contemplated by this Agreement, (c) the discovery of any fact or circumstance that, or the occurrence or non-occurrence of any event the occurrence or non-occurrence of which, causes or is reasonably likely to cause (i) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect, or (ii) a material failure of Parent, on the one hand, or the Company, on the other hand, as the case may be, to comply with or satisfy any covenant, condition, or agreement to be complied with or satisfied under this Agreement, in each case, if and only to the extent that such untruth, inaccuracy or failure would reasonably be expected to result in any of the conditions to the obligations of the Company or Parent, as applicable, set forth in ARTICLE VIII not being satisfied at the Closing or satisfaction of those conditions being materially delayed in violation of any provision of this Agreement; provided, however, that the delivery of any notice pursuant to this Section 7.16 shall not (A) cure any breach of, or non-compliance with, any other provision of this Agreement, (B) limit the remedies available to the party receiving such notice or (C) result in any disclosure by the Company to be deemed to amend or supplement the Company Disclosure Letter or constitute an acceptance of any exception to any representation or warranty; provided, further, that the terms and conditions of the Confidentiality Agreement shall apply to any information provided under this Section 7.16. The Parties agree that the Company’s and Parent’s respective compliance or failure of compliance with this Section 7.16 shall not be taken into account for purposes of determining whether the condition referred to in Section 8.2(b) or Section 8.3(b), respectively, shall have been satisfied.

7.17. Financing Cooperation.

(a) Prior to the Closing Date, the Company shall, and shall use its commercially reasonable efforts to cause its Representatives to, provide all customary cooperation that is reasonably requested by the Parent in connection with any debt financing (the “Financing”) obtained by the Parent or any of its Subsidiaries for the purpose of financing the transactions contemplated hereby (it being understood that the receipt of any such financing is not a condition to the Merger); provided, however, that (i) no such cooperation shall be required to the extent it would (A) unreasonably disrupt the conduct of the Company’s or its Subsidiaries’ business, (B) require the Company or any of its Subsidiaries to incur any fees, expenses or other liability prior to the Effective Time for which it is not promptly reimbursed or simultaneously indemnified, (C) subject any director, officer or employee of the Company or any of its Subsidiaries to personal liability, (D) require the Company to breach, waive or amend any terms of this Agreement, (E) require the Company to provide any information that is prohibited or restricted by applicable Law or is legally privileged, (F) require cooperation to the extent that it would reasonably be expected to conflict with or violate any applicable Law or result in a breach of, or a default under, any Contract (including a breach of any confidentiality obligation), (G) cause any condition to the Closing set forth in Article VIII to not be satisfied, (H) require the directors of the Company or any Subsidiary to authorize or adopt any resolutions approving the agreements, documents, instruments, actions and transactions contemplated in connection with the Financing, (I) require the Company, any of its Subsidiaries or any of its or their respective Representatives to make any representation to Parent, any of its Affiliates, in connection with the Financing, or any other Person with respect to any action under this Section 7.17, (J) to furnish any financial statements, audit reports or financial information other than to the extent such statements, reports or information are readily available to the Company, any of its Subsidiaries or any of their respective Representatives, (K) to furnish any legal opinions or (L) provide or assist in the preparation of any pro forma financial information and (ii) the Company and its Subsidiaries shall not be required to execute or perform any agreement, document or instrument, including any definitive financing agreement, with respect to the any Financing or provide any indemnity prior to the Effective Time.

(b) Notwithstanding anything to the contrary herein, any breach by the Company of its obligations under this Section 7.17 shall not constitute a breach of this Agreement or a breach for purposes of ARTICLE IX or a breach of the condition precedent set forth in Section 8.2(b) hereof.

(c) Parent shall (i) promptly upon request by the Company, reimburse the Company and its Subsidiaries for all reasonable out-of-pocket fees and expenses (including reasonable out-of-pocket auditor’s and attorneys’ fees and expenses) of the Company and its Subsidiaries and all reasonable out-of-pocket fees and expenses of their Representatives incurred in connection with the requested cooperation set forth in this Section 7.17 and (ii) indemnify, defend and hold harmless the Company, its Subsidiaries, its Affiliates and its and their respective Representatives against any claim, loss, damage, injury, liability, judgment, award, penalty, fine, Tax, cost (including cost of investigation), expense (including reasonable out-of-pocket fees and expenses of counsel) or settlement payment, of any kind, incurred, imposed on, sustained, suffered by or asserted against, any of them, directly or indirectly relating to, arising out of or resulting from the Financing, the performance by the Company, its Subsidiaries, its Affiliates and its and their respective Representatives of any obligations set forth in this Section 7.17 and any information utilized in connection therewith and such Representatives shall be third party beneficiaries of this Section 7.17.

7.18. Termination of Registration Rights Agreement. Prior to the Effective Time, the Company shall cause the termination of that certain Registration Rights Agreement, dated as of December 8, 2006, by and among the Company, Bharat Desai and Neerja Sethi, such termination to become effective as of the Effective Time.

ARTICLE VIII

Conditions

8.1. Conditions to Each Party’s Obligation to Effect the Merger. The respective obligation of each Party to effect the Merger is subject to the satisfaction or waiver at or prior to the Effective Time of each of the following conditions:

(a) Company Shareholder Approval. This Agreement shall have been duly adopted by holders of Shares constituting the Requisite Company Vote and shall have been duly approved by Parent (as Merger Sub’s sole shareholder) in accordance with applicable Law and the Organizational Documents of the Company and Merger Sub, respectively.

(b) Regulatory Approvals. (i) The waiting period (and any extension thereof) applicable to the consummation of the transactions contemplated by this Agreement under the HSR Act and all agreements with the Governmental Entities that govern the ability of the parties to close the transaction shall have expired or been earlier terminated, (ii) the authorizations, consents, orders, approvals, filings and declarations listed in Section 8.1(b) of the Company Disclosure Letter shall have been filed, occurred or been obtained (all such authorizations, consents, orders, approvals, filings and declarations and the lapse of all such waiting periods, including under the HSR Act, being the “Requisite Regulatory Approvals”) and (iii) all such Requisite Regulatory Approvals shall be in full force and effect.

(c) No Legal Prohibition. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) that is in effect and enjoins, prevents or otherwise prohibits, materially restrains, materially delays or materially impairs or makes unlawful consummation of the transactions contemplated by this Agreement.

8.2. Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are also subject to the satisfaction or waiver by Parent at or prior to the Effective Time of the following conditions:

(a) Representations and Warranties. Each of the representations and warranties set forth in: (i) Section 5.1 (Organization, Good Standing and Qualification), Section 5.2(a) (Capital Structure) (except for any inaccuracies that would not reasonably be expected to result in additional cost, expense or liability to the Company, Parent and their Affiliates, individually or in the aggregate, that is more than $8.5 million), Section 5.3(b) (Corporate Authority; Approval and Fairness) and Section 5.10 (Absence of Certain Changes) shall have been true and correct as of the date of this Agreement and shall be true and correct as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case such representation and warranty shall be so true and correct as of such particular date or period of time); (ii) Section 5.4(a) (Governmental Filings; No Violations; Certain Contracts), Section 5.6 (Company Reports), Section 5.7 (Disclosure Controls and Procedures and Internal Control over Financial Reporting), Section 5.19 (Takeover Statutes; Appraisal Rights; No Rights Plan) and Section 5.20 (Brokers and Finders) shall have been true and correct in all material respects as of the date of this Agreement and shall be true and correct in all material respects as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case such representation and warranty shall be so true and correct in all material respects as of such particular date or period of time); and (iii) ARTICLE V (other than those set forth in the foregoing clauses (i) and (ii) of this Section 8.2(a)) shall have been true and correct as of the date of this Agreement and shall be true and correct as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case such representation and warranty shall be so true and correct as of such particular date or period of time) (without giving effect to any qualification by “materiality” or “Material Adverse Effect” and words of similar import set forth therein), except, in the case of this clause (iii), for any failure of any such representation and warranty to be so true and correct that would not, individually or in the aggregate, result in a Material Adverse Effect.

(b) Performance of Obligations of the Company. The Company shall have performed in all material respects all material obligations required to be performed by it under this Agreement at or prior to the Closing Date.

(c) Company Closing Certificate. Parent and Merger Sub shall have received at the Closing a certificate signed on behalf of the Company by an executive officer of the Company certifying that the conditions set forth in Section 8.2(a) and Section 8.2(b) have been satisfied.

8.3. Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company at or prior to the Effective Time of the following conditions:

(a) Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth in this Agreement shall have been true and correct as of the date of this Agreement and shall be true and correct as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case such representation and warranty shall be so true and correct as of such particular date or period of time), except for any failure of any such representation and warranty to be so true and correct that would not prevent, materially impede or materially delay the consummation of the transactions contemplated by this Agreement.

(b) Performance of Obligations of Parent and Merger Sub. Each of Parent and Merger Sub shall have performed in all material respects all material obligations required to be performed by it under this Agreement at or prior to the Closing Date.

(c) Parent and Merger Sub Closing Certificate. The Company shall have received a certificate signed on behalf of Parent and Merger Sub by an executive officer of Parent certifying that the conditions set forth in Section 8.3(a) and Section 8.3(b) have been satisfied.

ARTICLE IX

Termination

9.1. Termination by Mutual Written Consent. This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time prior to the Effective Time, whether before or after the Requisite Company Vote has been obtained, by mutual written consent of the Company and Parent by action of the Company Board and the Parent Board.

9.2. Termination by Either Parent or the Company. This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time prior to the Effective Time, by action of either the Company Board or the Parent Board if:

(a) the Merger shall not have been consummated by 5:00 p.m. (New York time) on January 20, 2019 (the “Outside Date”); provided, however, that if the conditions to Closing set forth in Section 8.1(b) have not been satisfied or waived on or prior to such date but all other conditions to Closing set forth in ARTICLE VIII have been satisfied or waived (except for those conditions that by their nature are to be satisfied at the Closing), the Outside Date may be extended by either party to a date not beyond April 20, 2019, and such date, as so extended, shall be the “Outside Date”; provided, further, that the right to terminate this Agreement or extend the Outside

Date pursuant to this Section 9.2(a) shall not be available to any party that has breached in any material respect its obligations set forth in this Agreement in any manner that shall have proximately contributed to the occurrence of the failure of a condition to the consummation of the Merger;

(b) the Requisite Company Vote shall not have been obtained at the Company Shareholders Meeting or at any adjournment or postponement thereof taken in accordance with this Agreement; or

(c) any Order permanently restraining, enjoining or otherwise prohibiting consummation of the Merger shall become final and non-appealable; provided, that the right to terminate this Agreement pursuant to this Section 9.2(c) shall not be available to any party that has breached in any material respect its obligations set forth in this Agreement in any manner that shall have proximately contributed to the occurrence of the failure of a condition to the consummation of the Merger.

9.3. Termination by the Company. This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned by the Company Board:

(a) if there has been a breach of any representation, warranty, covenant or agreement made by Parent or Merger Sub set forth in this Agreement, or if any representation or warranty of Parent or Merger Sub shall have become untrue following the date of this Agreement, in either case such that the conditions in Section 8.3(a) or Section 8.3(b) would not be satisfied (and such breach or failure to be true and correct is not curable prior to the Outside Date, or if curable prior to the Outside Date, has not been cured within the earlier of (i) thirty days after the giving of notice thereof by the Company to Parent describing such breach or failure in reasonable detail and stating the Company’s intention to terminate this Agreement and (ii) three (3) Business Days prior to the Outside Date); provided, however, that the right to terminate this Agreement pursuant to this Section 9.3(a) shall not be available to the Company if it has breached in any material respect its obligations set forth in this Agreement in any manner that shall have proximately contributed to the occurrence of the failure of a condition to the consummation of the Merger; or

(b) prior to the time the Requisite Company Vote is obtained, if the Company Board authorizes the Company to enter into an Alternative Acquisition Agreement in compliance with the terms of this Agreement, including Section  7.2(d)(ii).

9.4. Termination by Parent. This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned by the Parent Board:

(a) if there has been a breach of any representation, warranty, covenant or agreement made by the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue following the date of this Agreement, in either case such that the conditions in Section 8.2(a) or Section 8.2(b) would not be satisfied (and such breach or failure to be true and correct is not curable prior to the Outside Date, or if curable prior to the Outside Date, has not been cured within the earlier of (i) thirty days after the giving of notice thereof by Parent to the Company describing such breach or failure in reasonable detail and stating Parent’s intention to terminate this Agreement and (ii) three (3) Business Days prior to the Outside Date); provided, however, that the right to terminate this Agreement pursuant to this Section 9.4(a) shall not be available to Parent if it has breached in any material respect its obligations set forth in this Agreement in any manner that shall have proximately contributed to the occurrence of the failure of a condition to the consummation of the Merger; or

(b) prior to the time the Requisite Company Vote is obtained, if the Company Board shall have:

(A) made and not withdrawn a Change of Recommendation; or

(B) authorized the Company to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal.

9.5. Effect of Termination and Abandonment.

(a) Except to the extent provided in Section 9.5(b), in the event of termination of this Agreement pursuant to this ARTICLE IX, this Agreement shall become void and of no effect with no liability to any Person on the part of any Party (or any of its Representatives or Affiliates, including any Lender Related Party); provided, however, and notwithstanding anything to the contrary set forth in this Agreement, (i) no such termination shall relieve any Party of any liability or damages to the other Parties resulting from any material breach of this Agreement and (ii) the provisions set forth in this Section 9.5 and the second sentence of Section 10.1 shall survive the termination of this Agreement.

(b) In the event that this Agreement is terminated:

(i) by either the Company or Parent pursuant to Section 9.2(a) [Outside Date], or pursuant to Section 9.2(b) [Requisite Company Vote Not Obtained] and, in each case,

(A) any Person shall have publicly announced an intention (whether or not conditional) to make an Acquisition Proposal with respect to the Company or any of its Subsidiaries (and such Acquisition Proposal or publicly announced intention shall not have been publicly withdrawn on a bona fide basis without qualification (1) prior to the date of termination, with respect to any termination pursuant to Section 9.2(a) [Outside Date], or (2) prior to the date of the Company Shareholders Meeting, with respect to termination pursuant to Section 9.2(b) [Requisite Company Vote Not Obtained]), and

(B) within twelve (12) months after such termination, the Company shall have entered into any Alternative Acquisition Agreement with respect to any Acquisition Proposal (with “fifty percent (50%)” being substituted in lieu of “twenty percent (20%)” in each instance thereof in the definition of “Acquisition Proposal” for this purpose), and within eighteen (18) months after such termination, there shall have been consummated an Acquisition Proposal with respect to the Company, then immediately prior to or concurrently with the occurrence of such consummation, or

(ii) by Parent pursuant to Section 9.4(b) [Change of Recommendation; Alternative Acquisition Agreement], then promptly, but in no event later than three (3) Business Days after the date of such termination, or

(iii) by the Company pursuant to Section 9.3(b) [Fiduciary Out for Superior Proposal], then upon the earlier to occur of (A) six (6) months following such termination or (B) the consummation of such Superior Proposal, the Company shall pay the termination fee of $111,500,000.00 (the “Company Termination Fee”), to Parent in each case by wire transfer of immediately available cash funds. In no event shall the Company be required to pay the Company Termination Fee on more than one occasion.

(c) The Parties acknowledge that the agreements set forth in this Section 9.5 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, the other Parties would not enter into this Agreement. Notwithstanding anything in this Agreement to the contrary, the Parties hereby acknowledge and agree that in the event that the Company Termination Fee becomes payable by, and is paid by, the Company and accepted by Parent pursuant to Section 9.5(b), the Company Termination Fee shall be Parent’s and Merger Sub’s sole and exclusive remedy for monetary damages pursuant to this Agreement. If the Company fails to promptly pay the amount due pursuant to this Section 9.5, and, in order to obtain such payment, Parent commences a suit that results in a judgment against the Company for the fees set forth in this Section 9.5 or any portion of such fees, the Company shall pay to Parent its costs and expenses (including attorneys’ fees) in connection with such suit, together with interest on the amount of the fee at the prime rate shown at the end of the trading day on Bloomberg screen BTMM or PRIME INDEX HP, whichever is higher, on the date such payment was required to be made through the date of payment.

ARTICLE X

Miscellaneous and General

10.1. Survival. ARTICLE I, this ARTICLE X and the agreements of the Company, Parent and Merger Sub set forth in ARTICLE IV, Section 5.23 (No Other Representations or Warranties; Non-Reliance), Section 6.9 (No Other Representations or Warranties; Non-Reliance), Section 7.9 (Employee Benefits), Section 7.10 (Indemnification; Directors’ and Officers’ Insurance), Section 10.3 (Expenses), and Section 10.4 (Transfer Taxes) and the provisions that substantively define any related defined terms not substantively defined in ARTICLE I and those other covenants and agreements set forth in this Agreement that by their terms apply, or that are to be performed in whole or in part, after the Effective Time, shall survive the Effective Time. ARTICLE I, this ARTICLE X, the agreements of the Company, Parent and Merger Sub set forth in Section 5.23 (No Other Representations or Warranties; Non-Reliance), Section 6.9 (No Other Representations or Warranties; Non-Reliance), Section 10.3 (Expenses), Section 9.5 (Effect of Termination and Abandonment) and the provisions that substantively define any related defined terms not substantively defined in ARTICLE I and the Confidentiality Agreement shall survive the termination of this Agreement. All other representations, warranties, covenants and agreements in this Agreement or in any instrument or other document delivered pursuant to this Agreement, including rights arising out of any breach of such representations, warranties, covenants and agreements, shall not survive the Effective Time or the termination of this Agreement.

10.2. Notices. All notices, requests, instructions, consents, claims, demands, waivers, approvals and other communications to be given or made hereunder by one or more Parties to one or more of the other Parties shall, unless otherwise specified herein, be in writing and shall be deemed to have been duly given or made on the date of receipt by the recipient thereof if such day is a Business Day (or otherwise on the next succeeding Business Day) if (a) served by personal delivery or by an internationally recognized overnight courier service upon the Party or Parties for whom it is intended, (b) delivered by registered or certified mail, return receipt requested or (c) sent by facsimile or email; provided, that the facsimile or email transmission is promptly confirmed by telephone or otherwise. Such communications must be sent to the respective Parties at the following street addresses, facsimile numbers or email addresses or at such other street address, facsimile number or email address for a Party as shall be specified for such purpose in a notice given in accordance with this Section 10.2 (it being understood that rejection or other refusal to accept or the inability to deliver because of changed street address, facsimile number or email address of which no notice was given shall be deemed to be receipt of such communication as of the date of such rejection, refusal or inability to deliver):

If to the Company:

Syntel, Inc. 525 E. Big Beaver Road, Suite 300
Troy, MI 48083
Attention:	Daniel M. Moore
Telephone:	(248) 619-3508
Email:	Daniel_Moore@syntelinc.com
with a copy to (which shall not constitute notice): Sullivan & Cromwell LLP 1888 Century Park East, Suite 2100
Los Angeles, CA 90067
Attention:	Alison S. Ressler
Telephone:	(310)-712-6600
Facsimile:	(310)-712-8800
Email:	resslera@sullcrom.com
If to Parent or Merger Sub:

Atos S.E.
River Ouest 80, Quai Voltaire

95877 Bezons
France
Attention:	Alexandre Menais, SEVP Head of
M&A, Legal and Compliance and Contract Management; Damien Catoir, Associate General Counsel
Email:	alexandre.menais@atos.net;
damien.catoir@atos.net with a copy to (which shall not constitute notice):
Weil, Gotshal & Manges LLP 767 Fifth Avenue
New York, NY 10153
Attention:	Jaclyn L. Cohen
Telephone:	+1 (212) 310-8891
Facsimile:	+1 (212) 310-8007
Email:	jackie.cohen@weil.com

10.3. Expenses. Whether or not the Merger is consummated, all costs, fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement including all costs, fees and expenses of its Representatives, shall be paid by the party incurring such cost, fee or expense, except as otherwise expressly provided herein.

10.4. Transfer Taxes. Except as otherwise provided in Section 4.2(b), all Transfer Taxes incurred in connection with the Merger shall be paid by the Party incurring such Taxes.

10.5. Modification or Amendment; Waiver.

(a) Subject to the provisions of applicable Law and the provisions of Section 7.10(c), at any time prior to the Effective Time, this Agreement may be modified or amended, if, and only if, such modification or amendment is in writing and signed by the Parties; provided, however, that no amendment to this Section 10.5, Section 9.5, Section 10.6 and Section 10.11 (and any related definitions used in those Sections) that is adverse to the rights of the Lender Related Parties shall be effective without the consent of the Lender Related Parties.

(b) The conditions to each of the respective Parties’ obligations to consummate the transactions contemplated by this Agreement are for the sole benefit of such Party and may be waived by such Party in whole or in part to the extent permitted by applicable Law; provided, however, that any such waiver shall only be effective if made in writing and executed by the Party against whom the waiver is to be effective. No failure or delay by any Party in exercising any right, power or privilege hereunder or under applicable Law shall operate as a waiver of such rights and, except as otherwise expressly provided herein, no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law except to the extent specifically provided otherwise in Section 9.5.

10.6. Governing Law and Venue; Submission to Jurisdiction; Selection of Forum; Waiver of Trial by Jury.

THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICTS OF LAWS, RULES OR PRINCIPLES

THEREOF (OR ANY OTHER JURISDICTION) TO THE EXTENT THAT SUCH LAWS, RULES OR PRINCIPLES WOULD DIRECT A MATTER TO ANOTHER JURISDICTION, EXCEPT AS OTHERWISE REQUIRED UNDER THE LAWS OF THE STATE OF MICHIGAN; PROVIDED, HOWEVER, THAT ALL DISPUTES, CLAIMS OR CONTROVERSIES ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE NEGOTIATION, VALIDITY OR PERFORMANCE OF THIS AGREEMENT OR THE TRANSACTIONS AGAINST ANY LENDER RELATED PARTY (WHETHER PURPORTING TO BE SOUND IN CONTRACT OR TORT, OR AT LAW OR IN EQUITY) SHALL BE GOVERNED BY, AND CONSTRUED TO IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS RULES OF CONFLICT OF LAWS.

(a) Each of the Parties agrees that: (i) it shall bring any Proceeding in connection with, arising out of or otherwise relating to this Agreement, any instrument or other document delivered pursuant to this Agreement or the transactions contemplated by this Agreement exclusively in the Chosen Courts; and (ii) solely in connection with such Proceedings, (A) irrevocably and unconditionally submits to the exclusive jurisdiction of the Chosen Courts, (B) waives any objection to the laying of venue in any such Proceeding in the Chosen Courts, (C) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any Party, (D) agrees that mailing of process or other papers in connection with any such Proceeding in the manner provided in Section 10.2 or in such other manner as may be permitted by applicable Law shall be valid and sufficient service thereof and (E) it shall not assert as a defense any matter or claim waived by the foregoing clauses (A) through (D) of this Section 10.6(a) or that any Order issued by the Chosen Courts may not be enforced in or by the Chosen Courts.

(b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY BE CONNECTED WITH, ARISE OUT OF OR OTHERWISE RELATE TO THIS AGREEMENT, ANY INSTRUMENT OR OTHER DOCUMENT DELIVERED PURSUANT TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT IS EXPECTED TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY PROCEEDING, DIRECTLY OR INDIRECTLY, CONNECTED WITH, ARISING OUT OF OR OTHERWISE RELATING TO THIS AGREEMENT, ANY INSTRUMENT OR OTHER DOCUMENT DELIVERED PURSUANT TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR AGAINST ANY LENDER RELATED PARTY. EACH PARTY HEREBY ACKNOWLEDGES AND CERTIFIES THAT (I) NO REPRESENTATIVE OF THE OTHER PARTIES HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTIES WOULD NOT, IN THE EVENT OF ANY PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) IT MAKES THIS WAIVER VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS, ACKNOWLEDGMENTS AND CERTIFICATIONS SET FORTH IN THIS SECTION 10.6(b).

10.7. Specific Performance.

(a) Each of the Parties acknowledges and agrees that the rights of each Party to consummate the transactions contemplated by this Agreement are special, unique and of extraordinary character and that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or damage would be caused for which money damages would not be an adequate remedy. Accordingly, each Party agrees that, in addition to any other available remedies a Party may have in equity or at law, each Party shall be entitled to seek to enforce specifically the terms and provisions of this Agreement and to obtain or to seek an injunction restraining any breach or violation or threatened breach or violation of the provisions of this Agreement, consistent with the provisions of Section 10.6(a), in the Chosen Courts without necessity of posting a bond or other form of security. In the event that any Proceeding should be brought in equity to enforce the provisions of this Agreement, no Party shall allege, and each Party hereby waives the defense, that there is an adequate remedy at law.

(b) To the extent any Party brings a Proceeding to enforce specifically the performance of the terms and provisions of this Agreement (other than a Proceeding to specifically enforce any provision that expressly survives termination of this Agreement) when expressly available to such Party pursuant to the terms of this Agreement, the Outside Date shall automatically be extended to (i) the twentieth (20th) Business Day following the resolution of such Proceeding, or (ii) such other time period established by the court presiding over such Proceeding.

10.8. Third-Party Beneficiaries. Except (a) from and after the Effective Time, the Indemnified Parties with respect to the provisions of Section 7.10 as provided for therein and (b) from and after the Effective Time, the holders of Shares and the holders of Company RSUs shall be third-party beneficiaries with respect to their respective rights to receive the consideration payable pursuant to ARTICLE IV, the Parties hereby agree that their respective representations, warranties and covenants set forth in this Agreement are solely for the benefit of the other, subject to the terms and conditions of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person (other than the Parties and those Persons referred to in clauses (a) and (b) of this Section 10.8, but only to the extent expressly provided for in this Agreement) or their respective successors, legal representatives and permitted assigns any rights or remedies, express or implied, hereunder, including the right to rely upon the representations and warranties set forth in this Agreement. Notwithstanding anything to the contrary set forth in the foregoing provisions of this Section 10.8, the Company shall have the right to recover through an action brought by the Company for itself and on behalf of its shareholders, and Parent shall have the right to recover through an action brought by Parent, damages (which, in the case of an action brought by the Company, shall be determined by reference to the total amount that would have been recoverable by the Company’s shareholders if all such shareholders brought an action against Parent and were recognized as third-party beneficiaries hereunder and which damages Parent and Merger Sub acknowledge are not limited to the Company’s out-of-pocket expenses) from the other Party in the event of an intentional breach of this Agreement or fraud, which right is hereby acknowledged and agreed by the Company, Parent and Merger Sub. Notwithstanding the foregoing, the Lender Related Parties are third-party beneficiaries of the provisions of this Section 10.8, Section 9.5, Section 10.5 and Section 10.6 (and any related definitions used in those sections) to the extent such provisions expressly pertain to the Lender Related Parties.

10.9. Fulfillment of Obligations. Whenever this Agreement requires an Affiliate of Parent to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause such Affiliate to take such action. Whenever this Agreement requires an Affiliate of the Company to take any action, such requirement shall be deemed to include an undertaking on the part of the Company to cause such Affiliate to take such action and, after the Effective Time, on the part of the Surviving Corporation to cause such Affiliate to take such action. Any obligation of one Party to any other Party under this Agreement which obligation is performed, satisfied or properly fulfilled by an Affiliate of such Party, shall be deemed to have been performed, satisfied or fulfilled by such Party.

10.10. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, legal representatives and permitted assigns. Except as may be required to satisfy the obligations contemplated by Section 7.9, no Party may assign any of its rights or interests or delegate any of its obligations under this Agreement, in whole or in part, by operation of Law or otherwise, without the prior written consent of the other Parties not seeking to assign any of its rights or interests or delegate any of its obligations, except as provided for in Section 10.9, and any attempted or purported assignment or delegation in violation of this Section 10.10 shall be null and void; provided, however, that Parent may designate another Wholly Owned Subsidiary organized under the laws of any State of the United States to be a constituent corporation in lieu of Merger Sub, so long as Parent provides the Company with advance written notice thereof, in which event all references to Merger Sub in this Agreement shall be deemed references to such other Wholly Owned Subsidiary of Parent, except that all representations and warranties made in this Agreement with respect to Merger Sub as of the date of this Agreement shall be deemed representations and warranties made with respect to such other Wholly Owned Subsidiary as of the date of such designation; provided, that (a) any such designation shall not reasonably be expected (in the Company’s reasonable determination) to prevent or materially impede or materially delay the consummation of the transactions contemplated by this Agreement or otherwise adversely affect the rights of the shareholders of the Company under this Agreement in any material respect and (b) no assignment, delegation or designation shall relieve Parent of any of its obligations pursuant to this Agreement unless the Parties enter into a novation.

10.11. Entire Agreement.

(a) This Agreement (including the Company Disclosure Letter, Parent Disclosure Letter and Exhibits), the Voting Agreement, the Company Disclosure Letter, the Parent Disclosure Letter and the Confidentiality Agreement constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all other prior and contemporaneous agreements, negotiations, understandings, representations and warranties, whether oral or written, with respect to such matters.

(b) In the event of any inconsistency between the statements in the body of this Agreement, on the one hand, and the Exhibits, the Company Disclosure Letter and the Parent Disclosure Letter (other than an exception expressly set forth in the Company Disclosure Letter or the Parent Disclosure Letter (as the case may be)), on the other hand, the statements in the body of this Agreement shall control.

10.12. Severability. The provisions of this Agreement shall be deemed severable and the illegality, invalidity or unenforceability of any provision shall not affect the legality, validity or enforceability of the other provisions of this Agreement. If any provision of this Agreement, or the application of such provision to any Person or any circumstance, is illegal, invalid or unenforceable, (a) a suitable and equitable provision to be negotiated by the Parties, each acting reasonably and in good faith, shall be substituted therefor in order to carry out, so far as may be legal, valid and enforceable, the intent and purpose of such legal, invalid or unenforceable provision, and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such illegality, invalidity or unenforceability, nor shall such illegality, invalidity or unenforceability affect the legality, validity or enforceability of such provision, or the application of such provision, in any other jurisdiction.

10.13. Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement. A signed copy of this Agreement delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement. This Agreement shall become effective when each Party shall have received one or more counterparts hereof signed by each of the other Parties and unless and until such receipt, this Agreement shall have no effect and no Party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the Parties as of the date first written above.

SYNTEL, INC.

By:	/s/ Daniel M. Moore
	Name:	Daniel M. Moore
	Title:	Chief Administrative Officer, General Counsel and Secretary

ATOS S.E.

By:	/s/ Alexandre Menais
	Name:	Alexandre Menais
	Title:	EVP M&A and General Counsel

GREEN MERGER SUB INC.

By:	/s/ Chad Harris
	Name:	Chad Harris
	Title:	President

Exhibit A

Amended and Restated Articles of Incorporation of the Surviving Corporation

[See Attached.]

CSCL/CD-510 (Rev. 07/18) MICHIGAN DEPARTMENT OF LICENSING AND REGULATORY AFFAIRS CORPORATIONS, SECURITIES & COMMERCIAL LICENSING BUREAU Date Received AC1 (FOR BUREAU USE ONLY) AC1 This document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document. Name Address City State ZIP Code EFFECTIVE DATE: Document will be returned to the name and address you enter above. If left blank, document will be returned to the registered office. RESTATED ARTICLES OF INCORPORATION For use by Domestic Profit Corporations (Please read information and instructions on the last page) Pursuant to the provisions of Act 284, Public Acts of 1972, the undersigned execute the following Articles: 1. The present name of the corporation is: Syntel, Inc. 2. The identification number assigned by the Bureau is: 800209622 3. The former name(s) of the corporation are: Systems International, Inc. 4. The date of filing the original Articles of Incorporation was: April 15, 1980 The following Restated Articles of Incorporation supersede the Articles of Incorporation as amended and shall be the Articles of Incorporation for the corporation: ARTICLE I The name of the corporation is: Syntel, Inc. ARTICLE II The purpose or purposes for which the corporation is formed are: To engage in any activity within the purposes for which corporations may be formed under the Business Corporation Act of Michigan.

ARTICLE III The total authorized shares: 1. Common Shares 100 Preferred Shares A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows: ARTICLE IV 1. The name of the resident agent: ["AGENTS NAME"] 2. The street address of the registered office is: ["AGENTS ADDRESS"], Michigan (Street Address) (City) (Zip Code) 3. The mailing address of the registered office, if different than above: , Michigan (Street Address or P.O. Box) (City) (Zip Code) ARTICLE V (Optional. Delete if not applicable) When a compromise or arrangement or a plan of reorganization of this corporation is proposed between the corporation and its creditors or any class of them or between this corporation and its shareholders or any class of them, a court of equity jurisdiction within the state, on application of this corporation or of a creditor or share holder thereof, or an application of a receiver appointed for the corporation, may order a meeting of the creditors or class of creditors or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as the court directs. If a majority in number representing 3/4 in value of the creditors or class of creditors, or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or a reorganization, agree to a compromise or arrangement or a reorganization of this corporation as a consequence of the compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all of the shareholders or class of shareholders and also on this corporation. ARTICLE VI (Optional. Delete if not applicable) Any action required or permitted under the Act to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote, if consents in writing, setting forth the action so taken, are signed by the holders of outstanding shares that have at least the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted. A written consent shall bear the date of signature of the shareholder that signs the consent. Written consents are not effective to take corporate action unless within 60 days after the record date for determining shareholders entitled to express consent to or to dissent from a proposal without a meeting, written consents dated not more than 10 days before the record date and signed by a sufficient number of shareholders to take the action are delivered to the corporation. Delivery shall be to the corporation's registered office, its principal place of business, or an officer or agent of the corporation that has custody of the minutes of the proceedings of its shareholders. Delivery made to a corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to shareholders that would have been entitled to notice of the shareholder meeting if the action had been taken at a meeting and that have not consented to the action in writing. An electronic transmission consenting to an action must comply with Section 407(3).

ARTICLE VII (Additional provision, if any, may be inserted here; attach additional pages if needed). See attached 5. COMPLETE SECTION (a) IF THE RESTATED ARTICLES WERE ADOPTED BY THE UNANIMOUS CONSENT OF THE INCORPORATOR(S) BEFORE THE FIRST MEETING OF THE BOARD OF DIRECTORS, OTHERWISE, COMPLETE SECTION (b). DO NOT COMPLETE BOTH. a. These Restated Articles of Incorporation were duly adopted on the day of, , in accordance with the provisions of Section 642 of the Act by the unanimous consent of the incorporator(s) before the first meeting of the Board of Directors. Signed this day of, (Signatures of Incorporators; Type or Print Name Under Each Signature) b. These Restated Articles of Incorporation were duly adopted on the day of ,2018, in accordance with the provisions of Section 642 of the Act: (check one of the following) a-! by the Board of Directors without a vote of the shareholders. These Restated Articles of Incorporation only restate and integrate and do not further amend the provisions of the Articles of Incorporation as heretofore amended and there is no material discrepancy between those provisions and the provisions of these Restated Articles. a-! by the shareholders at a meeting in accordance with section 611(3) of the Act. a-! were duly adopted by the written consent of the shareholders that have at least the minimum number of votes required by statute in accordance with Section 407(1) of the Act. Written notice to shareholders that have not consented in writing has been given. (Note: Written consent by less than all of the shareholders is permitted only if such provision appears in the Articles of Incorporation.) | | were duly adopted by the written consent of the shareholders entitled to vote in accordance with section 407(2) of the Act. by the Board of Directors of a profit corporation pursuant to Section 611(2) of the Act. Signed this day of, 2018 By (Signature of an authorized officer or agent) (Type or Print Name)

Attachment to Restated Articles of Incorporation of Syntel, Inc.

ARTICLE VII

A director of the Corporation shall not be personally liable to the Corporation or its shareholders for money damages for any action taken or any failure to take action as a director, except liability for any of the following: (i) the amount of financial benefit received by a director to which he or she is not entitled, (ii) the intentional infliction of harm on the Corporation or the shareholders, (iii) a violation of Section 551 of the Michigan Business Corporation Act (the “Act”), or (iv) an intentional criminal act.

If the Act is amended to authorize corporate action further eliminating or limiting the personally liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Act, as so amended. Any repeal or modification of the foregoing paragraph by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to actions occurring prior to such repeal or modification.

ARTICLE VIII

Directors and officers of the corporation shall be indemnified in connection with any actual or threatened action or proceeding (including civil, criminal, administrative or investigative proceedings) arising out of their service to the corporation or to another organization at the corporation’s request, and shall be paid expenses incurred in defending any such proceeding in advance of its final disposition to the fullest extent permitted by law. Persons who are not directors or officers of the corporation may be similarly indemnified in respect of such service to the extent authorized at any time by the Board of Directors or the Bylaws of the corporation. The provisions of this Article shall be applicable to actions or proceedings commenced after the adoption hereof, whether arising from acts or omissions occurring before or after the adoption hereof, and to persons who have ceased to be directors, officers or employees, and shall inure to the benefit of their heirs, executors and administrators. The right to indemnification and advancement of expenses conferred hereunder shall be a contract right which may not be modified retroactively without the written consent of the director or officer and shall not be deemed exclusive of any other rights to indemnification or advancement of expenses such person may have or to which such person may be entitled.

If a claim under this Article VIII is not paid in full by the corporation with thirty days after a written claim has been received by the corporation, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit or in a suit brought by the corporation to recover advances, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such claim. In any action brought by the indemnitee to enforce a right hereunder (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking has been tendered to the corporation) it shall be a defense that, and in any action brought by the corporation to recover advances the corporation shall be entitled to recover such advances if, the indemnitee has not met the applicable standard of conduct set forth in the Act. Neither the failure of the corporation (including its Board of Directors, a committee of its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Act, nor an actual determination by the corporation (including its Board of Directors, a committee of its Board of Directors, independent legal counsel or its shareholders) that the indemnitee has not met such applicable standard of conduct, shall be a defense to an action brought by the indemnitee or create a presumption that the indemnitee has not met the applicable standard of conduct. In any action brought by the indemnitee to enforce a right hereunder or by the corporation to recover payments by the corporation of advances, the burden of proof shall be on the corporation.

Annex B

VOTING AGREEMENT

This VOTING AGREEMENT is made and entered into as of July 20, 2018 (this “Agreement”), by and among the stockholders listed on the signature page(s) hereto (collectively, the “Stockholders” and each individually, a “Stockholder”), and Atos S.E., a société européenne (European company) organized under the laws of France (“Parent”).

RECITALS

WHEREAS, as of the date hereof, each Stockholder is the Beneficial Owner of the number of Shares set forth opposite such Stockholder’s name on Schedule A hereto (the “Subject Shares”);

WHEREAS, concurrently with the execution of this Agreement, Parent, Green Merger Sub Inc., a Michigan corporation and a Wholly Owned Subsidiary of Parent (“Merger Sub”), and Syntel, Inc., a Michigan corporation, are entering into an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), pursuant to which, upon the terms and subject to the conditions thereof, Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent; and

WHEREAS, as a condition to the willingness of Parent to enter into the Merger Agreement, Parent has required that the Stockholders enter into this Agreement, and the Stockholders desire to enter into this Agreement;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Voting of Shares; Irrevocable Proxy.

(a) From the period commencing with the execution and delivery of this Agreement and continuing until the Expiration Date, at every meeting of the holders of Shares and at every adjournment or postponement thereof, each Stockholder shall vote or cause to be voted such Stockholder’s Subject Shares as follows (and, exclusively to the extent such Stockholder fails to act in accordance with its obligations under this Section 1(a), shall authorize a proxy in favor of Parent to vote such Subject Shares accordingly):

(i) in favor of the approval of the Merger Agreement and the approval of the transactions contemplated thereby, including the Merger;

(ii) against any Acquisition Proposal; and

(iii) against any amendment of the articles of incorporation or bylaws of the Company or other action or agreement of the Company, in each case for which the vote of the holders of Shares is required to authorize such action or agreement, that would reasonably be expected to (A) result in any of the conditions to the consummation of the Merger under the Merger Agreement not being fulfilled, or (B) prevent, materially delay or materially impair the consummation of the Merger and the other transactions contemplated by the Merger Agreement.

(b) Each Stockholder hereby revokes (or agrees to cause to be revoked) any and all previous proxies granted with respect to such Stockholder’s Subject Shares. By entering into this Agreement, solely to the extent of a failure of the Stockholder to act in accordance with its obligations under Section 1(a) of this Agreement, each Stockholder hereby grants a proxy appointing Parent as such Stockholder’s attorney-in-fact and proxy, with full power of substitution, for and in such Stockholder’s name, to vote, express consent or dissent, or otherwise to utilize such voting power in the manner contemplated by Section 1(a) above as Parent or its proxy or substitute shall, in Parent’s sole discretion, deem proper with respect to such Stockholder’s Subject Shares. Subject to the terms of Section 1(c), the proxy granted by each Stockholder pursuant to this Section 1(b) is irrevocable and is granted in consideration of Parent entering into this Agreement and the Merger Agreement and incurring certain related fees and expenses. The proxy granted by such Stockholder shall not be exercised to vote, consent or act on any matter except as contemplated by Section 1(a) above. The proxy granted by such Stockholder shall be revoked, terminated and of no further force or effect, automatically and without further action, immediately upon termination of this Agreement in accordance with Section 9 (Termination) hereof or in accordance with Section 1(c).

(c) In the event that a Change of Recommendation occurs pursuant to Section 7.2(d)(ii)(A)(x)(2) of the Merger Agreement or the Merger Agreement is terminated in accordance with its terms then, notwithstanding anything to the contrary in this Agreement, the Stockholders will immediately and automatically be relieved of their obligations under Section 1(a) and
Section 1(b) of this Agreement with respect to the Subject Shares.

2. Transfer of Shares. Each Stockholder agrees that, from and after the date of this Agreement until the earlier of the receipt of the Requisite Company Vote or the Expiration Date, such Stockholder will not, directly or indirectly, (i) sell, transfer, distribute, pledge, hypothecate, donate, assign, appoint or otherwise dispose of or encumber (“Transfer”) any of such Stockholder’s Subject Shares, (ii) deposit any of the Subject Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Subject Shares or grant any proxy or power of attorney with respect thereto, (iii) enter into any contract, option or other arrangement or undertaking with respect to the Transfer of any Subject Shares, (iv) enter into any agreement, arrangement or understanding with any Person (other than Parent), or take any other action, that would conflict with, restrict, limit, violate or interfere with the performance of such Stockholder’s obligations hereunder or (v) take any action that would reasonably be expected to restrict, materially delay or materially impair such Stockholder’s legal power, authority and right to comply with and perform its covenants and obligations under this Agreement; provided, that the death of any Stockholder who is an individual person shall itself not be a sale, transfer or disposition of any Subject Shares prohibited by this Section 2 as long as another Stockholder or the Stockholder’s estate continues to own such Subject Shares and agrees to perform such Stockholder’s obligations hereunder. Any Transfer in violation of this provision shall be void ab initio. The foregoing restrictions on Transfers of Subject Shares shall not prohibit any such Transfers by any Stockholder in connection with the Merger or the transactions contemplated by the Merger Agreement.

3. Acquisition Proposals. Subject to Section 7, no Stockholder shall, and each shall instruct its Representatives not to, directly or indirectly:

(a) initiate, solicit, induce, cause, propose or purposefully encourage any inquiry with respect to, or the making, submission or announcement of any Acquisition Proposal or any inquiry, proposal or request for information that would reasonably be expected to lead to, or result in, an Acquisition Proposal;

(b) engage in, continue or otherwise participate in any discussions (in each case, other than to request clarification of an Acquisition Proposal that has already been made for the purposes of assessing whether such Acquisition Proposal is or would reasonably be expected to lead to a Superior Proposal or to notify the applicable Person of the existence of the provisions of the Merger Agreement) or negotiations with respect to any Acquisition Proposal or any inquiry, proposal or request for information that would reasonably be expected to lead to, or result in, an Acquisition Proposal;

(c) disclose any non-public information or data concerning the Company or its Subsidiaries to any Person in connection with any Acquisition Proposal or any inquiry, proposal or request for information that would reasonably be expected to lead to, or result in, an Acquisition Proposal;

(d) afford access to the business, properties, assets, books or records of the Company or any of its Subsidiaries to any Person in connection with any Acquisition Proposal or any inquiry, proposal or request for information that could reasonably be expected to lead to, or result in, an Acquisition Proposal;

(e) otherwise purposefully facilitate any effort or attempt to make an Acquisition Proposal; or

(f) agree, authorize or commit to do any of the foregoing.

Notwithstanding anything in this Agreement to the contrary, no Stockholder shall have any monetary liability under this Section 3, provided, however, that nothing herein shall limit Parent’s right to seek specific performance and other equitable remedies pursuant to Section 10.

4. Additional Covenants of the Stockholders.

(a) Further Assurances. From time to time and without additional consideration, each Stockholder shall execute and deliver, or cause to be executed and delivered, such additional instruments, and shall take such further actions, as are reasonably necessary in order to perform his, her or its obligations under this Agreement.

(b) Stock Dividends, etc. In the event of a stock split, stock dividend or distribution, or any change in the Shares by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, reincorporation, exchange of shares or the like, the terms “Shares” and “Subject Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

(c) Disclosure. Parent shall not make any public announcement that references any Stockholder without the consent of such Stockholder (such consent not to be unreasonably withheld, conditioned or delayed); provided, that Parent may, without obtaining such consent, make any public statement that is consistent with public statements previously approved in accordance with this paragraph. Subject to reasonable prior notice, each Stockholder hereby authorizes the Company and Parent to publish and disclose in any announcement or disclosure required by the SEC, including in the Proxy Statement, such Stockholder’s identity and ownership of such Stockholder’s Subject Shares (in each case as set forth on Schedule A) and the nature of such Stockholder’s obligations under this Agreement.

5. Representations and Warranties of each Stockholder. Each Stockholder on its own behalf hereby represents and warrants as of the date hereof to Parent, severally and not jointly, with respect to such Stockholder and such Stockholder’s ownership of the Subject Shares, as follows (except in each case as would not reasonably be expected to prevent or materially delay or materially impair such Stockholder’s ability to perform his, her or its material obligations hereunder):

(a) Authority. Such Stockholder has (i) if such Stockholder is not a natural person, all requisite power and authority, and (ii) if such Stockholder is a natural person, capacity, in each case, to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized (if such Stockholder is not a natural person), executed and delivered by such Stockholder and, assuming due authorization, execution and delivery by Parent, constitutes a valid and binding obligation of such Stockholder enforceable in accordance with its terms, subject to the Bankruptcy and Equity Exception. If such Stockholder is a trust, the trustee is duly authorized to execute and deliver this Agreement and consummate the transactions contemplated hereby, and any directions or prior consents that the trustee is required to obtain pursuant to the terms of the governing trust instrument have been obtained. Other than as provided in the Merger Agreement and any filings by such Stockholder with the SEC, the execution, delivery and performance by such Stockholder of this Agreement does not require any consent, approval, authorization or permit of, action by, filing with or notification to any Governmental Entity, other than any consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not, individually or in the aggregate, be reasonably expected to prevent, materially delay or materially impair the ability of such Stockholder to consummate the transactions contemplated by this Agreement.

(b) No Conflicts. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance with the terms hereof, will violate, conflict with or result in a material breach of, or constitute a default (with or without notice or lapse of time or both) under any provision of, any trust agreement, other agreement, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to such Stockholder.

(c) The Subject Shares. Such Stockholder is the Beneficial Owner of, and has good and marketable title to, the Subject Shares set forth opposite such Stockholder’s name on Schedule A hereto, free and clear of any and all security interests, liens, encumbrances, equities, claims, options or limitations of whatever nature (including any restriction on the right to vote, sell or otherwise dispose of such Subject Shares). Such Stockholder has, or will have at the time of the applicable meeting of holders of Shares, the right to vote or direct the vote of such Subject Shares (it being understood in the case of Stockholders that are trusts, that the trustees thereof have the right to cause such Stockholders to take such actions, and if the trustees are acting subject to the direction of another party in the exercise of such voting power, then the direction of such other party has been obtained prior to the execution of this Agreement and such direction shall not be revoked except in compliance with this Agreement). None of the Subject Shares is subject to any agreement, arrangement or restriction with respect to the voting of such Subject Shares that would prevent, materially delay or materially impair a Stockholder’s ability to perform its obligations hereunder. There are no agreements or arrangements of any kind, contingent or otherwise, obligating such Stockholder to Transfer, or cause to be Transferred, any of the Subject Shares set forth opposite such Stockholder’s name on Schedule A hereto (other than a Transfer from one Stockholder to another Stockholder) and no Person has any contractual or other right or obligation to purchase or otherwise acquire any of such Subject Shares.

(d) Reliance by Parent. Such Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon such Stockholder’s execution and delivery of this Agreement.

(e) Litigation. As of the date hereof, to the knowledge of such Stockholder, there are no Proceedings pending or, to the knowledge of the Stockholder, threatened in writing against such Stockholder that questions the validity of this Agreement or any action taken or to be taken by such Stockholder in connection with this Agreement.

6. Representations and Warranties of Parent. Parent represents and warrants to the Stockholders as follows: Parent is a société européenne (European company) duly organized, validly existing and in good standing under the Laws of France and has full organizational power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the Merger Agreement by Parent and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the board of directors of Parent, and no other organizational proceedings on the part of Parent are necessary to authorize the execution, delivery and performance of this Agreement, the Merger Agreement by Parent and the consummation of the transactions contemplated hereby and thereby. Parent has duly and validly executed this Agreement, and this Agreement constitutes a legal, valid and binding obligation of Parent enforceable against Parent in accordance with its terms, subject to the Bankruptcy and Equity Exception.

7. Stockholder Capacity. No Person executing this Agreement who is or becomes during the term hereof a director or officer of the Company shall be deemed to make any agreement or understanding in this Agreement in such Person’s capacity as a director or officer. Each Stockholder is entering into this Agreement solely in such Stockholder’s capacity as the record holder or Beneficial Owner of Subject Shares, and nothing herein shall limit or affect any actions taken (or any failures to act) by a Stockholder in such Stockholder’s capacity as a director or officer of the Company. The taking of any actions (or any failures to act) by a Stockholder (including voting on matters, which may include the consideration of Acquisition Proposals to the extent in accordance with the terms of the Merger Agreement, put to such board or any committee thereof, influencing officers, employees, agents, management or the other directors of the Company and taking any action or making any statement at any meeting of such board or any committee thereof) in such Stockholder’s capacity as a director or officer of the Company shall not constitute a breach of this Agreement, regardless of the circumstances related thereto.

8. Certain Definitions.

(a) Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Merger Agreement.

(b) “Beneficial Ownership” and related terms such as “Beneficially Owned” or “Beneficial Owner” have the meaning given such terms in Rule 13d-3 under the Exchange Act, and the rules and regulations promulgated thereunder, as in effect from time to time.

9. Termination. This Agreement shall automatically terminate without further action upon the earliest to occur (the “Expiration Date”) of (i) subject to Section 11 (which shall survive any termination hereof in accordance with its terms), the Effective Time, (ii) the termination of the Merger Agreement in accordance with its terms, (iii) the written agreement of the Stockholders and Parent to terminate this Agreement and (iv) any amendment, modification, waiver or other change to any provision of the Merger Agreement, as in effect on the date hereof, that reduces the amount or changes the form of consideration payable to any Stockholder. At any time, Parent and any Stockholder may mutually agree in writing to terminate this Agreement with respect to such Stockholder and, if so agreed, such Stockholder shall have no further obligations under this Agreement.

10. Specific Performance. Each Stockholder acknowledges and agrees that (i) the covenants, obligations and agreements contained in this Agreement relate to special, unique and extraordinary matters, (ii) Parent is relying on such covenants in connection with entering into the Merger Agreement and (iii) a violation of any of the terms of such covenants, obligations or agreements will cause Parent irreparable injury for which adequate remedies are not available at law and for which monetary damages are not readily ascertainable. Therefore, each Stockholder agrees that Parent shall be entitled to seek an injunction, restraining order or such other equitable relief (without the requirement to post bond), in addition to remedies at law or in damages in the Chosen Courts as such court may deem necessary or appropriate to restrain such Stockholder from committing any violation of such covenants, obligations or agreements, and shall not oppose the granting of such relief on the basis that Parent has an adequate remedy at law or in damages.

11. Notwithstanding the termination of this Agreement upon the occurrence of the Effective Time in accordance with
Section 9(i), each Stockholder identified as a “Founder” on Schedule A (each, a “Founder”) hereby agrees that, for the five (5) year period immediately following the Closing Date, such Founder will not, directly or indirectly, either as principal, manager, agent, consultant, officer, member, stockholder, partner, investor, sponsor, lender or employee, or in any other capacity carry on, be commercially engaged in or employed by or be a consultant to or have any financial interest in, any business that is directly or indirectly engaged in the same or substantially similar business as, or competes in any material respect with, the business of the Company and its Subsidiaries as conducted on the date of this Agreement; provided, however, that the ownership of not more than five percent (5%) of the stock of any publicly traded Person or twenty percent (20%) of any privately held Person shall not be deemed a violation of this Section 11. If a Founder notifies Parent that it desires to make an investment in excess of the amounts set forth in the foregoing provisio, Parent will engage in good faith discussions with such Founder with respect to the granting of consent to such proposed investment. Each Founder acknowledges and agrees that (i) the restrictions and obligations imposed by this Section 11 are legitimate, reasonable and necessary to enable Parent to realize and derive the contemplated benefits, rights and expectations of this Agreement and the Merger Agreement and to protect Parent’s investment in the goodwill and value of the Company’s assets and its business, (ii) the duration of the covenants set forth in this this Section 11 are in all respects reasonable and (iii) good and valuable consideration exists for such Founder to be bound by the covenants set forth herein. For the avoidance of doubt, this Section 11 shall not apply to any Stockholder other than each Founder, and in any event, this Section 11 be of no force or effect to the extent that this Agreement is terminated pursuant to Section 9(ii), Section 9(iii) or Section 9(iv).

12. Governing Law and Venue; Submission to Jurisdiction; Selection of Forum; Waiver of Trial by Jury.

(a) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE

STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICTS OF LAWS, RULES OR PRINCIPLES THEREOF (OR ANY OTHER JURISDICTION) TO THE EXTENT THAT SUCH LAWS, RULES OR PRINCIPLES WOULD DIRECT A MATTER TO ANOTHER JURISDICTION, EXCEPT AS OTHERWISE REQUIRED UNDER THE LAWS OF THE STATE OF MICHIGAN.

(b) Each of the parties hereto agrees that: (i) it shall bring any Proceeding in connection with, arising out of or otherwise relating to this Agreement, any instrument or other document delivered pursuant to this Agreement or the transactions contemplated by this Agreement exclusively in the Chosen Courts; and (ii) solely in connection with such Proceedings, (A) irrevocably and unconditionally submits to the exclusive jurisdiction of the Chosen Courts, (B) waives any objection to the laying of venue in any such Proceeding in the Chosen Courts, (C) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party to this Agreement, (D) agrees that mailing of process or other papers in connection with any such Proceeding in the manner provided in Section 17 or in such other manner as may be permitted by applicable Law shall be valid and sufficient service thereof and (E) it shall not assert as a defense any matter or claim waived by the foregoing clauses (A) through (D) of this Section 12 or that any Order issued by the Chosen Courts may not be enforced in or by the Chosen Courts.

(c) EACH PARTY TO THIS AGREEMENT ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY BE CONNECTED WITH, ARISE OUT OF OR OTHERWISE RELATE TO THIS AGREEMENT, ANY INSTRUMENT OR OTHER DOCUMENT DELIVERED PURSUANT TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT IS EXPECTED TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY PROCEEDING, DIRECTLY OR INDIRECTLY, CONNECTED WITH, ARISING OUT OF OR OTHERWISE RELATING TO THIS AGREEMENT, ANY INSTRUMENT OR OTHER DOCUMENT DELIVERED PURSUANT TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR AGAINST ANY LENDER RELATED PARTY. EACH PARTY HEREBY ACKNOWLEDGES AND CERTIFIES THAT (I) NO REPRESENTATIVE OF THE OTHER PARTIES HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTIES WOULD NOT, IN THE EVENT OF ANY PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) IT MAKES THIS WAIVER VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS, ACKNOWLEDGMENTS AND CERTIFICATIONS SET FORTH IN THIS SECTION 12.

13. Modification or Amendment. This Agreement may only be amended, modified or supplemented in writing by the parties hereto, or as between Parent and any Stockholder by an instrument in writing signed by Parent and such Stockholder.

14. Waivers. Any provision of this Agreement may be waived if, and only if, such waiver is in writing and signed by the party against whom the waiver is to be effective. No failure or delay by any party to this Agreement in exercising any right, power or privilege hereunder or under applicable Law shall operate as a waiver of such rights and, except as otherwise expressly provided herein, no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

15. Assignment. This Agreement shall not be assignable by operation of Law or otherwise. Any assignment in contravention of the preceding sentence shall be null and void.

16. No Third-Party Beneficiaries. This Agreement is not intended to confer upon any Person other than the parties any rights or remedies.

17. Notices. All notices, requests, instructions, consents, claims, demands, waivers, approvals and other communications to be given or made hereunder by one or more parties to this Agreement to one or more of the other parties shall, unless otherwise specified herein, be in writing and shall be deemed to have been duly given or made on the date of receipt by the recipient thereof if such day is a Business Day (or otherwise on the next succeeding Business Day) if (a) served by personal delivery or by an internationally recognized overnight courier service upon the party or parties for whom it is intended, (b) delivered by registered or certified mail, return receipt requested or (c) sent by facsimile or email; provided, that the facsimile or email transmission is promptly confirmed by telephone or otherwise. Such communications must be sent to the respective parties at the following street addresses, facsimile numbers or email addresses or at such other street address, facsimile number or email address for a party as shall be specified for such purpose in a notice given in accordance with this Section 17 (it being understood that rejection or other refusal to accept or the inability to deliver because of changed street address, facsimile number or email address of which no notice was given shall be deemed to be receipt of such communication as of the date of such rejection, refusal or inability to deliver):

If to Parent, to:

Atos S.E.
River Ouest 80, Quai Voltaire 95877 Bezons
France
Attention: Alexandre Menais, SEVP Head of M&A, Legal and Compliance and Contract Management; Damien Catoir, Associate General Counsel
Email: alexandre.menais@atos.net; damien.catoir@atos.net with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, NY 10153 Attention: Jaclyn L. Cohen Facsimile: (212) 310-8007
Email: jackie.cohen@weil.com

If to any Stockholder, to:

1001 Brickell Bay Drive, Suite 3102
Miami, FL 33131 Attention: Bharat Desai & Neerja Sethi
Facsimile: (305) 347-7272
Email: r_ramdas@dsadvisors.com with a copy (which shall not constitute notice) to:

Jones Day 250 Vesey Street
New York, New York 10281 Attention: James Dougherty
Facsimile: (212) 755-7306
Email: jdougherty@jonesday.com

and

Jones Day 77 West Wacker Drive, Suite 3500
Chicago, Illinois 60601
Attention: Timothy FitzSimons
Facsimile: (312) 782-8585
Email: tfitzsimons@jonesday.com

18. Severability. The provisions of this Agreement shall be deemed severable and the illegality, invalidity or unenforceability of any provision shall not affect the legality, validity or enforceability of the other provisions of this Agreement. If any provision of this Agreement, or the application of such provision to any Person or any circumstance, is illegal, invalid or unenforceable, (a) a suitable and equitable provision to be negotiated by the parties to this Agreement, each acting reasonably and in good faith, shall be substituted therefor in order to carry out, so far as may be legal, valid and enforceable, the intent and purpose of such legal, invalid or unenforceable provision, and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such illegality, invalidity or unenforceability, nor shall such illegality, invalidity or unenforceability affect the legality, validity or enforceability of such provision, or the application of such provision, in any other jurisdiction.

19. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersede all other prior and contemporaneous agreements, negotiations, understandings, representations and warranties, whether oral or written, with respect to such matters.

20. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

21. Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement. A signed copy of this Agreement delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement. This Agreement shall become effective when each party hereto shall have received one or more counterparts hereof signed by each of the other parties and unless and until such receipt, this Agreement shall have no effect and no party to this Agreement shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

22. No Ownership Interests. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Subject Shares. All rights, ownership and economic benefits of and relating to the Subject Shares shall remain vested in and belong to the applicable Stockholder and Parent shall have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of the Company or exercise any power or authority to direct any Stockholder in the voting of any of the Subject Shares, except as expressly provided herein. Nothing in this Agreement shall be interpreted as creating or forming a “group” with any other Person, including Parent, for the purposes of Rule 13d-5(b)(1) of the Exchange Act or for any other similar provision of applicable Law.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ATOS S.E.

By:	/s/ Alexandre Menais
Name: Alexandre Menais
Title: EVP M&A and General Counsel

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

/s/ Bharat Desai
BHARAT DESAI

/s/ Neerja Sethi
NEERJA SETHI

NS TRUST DATED 02/28/97 I (TRUST I)

By:	/s/ Rakesh Vij
Name:	Rakesh Vij
Title:	Trustee

NS TRUST DATED 02/28/97 II (TRUST II)

By:	/s/ Rakesh Vij
Name:	Rakesh Vij
Title:	Trustee

THE DS FOUNDATION

By:	/s/ Neerja Sethi
Name:	Neerja Sethi
Title:	Director / Trustee

[Signature Page to Voting Agreement]

SCHEDULE A

Name of Stockholder	Number of Shares	Percentage Ownership
Bharat Desai*	6,689,132	8.06%
Neerja Sethi*	15,145,616	18.25%
NS Trust Dated 02/28/97 I (Trust I)	9,318,692	11.23%
NS Trust Dated 02/28/97 II (Trust II)	9,318,692	11.23%
The DS Foundation	1,897,825	2.29%

TOTAL	42,369,957	51.07%

*	Founder

Annex C

PERSONAL AND CONFIDENTIAL

July 20, 2018

Special Committee of the Board of Directors

Syntel, Inc.

525 E. Big Beaver Road, Suite 300

Troy, MI 48083

Gentlemen:

You have requested our opinion as to the fairness from a financial point of view to the holders (other than Atos S.E. (“Atos”) and its affiliates) of the outstanding shares of common stock, no par value per share (the “Shares”), of Syntel, Inc. (the “Company”), of the $41.00 in cash per Share (the “Per Share Merger Consideration”) to be paid to such holders pursuant to the Agreement and Plan of Merger, dated as of July 20, 2018 (the “Agreement”), by and among Atos, Green Merger Sub Inc., a wholly owned subsidiary of Atos, and the Company.

Goldman Sachs & Co. LLC and its affiliates are engaged in advisory, underwriting and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs & Co. LLC and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of the Company, Atos, any of their respective affiliates and third parties, including affiliates of the founders of the Company, each a significant shareholder of the Company, or any currency or commodity that may be involved in the transaction contemplated by the Agreement (the “Transaction”). We have acted as financial advisor to the Special Committee of the Board of Directors (the “Special Committee”) of the Company in connection with, and have participated in certain of the negotiations leading to, the Transaction. We expect to receive fees for our services in connection with the Transaction, the principal portion of which is contingent upon consummation of the Transaction, and the Company has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement. We may in the future provide financial advisory and/or underwriting services to the Company, Atos, and affiliates of the founders of the Company, and their respective affiliates for which our Investment Banking Division may receive compensation.

In connection with this opinion, we have reviewed, among other things, the Agreement; annual reports to shareholders and Annual Reports on Form 10-K of the Company for the five years ended December 31, 2017; certain interim reports to shareholders and Quarterly Reports on Form 10-Q of the Company; certain other communications from the Company to its shareholders; certain publicly available research analyst reports for the Company; and certain internal financial analyses and forecasts for the Company prepared by its management, as approved for our use by the Special Committee (the “Forecasts”). We have also held discussions with members of the senior management of the Company regarding their assessment of the past and current business operations, financial condition and future prospects of the Company; reviewed the reported price and trading activity for the Shares; compared certain financial and stock market information for the Company with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the information technology services industry and in other industries; and performed such other studies and analyses, and considered such other factors, as we deemed appropriate.

For purposes of rendering this opinion, we have, with your consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, us, without assuming any responsibility for independent verification thereof. In that regard, we have assumed with your consent that the Forecasts have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the Special Committee. We have not made an

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Special Committee of the Board of Directors

Syntel, Inc.

July 20, 2018

independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of the Company or any of its subsidiaries and we have not been furnished with any such evaluation or appraisal. We have assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the expected benefits of the Transaction in any way meaningful to our analysis. We have assumed that the Transaction will be consummated on the terms set forth in the Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to our analysis.

Our opinion does not address the underlying business decision of the Company to engage in the Transaction, or the relative merits of the Transaction as compared to any strategic alternatives that may be available to the Company; nor does it address any legal, regulatory, tax or accounting matters. This opinion addresses only the fairness from a financial point of view to the holders (other than Atos and its affiliates) of Shares, as of the date hereof, of the Per Share Merger Consideration to be paid to such holders pursuant to the Agreement. We do not express any view on, and our opinion does not address, any other term or aspect of the Agreement or Transaction or any term or aspect of any other agreement or instrument contemplated by the Agreement or entered into or amended in connection with the Transaction, including, the fairness of the Transaction to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of the Company; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or class of such persons, in connection with the Transaction, whether relative to the Per Share Merger Consideration to be paid to the holders (other than Atos and its affiliates) of the Shares pursuant to the Agreement or otherwise. We are not expressing any opinion as to the impact of the Transaction on the solvency or viability of the Company or Atos or the ability of the Company or Atos to pay their respective obligations when they come due. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof and we assume no responsibility for updating, revising or reaffirming this opinion based on circumstances, developments or events occurring after the date hereof. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Special Committee in connection with its consideration of the Transaction and such opinion does not constitute a recommendation as to how any holder of Shares should vote with respect to such Transaction or any other matter. This opinion has been approved by a fairness committee of Goldman Sachs & Co. LLC.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Per Share Merger Consideration to be paid to the holders (other than Atos and its affiliates) of Shares pursuant to the Agreement is fair from a financial point of view to such holders.

Very truly yours,

/s/ Goldman Sachs & Co. LLC
(GOLDMAN SACHS & CO. LLC)

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SYNTEL, INC. ATTN: DANIEL M. MOORE 525 E. BIG BEAVER ROAD, SUITE 300 TROY, MI 48083

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR proposals 1, 2 and 3.	For	Against	Abstain

1 To approve the Agreement and Plan of Merger, dated as of July 20, 2018, by and among Syntel, Inc., Atos S.E. and Green Merger Sub Inc.	☐	☐	☐

2 To approve, by a non-binding advisory vote, certain compensation arrangements for Syntel, Inc.’s named executive officers in connection with the merger.	☐	☐	☐

3   To adjourn the special meeting, if necessary or appropriate, including if there are not holders of a sufficient number of shares of Syntel, Inc.’s common stock present or represented by proxy at the special meeting to constitute a quorum.

	☐	☐	☐

NOTE: Such other business as may properly come before the special meeting and any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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SYNTEL, INC.

Special Meeting of Shareholders

October 1, 2018 10:00 A.M. Eastern time

This proxy is solicited by the Board of Directors

The undersigned hereby appoints Bharat Desai and Daniel M. Moore, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Syntel, Inc. Common Stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the special meeting of shareholders of Syntel, Inc. to be held October 1, 2018, or any adjournment thereof, with all powers which the undersigned would possess if present at the special meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the recommendations of the Board of Directors of Syntel, Inc.

Continued and to be signed on reverse side